As filed with the Securities and Exchange Commission on June 26, 1998.
                                                     Registration No. 333-52527
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         MORRIS MATERIAL HANDLING, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                        6719                       39-1924039
(State or other jurisdiction of  (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)   Classification Code Number)    Identification Number)

                                   ----------

   (FOR CO-REGISTRANTS, PLEASE SEE "TABLE OF CO-REGISTRANTS" ON THE NEXT PAGE)

                       4915 South Howell Avenue, 2nd Floor
                           Milwaukee, Wisconsin 53207
                                 (414) 486-6100
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                MICHAEL S. ERWIN
                                   President
                         MORRIS MATERIAL HANDLING, INC.
                       4915 South Howell Avenue, 2nd Floor
                           Milwaukee, Wisconsin 53207
                                 (414) 486-6100
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                                   ----------

                                   Copies to:
                           Russell W. Parks, Jr., Esq.
                             William A. Bianco, Esq.
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                         1333 New Hampshire Avenue, N.W.
                                    Suite 400
                             Washington, D.C. 20036

                                   ----------

 Approximate date of commencement of proposed sale of securities to the public:

   As soon as practicable after this Registration Statement becomes effective.

                                   ----------

      If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                                   ----------


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                             TABLE OF CO-REGISTRANTS

                                                    State or other        Primary Standard          I.R.S. Employer
                                                    jurisdiction of   Industrial Classification     Identification
                Name                                 incorporation         Code Number                  Number
                ----                                 -------------         -----------                  ------
3016117 Nova Scotia ULC.........................    Nova Scotia                 6719                Not Applicable
Birmingham Crane & Hoist, Inc...................    Alabama                     3536                    63-0932648
Butters Engineering Services Limited............    Scotland                    3536                Not Applicable
CMH Material Handling, LLC......................    South Carolina              3536                    39-1836554
EPH Material Handling, LLC......................    Pennsylvania                3536                    39-1836620
Harnischfeger Distribution & Service, LLC.......    Wisconsin                   6719                    39-1836557
HPH Material Handling, LLC......................    Wisconsin                   3536                    39-1836624
Hydramach ULC...................................    Nova Scotia                 9999                Not Applicable
Invercoe Engineering Limited....................    Scotland                    3536                Not Applicable
Kaverit Steel and Crane ULC.....................    Nova Scotia                 3536                Not Applicable
Lowfile Limited.................................    United Kingdom              6719                Not Applicable
Material Handling Equipment Nevada
  Corporation...................................    Nevada                      6719                    88-0376697
Merwin, LLC.....................................    Delaware                    6719                Not Applicable
MHE Canada ULC..................................    Nova Scotia                 6719                Not Applicable
MHE Technologies, Inc. .........................    Delaware                    9999                    52-2058706
MMH (Holdings) Limited..........................    United Kingdom              6719                Not Applicable
MMH International Limited.......................    United Kingdom              6719                Not Applicable
Mondel ULC......................................    Nova Scotia                 3536                Not Applicable
Morris Material Handling Limited................    United Kingdom              6719                Not Applicable
Morris Material Handling, LLC...................    Delaware                    3536                    39-1909984
Morris Material Handling Mexico, S.A. de C.V. ..    Mexico                      3536                Not Applicable
Morris Mechanical Handling, Inc. ...............    Delaware                    3536                    94-3203134
Morris Mechanical Handling Limited..............    United Kingdom              3536                Not Applicable
MPH Crane, Inc. ................................    Ohio                        3536                    31-1075991
NPH Material Handling, Inc. ....................    Michigan                    3536                    39-1836621
PHME Service, Inc. .............................    Delaware                    6719                    39-1836623
PHMH Holding Company............................    Delaware                    6719                    52-2013056
RedCrown, ULC...................................    United Kingdom              6719                Not Applicable
SPH Crane & Hoist, Inc. ........................    Delaware                    3536                    75-2752978

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   SUBJECT TO COMPLETION, DATED JUNE 26, 1998


                                Offer to Exchange
                                 all outstanding
                          9 1/2% Senior Notes Due 2008
              ($200,000,000 aggregate principal amount outstanding)
                                       for
                          9 1/2% Senior Notes Due 2008
           which have been registered under the Securities Act of 1933 of

                         Morris Material Handling, Inc.

                                   ----------

                               THE EXCHANGE OFFER
                  WILL EXPIRE AT 5:00 p.m., NEW YORK CITY TIME,
                       ON         , 1998, unless extended

      Morris Material Handling, Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of its 9 1/2% Senior Notes Due 2008 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 9 1/2% Senior Notes Due 2008 (the "Old Notes"), of which $200,000,000 aggregate principal amount is outstanding. The New Notes and the Old Notes are together referred to herein as the "Notes."

      The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m. New York City time, on the date the
Exchange Offer expires, which will be           , 1998, unless the Exchange
Offer is extended (the "Expiration Date"). The exchange of Old Notes for New Notes will be made (i) with respect to all Old Notes validly tendered and not
withdrawn on or prior to 5:00 p.m. New York City time, on              (the
"Early Exchange Date"), within two business days following the Early Exchange Date, and (ii) with respect to all Old Notes validly tendered and not withdrawn after the Early Exchange Date and on or prior to the Expiration Date, within two business days following the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange. The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company. See "The Exchange Offer." The Company has agreed to pay the expenses of the Exchange Offer.

      For a discussion of certain risks associated with an investment in the New Notes, see "Risk Factors," beginning on page 12 of this Prospectus.

                                                        (Continued on next page)

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is _____________

      The New Notes will be obligations of the Company governed by the Indenture pursuant to which the Old Notes were issued (the "Indenture"). The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except (i) that the New Notes have been registered under the Securities Act, (ii) that the New Notes are not entitled to certain registration rights which are applicable to the Old Notes under a registration rights agreement (the "Registration Rights Agreement") between the Company and CIBC Oppenheimer Corp. and Goldman, Sachs & Co., the initial purchasers of the Old Notes (the "Initial Purchasers") and (iii) for certain contingent interest rate provisions. See "The Exchange Offer."

      The New Notes will bear interest from March 30, 1998, the date of issuance of the Old Notes. Interest on the New Notes will be payable semi-annually on each April 1 and October 1, commencing October 1, 1998, at a rate of 9 1/2% per annum. The New Notes will be issued only in registered form in minimum denominations of $1,000 and integral multiples thereof. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from March 30, 1998 to the date of the issuance of the New Notes.

      The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after April 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest thereon to the redemption date. In addition, the Company may redeem in the aggregate up to 35% of the original principal amount of the New Notes at any time and from time to time prior to April 1, 2001 at a redemption price equal to 109.5% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the Net Proceeds (as defined herein) of one or more Public Equity Offerings (as defined herein); provided, that at least $130.0 million of the principal amount of the Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering. See "Description of the New Notes--Optional Redemption."

      Upon a Change of Control (as defined herein), the Company will be required to make an offer to purchase all outstanding New Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. See "Description of the New Notes--Change of Control Offer." In addition, the Company will be obligated in certain instances to make an offer to purchase the New Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase with the net cash proceeds of certain asset sales. See "Description of the New Notes--Certain Covenants--Limitation on Certain Asset Sales."

      The New Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all existing and future unsubordinated obligations of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The New Notes will be unconditionally guaranteed (the "Guarantees") on a senior unsecured basis by substantially all of the Company's subsidiaries (the "Guarantors"). Each Guarantee will rank pari passu in right of payment with all existing and future unsubordinated obligations of such Guarantor. As of January 31, 1998, after giving pro forma effect to Transactions (as defined herein), the Company (including its subsidiaries) would have had $259.3 million of Indebtedness (as defined herein) outstanding, of which $55.0 million would have been borrowings under the New Credit Facility (as defined herein), and $0.7 million would have been Indebtedness of the Company's subsidiaries other than the Guarantors in respect of which the New Notes are effectively subordinated. Borrowings under the New Credit Facility are secured by certain of the Company's and its subsidiaries' assets, including substantially all of their assets located in the United States and the United Kingdom. In addition, obligations incurred under the Surety Arrangement (as defined herein) will be secured by certain of the Company's assets. Accordingly, while the New Notes will rank pari passu in right of payment with the borrowings under the New Credit Facility and obligations under the Surety Arrangement, the New Notes will be effectively subordinated to the obligations outstanding under the New Credit Facility and the Surety Arrangement to the extent of the value of the assets securing such borrowings. See "Description of the New Credit Facility," "Description of the Surety Arrangement" and "Description of the New Notes."

      Old Notes initially sold to qualified institutional buyers were initially represented by a global certificate in fully registered form, deposited with a custodian for the Depository Trust Company ("DTC") and registered in the name of DTC or a nominee of DTC. Beneficial interests in the global certificate representing the Old Notes were shown on, and transfers thereof were effected only through, records maintained by DTC and its participants. Except as described herein, New Notes exchanged for Old Notes represented by the global certificate will be represented by one or more global certificates of New Notes in fully registered form, registered in the name of the nominee of DTC. New Notes in global form will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such New Notes will therefore settle in immediately available funds. See "Book-Entry, Deliver and Form." New Notes issued to non-qualified institutional buyers in exchange for Old Notes held by such investors will be issued only in certificated, fully registered, definitive form.

      Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to unrelated third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a "Restricted Holder," being (i) a broker-dealer who purchases such Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring New Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a distribution of New Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes only where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale for a period from the date of this Prospectus until 180 days after the consummation of the Exchange Offer, or such shorter period as will terminate when all Old Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for New Notes and resold by such broker-dealers. See "The Exchange Offer" and "Plan of Distribution."

      The Company will not receive any proceeds from this offering, and no underwriter is being utilized in connection with the Exchange Offer. See "Use of Proceeds."

      THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

      Prior to the Exchange Offer, there has previously been only a limited secondary market and no public market for the Old Notes. If a market for the New Notes should develop, the New Notes could trade at a discount from their principal amount. The Company does not intend to list the New Notes on a national securities exchange or to apply for quotation of the New Notes through the National Association of Securities Dealers Automated Quotation System. There can be no assurance that an active public market for the New Notes will develop.

      This Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including statements containing the words "believes," "anticipates," "expects" and words of similar import. All statements other than statements of historical fact included in this Prospectus, including, without limitation, the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere herein, regarding the Company or any of the transactions described herein, including the timing, financing, strategies and effects of such transactions, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from expectations are disclosed in this Prospectus, including, without limitation, in conjunction with the forward-looking statements in this Prospectus and/or under "Risk Factors." The Company does not intend to update these forward-looking statements.

                              AVAILABLE INFORMATION

      The Company has filed with the Commission a Registration Statement (which term shall include any amendment, exhibit, schedule and supplement thereto) on Form S-4 under the Securities Act for the registration of the New Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and such securities, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto. Statements made in this Prospectus concerning the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed with the Commission as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules thereto filed by the Company with the Commission may be inspected and copied at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such information can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and other information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval System. The Web site can be accessed at http://www.sec.gov.

      The Company has agreed that if it is not subject to the informational requirements of Sections 13 or 15(d) of the Exchange Act at any time while the New Notes constitute "restricted securities" within the meaning of the Securities Act, it will furnish to holders and beneficial owners of such securities and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of such securities.

                       ENFORCEABILITY OF CIVIL LIABILITIES

      A number of the Guarantors are corporations organized under the laws of foreign jurisdictions, including the United Kingdom, Nova Scotia (Canada) and Mexico (the "Foreign Guarantors"). Certain of the Foreign Guarantors' directors and executive officers are neither citizens nor residents of the United States. All or a substantial portion of the assets of the Foreign Guarantors and of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce in the United States or in courts in foreign jurisdictions judgments obtained against such persons or against the Foreign Guarantors in United States courts predicated upon the civil liability provisions of United States securities laws. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, liabilities predicated upon the United States securities laws. The Foreign Guarantors have appointed LEXIS Document Services, Inc., 150 East 58th Street, 25th Floor, New York, New York 10155, as their agent to receive service of process in any suit, action or proceeding arising out of or relating to the Notes and the Guarantees brought under the securities laws of the United States of America or any State of the United States in any federal or state court located in the State of New York and have submitted to such jurisdiction.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Available Information......................................................   iv
Enforceability of Civil Liabilities........................................    v
Prospectus Summary.........................................................    1
Risk Factors...............................................................   12
The Exchange Offer.........................................................   20
The Transactions...........................................................   27
Use of Proceeds............................................................   30
Capitalization.............................................................   31
Unaudited Pro Forma Combined Financial Information.........................   32
Selected Historical and Pro Forma Combined Financial Data..................   40
Management's Discussion and Analysis of Financial Condition and
  Results of Operations....................................................   42
Business...................................................................   48
Management.................................................................   59
Security Ownership of Certain Beneficial Owners and Management.............   66
Certain Relationships and Related Transactions.............................   67
Description of the New Credit Facility.....................................   71
Description of the Surety Arrangement......................................   72
The Unit Offering..........................................................   73
Description of the New Notes...............................................   75
Exchange Offer; Registration Rights........................................  107
Book-Entry, Delivery and Form..............................................  109
Certain U.S. Federal Income Tax Consequences...............................  112
Plan of Distribution.......................................................  114
Experts....................................................................  115
Legal Matters..............................................................  115
Index to Financial Statements..............................................  F-1

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                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and combined financial statements, including notes thereto, appearing elsewhere in this Prospectus. The "Transactions," which closed on March 30, 1998, consist of the Recapitalization, the Financings and the October 1997 Drop Down (each as defined herein). For purposes of this Prospectus, unless the context requires otherwise, references to the "Company" are to Morris Material Handling, Inc., its subsidiaries and their predecessors. For periods prior to March 30, 1998, references to the Company are to the "through-the-air" material handling equipment business (the "MHE Business") of Harnischfeger Corporation ("HarnCo") and those subsidiaries and affiliates of HarnCo that were engaged therein. The Company's fiscal year ends October 31. Consequently, any reference to any particular fiscal year means the fiscal year ended October 31 of such year.

                                   The Company

      The Company is a leading international provider of "through-the-air" material handling products and services used in most manufacturing industries. The Company's original equipment operations design and manufacture a comprehensive line of industrial cranes, hoists and other component products, sold principally under the P&H and Morris brand names. Through its aftermarket operations, the Company provides a variety of related products and services, including replacement parts, repair and maintenance services and product modernizations. In recent years, the Company has shifted its orientation from an original equipment-focused United States manufacturer to an international full service provider with a significant emphasis on the high margin aftermarket business.

      During the past three years, the Company has grown significantly, both internally and through acquisitions. From fiscal 1994 through fiscal 1997, the Company's net sales grew from $109.4 million to $353.4 million and EBITDA (as defined herein) increased from $15.1 million to $45.9 million. Management believes that this growth is largely attributable to (i) strengthening and broadening its product line, (ii) building a network of Company-owned distribution and service centers ("DSCs") which provides a local presence for product support and a platform for growth and (iii) expanding into attractive domestic and international markets through internal growth and a disciplined acquisition strategy.

      The Company's core business was founded in 1884 and material handling machinery and related equipment have been sold under the well-recognized P&H and Morris brand names since the 1890s. The Company has developed a large global installed base of equipment, having sold an aggregate of over half a million cranes and hoists according to management estimates. Management believes that the Company is one of the leading suppliers of industrial overhead cranes in North America, the United Kingdom and South Africa. Management also believes that the Company is one of the largest global providers of aftermarket products and services to the industrial crane industry. Sales outside of North America accounted for 39% of fiscal 1997 net sales, with Western Europe representing 22% and the Pacific Rim representing 8% of net sales.

      Industrial cranes and hoists are critical to the operations of most businesses that require the movement of large or heavy objects. The steel, aluminum, paper and forest products, aerospace, foundry, and automotive industries, among others, rely on cranes and hoists as one of the most flexible and efficient methods of transporting materials within a plant while maximizing the use of available space. Industrial cranes, which typically last 20 to 50 years, require significant aftermarket support in the form of replacement parts, machine modernizations and upgrades, repairs, and inspection and maintenance services.

      The current management team has implemented a strategy to capitalize on the Company's significant global installed base of equipment to generate high margin aftermarket opportunities. The Company has built its aftermarket operations in order to become a full service provider and capture additional revenue. In addition, management believes that the diversified earnings created by this strategy help to lessen the effect of economic cycles on the Company. In fiscal 1997, aftermarket sales accounted for approximately 40% of net sales and 65% of gross profit on a consolidated basis, while in North America, where the Company has pursued its full service


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strategy for a longer period of time, the aftermarket business accounted for 51% of net sales and 72% of gross profit.

                              Competitive Strengths

      Large Installed Base of Existing Equipment. The Company believes it has one of the largest installed bases of industrial cranes in North America, the United Kingdom and South Africa. This installed base provides the Company with well-established relationships and a strong platform upon which to pursue high margin aftermarket opportunities. A large portion of the Company's installed base is used in demanding process industries which require frequent replacement parts, repairs, inspection services and modernizations.

      Stable Aftermarket Demand and Earnings. Material handling products are critical to customers' operations. As long as industrial plants continue to operate, the cranes and hoists used in such facilities will require replacement parts and maintenance services, irrespective of economic cycles. Management has increased its focus on aftermarket operations, and this more stable business represented 65% of the Company's gross profit in fiscal 1997.

      Diverse Customer Base. The Company sells both original equipment and aftermarket products and services to thousands of customers operating in various manufacturing industries in more than 50 countries. Management believes that this geographic and industry diversity helps to lessen the effect on the Company of economic cycles that may affect a particular region or industry.

      Reputation for Reliability and Engineering Expertise. Over its long history of providing custom engineered cranes and hoists, the Company has developed a reputation for engineering expertise and product reliability. As the Company has developed a number of innovative technologies, it has enhanced its reputation and built a platform to pursue the higher volume standard crane market. In addition, the Company has been able to apply its proven technical skills in the aftermarket business.

      Company-Owned Distribution and Service Network. The Company has developed an international distribution and service network with 61 Company-owned locations in key industrial markets. This DSC network is central to the Company's strategy of being a single source provider of original equipment and aftermarket products and services. Management believes that ownership of its primary distribution channel provides the following competitive advantages: (i) a higher level of control over the delivery of its products and services; (ii) faster service response time; (iii) quicker delivery of standard cranes at a lower cost; and (iv) increased sales and margins by capturing the incremental profit that would otherwise be recognized by independent distributors.

      Experienced Management Team. The Company is run by an experienced, entrepreneurial and talented management team led by its President, Michael Erwin. The top seven executives combined have over 100 years of experience at the Company. Mr. Erwin has run the Company since December 1994 and, along with the rest of the senior management team, has developed and implemented the Company's successful growth strategies. In acquiring 12 companies since 1994, management has demonstrated its ability to acquire and integrate businesses in a disciplined and effective manner. Under current management's leadership, EBITDA has grown at a compound average annual rate of approximately 45% from fiscal 1994 through fiscal 1997.

                                Business Strategy

      Management has developed an integrated strategy designed to increase revenues and profits by capitalizing on the Company's large installed base of equipment, Company-owned distribution and service network and technical competencies to capture greater market share and differentiate the Company from original equipment-focused competitors.

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      The key components of the Company's strategy are as follows:

      Focus on Aftermarket Opportunities. The United States industrial crane and hoist aftermarket is estimated to be $1.2 billion annually and management estimates the global aftermarket to be several times that amount. This market is highly fragmented and a substantial portion of repair and maintenance work is performed by customers' own maintenance personnel. A recent independent study indicates that the Company currently captures approximately 25% of the United States aftermarket potential of its own installed base and less than 10% of the entire United States aftermarket potential. Management has developed a series of focused marketing programs and product offerings designed to capture a greater share of the aftermarket business by taking advantage of the Company's large installed base, brand recognition, and local DSC network. The Company is beginning to see the benefits of these efforts and aftermarket sales have increased in each of the last four years.

      Provide High Level of Customer Support. The Company's products and services are designed to meet its customers' objectives of lowering their material handling costs and increasing the efficiency of their operations. The Company's goal is to help its customers reduce costs and increase profitability through the proper selection, design, manufacture and installation of original equipment and by providing a wide variety of aftermarket products and services. Management believes that this ability to provide comprehensive solutions to its customers' needs is a competitive advantage.

      Expand DSC Network. The Company's DSCs are its platform for growth and central to its strategy of being a single source provider of original equipment and aftermarket products and services. The Company's North American DSC network covers a broad territory of geographically dispersed customers. The Company plans to continue developing this network with the goal of having a DSC in each key industrial market in North America. The Company has developed similar DSC networks in the United Kingdom and South Africa, and management plans to replicate this model in other attractive markets.

      Improve Production Efficiency to Reduce Costs. Management has implemented numerous efficiency initiatives that it believes will improve the Company's competitiveness while enhancing profit margins. The Company is completing the re-engineering of various operations to cellular manufacturing. In addition, the Company has standardized a number of its proprietary components which it manufactures at specialized facilities for global distribution. Management believes these initiatives will enable the Company to lower its overall cost structure by reducing labor, engineering, and fabrication expenses and to achieve economies of scale and permit faster deliveries. In the United States, the lead time required to deliver certain original equipment was reduced by as much as 50% in fiscal 1997.

      Increase Sales of High Volume Original Equipment Products. The Company plans to continue increasing its penetration of the higher volume and more stable market for standard cranes and hoists by: (i) capitalizing on its brand equity in engineered cranes; (ii) reducing costs; and (iii) improving delivery times. The Company has tripled the number of standard cranes it has sold in the United States during the past three years, yet its share of the United States standard crane market in fiscal 1997 was still less than 15%.

      Expand Through Selected Acquisitions. The global material handling industry is highly fragmented and is beginning to consolidate as a result of the scale economies that favor larger competitors. Management believes that the Company is well positioned to capitalize on this opportunity. Since July 1994, the Company has acquired 12 businesses, including Morris Mechanical Handling Ltd.'s ("Morris Ltd.") operations in the United Kingdom and South Africa, which collectively generated annual revenues in excess of $170.0 million in fiscal 1997. The Company plans to continue making strategic acquisitions to penetrate new markets and expand the range of its product and service offerings.

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                                The Transactions

      On March 30, 1998, in conjunction with the recapitalization (the "Recapitalization") of MMH Holdings, Inc. ("Holdings"), the direct owner of all of the capital stock of Morris Material Handling, Inc., the Company sold $200,000,000 aggregate principal amount of its Old Notes (the "Offering"). In the Recapitalization, MHE Investments, Inc. ("MHE Investments"), a newly formed affiliate of Chartwell Investments Inc., together with certain institutional investors and HarnCo, invested new and continuing equity capital of $126.0 million in Holdings (the "Equity Investment").

      The proceeds of the Equity Investment, together with approximately $55.0 million of aggregate borrowings by the Company under a senior secured credit facility (the "New Credit Facility") entered into in connection with the consummation of the Recapitalization (the "Recapitalization Closing") and approximately $200.0 million in aggregate proceeds from the Offering (together with the Equity Investment and the New Credit Facility, the "Financings"), were used (i) to finance the Recapitalization, (ii) to make loans to senior management to acquire indirect equity interests in Holdings, (iii) for general corporate purposes and (iv) to pay approximately $23.5 million of fees and expenses. See "Use of Proceeds." The Recapitalization consideration consisted of
(i) $336.0 million in cash that will be paid to HarnCo (subject to potential post-Recapitalization Closing adjustments as to which an additional $5.0 million was provided to HarnCo at the Recapitalization Closing) and (ii) $12.0 million of continuing equity capital that was retained by HarnCo.

      The Recapitalization was effectuated pursuant to an agreement (the "Recapitalization Agreement") among MHE Investments, HarnCo and certain of HarnCo's affiliates (together with HarnCo, the "HarnCo Parties"). In the Recapitalization, (i) MHE Investments acquired approximately 88.2% of the voting power of Holdings, (ii) the Company acquired, directly or indirectly, all of the equity interests of the entities engaged in the MHE Business that were previously owned by the HarnCo Parties and (iii) HarnCo received the cash Recapitalization consideration.

      MHE Investments owns approximately 72.6% of the common stock of Holdings (the "Holdings Common Stock") and approximately $28.9 million liquidation preference of the 12 1/2% Series C Junior Exchangeable Voting Preferred Stock of Holdings (the "Series C Junior Voting Preferred Stock") and HarnCo owns approximately 20.8% of the Holdings Common Stock and approximately $4.8 million liquidation preference of the 12 1/4% Series B Junior Exchangeable Preferred Stock of Holdings (the "Series B Junior Preferred Stock"). The remaining equity interests, consisting of non-voting stock representing approximately 6.6% of the Holdings Common Stock and approximately $57.7 million liquidation preference of the 12% Series A Senior Exchangeable Preferred Stock of Holdings (the "Series A Senior Preferred Stock"), are held by institutional investors. See "The Transactions," "Capitalization" and "The Unit Offering."

      In connection with the Recapitalization, the Company entered into a Trademark License Agreement with an affiliate of HarnCo, pursuant to which the Company has the right to use the P&H trademark with respect to all MHE Business products on a worldwide exclusive basis from the date of the Recapitalization Closing until 15 years after the earlier to occur of a sale of Holdings to a third party or a public offering of the common stock of Holdings, the Company or their parents or successors (and for an additional seven years thereafter for aftermarket products and services). The royalty fee for use of the trademark is 0.75% of the aggregate net sales of the MHE Business for the ten year period commencing 12 months after the Recapitalization Closing. There will be no royalty fee for the remainder of the term. The Company also entered into a number of agreements pursuant to which HarnCo will continue to provide, on an interim basis, certain supplies, products and services to the Company and its subsidiaries located in the United States on substantially similar terms and conditions to those historically provided. See "Certain Relationships and Related Transactions."

                                   ----------

      The Company's principal executive offices are located at 4915 South Howell Avenue, 2nd Floor, Milwaukee, Wisconsin 53207, telephone number (414) 486-6100.

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                     Summary of Terms of the Exchange Offer

      The Exchange Offer relates to the exchange of up to $200,000,000 aggregate principal amount of Old Notes for up to an equal aggregate principal amount of New Notes. The New Notes will be obligations of the Company governed by the Indenture. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except (i) that the New Notes have been registered under the Securities Act, (ii) that the New Notes are not entitled to certain registration rights which are applicable to the Old Notes under the Registration Rights Agreement and (iii) for certain contingent interest rate provisions. The Old Notes and the New Notes are together referred to herein as the "Notes." See "Description of the New Notes."

The Exchange Offer......................     $1,000 principal amount of New
                                             Notes will be issued in exchange
                                             for each $1,000 principal amount of
                                             Old Notes validly tendered pursuant
                                             to the Exchange Offer. As of the
                                             date hereof, $200,000,000 in
                                             aggregate principal amount of Old
                                             Notes is outstanding. The exchange
                                             of New Notes for Old Notes will be
                                             made (i) with respect to all Old
                                             Notes validly tendered and not
                                             withdrawn on or prior to the Early
                                             Exchange Date, within two business
                                             days following the Early Exchange
                                             Date, and (ii) with respect to all
                                             Old Notes validly tendered and not
                                             withdrawn on or prior to the
                                             Expiration Date, within two
                                             business days following the
                                             Expiration Date. The Old Notes were
                                             originally issued in a private
                                             placement. As a condition to the
                                             purchase of the Old Notes, the
                                             Initial Purchasers required that
                                             the Company and the Guarantors make
                                             a registered offer to exchange the
                                             Old Notes for other securities
                                             substantially similar to the Old
                                             Notes. The Exchange Offer is being
                                             made to satisfy this contractual
                                             obligation of the Company and the
                                             Guarantors.

Resale..................................     Based on an interpretation by the
                                             staff of the Commission set forth
                                             in no-action letters issued to
                                             unrelated third parties, the
                                             Company believes that New Notes
                                             issued pursuant to the Exchange
                                             Offer in exchange for Old Notes may
                                             be offered for resale and resold or
                                             otherwise transferred by holders
                                             thereof (other than any Restricted
                                             Holder) without compliance with the
                                             registration and prospectus
                                             delivery provisions of the
                                             Securities Act, provided that such
                                             New Notes are acquired in the
                                             ordinary course of such holders'
                                             business and such holders are not
                                             participating, do not intend to
                                             participate and have no arrangement
                                             or understanding with any person to
                                             participate, in the distribution of
                                             such New Notes. See "K-III
                                             Communications Corporation," SEC No
                                             Action Letter (available May 14,
                                             1993); "Mary Kay Cosmetics, Inc.,"
                                             SEC No-Action Letter (available
                                             June 5, 1991); "Morgan Stanley &
                                             Co., Incorporated," SEC No-Action
                                             Letter (available June 5, 1991);
                                             and "Exxon Capital Holdings
                                             Corporation," SEC No-Action Letter
                                             (available May 13, 1988). Each
                                             broker-dealer that receives New
                                             Notes for its own account in
                                             exchange for Old Notes, where such
                                             Old Notes were acquired by such
                                             broker-dealer as a result of
                                             market-making activities or other
                                             trading activities, must
                                             acknowledge that it will deliver a
                                             prospectus in connection with any
                                             resale of such New Notes. See "Plan
                                             of Distribution."

                                             If any person were to participate
                                             in the Exchange Offer for the
                                             purpose of distributing securities
                                             in a manner not permitted by the
                                             preceding paragraph, such person
                                             (i) could not rely on the position
                                             of the staff of the Commission
                                             enunciated in "Exxon Capital
                                             Holdings Corporation" and (ii) must
                                             comply with the registration and
                                             prospectus delivery

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                                             requirements of the Securities Act
                                             in connection with a secondary
                                             resale transaction. Therefore, each
                                             holder of Old Notes who accepts the
                                             Exchange Offer must represent in
                                             the Letter of Transmittal that it
                                             meets the conditions described
                                             above. See "The Exchange
                                             Offer--Terms of the Exchange
                                             Offer."

Early Exchange Date.....................     All Old Notes validly tendered and
                                             not withdrawn on or prior to 5:00
                                             p.m. New York City time, on       ,
                                             1998 (the "Early Exchange Date")
                                             will be exchanged for New Notes
                                             within two business days following
                                             the Early Exchange Date.

Expiration Date.........................     5:00 p.m., New York City time, on
                                                      , 1998 unless the Exchange
                                             Offer is extended, in which case
                                             the term "Expiration Date" means
                                             the latest date and time to which
                                             the Exchange Offer is extended. See
                                             "The Exchange Offer--Terms of the
                                             Exchange Offer--Expiration Date;
                                             Extensions; Amendments."

Accrued Interest on the New
Notes and the Old Notes.................     The New Notes will bear interest
                                             from March 30, 1998, the date of
                                             issuance of the Old Notes. Holders
                                             of Old Notes whose Old Notes are
                                             accepted for exchange will be
                                             deemed to have waived the right to
                                             receive any payment in respect of
                                             interest on such Old Notes accrued
                                             from March 30, 1998 until the date
                                             of the issuance of the New Notes.
                                             See "The Exchange Offer--Interest
                                             on the New Notes."

Conditions to the Exchange Offer........     The Company will not be obligated
                                             to consummate the Exchange Offer if
                                             the New Notes to be received will
                                             not be tradeable by the holder,
                                             other than in the case of
                                             Restricted Holders, without
                                             restriction under the Securities
                                             Act and the Exchange Act and
                                             without material restrictions under
                                             the blue sky or securities laws of
                                             substantially all of the states of
                                             the United States. This condition
                                             may be waived by the Company. See
                                             "The Exchange Offer--Conditions."

                                             No federal or state regulatory
                                             requirements must be complied with
                                             or approvals obtained in connection
                                             with the Exchange Offer, other than
                                             the registration provisions of the
                                             Securities Act and any applicable
                                             registration or qualification
                                             provisions of state securities
                                             laws.

Procedure for Tendering Old Notes.......     Each holder of Old Notes wishing to
                                             accept the Exchange Offer must
                                             complete, sign and date the Letter
                                             of Transmittal, or a facsimile
                                             thereof, in accordance with the
                                             instructions contained herein and
                                             therein, and mail or otherwise
                                             deliver such Letter of Transmittal,
                                             or such facsimile, together with
                                             the Old Notes (unless such tender
                                             is being effected pursuant to the
                                             procedures for book-entry transfer
                                             described below) to be exchanged
                                             and any other required
                                             documentation to the Exchange Agent
                                             (as defined herein) at the address
                                             set forth herein and therein. See
                                             "The Exchange Offer--Procedure for
                                             Tendering."

Special Procedures for
Beneficial Holders......................     Any beneficial holder whose Old
                                             Notes are registered in the name of
                                             his broker, dealer, commercial
                                             bank, trust company or other
                                             nominee and who wishes to tender in
                                             the Exchange Offer should contact
                                             such registered holder promptly and
                                             instruct such registered holder to
                                             tender on his behalf. If such
                                             beneficial holder wishes to tender
                                             on his own

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                                             behalf, such beneficial holder
                                             must, prior to completing and
                                             executing the Letter of Transmittal
                                             and delivering his Old Notes,
                                             either make appropriate
                                             arrangements to register ownership
                                             of the Old Notes in such holder's
                                             name or obtain a properly completed
                                             bond power from the registered
                                             holder. The transfer of record
                                             ownership may take considerable
                                             time. See "The Exchange
                                             Offer--Procedure for Tendering."

Guaranteed Delivery Procedures..........     Holders of Old Notes who wish to
                                             tender their Old Notes and whose
                                             Old Notes are not immediately
                                             available or who cannot deliver
                                             their Old Notes (or who cannot
                                             complete the procedures for
                                             book-entry transfer on a timely
                                             basis) and a properly completed
                                             Letter of Transmittal or any other
                                             documents required by the Letter of
                                             Transmittal to the Exchange Agent
                                             prior to the Early Exchange Date or
                                             the Expiration Date, as the case
                                             may be, may tender their Old Notes
                                             according to the guaranteed
                                             delivery procedures set forth in
                                             "The Exchange Offer--Guaranteed
                                             Delivery Procedures."

Withdrawal Rights.......................     Tenders of Old Notes may be
                                             withdrawn at any time prior to 5:00
                                             p.m., New York City time, on the
                                             Expiration Date, unless previously
                                             accepted for exchange. See "The
                                             Exchange Offer--Withdrawal of
                                             Tenders."

Acceptance of Old Notes
and Delivery of New Notes...............     Subject to certain conditions (as
                                             summarized above in "Conditions to
                                             the Exchange Offer" and described
                                             more fully in "The Exchange Offer--
                                             Conditions"), the Company will
                                             accept for exchange any and all Old
                                             Notes which are validly tendered in
                                             the Exchange Offer prior to 5:00
                                             p.m., New York City time, on each
                                             of the Early Exchange Date and the
                                             Expiration Date. The New Notes
                                             issued pursuant to the Exchange
                                             Offer will be delivered promptly
                                             following each of the Early
                                             Exchange Date and the Expiration
                                             Date. See "The Exchange
                                             Offer--Terms of the Exchange
                                             Offer."

Certain Tax Considerations..............     The exchange pursuant to the
                                             Exchange Offer will generally not
                                             be a taxable event for federal
                                             income tax purposes. See "Certain
                                             U.S. Federal Income Tax
                                             Consequences."

Exchange Agent..........................     United States Trust Company of New
                                             York, the Trustee under the
                                             Indenture, is serving as exchange
                                             agent (the "Exchange Agent") in
                                             connection with the Exchange Offer.
                                             The address of the Exchange Agent
                                             is: United States Trust Company of
                                             New York, 114 West 47th Street, New
                                             York, New York 10036, Attention:
                                             Corporate Trust Administration. For
                                             information with respect to the
                                             Exchange Offer, call
                                             1-800-548-6565.

Use of Proceeds.........................     The Company will not receive any
                                             proceeds from the exchange of the
                                             New Notes for the Old Notes
                                             pursuant to the Exchange Offer. The
                                             net proceeds from the sale of the
                                             Old Notes, together with the
                                             borrowings under the New Credit
                                             Facility, were used (i) to
                                             repurchase shares of the Company
                                             held by Holdings, the proceeds of
                                             which, together with the Equity
                                             Investment, were used to finance
                                             the Recapitalization, (ii) to make
                                             loans to management to acquire
                                             indirect equity interests in
                                             Holdings, (iii) for general
                                             corporate purposes and (iv) to pay
                                             fees and expenses associated with
                                             the Transactions. See "Use of
                                             Proceeds."

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                      Summary Description of the New Notes

Issuer .................................     Morris Material Handling, Inc.

Securities Offered .....................     $200,000,000 principal amount of 9
                                             1/2% Senior Notes due 2008.

Maturity Date ..........................     April 1, 2008.

Interest Payment Dates .................     Interest will accrue on the New
                                             Notes from March 30, 1998, the date
                                             of issuance of the Old Notes (the
                                             "Issue Date"), and will be payable
                                             semiannually on each April 1 and
                                             October 1, commencing October 1,
                                             1998.

Ranking ................................     The New Notes will be senior
                                             unsecured obligations of the
                                             Company and will rank pari passu in
                                             right of payment with all existing
                                             and future unsubordinated
                                             obligations of the Company and
                                             senior in right of payment to all
                                             existing and future subordinated
                                             indebtedness of the Company. As of
                                             January 31, 1998, after giving pro
                                             forma effect to the Offering, the
                                             application of the net proceeds
                                             therefrom and the Transactions, the
                                             Company (including its
                                             subsidiaries) would have had $259.3
                                             million of Indebtedness
                                             outstanding, of which $55.0 million
                                             would have been borrowings under
                                             the New Credit Facility, and $0.7
                                             million would have been
                                             Indebtedness of the Company's
                                             subsidiaries other than the
                                             Guarantors in respect of which the
                                             Notes are effectively subordinated.
                                             Borrowings under the New Credit
                                             Facility are secured by
                                             substantially all of the assets of
                                             the Company and its subsidiaries
                                             located in the United States and
                                             the United Kingdom and certain of
                                             the Company's subsidiaries' present
                                             and future assets located in
                                             Canada. In addition, obligations
                                             incurred under the Surety
                                             Arrangement will be secured by
                                             certain assets of the Company.
                                             Accordingly, the New Notes will be
                                             effectively subordinated to the
                                             obligations outstanding under the
                                             New Credit Facility and the Surety
                                             Arrangement to the extent of the
                                             value of the assets securing such
                                             borrowings. See "Risk
                                             Factors--Substantial Leverage;
                                             Ability to Service Debt,"
                                             "--Effective Subordination of the
                                             New Notes and the Guarantees" and
                                             "--Restrictive Covenants."

Guarantees .............................     The New Notes will be
                                             unconditionally guaranteed on a
                                             senior unsecured basis, jointly and
                                             severally, by substantially all of
                                             the Company's subsidiaries. Each
                                             Guarantee will rank pari passu in
                                             right of payment with all existing
                                             and future unsubordinated
                                             obligations of such Guarantor. See
                                             "Description of the
                                             Notes--Guarantees."

Optional Redemption ....................     The New Notes will be redeemable at
                                             the option of the Company, in whole
                                             or in part, at any time on or after
                                             April 1, 2003 at the redemption
                                             prices set forth herein, plus
                                             accrued and unpaid interest thereon
                                             to the redemption date. In
                                             addition, the Company may redeem in
                                             the aggregate up to 35% of the
                                             original principal amount of the
                                             Notes at any time and from time to
                                             time prior to April 1, 2001, at a
                                             redemption price equal to 109.5% of
                                             the aggregate principal amount
                                             thereof, plus accrued and unpaid
                                             interest thereon to the redemption
                                             date, with the Net Proceeds of one
                                             or more Public Equity Offerings of
                                             the Company or Holdings; provided,
                                             that at least $130.0 million
                                             aggregate principal amount of the
                                             Notes originally issued remain
                                             outstanding immediately

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                                             after the occurrence of any such
                                             redemption and that any such
                                             redemption occurs within 90 days
                                             following the closing of any such
                                             Public Equity Offering. See
                                             "Description of the New
                                             Notes--Optional Redemption."

Change of Control ......................     Upon a Change of Control, the
                                             Company will be required to make an
                                             offer to purchase all outstanding
                                             New Notes at a price equal to 101%
                                             of the principal amount thereof,
                                             plus accrued and unpaid interest
                                             thereon to the purchase date. See
                                             "Description of the New
                                             Notes--Change of Control Offer."

Certain Covenants ......................     The Indenture contains covenants
                                             that, among other things, restrict
                                             the ability of the Company and its
                                             Restricted Subsidiaries (as defined
                                             herein) to: (i) incur additional
                                             indebtedness; (ii) pay dividends
                                             and make distributions; (iii) issue
                                             stock of subsidiaries; (iv) make
                                             certain investments; (v) repurchase
                                             stock; (vi) create liens; (vii)
                                             enter into transactions with
                                             affiliates; (viii) enter into sale
                                             and leaseback transactions; (ix)
                                             create dividend or other payment
                                             restrictions affecting Restricted
                                             Subsidiaries; (x) merge or
                                             consolidate in a transaction
                                             involving all or substantially all
                                             of the assets of the Company and
                                             its Restricted Subsidiaries, taken
                                             as a whole; and (xi) transfer or
                                             sell assets. These covenants are
                                             subject to a number of important
                                             exceptions. See "Description of the
                                             New Notes--Certain Covenants."

Asset Sales Proceeds ...................     The Company will be obligated in
                                             certain instances to make offers to
                                             purchase the New Notes at a
                                             purchase price in cash equal to
                                             100% of the principal amount
                                             thereof plus accrued and unpaid
                                             interest to the date of purchase
                                             with the net cash proceeds of
                                             certain asset sales. See
                                             "Description of the New
                                             Notes--Certain
                                             Covenants--Limitation on Certain
                                             Asset Sales."

      For more complete information regarding the New Notes, including the definitions of certain capitalized terms used above, see "Description of the New Notes."

                                  Risk Factors

      Prospective purchasers of the New Notes should consider carefully the information set forth under the caption "Risk Factors," and all other information set forth in this Prospectus, in evaluating an investment in the New Notes.

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            Summary Historical and Pro Forma Combined Financial Data

      The summary historical combined financial data as of and for the years ended October 31, 1997, 1996 and 1995 have been derived from the audited combined financial statements of the Company. The summary historical combined financial data as of and for the three months ended January 31, 1998 and 1997 have been derived from the unaudited combined financial statements of the Company. The summary historical combined financial data as of and for the years ended October 31, 1994 and 1993 have been derived from unaudited internal records of the Company. The Company's operations for 1994 and 1993 were integrated with other Harnischfeger Industries, Inc. ("HII") operations and, therefore, the financial data for these periods represent management's best estimate of their operating performance. The unaudited financial data presented herein, in the opinion of management, includes all necessary adjustments required for the fair presentation of such data.

      The summary pro forma combined financial data as of and for the three months ended January 31, 1998 and for the year ended October 31, 1997 have been prepared to reflect the consummation of the Transactions. The unaudited pro forma combined balance sheet data have been prepared as if such transactions had occurred as of January 31, 1998 and the unaudited combined statements of operations have been prepared as if such transactions had occurred on November 1, 1996. The summary pro forma combined financial data are not necessarily indicative of the financial position or results of operations of the Company had the transactions reflected therein actually been consummated on the dates assumed and are not necessarily indicative of the financial position or results of operations that may be expected for any future period.

      The summary combined financial data should be read in conjunction with "Unaudited Pro Forma Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined Financial Statements of the Company and notes thereto appearing elsewhere herein.

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            Summary Historical and Pro Forma Combined Financial Data
                             (dollars in thousands)

                                                                                                      Three Months Ended
                                           Fiscal Year Ended October 31,                                   January 31,
                         ------------------------------------------------------------------  -----------------------------------
                                                                                  Pro Forma                           Pro Forma
                           1993(a)     1994(a)     1995       1996       1997       1997         1997        1998        1998
                          --------    --------   --------   --------   --------   --------     --------    --------    --------
                         (unaudited) (unaudited)                                 (unaudited) (unaudited) (unaudited) (unaudited)
Income statement data:
Net sales .............   $117,032    $109,429   $243,169   $323,735   $353,350   $353,350     $ 79,982    $ 76,483    $ 76,483
Gross profit ..........        N/A         N/A     56,765     76,176     92,556     92,556       19,190      19,830      19,830
Operating expenses(b)          N/A         N/A     35,043     46,160     57,019     56,157       12,642      14,873      15,270
                          --------    --------   --------   --------   --------   --------     --------    --------    --------
Operating income ......   $  4,781    $ 10,437     21,722     30,016     35,537     36,399        6,548       4,957       4,560
Net income/(loss) .....        N/A         N/A   $ 13,476   $ 18,446   $ 20,853   $  5,943     $  4,011    $  2,139      (1,603)
                          ========    ========   ========   ========   ========   ========     ========    ========    ========

Other data:
EBITDA(c) .............   $  9,341    $ 15,075   $ 28,045   $ 38,220   $ 45,859   $ 43,859     $  8,925    $  7,538    $  6,464
Depreciation and
  amortization(d) .....      2,588       2,981      3,800      5,292      6,736      8,536        1,548       1,659       2,109
Capital expenditures ..      1,419       3,935      3,725      6,752      6,498      6,498        1,744         816         816
Cash interest expense .                                                             24,703                                6,234
Ratio of earnings to
  fixed charges (e) ...        N/A         N/A      23.21x     23.11x     16.46x      1.35x       21.58x       4.40x         --

Adjusted data:
Ratio of EBITDA to cash
  interest expense ....                                                               1.78x                                1.70x(f)
Ratio of pro forma debt
  to EBITDA ...........                                                               5.91x                                6.19x(f)

                                          As of October 31,                                            As of January 31,
                         ------------------------------------------------------              -----------------------------------
                                                                                                                      Pro Forma
                           1993(a)     1994(a)     1995       1996       1997                    1997        1998        1998
                          --------    --------   --------   --------   --------                --------    --------    --------
                         (unaudited) (unaudited)                                             (unaudited) (unaudited) (unaudited)
Balance sheet data:
Working capital.......         N/A         N/A   $ 17,483   $ 34,523   $ 51,243                $ 37,432    $ 61,552    $ 60,584
Total assets..........    $ 66,667    $126,566    151,168    189,058    199,600                 193,633     200,379     290,144
Total debt............         N/A         N/A      4,704      2,044      6,088                   3,348       4,289     259,289

- ----------
(a) Prior to 1995, the Company did not determine its financial position or results of operations on a stand alone basis as its financial and management reporting information was commingled with other operating divisions of HII. As a result, the Company's summary data as of and for the years ended October 31, 1994 and 1993 is limited and certain historical financial data is not available.
(b)   Operating expenses are shown net of other income.
(c) EBITDA is defined as operating income before depreciation, amortization, the allocation of certain HII corporate overhead charges (the "HII Management Fee") and charges related to certain depreciation expenses for HarnCo assets. For fiscal 1997 and the three months ended January 31, 1998, the HII Management Fee was $2,862 and $677, respectively, and the charges related to certain depreciation expenses for HarnCo assets were $724 and $245, respectively. Pro forma EBITDA represents operating income before depreciation, amortization and the charges related to certain depreciation expenses for HarnCo assets. EBITDA is not a calculation based on generally accepted accounting principles. EBITDA should not be considered as an alternative to net income or operating income, as an indicator of the operating performance of the Company or as an alternative to operating cash flows as a measure of liquidity.
(d) Pro forma includes $1,800 and $450 of amortization of debt issuance costs for fiscal 1997 and the three months ended January 31, 1998, respectively.
(e) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as net income before tax plus fixed charges. Fixed charges consist of interest expense (including amortization of debt issuance costs) and the portion of rental expense that is representative of the interest factor (deemed to be one third of annual rent expense). For the three months ended January 31, 1998 the Company had a deficiency of pro forma earnings to fixed charges of $2,124.
(f) Reflects a pro forma calculation for the twelve months ended January 31, 1998.

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                                  RISK FACTORS

      In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before making an investment in the New Notes. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

Substantial Leverage; Ability to Service Debt

      The Company has incurred substantial indebtedness in connection with the Transactions. As of January 31, 1998, after giving pro forma effect to the Offering, the application of the proceeds thereof and the Transactions, the Company (including the Indebtedness of its subsidiaries) would have had approximately $259.3 of outstanding Indebtedness. The New Credit Facility also permits additional Indebtedness of up to $100.0 million thereunder. In addition, the Surety Arrangement provides a surety line of $60.0 million. See "Description of the New Credit Facility" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." Furthermore, subject to certain restrictions in the Indenture, the Company and its subsidiaries may incur additional indebtedness from time to time to finance acquisitions, provide for working capital or capital expenditures or other purposes.

      The level of the Company's indebtedness could have important consequences to holders of the New Notes, including, but not limited to, the following: (i) the ability of the Company to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes, if necessary, may be impaired or such financing may not be available on terms favorable to the Company; (ii) the Company has significant cash requirements for debt service;
(iii) financial and other covenants and operating restrictions imposed by the terms of the Indenture and by the New Credit Facility limit, among other things, its ability to borrow additional funds or to dispose of assets; (iv) the Company may be at a competitive disadvantage because it is more highly leveraged than some of its competitors; and (v) a downturn in the Company's businesses will have a more significant impact on its results of operations and cash flows.

      The ability of the Company to satisfy its obligations, including its principal payment obligations under the New Credit Facility, which commence on June 30, 1998, will be primarily dependent upon the future financial and operating performance of the Company's subsidiaries and, if needed, upon the Company's ability to renew or refinance borrowings or to raise additional equity capital. In addition, although the New Credit Facility includes the Revolving Credit Facility (as defined herein), future borrowings thereunder are subject to satisfaction of certain conditions, including a borrowing base test. Each of these alternatives is dependent upon financial, business and other general economic factors affecting the Company and its subsidiaries and the Company's businesses in particular, many of which are beyond their control. If the Company and its subsidiaries are unable to generate sufficient cash flow to meet their debt service obligations, they will have to pursue one or more alternatives, such as reducing or delaying capital expenditures, refinancing debt or selling assets. There can be no assurance that any such alternatives could be accomplished on satisfactory terms or that such actions would yield sufficient funds to meet the obligations under the New Notes and any other indebtedness of the Company and its subsidiaries ranking pari passu with the New Notes, including secured indebtedness. While management believes that cash flow from operations will provide an adequate source of long-term liquidity, a decrease in operating cash flow resulting from economic conditions, competition or other uncertainties beyond the Company's control would increase the need for alternative sources of liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

Effective Subordination of the New Notes and the Guarantees

      The New Notes will be unsecured obligations of the Company and will rank pari passu in right of payment with all existing and future obligations of the Company that are not by their terms expressly subordinated to the New Notes, including the principal of (and premium, if any) and interest on and all other amounts due on or payable in connection with the New Credit Facility and the Surety Arrangement. Similarly, the Guarantees of the Guarantors will rank pari passu in right of payment with all obligations of the respective Guarantors that are not by their terms expressly subordinated to the Guarantees. The New Notes will be effectively subordinated to the indebtedness of all of the Company's subsidiaries that are not Guarantors.

      The Company has granted to the lenders under the New Credit Facility first priority security interests in substantially all of the present and future assets of the Company and its subsidiaries located in the United States and the United Kingdom and certain of the Company's subsidiaries' present and future assets located in Canada, as well as a pledge of all of the issued and outstanding shares of capital stock of the Company and its current and future subsidiaries. Collateral for the Surety Arrangement will be a letter of credit provided under the Revolving Credit Facility in the amount of up to 20% of outstanding surety obligations and a pledge of certain assets of the Company. In addition, the Indenture limits, but does not prohibit, the incurrence by the Company and the Guarantors of additional secured indebtedness. In the event of a default under the New Credit Facility, the Surety Arrangement or future secured indebtedness (whether as a result of the failure to comply with a payment or other covenant, a cross-default, or otherwise), the lenders thereunder will have a secured claim on the assets of the Company and its subsidiaries securing their obligations. If such parties should attempt to foreclose on their collateral, the Company's financial condition and the value of the New Notes will be materially adversely affected. In the event of certain asset sales, the New Credit Facility provides that net proceeds thereof not reinvested as provided therein must be applied first to the repayment of borrowings under the New Credit Facility. See "Description of the New Credit Facility" and "Description of the Surety Arrangement."

      As of January 31, 1998, after giving effect to the consummation of the Transactions, the Company (including the Indebtedness of its subsidiaries) would have had approximately $259.3 million of Indebtedness outstanding, of which $55.0 million would have been borrowings under the New Credit Facility, and $0.7 million would have been Indebtedness of the Company's subsidiaries other than the Guarantors. The New Credit Facility also permits additional Indebtedness of up to $100.0 million thereunder.

Restrictive Covenants

      The Indenture, the Holdings Restated Certificate (as defined herein) and the indenture governing the Exchange Debentures (as defined herein), if issued (the "Exchange Debenture Indenture"), contain certain covenants (some of which in the Holdings Restated Certificate and the Exchange Debenture Indenture may be more restrictive than those contained in the Indenture and the New Credit Facility) that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, incur liens, pay dividends and make certain other restricted payments, make investments, repurchase stock, consummate certain asset sales, enter into certain transactions with affiliates, issue capital stock of their subsidiaries, create dividend or other payment restrictions affecting their subsidiaries, consolidate or merge with any person in a transaction involving all or substantially all of the consolidated assets of the Company or transfer or sell all or substantially all of the consolidated assets of the Company. See "Description of the New Notes--Certain Covenants" and "The Unit Offering."

      In addition, the New Credit Facility contains a number of covenants that, among other things, limit the Company's ability to incur additional indebtedness, prepay subordinated indebtedness, dispose of certain assets, create liens, make capital expenditures, make certain investments or acquisitions and otherwise restrict corporate activities. The New Credit Facility also requires the Company to comply with certain financial ratios and tests, under which the Company is required to achieve certain financial and operating results. The ability of the Company to comply with such provisions may be affected by events beyond its control. A breach of any of these covenants would result in a default under the New Credit Facility. In the event of any such default, the lenders under the New Credit Facility could elect to declare all amounts borrowed under the New Credit Facility, together with accrued interest thereon, to be due and payable which would be an event of default under the Indenture and the Surety Arrangement. There can be no assurance that the Company would have sufficient assets to pay indebtedness then outstanding under the New Credit Facility and obligations under the Surety Arrangement (which obligations are effectively senior to the New Notes with respect to the assets of the Company and its subsidiaries secured thereby) and the Indenture. See "--Effective Subordination of the New Notes and the Guarantees." Any future refinancing of the New Credit Facility is likely to contain similar restrictive covenants. See "Description of the New Credit Facility."

Termination of Relationship with Harnischfeger

      Historically, the MHE Business operated as one of several operating units of HII, the owner of all of the capital stock of HarnCo, and accounted for 11% of net sales and 12% of operating income of HII in fiscal 1997. There can be no assurance that the change of the relationship with HII will not adversely affect the Company's ability to attract or retain customers. Additionally, the Company has been able to draw on the financial, managerial, and administrative resources of HarnCo and HII, and there can be no assurance that the future unavailability of such resources will not adversely affect operations of the Company. There can be no assurance that the Company will not encounter unanticipated problems or expenses operating as an independent company or that the Company will be able to achieve results comparable to those achieved by the MHE Business in the past.

      HarnCo and its affiliates historically supplied the Company, among other things, with information services, accounting services, human resources, warehouse and order processing services. In connection with the Recapitalization, the Company entered into a Transition Services Agreement, pursuant to which HarnCo and its affiliates will provide such services to the Company and its subsidiaries located in the United States for a period of up to 24 months. The Company also entered into a Component and Manufactured Products Supply Agreement, pursuant to which HarnCo and its affiliates will supply the Company and its subsidiaries located in the United States with their requirements for certain manufactured products for a period of up to two years after the Recapitalization Closing. When these agreements terminate, there can be no assurance that the Company will be able to enter into new arrangements on substantially the same terms as those in effect during the operation of the MHE Business by HarnCo or that the Company will be able to perform or obtain such services at costs comparable to those currently anticipated by the Company. See "The Transactions" and "Certain Relationships and Related Transactions."

      Historically, benefits for the Company's employees have been provided by HII at expense levels lower than expense levels at which the Company would be able to provide comparable benefits as an independent entity. The Company may be required to either provide lower benefits to certain segments of its employee population or incur additional costs to maintain benefit levels, or both. A reduction in benefits could adversely affect the Company's ability to attract and retain employees.

      The Company also was provided with various forms of credit support by HII and its affiliates. There can be no assurance that the termination of its relationship with HarnCo will not adversely affect the Company's ability to obtain or maintain credit support. See "--Risk of Inability to Obtain Sufficient Credit Support."

Risk of Inability to Obtain Sufficient Credit Support

      Historically, HarnCo and certain affiliates of HarnCo not engaged in the MHE Business (the "Non-MHE HarnCo Affiliates"), including HII, provided credit support for the MHE Business. This credit support included HarnCo and the Non-MHE HarnCo Affiliates: (i) providing working capital; (ii) guaranteeing financial and performance obligations with respect to customer and supply contracts and relationships; (iii) providing collateral and credit support with respect to letters of credit, surety bonds or other arrangements of the MHE Business; and (iv) otherwise being directly and contingently liable for the MHE Business's obligations (collectively, the "Credit Support Obligations"). In addition, prior to the October 1997 Drop Down, a significant portion of the MHE Business was conducted directly by HarnCo, including the execution of certain contracts. For the fiscal year ended October 31, 1997, HII had total revenues of approximately $3.1 billion and operating income of $319.3 million.

      HII and the Company have entered into a credit indemnification agreement (the "Credit Indemnification Agreement") pursuant to which HII will maintain in place the Credit Support Obligations in existence at the Recapitalization Closing but have no further duty to extend, renew or enter into any new Credit Support Obligations (except as to the MHE Business obligations existing at the Recapitalization Closing). The Company also has entered into a surety arrangement to provide credit support for the MHE Business (the "Surety Arrangement"). The Surety Arrangement provides a surety line of $60.0 million, in the aggregate, with a limit of $20.0 million for any single obligation. See "Description of the Surety Arrangement."

      While the Company believes that the Surety Arrangement will provide sufficient credit support to operate the MHE Business, there can be no assurance that the Surety Arrangement will be sufficient or that the lack of Credit Support Obligations in the future from HII and its affiliates will not adversely affect the MHE Business's relationships with existing or potential customers and, consequently, adversely impact its business plan and operating strategy.

Labor Relations

      As of January 31, 1998, the Company had 2,072 employees. Of the Company's 833 hourly employees, approximately 74% are represented by unions, including approximately 151 employees in the United States. Until the October 1997 Drop Down, the Company's unionized employees in the United States were represented under a collective bargaining agreement between HarnCo and the United Steelworkers of America, Local 1114 ("Local 1114"), which expires August 31, 1998. In conjunction with the restructuring of the MHE Business in anticipation of its sale, these employees became employees of a newly created subsidiary of the Company. The Company will honor the collective bargaining agreement as to its employees through the remainder of its term. Although negotiations with respect to a new collective bargaining agreement have not yet begun, the Company contemplates seeking changes in benefit programs. In addition, the Company is a party to several other agreements with unions representing its international employees, all of which have one year terms. There can be no assurance that the Company will be able to successfully negotiate a new collective bargaining agreement with Local 1114 or any other collective bargaining agreements upon their expiration without work stoppages. Management believes that its current relations with its employees are good, and none of the Company's businesses has experienced a significant strike, slowdown, or lockout within the last ten years. There can be no assurance, however, that the Company's relations with its employees will continue to be good or that the Company will not experience significant work stoppages in the future. See "Business--Employees."

Dependence on Subsidiaries

      All of the Company's operations are conducted, directly or indirectly, through wholly-owned subsidiaries, with the exception of Singapore operations that are conducted through an entity in which the Company has an 85% interest. The Company's cash flow and consequent ability to service its debt largely depend upon the earnings of its subsidiaries and the distribution of those earnings to the Company, or upon loans or other payments of those subsidiaries to the Company. The ability of the Company's subsidiaries to pay dividends or to make other payments or advances to the Company is subject to applicable laws and contractual restrictions contained in the instruments governing any indebtedness of such subsidiaries. There can be no assurance that the Company's subsidiaries will generate sufficient cash flow to dividend, distribute or advance funds to the Company. The Company's subsidiaries have no obligation, contingent or otherwise, to make funds available to the Company, other than to repay intercompany notes incurred immediately prior to the Recapitalization Closing in connection with the Recapitalization. Although the New Credit Facility and the Indenture impose certain limitations on the ability of subsidiaries of the Company to enter into agreements restricting their ability to declare dividends or make distributions or advances to the Company, such limitations are subject to a number of qualifications. See "Description of the New Notes--Certain Covenants--Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries" and "Description of the New Credit Facility."

Product Liability

      The Company is periodically subject to product liability claims relative to its products, which, if successful, could have a material adverse impact on the Company. The Company has obtained liability insurance coverage that it believes will be adequate to satisfy claims with respect to events occurring after the Recapitalization Closing, but there can be no assurance that the Company will be able to maintain such coverage or obtain alternate coverage in the future at a reasonable cost, or that such coverage will be sufficient to satisfy such future claims, if any.

      In connection with the October 1997 Drop Down, except as noted below, the Company assumed all liabilities with respect to product liability claims of the MHE Business incurred prior to the Recapitalization Closing. While the Company believes that it will be able to avail itself of HII's third party insurance with respect to any such product liability damages that exceed the self insured thresholds, historically (and until the Recapitalization Closing), a significant level of MHE Business product liability damages (other than with respect to asbestos damages) has been self insured by HII.

      In addition, until the 1980s, HarnCo manufactured brakes that included lining materials, and used other non-brake components, that contained asbestos. HarnCo has been and is currently a defendant in numerous asbestos related lawsuits and, will likely be named in future such actions. The Company has agreed to indemnify HarnCo and its affiliates with respect to any liabilities in excess of insurance arising in connection with past and future asbestos litigation relating to the MHE Business. HII's insurance policies generally provide insurance coverage for exposures to asbestos through the mid 1980s. To date, HII's insurer has paid all liabilities relating to asbestos claims (which amounts have not been material to the MHE Business) but there can be no assurance such insurers will continue to do so in the future or that there will be insurance coverage for such claims.

Fraudulent Conveyance Considerations

      Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance laws, if the Company, at the time it borrowed under the New Credit Facility or the Surety Arrangement or issued the Old Notes (or transferred proceeds of the foregoing to Holdings) (i) incurred such indebtedness with intent to hinder, delay or defraud creditors or (ii) (a) received less than reasonably equivalent value or fair consideration for incurring such indebtedness and (b) (1) was insolvent at the time of incurrence, (2) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (3) was engaged or was about to engage in a business or transaction for which the assets remaining with the Company after the conveyance constituted unreasonably small capital to carry on its business or (4) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each case, a court of competent jurisdiction could void, in whole or in part, the Notes, or, in the alternative, subordinate the Notes to existing and future indebtedness of the Company. In light of the use of proceeds of the Notes, it is unlikely that the Notes will meet the reasonably equivalent value or fair consideration test. The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, the Company would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and mature.

      In addition, the Guarantees may be subject to review under the relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of any of the Guarantors. In such a case, the analysis set forth above would generally apply. A court could void any of the Guarantors' obligations under the Guarantees, subordinate the Guarantees to other indebtedness of a Guarantor or take other action detrimental to the holders of the Notes.

      Under the United Kingdom Insolvency Act of 1986, the Insolvency Rules and the Company Directors Disqualification Act of 1986, certain transactions may be avoided where a company is unable to pay its debts at the time of the transaction or becomes so as a result of the transaction, and the transaction took place within a specified period before commencement of an administration or liquidation. The requirements are particularly stringent where the transaction involves affiliated persons as defined in the Insolvency Act. Subject to certain provisions, a company may not confer a benefit upon a person (especially if affiliated) with the consequence of reducing the assets which would otherwise be available for the general pool of unsecured creditors by way of (i) a transaction that is a gift or transfer for less than full consideration within two years prior to the commencement of administration or liquidation or (ii) the giving of a preference, i.e., placing a creditor in a better position than it would have been had the company gone into insolvent liquidation. A United Kingdom court also has the power to set aside transactions entered into with the deliberate intention of putting assets beyond the reach of creditors even where the company is not insolvent. Similar considerations exist under other foreign laws.

Implementation of Business Strategy; Future Acquisitions

      The Company intends to pursue a business strategy of attempting to increase revenues and cash flow through a combination of expanding its participation in aftermarket opportunities, expanding its distribution network, reducing costs and making strategic acquisitions. No assurance can be given that the Company will be successful in implementing this strategy. See "Business--Business Strategy." There can be no assurance that the Company will be able to make acquisitions on terms favorable to the Company. If the Company completes any such future acquisitions, it may encounter various associated risks, including the possible inability to integrate an acquired business into the Company's operations, diversion of management's attention and unanticipated problems or liabilities, some or all of which could have a material adverse effect on the Company's operations and financial performance.

Financing of Expansion Program; Capital Expenditures

      The Company intends to fund its expansion and other capital expenditures through a combination of internally generated funds and borrowings under the New Credit Facility. The Company's expansion may also require additional funds. There can be no assurance that the Company will be able to obtain such additional funding. Additionally, the New Credit Facility, the Indenture, the Holdings Restated Certificate and the Exchange Debenture Indenture (if applicable) contain certain restrictions on the Company's ability to borrow under the Acquisition Facility (as defined herein) and the Revolving Credit Facility. If the Company were unable to borrow under the New Credit Facility or obtain additional financing, it might have to curtail or halt its expansion program. See "--Substantial Leverage; Ability to Service Debt," "--Restrictive Covenants," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of the New Credit Facility."

Risks Related to International Markets

      The Company has operations and assets located in Canada, Mexico, the United Kingdom, South Africa, and Singapore and is establishing joint ventures in Malaysia and Saudi Arabia. The Company also sells its products through distributors and agents in over 50 countries, some of which are merely ad hoc arrangements and may be terminated at any time. International operations expose the Company to a number of risks, including currency exchange rate fluctuations, trade barriers, exchange controls, risk of governmental expropriation, political and legal risks and restrictions, foreign ownership restrictions and risks of increases in taxes. Furthermore, some foreign jurisdictions have laws limiting the right and ability of entities organized or operating therein to pay dividends or remit earnings to affiliated companies unless specified conditions are met. The inability of the Company, or limitations on its ability, to conduct its foreign operations or distribute its products internationally could adversely affect the Company's operations and financial performance.

Competition

      The markets in which the Company operates are highly competitive. Both domestically and internationally, the Company faces competition from a number of different manufacturers in each of its product lines, some of which have greater financial and other resources than the Company. The principal competitive factors affecting the Company include performance, functionality, price, brand recognition, customer service and support, financial strength and stability, and product availability. There can be no assurance that the Company will be able to compete successfully with its existing competitors or with new competitors. Failure to compete successfully could have a material adverse effect on the Company's financial condition, liquidity and results of operations. See "Business--Competition."

Sensitivity to Economic Cycles

      The Company's business is affected by the state of the United States and global economy in general, and by the varying economic cycles of the industries in which its products are used. There can be no assurance that any future condition of the United States economy or the economies of the other countries in which the Company does business will not have an adverse effect on the Company's business, operations or financial performance.

Control by Chartwell

      An affiliate ("Chartwell") of Chartwell Investments Inc. controls approximately 88.2% of the voting stock of Holdings. As a result, Chartwell has the power to appoint all but one of the members of the Board of Directors of Holdings and all of the directors of the Company and control the direction and future operations of the Company. Consequently, circumstances could arise in which the interests of Chartwell, as an equity holder, could be in conflict with the interests of the holders of the Notes.

Dependence on Key Personnel

      The Company's future success depends to a significant extent on the efforts and abilities of members of the Company's senior management team. While members of the senior management team have signed employment contracts, the loss of the services of these individuals could have a material adverse effect on the Company's business, financial condition, and results of operations. The Company believes that its future success will also depend significantly upon its ability to attract, motivate, and retain additional highly skilled managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting, assimilating, and retaining the personnel it requires to grow and operate profitably.

Dependence on Principal Facilities

      The Company's principal operations are conducted at certain key facilities, some of which are the only producers of certain components for the Company. The Company has not experienced any material disruption of operations at its key facilities (other than a fire in 1994 at its principal United Kingdom manufacturing facility in Loughborough, England), but if operations at any of such facilities were disrupted as a result of equipment failures, natural disasters, work stoppages or other reasons, the Company's business and results of operations could be adversely affected. Although the Company believes its property damage insurance and business interruption insurance is adequate to provide for reconstruction of its facilities and equipment or mitigate losses resulting from any production shutdown caused by an insured loss, as necessary, there can be no assurance that such insurance will be adequate to cover losses that may occur.

Environmental Matters

      The Company is subject to various laws and regulations relating to the protection of the environment in each of the countries in which it operates. These laws and regulations often mandate compliance with increasingly stringent and costly requirements. The Company is not aware of any environmental matters currently relevant to its business, individually or in the aggregate, that could be expected to have a material adverse effect upon its financial condition, except that the Company is awaiting the results of tests to determine compliance with emission limits for air quality at its Loughborough, England facility, which became effective in April 1998. The risk of environmental costs and liabilities, however, is inherent in the Company's past and present operations, and there can be no assurance that continued compliance with existing or future requirements, the cost of such compliance and claims for damages to property and person resulting from the Company's operations will not have a material adverse effect upon the Company's financial condition or results of operations. See "Business--Governmental Regulation."

Risk of Inability to Finance a Change of Control

      Upon a Change of Control, the Company is required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. A Change of Control will trigger an event of default under the New Credit Facility which would permit the lenders thereto and the lenders under any agreement containing cross-default or similar provisions, including the Surety Arrangement, to accelerate the debt thereunder. Therefore, upon the occurrence of a Change of Control, the Company may be required to repay such other outstanding indebtedness (which, in the case of Indebtedness under the New Credit Facility and the

Surety Arrangement, is effectively senior to the Notes with respect to the assets of the Company and its subsidiaries secured thereby) and to repurchase the Notes. Should a Change of Control occur and a substantial amount of Notes be presented for purchase, there can be no assurance that sufficient funds will be available at the time of any Change of Control to repay such other debt and to make any required repurchases of Notes tendered. The source of funds for any such repurchase will be the Company's available cash or cash generated from operations or other sources, including borrowings, sales of assets or additional public or private offerings of debt or equity securities. There can be no assurance that the Company would be able to obtain such financings. Further, the provisions of the Indenture may not afford holders of the Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger, or similar transaction involving the Company that may adversely affect holders of Notes, if the transaction does not result in a Change of Control. See "--Effective Subordination of the Notes and the Guarantees," "Description of the New Notes--Change of Control Offer" and "Description of the New Credit Facility."

Absence of Public Market; Restrictions on Transfer

      There is no existing trading market for the Old Notes, and there can be no assurance regarding the future development of a market for the New Notes, or the ability of holders of the New Notes to sell their New Notes or the price at which such holders may be able to sell their New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchasers have advised the Company that are making a market in the Old Notes and that they currently intend to make a market in the New Notes. The Initial Purchasers are not obligated to do so, however, and any market-making with respect to the Notes may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop. The Company does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.

Consequences of the Exchange Offer on Non-Tendering Holders of the Old Notes

      The Company intends for the Exchange Offer to satisfy its registration obligations under the Registration Rights Agreement. If the Exchange Offer is consummated, the Company does not intend to file further registration statements for the sale of other disposition of Old Notes. Consequently, following completion of the Exchange Offer, holders of Old Notes seeking liquidity in their investment would have to rely on an exemption to the registration requirements under applicable securities laws, including the Securities Act, with respect to any sale or other disposition of the Old Notes.

                               THE EXCHANGE OFFER

Terms of the Exchange Offer

   General

      The Old Notes were sold by the Company on March 30, 1998, in a private placement in reliance on Regulation D under the Securities Act and/or on Section 4(2) of the Securities Act. The Old Notes were sold to the Initial Purchasers who resold the Old Notes to "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act. The Initial Purchasers required as a condition to the purchase of the Old Notes that the Company and the Guarantors grant the purchasers of the Old Notes certain registration rights pursuant to the Registration Rights Agreement. The Registration Rights Agreement required the Company and the Guarantors to file with the Commission following the closing of the Offering of the Notes on March 30, 1998 (the "Closing"), a registration statement relating to an exchange offer pursuant to which notes which are substantially identical to the Old Notes would be offered in exchange for the then outstanding Old Notes tendered at the option of the holders thereof. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except (i) that the New Notes have been registered under the Securities Act, (ii) that the New Notes are not entitled to certain registration rights which are applicable to the Old Notes under the Registration Rights Agreement, and (iii) certain contingent dividend rate provisions applicable to the Old Notes are generally not applicable to the New Notes. In the event that the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the Registration Rights Agreement, the Company and the Guarantors have agreed to use their respective best efforts to cause to become effective a shelf registration statement with respect to the resale of the Old Notes and to keep such shelf registration statement effective for a period of up to two years. The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Guarantors under the Registration Rights Agreement.

      The Company and the Guarantors have agreed that if (i) the Company and the Guarantors fail to file the registration statement relating to the Exchange Offer within 60 days following the Issue Date, (ii) such registration statement (or, if applicable, the shelf registration statement) is not declared effective within 135 days following the Issue Date, (iii) the Company has not exchanged the New Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 45 days after the date on which such registration statement was declared effective or (iv) certain other specified events relating to the effectiveness of such registration statement or shelf registration statement occur, then the per annum interest rate on the Old Notes will increase by 50 basis points during the first 90-day period following the occurrence of such default and the per annum interest rate will increase by an additional 25 basis points for each subsequent 90-day period during which such default remains uncured, up to a maximum of 200 basis points per annum in excess of the initial interest rate borne by the Old Notes, until such time as no default is in effect (at which time the interest rate will revert to its initial rate).

      The holders of any Old Notes not tendered in the Exchange Offer will not be entitled to require the Company to file a shelf registration statement, and the interest rate on such Old Notes will remain at its initial level. See "Exchange Offer; Registration Rights."

      An exchange offer shall be deemed to have been consummated upon the earlier to occur of (i) the Company having exchanged New Notes for all outstanding Old Notes (other than Old Notes held by a Restricted Holder) pursuant to such exchange offer and (ii) the Company having exchanged, pursuant to such exchange offer, New Notes for all Old Notes that have been validly tendered and not withdrawn on the Expiration Date. In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under applicable securities laws, including the Securities Act.

      Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Old Notes validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. The exchange of New Notes for Old Notes will be made (i) with respect to all Old Notes validly tendered and not withdrawn on or prior to the Early Exchange Date, within two business days following the Early Exchange Date, and
(ii) with respect to all Old Notes validly tendered and not withdrawn after the Early Exchange

Date but on or prior to the Expiration Date, within two business days following the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following each of the Early Exchange Date and the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

      Based on an interpretation by the staff of the Commission set forth in SEC no-action letters issued to unrelated third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than a Restricted Holder) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of such New Notes. See "KC-III Communications Corporation," SEC No-Action Letter (available May 14, 1993); "Mary Kay Cosmetics, Inc.," SEC No-Action Letter (available June 5, 1991); "Morgan Stanley & Co., Incorporated," SEC No-Action Letter (available June 5, 1991); and "Exxon Capital Holdings Corporation," SEC No-Action Letter (available May 13, 1988). Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

      If any person were to participate in the Exchange Offer for the purpose of distributing securities in a manner not permitted by the Commission's interpretation, such person (i) could not rely on the position of the staff of the Commission enunciated in "Exxon Capital Holdings Corporation" or similar interpretive letters and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Accordingly, each eligible holder wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that the conditions described above have been met.

      In connection with the issuance of the Old Notes, the Company arranged for the inclusion of the Old Notes initially purchased by qualified institutional buyers on the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) Market of the National Association of Securities Dealers, Inc. The Company also arranged for the Old Notes initially purchased by qualified institutional buyers to be issued and transferable in book-entry form through the facilities of DTC, acting as depository, and in DTC's Same-Day Funds Settlement System. The New Notes will also be issuable and transferable in book-entry form through DTC in the Same-Day Funds Settlement System.

      As of the date of this Prospectus, $200,000,000 in aggregate principal amount of the Old Notes is outstanding.

      This Prospectus, together with the Letter of Transmittal, is being sent to
all registered holders of Old Notes as of          , 1998 (the "Record Date").

      The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of receiving New Notes from the Company and delivering New Notes to such holders.

      If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

      The registration expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Company. The Company has agreed to pay, subject to the instructions in the Letter of Transmittal, all transfer taxes, if any, relating to the sale or disposition of such holder's Old Notes pursuant to the Exchange Offer. See "--Fees and Expenses."

   Expiration Date; Extensions; Amendments

      The term "Expiration Date" shall mean          , 1998, unless the Company,
in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

      In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

      The Company reserves the right (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted, if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment.

      Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to a financial news service.

Interest on the New Notes

      The New Notes will bear interest from March 30, 1998, the date of issuance of the Old Notes, payable semi-annually in arrears on April 1 and October 1 of each year commencing on October 1, 1998, at the rate of 9 1/2% per annum. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such Old Notes accrued from March 30, 1998 until the date of the issuance of the New Notes.

Procedure for Tendering

      To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another eligible institution (an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

      Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its addresses set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

      The tender by a holder of Old Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

      Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for such holders.

      The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company.

      Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder or any person whose Old Notes are held of record by DTC who desires to deliver such Old Notes at DTC.

      Any beneficial holder whose Old Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender his Old Notes should contact the registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

      If the Letter of Transmittal is signed by a person other than the registered holder of Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Old Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Old Notes.

      If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

      All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not validly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent without cost to the tendering holder of such Old Notes unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

      By tendering, each holder will represent to the Company that, among other things (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, (ii) such holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a distribution of such New Notes, (iii) such holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company and (iv) such holder is not a broker-dealer who acquired Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act.

Guaranteed Delivery Procedures

      Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Early Exchange Date or the Expiration Date, may effect a tender if:

      (a) The tender is made through an Eligible Institution;

      (b) Prior to the Early Exchange Date or the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by telegram, telex, facsimile transmission, mail, overnight courier or hand delivery) setting forth the name and address of the holder of the Old Notes, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the date of execution of the Notice of Guaranteed Delivery, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Old Notes to be tendered in proper form for transfer and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

      (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Old Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three business days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal of Tenders

      Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange.

      To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date and prior to acceptance for exchange thereof by the Company. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including required signature guarantees) or be accompanied by documents of transfer sufficient to permit the transfer agent with respect to the Old Notes to register the transfer of such Old Notes into the name of the Depositor withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned by the Exchange Agent to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old

Notes may be retendered by following one of the procedures described above under "--Procedure for Tendering" at any time prior to the Expiration Date.

Conditions

      Notwithstanding any other term of the Exchange Offer, the Company will not be obligated to consummate the Exchange Offer if the New Notes to be received will not be tradeable by the holder, other than in the case of Restricted Holders, without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States. Such condition will be deemed to be satisfied unless a holder provides the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that the New Notes received by such holder will not be tradeable without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky laws of substantially all of the states of the United States. The Company may waive this condition.

      If the condition described above exists, the Company will be entitled to refuse to accept any Old Notes and, in the case of such refusal, will return all tendered Old Notes to exchanging holders of the Old Notes. See "Exchange Offer; Registration Rights."

Exchange Agent

      United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

By Hand Delivery:              United States Trust Company of New York
                               111 Broadway
                               Lower Level Corporate Trust Window
                               New York, New York 10006
                               Attn: Corporate Trust Services

By Registered or
  Certified Mail:              United States Trust Company of New York
                               P.O. Box 843 Cooper Station
                               New York, New York 10276
                               Attn: Corporate Trust Services

By Overnight Courier
  (or by Hand Delivery
  after 4:30 p.m. on the
  Expiration Date Only):       United States Trust Company of New York
                               770 Broadway, 13th Floor
                               New York, New York 10003
                               Attn: Corporate Trust Services

Facsimile Transmission:
(Eligible Institutions and
  Withdrawal Notices Only)     (212) 780-0592
                               Attn: Customer Service
                               Confirm: 1-800-548-6565
                               For Information Call:  1-800-548-6565

Fees and Expenses

      The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph or telephone.

      The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith.

      The registration expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and the transfer agent and accounting and legal fees, will be paid by the Company.

      The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

      No gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Company over the term of the New Notes under generally accepted accounting principles.

                                THE TRANSACTIONS

The Recapitalization

      The Offering was consummated on March 30, 1998 in conjunction with the recapitalization of Holdings. Holdings is the direct owner of all of the capital stock of Morris Material Handling, Inc., which was formed in March 1998. In the Recapitalization, MHE Investments, a newly formed affiliate of Chartwell Investments Inc., together with certain institutional investors and HarnCo, invested new and continuing equity capital of $126.0 million in Holdings.

      The proceeds of the Equity Investment, together with approximately $55.0 million of aggregate borrowings by the Company under the New Credit Facility and approximately $200.0 million in aggregate proceeds from the Offering, were used
(i) to finance the Recapitalization, (ii) to make loans to senior management to acquire indirect equity interests in Holdings, (iii) for general corporate purposes and (iv) to pay approximately $23.5 million of fees and expenses. See "Use of Proceeds." The Recapitalization consideration consisted of (i) $336.0 million in cash that was paid to HarnCo (subject to potential post-Recapitalization Closing adjustments as to which an additional $5.0 million was provided to HarnCo at the Recapitalization Closing) and (ii) $12.0 million of continuing equity capital that was retained by HarnCo.

      The Recapitalization was effectuated pursuant to the Recapitalization Agreement, among MHE Investments, HarnCo and certain of HarnCo's affiliates. In the Recapitalization, (i) MHE Investments acquired approximately 88.2% of the voting power of Holdings, (ii) the Company acquired, directly or indirectly, all of the equity interests of the entities engaged in the MHE Business that were previously owned by the HarnCo Parties, and (iii) HarnCo received the cash Recapitalization consideration, comprised of $282.0 million from Holdings and $54.0 million directly from MHE Investments. Concurrently with the Offering, Holdings offered $60.0 million of its Units (the "Series A Units") consisting of approximately $57.7 million liquidation preference of Series A Senior Preferred Stock and 720 shares of Holdings Common Stock (the "Unit Offering"). See "The Unit Offering." The net proceeds of the Unit Offering, together with the proceeds of the Offering and borrowings under the New Credit Facility, which were used to repurchase shares of the Company held by Holdings, were used to finance the cash Recapitalization consideration paid by Holdings.

      MHE Investments owns approximately 72.6% of the Holdings Common Stock and approximately $28.9 million liquidation preference of the Series C Junior Voting Preferred Stock and HarnCo owns approximately 20.8% of the Holdings Common Stock and approximately $4.8 million liquidation preference of the Series B Junior Preferred Stock. The remaining equity interests, consisting of non-voting stock representing approximately 6.6% of the Holdings Common Stock and approximately $57.7 million liquidation preference of the Series A Senior Preferred Stock, are held by institutional investors.

      In connection with the Recapitalization, the Company entered into a Trademark License Agreement with an affiliate of HarnCo, pursuant to which the Company has the right to use the P&H trademark with respect to all MHE Business products on a worldwide exclusive basis from the date of the Recapitalization Closing until 15 years after the earlier to occur of a sale of Holdings to a third party or a public offering of the common stock of Holdings, the Company or their parents or successors (and for an additional seven years thereafter for aftermarket products and services). The royalty fee for use of the trademark is 0.75% of the aggregate net sales of the MHE Business for the ten year period commencing 12 months after the Recapitalization Closing. There will be no royalty fee for the remainder of the term. The Company also entered into a number of agreements pursuant to which HarnCo will continue to provide, on an interim basis, certain supplies, products and services to the Company and its subsidiaries located in the United States on substantially similar terms and conditions to those historically provided. See "Certain Relationships and Related Transactions."

The Pre-Closing Transactions

      Immediately prior to the Recapitalization Closing, the HarnCo Parties effected a number of transactions that resulted in the Company holding, directly or indirectly, the equity interests of all of the entities engaged in the MHE Business that were previously owned by the HarnCo Parties.

The October 1997 Drop Down

      The organizational structure of the Company and its subsidiaries was substantially reorganized in connection with the anticipated sale of the Company. In connection therewith, in October 1997, HarnCo transferred the assets of its Material Handling Equipment Division (the "MHE Division") to Material Handling, LLC ("MHLLC"), a newly-created wholly-owned subsidiary of the Company (the "October 1997 Drop Down"). All non-cash assets held by HarnCo and used exclusively by the MHE Division were transferred or, in the case of leased personal property, subleased to MHLLC or to one of its affiliates. In return, MHLLC assumed substantially all of the liabilities of HarnCo and the Non-MHE HarnCo Affiliates relating to the MHE Business (other than as described below).

      As of the Recapitalization Closing, HarnCo has retained certain income and other tax liabilities relating to the MHE Business, all environmental liabilities relating to the ownership or operation of any shared facilities and of HarnCo's Orchard Street facility, any liabilities for which HarnCo or its affiliates have been named as potentially responsible parties with respect to two Superfund sites, and any liabilities arising in connection with claims alleging exposure to asbestos (to the extent there is insurance coverage therefor) in connection with the MHE Business prior to the Recapitalization Closing. In addition, among other matters, the HarnCo Parties have retain all liability for medical and disability benefit claims for current United States employees made prior to the Recapitalization Closing, all claims by United States employees who are on short-term or long-term disability as of the Recapitalization Closing and all claims with respect to any of the HII benefit plans for former United States employees of the Company.

New Credit Facility

      The Company has entered into the New Credit Facility which consists of a $70.0 million revolving credit facility (the "Revolving Credit Facility"), a $30.0 million acquisition facility (the "Acquisition Facility"), a $20.0 million term loan ("Term Loan A") and a $35.0 million term loan ("Term Loan B" and, together with Term Loan A, the "Term Loans").

      The Revolving Credit Facility permits, subject to compliance with certain conditions, the Company to borrow, repay and reborrow up to $70.0 million (of which $15.0 million is required under the Indenture to be reserved for issuance of letters of credit) at any time until the fifth anniversary of the Recapitalization Closing, the proceeds of which may be used for working capital and other corporate purposes. The Acquisition Facility, the proceeds of which may be used for acquisitions, permits, subject to compliance with certain conditions, the Company to borrow up to $30.0 million at any time until the third anniversary, and to repay the same in installments on or prior to the seventh anniversary of the Recapitalization Closing. Term Loan A will be repayable in 20 quarterly installments, commencing on June 30, 1998 and Term Loan B will be repayable in 28 quarterly installments commencing on June 30, 1998.

      Borrowings under the New Credit Facility bear interest at various interest rates based on certain floating reference rates, as selected by the Company, plus a margin. The New Credit Facility contains customary affirmative and restrictive covenants on the part of the Company and its subsidiaries. Borrowings under the New Credit Facility are (i) secured by substantially all of the present and future assets of the Company and its subsidiaries located in the United States and the United Kingdom, certain of the Company's subsidiaries' present and future assets located in Canada and by a pledge of substantially all of the issued and outstanding shares of capital stock of the Company and its current and future subsidiaries and (ii) guaranteed by Holdings and substantially all of the Company's subsidiaries. See "Description of the New Credit Facility."

Credit Support

      Historically, HarnCo and the Non-MHE HarnCo Affiliates, including HII, provided credit support for the MHE Business. This credit support included: (i) providing working capital; (ii) guaranteeing financial and performance obligations with respect to customer and supply contracts and relationships;
(iii) providing collateral and credit support with respect to letters of credit, surety bonds or other arrangements of the MHE Business; and (iv) otherwise being directly and contingently liable for the MHE Business's obligations. In addition, prior to the October 1997 Drop Down, a significant portion of the MHE Business was conducted directly by HarnCo, including the execution of certain contracts. For the fiscal year ended October 31, 1997, HII had net sales of approximately $3.1 billion and operating income of $319.3 million.

      HII and the Company have entered into a Credit Indemnification Agreement pursuant to which HII will maintain in place the Credit Support Obligations in existence at the Recapitalization Closing but have no further duty to extend, renew or enter into any new Credit Support Obligations (except as to the MHE Business Obligations existing at the Recapitalization Closing). The Company will pay HII an annual fee equal to 1% of the amounts still outstanding under each letter of credit and bond provided by HarnCo and the Non-MHE HarnCo Affiliates (approximately $38.4 million as of March 30, 1998), and reimburse HII for certain future fees and expenses. The Credit Indemnification Agreement also provides that the Company will reimburse HII on demand for any payment made by HII or its affiliates under any of the Credit Support Obligations.

      The Company entered into the Surety Arrangement to provide credit support for the MHE Business. The Surety Arrangement provides a surety line of $60.0 million, in the aggregate, with a limit of $20.0 million for any single obligation. Collateral for the surety line will be letters of credit provided under the Revolving Credit Facility in the amount of up to 20% of outstanding surety obligations and a pledge of certain assets of the Company. See "Description of the Surety Arrangement."

                                 USE OF PROCEEDS
                             (dollars in thousands)

      The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes offered hereby, the Company will receive, in exchange, Old Notes in like principal amount.

      The aggregate proceeds of the Offering and the borrowings under the New Credit Facility were used (i) to repurchase shares of the Company held by Holdings, the proceeds of which, together with the Equity Investment, were used to finance the Recapitalization, (ii) to make loans to senior management to acquire indirect equity interests in Holdings, (iii) for general corporate purposes and (iv) to pay estimated fees and expenses associated with the Transactions. See "Capitalization."

      The sources and uses of the Recapitalization were as follows:

      Sources:
      New Credit Facility:
          Term Loans..................................................  $ 55,000
      Old Notes ......................................................   200,000
      Equity Investment...............................................   126,000
                                                                        --------
               Total sources..........................................  $381,000
                                                                        ========
      Uses:
      Cash portion of the Recapitalization consideration..............  $336,000
      Stock portion of the Recapitalization consideration.............    12,000
      Prepayment of purchase price adjustment.........................     5,000
      Prepayment of credit support fee to HII.........................       290
      Short-term loan to management to finance the purchase of equity
        interests.....................................................       900
      General corporate purposes......................................     3,310
      Estimated fees and expenses.....................................    23,500
                                                                        --------
               Total uses.............................................  $381,000
                                                                        ========

                                 CAPITALIZATION
                             (dollars in thousands)

      The following table sets forth the combined capitalization of the Company at January 31, 1998 and as adjusted to give effect to the Transactions as if they had occurred as of January 31, 1998. This table should be read in conjunction with "Unaudited Pro Forma Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Combined Financial Statements of the Company and the notes thereto appearing elsewhere in this Prospectus.

                                                As of January 31, 1998
                                             ----------------------------
                                               Actual        As Adjusted
                                             ---------       -----------
      Cash ..............................    $   6,317       $   3,310(a)
                                             =========       =========

      Existing debt .....................    $   4,289       $   4,289(b)
      New Credit Facility: (c)
           Term Loans ...................                       55,000(d)
      Old Notes .........................                      200,000
                Total debt ..............        4,289         259,289
                                             ---------       ---------
      Shareholder's equity ..............      132,684         (26,846)(e)
                                             ---------       ---------
                Total capitalization ....    $ 136,973       $ 232,443
                                             =========       =========

- ----------
(a) As adjusted cash reflects cash remaining after giving effect to the Transactions, including the prepayment of a $5.0 million purchase price adjustment under the Recapitalization Agreement. According to the terms of the Recapitalization Agreement, if determined at January 31, 1998, the purchase price adjustment would have been $2.4 million. The remaining $2.6 million of the prepaid purchase price adjustment would then be refunded within 60 days of the Recapitalization Closing.
(b) Existing debt of $4.3 million consists of a $2.7 million bank overdraft, $0.4 million of short-term debt, a $0.7 million mortgage, $0.3 million of industrial revenue bonds and $0.2 million of capital leases.
(c) The New Credit Facility will consist of the Revolving Credit Facility, the Acquisition Facility and the Term Loans. A portion of the Revolving Credit Facility may be used to provide letters of credit in connection with the Surety Arrangement. See "Description of the Surety Arrangement."
(d) The Term Loans will consist of a $20.0 million five year term loan and a $35.0 million seven year term loan.
(e)   Reflects the following adjustments to historical book value:

      Cash retained by HarnCo ...............................   $  (6,317)
      Intercompany receivable retained by HarnCo ............        (255)
      Deferred income tax asset retained by HarnCo ..........      (2,720)
      Deferred income tax asset (net) arising out of Section
         338(h)(10) election under the Internal Revenue Code
         of 1986 (the "Code") ...............................      73,946
      Income taxes payable retained by HarnCo ...............       2,563
      Deferred income tax liability retained by HarnCo ......       3,142
      Estimated purchase price adjustment ...................      (2,389)
      Repurchase of shares of the Company held by Holdings ..    (227,500)
                                                                ---------
                                                                $(159,530)
                                                                =========

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

      The following Unaudited Pro Forma Combined Balance Sheet of the Company as of January 31, 1998 has been prepared to reflect the consummation of the Transactions as if they had occurred as of January 31, 1998. The Unaudited Pro Forma Combined Statements of Operations of the Company for the three months ended January 31, 1998 and for the year ended October 31, 1997 have been prepared to reflect the consummation of the Transactions as if they had occurred on November 1, 1996. The Unaudited Combined Pro Forma Financial Information does not purport to be indicative of the operating results and financial position of the Company that actually would have been obtained if the Transactions had been consummated as of and for the dates and periods presented or that may be obtained in the future. The unaudited pro forma adjustments, as described in the Notes to Unaudited Pro Forma Combined Financial Information, are based on available information and upon certain assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Information should be read in conjunction with the Combined Financial Statements of the Company and notes thereto appearing elsewhere herein.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (dollars in thousands)

                                                                                  As of January 31, 1998
                                                                       --------------------------------------------
                                                                       Historical       Adjustments   Pro Forma (a)
                                                                       ----------       -----------   -------------
      Assets
      Current assets
           Cash and cash equivalents ...............................   $   6,317       $  (3,007)(b)   $   3,310
           Accounts receivable, net ................................      75,545            (255)(c)      75,290
           Inventories .............................................      36,509                          36,509
           Other current assets ....................................       6,348          (2,720)(d)
                                                                                             290 (e)
                                                                                             900 (f)
                                                                                           2,611 (g)       7,429
                                                                       ---------       ---------       ---------
                Total current assets ...............................     124,719          (2,181)        122,538
                                                                       ---------       ---------       ---------
      Property, plant and equipment
           Land and improvements ...................................       3,328                           3,328
           Buildings ...............................................      20,860                          20,860
           Machinery and equipment .................................      36,268                          36,268
           Less: accumulated depreciation ..........................     (22,462)                        (22,462)
                                                                       ---------       ---------       ---------
                                                                          37,994                          37,994
                                                                       ---------       ---------       ---------
      Other assets
           Goodwill ................................................      31,792                          31,792
           Other ...................................................       5,874          91,946 (h)      97,820
                                                                       ---------       ---------       ---------
                                                                          37,666          91,946         129,612
                                                                       ---------       ---------       ---------
                Total assets .......................................   $ 200,379       $  89,765       $ 290,144
                                                                       =========       =========       =========
      Liabilities and Shareholder's Equity
      Current liabilities
           Short-term notes payable and current portion of long-term
              obligations ..........................................   $     567       $   1,350 (i)   $   1,917
           Bank overdrafts .........................................       2,713                           2,713
           Trade accounts payable ..................................      26,729                          26,729
           Accrued expenses ........................................      10,989                          10,989
           Advance payments and progress billings ..................       8,829                           8,829
           Income taxes payable ....................................       2,563          (2,563)(j)          --
           Other current liabilities ...............................      10,777                          10,777
                                                                       ---------       ---------       ---------
                Total current liabilities ..........................      63,167          (1,213)         61,954
      Term Loans, excluding current portion ........................                      53,650 (k)      53,650
      Other term debt ..............................................       1,009                           1,009
      Old Notes ....................................................                     200,000         200,000
      Deferred income taxes ........................................       3,142          (3,142)(l)          --
                                                                       ---------       ---------       ---------
                Total liabilities ..................................      67,318         249,295         316,613
      Minority interest ............................................         377                             377
      Shareholder's equity .........................................     132,684        (159,530)(m)     (26,846)
                                                                       ---------       ---------       ---------
                Total liabilities and shareholder's equity .........   $ 200,379       $  89,765       $ 290,144
                                                                       =========       =========       =========

               Notes to Unaudited Pro Forma Combined Balance Sheet

(a) Pro forma to give effect to the Transactions as if they had occurred as of January 31, 1998.
(b)   Reflects the following:

          Cash retained by HarnCo................................  $  (6,317)
          Proceeds from the Old Notes............................    200,000
          Borrowings under the New Credit Facility...............     55,000
          Estimated fees and expenses............................    (18,000)
          Prepayment of credit support fee to HII................       (290)
          Estimated short-term loan to management to finance the
             purchase of equity interests........................       (900)
          Prepayment of purchase price adjustment................     (5,000)(i)
          Repurchase of shares of the Company held by Holdings...   (227,500)
                                                                   ---------
                                                                   $  (3,007)
                                                                   =========

      (i) Reflects prepayment of a purchase price adjustment under the Recapitalization Agreement. According to the terms of the Recapitalization Agreement, if determined at January 31, 1998, the purchase price adjustment would have been $2.4 million. The remaining $2.6 million of the prepaid purchase price adjustment would then be refunded within 60 days of the Recapitalization Closing.

(c)   Reflects elimination of intercompany receivables retained by HarnCo.
(d)   Reflects elimination of deferred income tax asset retained by HarnCo.
(e)   Reflects the prepayment of credit support fee to HII.
(f) Reflects short-term loan to management to finance the purchase of equity interests. The Company expects such loan to be repaid within one year.
(g) Reflects the receivable from Holdings which represents the estimate of the portion of the $5.0 million prepaid purchase price adjustment under the Recapitalization Agreement that is anticipated to be refunded within 60 days of the Recapitalization Closing.
(h)   Reflects the following:

            Deferred income tax asset (net) arising out of the
              Code Section 338(h)(10) election...................   $  73,946(i)
            Capitalization of the estimated fees and expenses
              related to the debt portion of the Financings......      18,000
                                                                    ---------
                                                                    $  91,946
                                                                    =========

      (i) Reflects the increase in the deferred income tax assets of the Company since, for United States federal and state income tax purposes, the Transactions are treated as a taxable asset sale. As a result there is a step-up in the tax basis of the net assets which will provide future income tax deductions of $231.1 million and may reduce future income tax payments by approximately $73.9 million as shown below:

            Company total enterprise value.......................  $ 360,178
            Less: tax basis of net assets acquired...............   (129,097)
                                                                   ---------
                                                                     231,081
            Estimated corporate tax rate.........................       40.0%
                                                                   ---------
            Deferred income tax asset arising out of the Code
              Section 338(h)(10) election........................  $  92,432
                                                                   =========
            Less: valuation reserve..............................    (18,486)(x)
                                                                   ---------
            Deferred income tax asset (net) arising out of
              the Code Section 338(h)(10) election...............  $  73,946
                                                                   =========

      (x) A valuation reserve has been established against the deferred income tax asset on the assumption that the deferred income tax asset may not be fully utilized in future years. The valuation reserve represents 20% of the gross asset.

(i)   Reflects the current portion of the Term Loans.
(j)   Reflects elimination of income taxes payable retained by HarnCo.
(k)   Reflects borrowings under the Term Loans excluding current portion.
(l)   Reflects elimination of deferred income tax liability retained by HarnCo.

(m)   Reflects the following:

            Cash retained by HarnCo................................  $   (6,317)
            Intercompany receivable retained by HarnCo.............        (255)
            Deferred income tax asset retained by HarnCo ..........      (2,720)
            Deferred income tax asset (net) arising out of
              the Code Section 338(h)(10) election.................      73,946
            Income taxes payable retained by HarnCo ...............       2,563
            Deferred income tax liability retained by HarnCo ......       3,142
            Estimated purchase price adjustment....................      (2,389)
            Repurchase of shares of the Company held by Holdings...    (227,500)
                                                                     ----------
                                                                     $ (159,530)
                                                                     ==========

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                             (dollars in thousands)

                                                     For the Year Ended October 31, 1997
                                                   ----------------------------------------
                                                   Historical   Adjustments   Pro Forma (a)
                                                   ----------   -----------   -------------
Revenues
     Net sales .................................   $ 353,350    $               $ 353,350
     Other income--net .........................       2,649                        2,649
                                                   ---------    ---------       ---------
                                                     355,999                      355,999
Cost of sales ..................................     260,794                      260,794
Product development, selling and administrative
   expenses ....................................      56,806        1,000 (b)      57,806
Management fee .................................       2,862       (1,862)(c)       1,000
                                                   ---------    ---------       ---------
          Operating income .....................      35,537          862          36,399

Interest expense--net
     Affiliates ................................        (394)         394 (d)          --
     Third party ...............................        (398)     (26,105)(e)     (26,503)
                                                   ---------    ---------       ---------
Income before income taxes and minority interest      34,745      (24,849)          9,896
Provision for income taxes .....................     (13,874)       9,939 (f)      (3,935)
Minority interest ..............................         (18)                         (18)
                                                   ---------    ---------       ---------
          Net income ...........................   $  20,853    $ (14,910)      $   5,943
                                                   =========    =========       =========
Other Financial Data:
EBITDA (g) .....................................   $  45,859                    $  43,859
Depreciation and amortization ..................       6,736                        8,536
Capital expenditures ...........................       6,498                        6,498
Cash interest expense ..........................         792                       24,703

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                             (dollars in thousands)

                                                       For the Three Months Ended January 31, 1998
                                                       -------------------------------------------
                                                        Historical   Adjustments    Pro Forma (a)
                                                       ------------  -----------   ---------------
Revenues
     Net sales ........................................   $ 76,483    $              $ 76,483
     Other income--net ................................        284                        284
                                                          --------    --------       --------
                                                            76,767                     76,767
Cost of sales .........................................     56,653                     56,653
Product development, selling and administrative
   expenses ...........................................     14,480         824 (b)     15,304
Management fee ........................................        677        (427)(c)        250
                                                          --------    --------       --------
          Operating income ............................      4,957        (397)         4,560

Interest expense--net
     Affiliates .......................................       (687)        687 (d)         --
     Third party ......................................       (158)     (6,526)(e)     (6,684)
                                                          --------    --------       --------
Income/(loss) before income taxes and minority interest      4,112      (6,236)        (2,124)
(Provision)/benefit for income taxes ..................     (1,987)      2,494 (f)        507
Minority interest .....................................         14                         14
                                                          --------    --------       --------
          Net income/(loss) ...........................   $  2,139    $ (3,742)      $ (1,603)
                                                          ========    ========       ========
Other Financial Data:
EBITDA (g) ............................................   $  7,538                   $  6,464
Depreciation and amortization .........................      1,659                      2,109
Capital expenditures ..................................        816                        816
Cash interest expense .................................        845                      6,234

       Notes to the Unaudited Pro Forma Combined Statements of Operations

                                                                                                      Pro Forma
                                                                                    Pro Forma for   for the Three
                                                                                       the Year         Months
                                                                                        Ended           Ended
                                                                                     October 31,     January 31,
                                                                                        1997             1998
                                                                                    -------------   -------------
(a)   Pro forma gives effect to the Transactions as if they had occurred on
      November 1, 1996.

(b)   Reflects the following:
        Estimated incremental costs attributable to stand alone operations......     $     1,000      $      250
        Royalty payment under the Trademark License Agreement with an affiliate of HarnCo. The royalty fee, calculated as 0.75% of the annual aggregate net sales of the MHE Business, will be incurred for the ten year period commencing 12 months after the
        Recapitalization Closing................................................              --              574
                                                                                     -----------      -----------
                                                                                     $     1,000      $       824
                                                                                     ===========      ===========

(c)   Reflects the following:

        Elimination of HII Management Fee.......................................     $    (2,862)     $      (677)
        Chartwell Investments Inc.'s management consulting fee..................           1,000              250
                                                                                     -----------      -----------
                                                                                     $    (1,862)     $      (427)
                                                                                     ===========      ===========

(d)   Reflects elimination of interest expense paid to affiliates of HII.

(e)   Reflects the following:

        Estimated change in cash interest expense on debt.......................     $   (24,006)     $    (6,001)
        Estimated fee paid to HII for outstanding credit support................            (299)             (75)
        Estimated amortization of debt financing costs..........................          (1,800)            (450)
                                                                                     -----------      -----------
                                                                                     $   (26,105)     $    (6,526)
                                                                                     ===========      ===========

                                                                       Principal    Interest Cost    Interest Cost
                                                                       ---------    -------------    -------------
     Estimated cash interest expense on debt:
        Revolving Credit Facility at LIBOR plus 2.25%(i)........      $       --     $       350      $        87
        Acquisition Facility at LIBOR plus 2.75%(i).............              --             150               37
        Term Loan A at LIBOR plus 2.25%.........................          20,000           1,575              394
        Term Loan B at LIBOR plus 2.75%.........................          35,000           2,931              733
        Notes at 9.50%..........................................         200,000          19,000            4,750
                                                                                     -----------      -----------
                                                                                     $    24,006      $     6,001
                                                                                     ===========      ===========

      (i)   Reflects a 0.50% fee for undrawn commitments under these facilities.

      For the purposes of the above, LIBOR is estimated to be 5.625%.

      A 1/8th percentage point increase or decrease in the assumed average interest rate on the debt issued in connection with the Recapitalization would change the annual pro forma interest expense for the year ended October 31, 1997 by approximately $0.3 million and the pro forma net income for the year ended October 31, 1997 by approximately $0.2 million. A 1/8th percentage point increase or decrease in the assumed average interest rate on the debt issued in connection with the Recapitalization would change the pro forma interest expense for the three months ended January 31, 1998 by approximately $0.1 million and the pro forma net income for the three months ended January 31, 1998 by approximately $0.1 million.

(f) Reflects the tax effect of all adjustments at an assumed effective tax rate of 40%.

(g) EDITDA is defined as operating income before depreciation, amortization, the HII Management Fee and charges related to certain depreciation expenses for HarnCo assets. For fiscal 1997 and the three months ended January 31, 1998, the HII Management Fee was $2,862 and $677, respectively, and the charges related to certain depreciation expenses for HarnCo assets were $724 and $245, respectively. Pro forma EBITDA represents operating income before depreciation, amortization and the charges related to certain depreciation expenses for HarnCo assets. EBITDA is not a calculation based on generally accepted accounting principles. EBITDA should not be considered as an alternative to net income or operating income, as an indicator of the operating performance of the Company or as an alternative to operating cash flows as a measure of liquidity.

            SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

      The selected historical combined financial data as of and for the years ended October 31, 1997, 1996 and 1995 have been derived from the audited combined financial statements of the Company. The selected historical combined financial data as of and for the three months ended January 31, 1998 and 1997 have been derived from the unaudited combined financial statements of the Company. The selected historical combined financial data as of and for the years ended October 31, 1994 and 1993 have been derived from unaudited internal records of the Company. The Company's operations for 1994 and 1993 were integrated with other HII operations and, therefore, the financial data for these periods represent management's best estimate of their operating performance. The unaudited financial data presented herein, in the opinion of management, includes all necessary adjustments required for the fair presentation of such data.

      The selected pro forma combined financial data as of and for the three months ended January 31, 1998 and for the year ended October 31, 1997 have been prepared to reflect the consummation of the Transactions. The unaudited pro forma combined balance sheet data have been prepared as if such transactions had occurred as of January 31, 1998 and the unaudited pro forma combined statements of operations data have been prepared as if such transactions had occurred on November 1, 1996. The selected pro forma combined financial data are not necessarily indicative of the financial position or results of operations of the Company had the transactions reflected therein actually been consummated on the dates assumed and are not necessarily indicative of the financial position or results of operations that may be expected for any future periods.

      The selected combined financial data should be read in conjunction with "Unaudited Pro Forma Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined Financial Statements of the Company and notes thereto appearing elsewhere herein.

            SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA
                             (dollars in thousands)

                                                                                                      Three Months Ended
                                           Fiscal Year Ended October 31,                                   January 31,
                         ------------------------------------------------------------------  -----------------------------------
                                                                                  Pro Forma                           Pro Forma
                           1993(a)     1994(a)     1995       1996       1997       1997         1997        1998        1998
                          --------    --------   --------   --------   --------   --------     --------    --------    --------
                         (unaudited) (unaudited)                                 (unaudited) (unaudited) (unaudited) (unaudited)
Income statement data:
Net sales .............   $117,032    $109,429   $243,169   $323,735   $353,350   $353,350     $ 79,982    $ 76,483    $ 76,483
Gross profit ..........        N/A         N/A     56,765     76,176     92,556     92,556       19,190      19,830      19,830
Operating expenses(b)          N/A         N/A     35,043     46,160     57,019     56,157       12,642      14,873      15,270
                          --------    --------   --------   --------   --------   --------     --------    --------    --------
Operating income ......   $  4,781    $ 10,437     21,722     30,016     35,537     36,399        6,548       4,957       4,560
Net income/(loss) .....        N/A         N/A   $ 13,476   $ 18,446   $ 20,853   $  5,943     $  4,011    $  2,139      (1,603)
                          ========    ========   ========   ========   ========   ========     ========    ========    ========

Other data:
EBITDA(c) .............   $  9,341    $ 15,075   $ 28,045   $ 38,220   $ 45,859   $ 43,859     $  8,925    $  7,538    $  6,464
Depreciation and
  amortization(d) .....      2,588       2,981      3,800      5,292      6,736      8,536        1,548       1,659       2,109
Capital expenditures ..      1,419       3,935      3,725      6,752      6,498      6,498        1,744         816         816
Cash interest expense .                                                             24,703                                6,234
Ratio of earnings to
  fixed charges (e) ...        N/A         N/A      23.21x     23.11x     16.46x      1.35x       21.58x       4.40x         --

Adjusted data:
Ratio of EBITDA to cash
  interest expense ....                                                               1.78x                                1.70x(f)
Ratio of pro forma debt
  to EBITDA ...........                                                               5.91x                                6.19x(f)

                                          As of October 31,                                            As of January 31,
                         ------------------------------------------------------              -----------------------------------
                                                                                                                      Pro Forma
                           1993(a)     1994(a)     1995       1996       1997                    1997        1998        1998
                          --------    --------   --------   --------   --------                --------    --------    --------
                         (unaudited) (unaudited)                                             (unaudited) (unaudited) (unaudited)
Balance sheet data:
Working capital.......         N/A         N/A   $ 17,483   $ 34,523   $ 51,243                $ 37,432    $ 61,552    $ 60,584
Total assets..........    $ 66,667    $126,566    151,168    189,058    199,600                 193,633     200,379     290,144
Total debt............         N/A         N/A      4,704      2,044      6,088                   3,348       4,289     259,289

-----------
(a) Prior to 1995, the Company did not determine its financial position or results of operations on a stand alone basis as its financial and management reporting information was commingled with other operating divisions of HII. As a result, the Company's summary data as of and for the years ended October 31, 1994 and 1993 is limited and certain historical financial data is not available.
(b)   Operating expenses are shown net of other income.
(c) EBITDA is defined as operating income before depreciation, amortization, the allocation of certain HII corporate overhead charges (the "HII Management Fee") and charges related to certain depreciation expenses for HarnCo assets. For fiscal 1997 and the three months ended January 31, 1998, the HII Management Fee was $2,862 and $677, respectively, and the charges related to certain depreciation expenses for HarnCo assets were $724 and $245, respectively. Pro forma EBITDA represents operating income before depreciation, amortization and the charges related to certain depreciation expenses for HarnCo assets. EBITDA is not a calculation based on generally accepted accounting principles. EBITDA should not be considered as an alternative to net income or operating income, as an indicator of the operating performance of the Company or as an alternative to operating cash flows as a measure of liquidity.
(d) Pro forma includes $1,800 and $450 of amortization of debt issuance costs for fiscal 1997 and the three months ended January 31, 1998, respectively.
(e) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as net income before tax plus fixed charges. Fixed charges consist of interest expense (including amortization of debt issuance costs) and the portion of rental expense that is representative of the interest factor (deemed to be one third of annual rent expense). For the three months ended January 31, 1998 the Company had a deficiency of pro forma earnings to fixed charges of $2,124.
(f) Reflects a pro forma calculation for the twelve months ended January 31, 1998.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with the Combined Financial Statements of the Company and the related notes thereto included elsewhere in this Prospectus. The Company's fiscal year ends October 31. Consequently, for purposes of this section, unless otherwise specified herein, references to a particular year are to the fiscal year of the Company ended October 31 of such year.

General

      The Company is a leading international provider of "through-the-air" material handling products and services used in most manufacturing industries. The Company's original equipment operations design and manufacture a comprehensive line of industrial cranes, hoists and other component products. Through its aftermarket operations, the Company provides a variety of related products and services, including replacement parts, repair and maintenance services and product modernizations. In recent years, the Company has shifted its orientation from an original equipment-focused United States manufacturer to an international full service provider with a significant emphasis on the high margin aftermarket business. The Company's revenues are derived principally from the sale of industrial overhead cranes, component products and aftermarket products and services.

      Recapitalization. Historically, the Company conducted its business as one of several operating units of HII. Until the October 1997 Drop Down, the core United States operations of the Company were conducted directly by HarnCo, while the remainder of the Company's operations (including Morris Ltd. since its acquisition in 1994) were conducted through a number of entities owned, directly or indirectly, by HII and its affiliates. Since the Recapitalization Closing, the Company operates independently of HII. As a result, the Company's historical performance may not be indicative of future results.

      Until the Recapitalization Closing, HII and HarnCo performed a number of functions necessary to the operations of the Company, in accordance with past practices, including manufacturing certain products and providing certain information systems, administrative services and credit support. The Company's historical financial statements include charges allocated to the Company by HII for these products and services.

      At the Recapitalization Closing, the Company entered into a number of agreements pursuant to which HII and its affiliates will continue to provide to the Company and to its subsidiaries located in the United States, on an interim basis and under substantially similar terms and conditions, certain products and services. See "Certain Relationships and Related Transactions." In addition, HII and the Company entered into a Credit Indemnification Agreement pursuant to which HII will maintain in place the Credit Support Obligations in existence at the Recapitalization Closing but have no further duty to extend, renew or enter into any new Credit Support Obligations (except as to the MHE Business Obligations existing at the Recapitalization Closing). The Company will pay HII an annual fee equal to 1% of the amounts still outstanding under each letter of credit and bond provided by HarnCo and the Non-MHE HarnCo Affiliates (approximately $38.4 million as of March 30, 1998), and reimburse HII for certain future fees and expenses. The Company also entered into the Surety Arrangement to provide credit support for the future operations of the MHE Business. See "Description of the Surety Arrangement."

      In connection with the Recapitalization, the Company also entered into a Trademark License Agreement with an affiliate of HarnCo, pursuant to which the Company has the right to use the P&H trademark with respect to all MHE Business products on a worldwide exclusive basis from the date of the Recapitalization Closing until 15 years after the earlier to occur of a sale of Holdings to a third party or a public offering of the common stock of Holdings, the Company or their parents or successors (and for an additional seven years thereafter for aftermarket products and services). The royalty fee for use of the trademark is 0.75% of the aggregate net sales of the MHE Business for the ten year period commencing 12 months after the Recapitalization Closing.

      For income tax purposes, Holdings and the Company were deemed to acquire the assets of the MHE Business pursuant to Code Section 338(h)(10) in connection with the Transactions. Accordingly, this transaction increased the tax basis of certain assets and created deductible goodwill, which will generate significant future tax deductions to reduce taxable income.

      Acquisitions. The Company consummated ten acquisitions during the fiscal years ended October 31, 1995, 1996 and 1997. These acquisitions have had a significant impact on the Company's financial position and results of operations.

Results of Operations

      The following table sets forth certain financial data for the periods indicated:

                                Supplemental Data
                              (dollars in millions)

                           Three months ended   Three months ended             Six Months Ended April 30,
                           ------------------   ------------------   ---------------------------------------------
                            April 30, 1998        April 30, 1997              1997                   1998
                           ------------------   ------------------   ---------------------------------------------
                                   Percent of           Percent of              Percent of               Percent of
                             $     net sales      $     net sales       $       net sales       $        net sales
                           ------  ----------   ------  ----------    -------  ------------  ---------  -----------
Net sales                  $ 80.8    100.0%     $ 97.1    100.0%      $177.1     100.0%      $157.2       100.0%
Other income - net            0.4      0.5%        0.2      0.3%         1.5       0.8%         0.7         0.5%
Cost of sales                58.5     72.5%       72.8     75.0%       133.6      75.5%       115.2        73.2%
Product development,
   selling, and
   administrative
   expenses                  15.2     18.8%       14.0     14.4%        27.3      15.4%        29.5        18.8%
HII management fee            0.5      0.6%        0.8      0.8%         1.4       0.8%         1.2         0.7%
Nonrecurring employee
   benefit costs (1)          1.8      2.2%         --      0.0%          --       0.0%         1.9         1.2%
Operating income              5.3      6.5%        9.7     10.0%        16.2       9.2%        10.2         6.5%
Net income                    1.5      1.9%        5.6      5.8%         9.6       5.4%         3.7         2.3%

(1) Severance costs and incentives as described below.

Three months Ended April 30, 1998 as compared to Three Months Ended April 30,
1997

Net sales for the three months ended April 30, 1998 ("Second Quarter 1998") decreased $16.3 million or 16.8% to $80.8 million from $97.1 million for the three months ended April 30, 1997 ("Second Quarter 1997"). The decrease was primarily caused by: (i) a $18.0 million decrease in engineered crane sales worldwide as Second Quarter 1997 included the completion of several large projects in both the United States and the United Kingdom without a corresponding level of projects in Second Quarter 1998; (ii) a $4.4 million increase in standard crane sales attributable to the expansion of the Company's North American DSC network; (iii) a $1.7 million decrease in overall parts sales resulting from a $2.3 million decrease in manufactured parts sales, partially offset by increased used parts sales. Included in the above net sales changes is a $1.9 million increase in Second Quarter 1998 due to a full three months operation of a DSC in Ohio acquired in February 1997. The decline in engineered crane sales was due to a downturn in orders in the United Kingdom container crane business, the failure to win certain large projects in the United States and the delay in the awarding of certain potential orders in the United States which, if the Company wins certain bids, are expected to become bookings later in fiscal 1998.

Cost of sales decreased $14.3 million or 19.6% to $58.5 million in Second Quarter 1998 from $72.8 million in Second Quarter 1997 primarily due to the lower sales volumes described above. Cost of sales continued to decrease as a percentage of net sales from 75.0% in Second Quarter 1997 to 72.5% in Second Quarter 1998 due to the continued shift in the Company's sales mix toward the higher margin standard cranes and aftermarket products and away from engineered cranes.

Product development, selling and administrative expenses increased $1.2 million or 8.6% to $15.2 million in Second Quarter 1998 from $14.0 million in Second Quarter 1997. The primary causes were the purchase of a large DSC in Ohio in February 1997, as well as, unabsorbed engineering costs due to lower engineered crane sales, charges to expense of certain items which were previously absorbed into cost of sales and general cost increases.

Accordingly, operating income before non-recurring employee benefit costs and parent management fees decreased $2.9 million or 27.6% to $7.6 million in Second Quarter 1998 from $10.5 million in Second Quarter 1997. Operating income before non-recurring employee benefit costs and parent management fees represented 9.3% of net sales in Second Quarter 1998 compared to 10.8% in Second Quarter 1997.

As a result of the Recapitalization, the Company experienced a series of a non-recurring employee benefit costs. These costs included severance costs associated with restructuring the Company's United Kingdom manufacturing operation and incentives to certain members of management. Costs totaling $1.8 million were incurred in Second Quarter 1998. There was no corresponding amount incurred in Second Quarter 1997. While the cost of these incentive payments appears on the Company's income statements, HII is responsible for paying these incentives.

Parent management fees allocated by HII (prior to the Recapitalization) which represented an allocation of HII's corporate expenses were $0.5 million and $0.8 for Second Quarter 1998 and Second Quarter 1997, respectively.

Approximately $2.1 million in interest expense was recorded in April 1998 resulting from the issuance of the debt in connection with the Recapitalization.

The provision for income taxes, as a percentage of income before income taxes, for Second Quarter 1998 was 23.4%. Due to changes in the structure of the Company, the estimated effective tax rate for Fiscal 1998 is 40%. The Company accrued tax expense in Second Quarter 1998 sufficient to achieve the 40% rate on a year-to-date basis.

Net income decreased $4.1 million, or 73.2% to $1.5 million in Second Quarter 1998 from $5.6 million in Second Quarter 1997. Net income represented 1.9% of net sales in Second Quarter 1998 compared to 5.8% of net sales in Second Quarter 1997.

Six Months Ended April 30, 1998 as Compared to Six Months Ended April 30, 1997

      Net sales for the six months ended April 30, 1998 ("First Half 1998") decreased $19.9 million or 11.2% to $157.2 million from $177.1 million for the six months ended April 30, 1997 ("First Half 1997"). The change in net sales was primarily the result of: (i) a $38.9 million decrease in engineered crane sales worldwide as First Half 1997 included the completion of several large projects in both the United States and the United Kingdom without a corresponding level of projects in First Half 1998; (ii) a $16.2 million increase in standard crane sales in First Half 1998 with the expansion of the Company's North American DSC network which partially offset the decline in engineered crane sales; and (iii) a $2.8 million increase in sales of parts, service, modernizations, hoists and components again due to the expanded DSC network. Included in the above net sales changes is a $7.4 million increase in First Half 1998 due to a full six month operation of a DSC in Ohio acquired in February 1997. The decline in engineered crane sales was due to a downturn in orders in the United Kingdom container crane business, the failure to win certain large projects in the United States and the delay in the awarding of certain potential orders in the United States which, if the Company wins certain bids, are expected to become bookings later in fiscal 1998.

      Other income - net decreased from $1.5 million in First Half 1997 to $0.7 million in First Half 1998 primarily due to the recognition of a $1.1 million gain in First Half 1997 on an insurance claim relating to a fire at the Morris Ltd. facility in the United Kingdom in fiscal 1995.

      Cost of sales decreased $18.4 million or 13.8% to $115.2 million in First Half 1998 from $133.6 million in First Half 1997 primarily due to the lower sales volumes described above. Cost of sales continued to decrease as a percentage of net sales, from 75.5% in First Half 1997 to 73.2% in First Half 1998. This improvement was caused by a shift in the Company's sales mix toward the higher margin standard cranes and aftermarket products and away from engineered cranes. Accordingly, gross profit, as a percentage of net sales, increased in First Half 1998 to 26.8% from 24.5% in First Half 1997.

      Product development, selling and administrative expenses increased $2.2 million or 8.1% to $29.5 million in First Half 1998 from $27.3 million in First Half 1997. The primary cause was the acquisition of the Ohio DSC in February 1997. Accordingly, only two months of product development, selling and administrative expenses related to this DSC were recorded in First Half 1997. Other causes for the increase were unabsorbed engineering costs due to lower engineered crane sales and general cost increases.

      Operating income before non-recurring employee benefit costs and parent management fees decreased $4.3 million or 24.4% to $13.3 million in First Half 1998 from $17.6 million in First Half 1997. This decrease was primarily due to lower engineered crane sales volume, the gain on the insurance claim in First Half 1997 and the additional costs associated with the separation from HII. Operating income before non-recurring employee benefit costs and parent management fees represented 8.4% of net sales in First Half 1998 compared to 10.0% in First Half 1997.

      As a result of the Recapitalization, the Company experienced a series of non-recurring employee benefit costs. These costs included severance costs associated with restructuring the Company's United Kingdom manufacturing operation and incentives to certain members of management. While the cost of the incentive payments appear on the Company's income statements, HII, the Company's former parent, not the Company, is responsible for paying these incentives. The severance costs were approximately $0.7 million and the incentives to management were approximately $1.2 million.

      Parent management fees allocated by HII (prior to the Recapitalization) which represented an allocation of HII's corporate expenses were $1.2 million and $1.4 million for the First Half 1998 and First Half 1997, respectively.

      Approximately $2.1 million in interest expense was recorded in April 1998 resulting from the issuance of debt in connection with the Recapitalization.

      The provision for income taxes is approximately 40% of Income before income taxes and Minority interest for both First Half 1998 and First Half 1997.

      Accordingly, Net income decreased $5.9 million, or 61.5% to $3.7 million in First Half 1998 from $9.6 million in First Half 1997. Net income represented 2.3% of net sales in First Half 1998 compared to 5.4% of net sales in First Half 1997.

                                              Fiscal Years Ended October 31,
                           ----------------------------------------------------------
                                     1995                1996                1997
                           ----------------------------------------------------------
                                   Percent of          Percent of          Percent of
                             $     Net Sales     $     Net Sales     $     Net Sales
                           ------  ----------  ------  ----------  ------  ----------
Net sales ................ $243.2    100.0%    $323.7    100.0%    $353.4    100.0%
Other income net .........    3.8      1.6        1.1      0.3        2.6      0.7
Cost of sales ............  186.4     76.6      247.6     76.5      260.8     73.8
Product development
   selling, and
   administrative
   expenses ..............   36.9     15.2       45.0     13.9       56.8     16.1
Parent management
   fee ...................    1.9      0.8        2.3      0.7        2.9      0.8
Nonrecurring employee
     benefit costs (1) ...     --       --         --       --         --       --
Operating income .........   21.7      8.9       30.0      9.3       35.5     10.0
Net income ...............   13.5      5.6       18.4      5.7       20.9      5.9

(1) Severance costs and incentives as described above.

Fiscal 1997 as Compared to Fiscal 1996

      Net sales in fiscal 1997 increased $29.7 million or 9.2% to $353.4 million from $323.7 million in fiscal 1996. The increase in net sales was primarily the result of:

            (i) the acquisition of a large DSC in Ohio in February 1997 which contributed sales of $15.7 million, prior to eliminations;

            (ii) the full year impact in fiscal 1997 of the acquisition of a large DSC in Alberta, Canada in May 1996 which contributed $10.8 million in additional sales, prior to eliminations;

            (iii) a $9.7 million increase in sales of standard cranes and aftermarket products and services through the existing North American DSC network;

            (iv) a $9.7 million increase in engineered crane sales in the United Kingdom due to several large port crane and warehouse automation projects; and

            (v) a $6.1 million increase in sales of standard cranes and aftermarket products and services through the United Kingdom DSC network.

      These increases were offset, in part, by:

            (i) a $9.3 million decrease in engineered crane sales in the United States due to the unusually high level of large projects recorded in 1996; and

            (ii) an $11.7 million increase in intercompany sales eliminations primarily due to the increase in sales of products and services through the Company's North American DSC network rather than through independent distributors.

      Other income--net increased to $2.6 million in 1997 from $1.1 million in 1996 due principally to a $2.0 million gain in 1997 on the insurance claim relating to the fire at its Morris Ltd. facility in the United Kingdom in fiscal 1995.

      Cost of sales increased $13.2 million or 5.3% to $260.8 million in 1997 from $247.6 million in 1996, primarily as a result of higher sales volume. Cost of sales represented 73.8% of net sales in 1997, a decrease from 76.5% of net sales in 1996. This improvement was primarily due to the completion of several large engineered crane projects at costs lower than previously accrued. In addition, there was a shift in the Company's sales mix in 1997 toward high margin aftermarket products and services. As a result, gross profit increased to $92.6 million or 26.2% of net sales in 1997 from $76.1 million or 23.5% of net sales in 1996.

      Product development, selling and administrative expenses increased by $11.8 million or 26.2% to $56.8 million in 1997 from $45.0 million in 1996. These expenses represented 16.1% of net sales in 1997 up from 13.9% in 1996. This increase was primarily due to costs associated with the continued expansion of the Company's DSC network in North America and the United Kingdom as well as an increase in engineering costs that were not allocated to specific projects.

      Parent management fees allocated by HII increased to $2.9 million in 1997 from $2.3 million in 1996.

      Operating income increased by $5.5 million or 18.3% to $35.5 million in 1997 from $30.0 million in 1996. Operating income represented 10.0% of net sales in 1997 compared to 9.3% of net sales in 1996. This improvement was primarily the result of higher margins on certain large original equipment projects and a change in sales mix toward higher margin aftermarket products and services, offset, in part, by increased operating expenses associated with the Company's expanding DSC network.

      Net income increased by $2.5 million or 13.6% to $20.9 million in 1997, from $18.4 million in 1996. This increase resulted principally from higher operating income, offset, in part, by higher income taxes.

Fiscal 1996 as Compared to Fiscal 1995

      Net sales in fiscal 1996 increased $80.5 million or 33.1% to $323.7 million from $243.2 million in fiscal 1995. The increase in net sales was primarily the result of:

            (i) the acquisition of large DSCs in Alabama in October 1995, South Carolina in December 1995 and Alberta, Canada in May 1996, which contributed $32.3 million in additional sales, prior to eliminations;

            (ii) a $17.9 million increase in United States engineered crane sales due to several large orders for steel mini-mills;

            (iii) a $14.1 million increase in sales of standard cranes and aftermarket products and services through the existing North American DSC network; and

            (iv)  a $13.5 million increase in sales outside North America.

      Other income--net decreased to $1.1 million in 1996 from $3.8 million in 1995. Results in 1995 included a gain of $2.3 million associated with an insurance claim relating to certain assets destroyed by a fire in the United Kingdom.

      Cost of sales increased $61.2 million or 32.8% to $247.6 million in 1996 from $186.4 million in 1995, primarily as a result of higher sales volume. Cost of sales represented 76.5% of net sales in 1996, compared to 76.6% of net sales in 1995. Gross profit increased to $76.1 million or 23.5% of net sales in 1996 from $56.8 million or 23.4% of net sales in 1995.

      Product development, selling and administrative expenses increased by $8.1 million or 22.0% to $45.0 million in 1996 from $36.9 million in 1995. These expenses declined to 13.9% of net sales in 1996 from 15.2% of net sales in 1995. The increased costs were primarily due to the acquisition of DSCs in North America and the expansion of the Company's DSC network in the United Kingdom.

      Parent management fees allocated by HII increased to $2.3 million in 1996 from $1.9 million in 1995.

      Operating income increased by $8.3 million or 38.2% to $30.0 million in 1996 from $21.7 million in 1995. Operating income represented 9.3% of net sales in 1996, an increase from 8.9% of net sales in 1995. This improvement was principally the result of sales growth in the higher margin aftermarket parts and service business, offset, in part, by increased operating expenses as the Company continued to expand its DSC network.

      Net income increased by $4.9 million or 36.3% to $18.4 million in 1996 from $13.5 million in 1995. This increase was primarily the result of higher operating income, offset, in part, by higher income taxes.

Liquidity and Capital Resources

      The majority of the Company's sales of products and services are recorded as products are shipped or services are rendered. Revenue on certain long-term contracts is recorded using the percentage-of-completion method. Net cash flow from operations is affected by the volume of, and the timing of payments under, percentage-of-completion long-term contracts.

      Net cash flow used for operating activities was $2.1 million for the six months ended April 30, 1998 compared to cash provided by operating activities of $12.5 million for the six months ended April 30, 1997. The decrease was due primarily to a decrease in cash provided from HII and its affiliates related to the acquisition of a DSC in Ohio in February 1997.

      Net cash flow provided by operations was $3.8 million, $23.5 million and $12.9 million in 1995, 1996 and 1997, respectively. The decrease from 1996 to 1997 was primarily due to a larger increase in net working capital. The increase from 1995 to 1996 was primarily due to an increase in net income, an increase in cash provided from HII and its affiliates and a smaller increase in net working capital. The Company's cash flow provided by operations was largely affected by changes in working capital, primarily due to the presence of an unusually large number of percentage of completion contracts in 1996.

      Net cash used for investment and other transactions for the six months ended April 30, 1998 and 1997 was $3.6 million and $13.5 million, respectively. The decrease was primarily due to a lower level of acquisition expenditures. The Company currently anticipates that 1998 capital expenditure requirements for the maintenance and improvement of existing operations and for the implementation of systems projects will be approximately $4.0 million.

      Net cash used for investment and other transactions for the years ended 1995, 1996, and 1997 was $2.5 million, $21.2 million and $14.9 million, respectively. The decrease from 1996 to 1997 was primarily due to a lower level of acquisition expenditures and the receipt in 1997 of insurance proceeds related to an earlier fire. The increase from 1995 to 1996 was primarily due to
(i) increased expenditures on acquisitions, (ii) increased capital expenditures in 1996 and (iii) the receipt in 1995 of proceeds from the sale of a facility in Florida. The Company has completed 10 acquisitions since the beginning of 1995 for a total of $30.9 million.

      Concurrent with the Offering, MMH offered its $200,000,000 principal amount of 9 1/2% Senior Notes due 2008. Interest will accrue on the Senior Notes from March 30, 1998, the date of issuance of the Senior Notes, and will be payable semi-annually on each April 1 and October 1, commencing October 1, 1998. The Senior Notes will mature on April 1, 2008.

      As part of the Transactions, the Company entered into the New Credit Facility which includes $55.0 million of term loans, the Revolving Credit Facility and the Acquisition Facility. The Revolving Credit Facility provides the Company with up to $70.0 million of available borrowings (of which $15.0 million is required under the Note Indenture to be reserved for issuance of letters of credit) until the fifth anniversary of the Recapitalization Closing for working capital, acquisitions and other corporate purposes, subject to compliance with certain conditions, including a borrowing base test. Up to $20.0 million of the Revolving Credit Facility (of which $15.0 million will not be subject to a borrowing base) is available for the issuance of documentary and standby letters of credit. The Acquisition Facility permits the Company to borrow up to $30.0 million until the third anniversary of the Recapitalization Closing (and to repay the same in installments prior to the seventh anniversary of the Recapitalization Closing) to finance acquisitions, subject to compliance with certain conditions. See "Description of the New Credit Facility." Term Loan A will be payable in 20 quarterly installments, commencing on June 30, 1998 and Term Loan B will be payable in 28 quarterly installments, commencing on June 30, 1998.

      Aggregate yearly term loan principal payments under the New Credit Facility will be as follows: (i) $675,000 in 1998; (ii) $2,100,000 in 1999;
(iii) $3,600,000 in 2000; (iv) $5,100,000 in 2001; (v) $6,600,000 in 2002; (vi)
$11,988,000 in 2003; (vii) $16,625,000 in 2004; and (viii) $8,313,000 in 2005.
Historically, the Company's interest expense has not been material. On a pro forma basis, assuming the Transactions had occurred on November 1, 1996, the Company's cash interest expense for 1997 would have been $24,703,000.

      Borrowings under the New Credit Facility are (i) secured by substantially all of the present and future assets of the Company and its subsidiaries located in the United States and the United Kingdom, certain of the Company's subsidiaries' present and future assets located in Canada and by a pledge of substantially all of the issued and outstanding shares of capital stock of the Company and its current and future subsidiaries and (ii) guaranteed by Holdings and substantially all of the Company's subsidiaries. See "Description of the New Credit Facility."

      As of April 30, 1998, the Company and its subsidiaries had an aggregate of $261.9 million of Indebtedness outstanding, including the $200.0 million principal amount of the Notes and $55.0 million of borrowings under the New Credit Facility.

      At April 30, 1998, the Company subject to compliance with certain conditions, had approximately $64.5 million of availability (of which $15.0 million is required under the Note Indenture to be reserved for issuance of letters of credit) under the Revolving Credit Facility. See "Capitalization." Management believes that cash flow from operations, together with borrowings under the Revolving Credit Facility will be sufficient to meet its anticipated cash requirements for interest and principal payments, working capital, the payments to be made to Holdings described below and capital expenditures for the foreseeable future. The Company also expects that expansion and future acquisitions will be financed from funds generated from operations and borrowings under the Revolving Credit Facility and the Acquisition Facility.

      The Company's products are sold in over 50 countries around the world. Although revenues of the Company are generated in foreign currencies, the vast majority of both sales and associated costs are in United States dollars, Pounds Sterling and Canadian Dollars. The Company may, from time to time, hedge specifically identified committed cash flows in foreign currencies using forward currency sale or purchase contracts. Such foreign currency contracts historically have not been material in amount.

                                    BUSINESS

      The Company is a leading international provider of "through-the-air" material handling products and services used in most manufacturing industries. The Company's original equipment operations design and manufacture a comprehensive line of industrial cranes, hoists and other component products, sold principally under the P&H and Morris brand names. Through its aftermarket operations, the Company provides a variety of related products and services, including replacement parts, repair and maintenance services and product modernizations. In recent years, the Company has shifted its orientation from an original equipment-focused United States manufacturer to an international full service provider with a significant emphasis on the high margin aftermarket business.

     During the past three years, the Company has grown significantly, both internally and through acquisitions. From fiscal 1994 through fiscal 1997, the Company's net sales grew from $109.4 million to $353.4 million and EBITDA increased from $15.1 million to $45.9 million. Management believes that this growth is largely attributable to (i) strengthening and broadening its product line, (ii) building a network of Company-owned distribution and service centers which provides a local presence for product support and a platform for growth and (iii) expanding into attractive domestic and international markets through internal growth and a disciplined acquisition strategy.

      The Company's core business was founded in 1884 and material handling machinery and related equipment have been sold under the well-recognized P&H and Morris brand names since the 1890s. The Company has developed a large global installed base of equipment, having sold an aggregate of over half a million cranes and hoists according to management estimates. Management believes that the Company is one of the leading suppliers of industrial overhead cranes in North America, the United Kingdom and South Africa. Management also believes that the Company is one of the largest global providers of aftermarket products and services to the industrial crane industry. Sales outside of North America accounted for 39% of fiscal 1997 net sales, with Western Europe representing 22% and the Pacific Rim representing 8% of net sales. For additional geographical information, see the Combined Financial Statements of the Company and notes thereto appearing elsewhere herein.

      Industrial cranes and hoists are critical to the operations of most businesses that require the movement of large or heavy objects. The steel, aluminum, paper and forest products, aerospace, foundry, and automotive industries, among others, rely on cranes and hoists as one of the most flexible and efficient methods of transporting materials within a plant while maximizing the use of available space. Industrial cranes, which typically last 20 to 50 years, require significant aftermarket support in the form of replacement parts, machine modernizations and upgrades, repairs and inspection and maintenance services.

      The current management team has implemented a strategy to capitalize on the Company's significant global installed base of equipment to generate high margin aftermarket opportunities. The Company has built its aftermarket operations in order to become a full service provider and capture additional revenue. In addition, management believes that the diversified earnings created by this strategy help to lessen the effect of economic cycles on the Company. In fiscal 1997, aftermarket sales accounted for approximately 40% of net sales and 65% of gross profit on a consolidated basis, while in North America, where the Company has pursued its full service strategy for a longer period of time, the aftermarket business accounted for 51% of net sales and 72% of gross profit.

      Prior to the acquisition of Morris Ltd. in 1994, the Company's operations were primarily conducted in the United States. The acquisition of Morris Ltd. provided the Company with major manufacturing facilities in the United Kingdom and South Africa and access to many other markets around the world. The Company has since expanded its international manufacturing operations by acquiring Mondel Engineering Ltd.'s brake manufacturing operations in Canada in 1995. In addition, the Company has acquired regional crane assemblers and large distributors in Alabama, Ohio, South Carolina, Canada, Mexico, Scotland and Singapore. Since July 1994, the Company has acquired a total of 12 businesses that collectively generated annual revenues in excess of $170.0 million in fiscal 1997.

Industry Overview

      Industrial cranes and hoists provide "through-the-air" material handling for a broad range of industrial applications. Within the industrial setting, through-the-air material handling equipment continues to be one of the most flexible, effective and reliable means of transferring materials while maximizing the use of available space. Through-the-air material handling equipment provides more efficient space and capacity utilization than fixed conveyers and traditional forklifts. These tools are widely used in manufacturing industries with no practical alternative or substitute. The industry is comprised of original equipment cranes and hoists, and aftermarket parts, service and modernizations. Despite global demand, the industrial crane and hoist industry remains highly fragmented, with three global participants and a large number of regional and local players.

      The United States market for industrial overhead cranes and hoist products is estimated to be approximately $600 million per year and the potential aftermarket for such products is estimated to be approximately $1.2 billion per year. Management estimates that the global market is several times larger. In mature industrialized economies, original equipment growth is driven by the need for upgrades and replacements as well as capacity expansion. Technological innovations such as more compact, space efficient cranes, built in diagnostic systems and sophisticated motors and transmissions, improve operating efficiency and fuel the replacement/upgrade market. In emerging economies, however, the market for overhead cranes is tied principally to industrial development. Demand for aftermarket products and services is driven by general wear and tear of equipment and increases as a result of growth in the installed base of cranes and hoists. Management believes that the global market for outsourced crane maintenance and repair services is continuing to grow as more companies focus on core competencies and use outsourced suppliers.

Competitive Strengths

      Large Installed Base of Existing Equipment. The Company believes it has one of the largest installed bases of industrial cranes in North America, the United Kingdom and South Africa. This installed base provides the Company with well-established relationships and a strong platform upon which to pursue high margin aftermarket opportunities. A large portion of the Company's installed base is used in demanding process industries which require frequent replacement parts, repairs, inspection services and modernizations.

      Stable Aftermarket Demand and Earnings. Material handling products are critical to customers' operations. As long as industrial plants continue to operate, the cranes and hoists used in such facilities will require replacement parts and maintenance services, irrespective of economic cycles. Management has increased its focus on aftermarket operations, and this more stable business represented 65% of the Company's gross profit in fiscal 1997.

      Diverse Customer Base. The Company sells both original equipment and aftermarket products and services to thousands of customers operating in various manufacturing industries in more than 50 countries. Management believes that this geographic and industry diversity helps to lessen the effect on the Company of economic cycles that may affect a particular region or industry.

      Reputation for Reliability and Engineering Expertise. Over its long history of providing custom engineered cranes and hoists, the Company has developed a reputation for engineering expertise and product reliability. As the Company has developed a number of innovative technologies, it has enhanced its reputation and built a platform to pursue the higher volume standard crane market. In addition, the Company has been able to apply its proven technical skills in the aftermarket business.

      Company-Owned Distribution and Service Network. The Company has developed an international distribution and service network with 61 Company-owned locations in key industrial markets. This DSC network is central to the Company's strategy of being a single source provider of original equipment and aftermarket products and services. Management believes that ownership of its primary distribution channel provides the following competitive advantages: (i) a higher level of control over the delivery of its products and services; (ii) faster service response time; (iii) quicker delivery of standard cranes at a lower cost; and (iv) increased sales and margins by capturing the incremental profit that would otherwise be recognized by independent distributors.

      Experienced Management Team. The Company is run by an experienced, entrepreneurial and talented management team led by its President, Michael Erwin. The top seven executives combined have over 100 years of experience at the Company. Mr. Erwin has run the Company since December 1994 and, along with the rest of the senior management team, has developed and implemented the Company's successful growth strategies. In acquiring 12 companies since 1994, management has demonstrated its ability to acquire and integrate businesses in a disciplined and effective manner. Under current management's leadership, EBITDA has grown at a compound average annual rate of approximately 45% from fiscal 1994 through fiscal 1997.

Business Strategy

      Management has developed an integrated strategy designed to increase revenues and profits by capitalizing on the Company's large installed base of equipment, Company-owned distribution and service network and technical competencies to capture greater market share and differentiate the Company from original equipment-focused competitors.

The key components of the Company's strategy are as follows:

      Focus on Aftermarket Opportunities. The United States industrial crane and hoist aftermarket is estimated to be $1.2 billion annually and management estimates the global aftermarket to be several times that amount. This market is highly fragmented and a substantial portion of repair and maintenance work is performed by customers' own maintenance personnel. A recent independent study indicates that the Company currently captures approximately 25% of the United States aftermarket potential of its own installed base and less than 10% of the entire United States aftermarket potential. Management has developed a series of focused marketing programs and product offerings designed to capture a greater share of the aftermarket business by taking advantage of the Company's large installed base, brand recognition, and local DSC network. The Company is beginning to see the benefits of these efforts and aftermarket sales have increased in each of the last four years.

      Provide High Level of Customer Support. The Company's products and services are designed to meet its customers' objectives of lowering their material handling costs and increasing the efficiency of their operations. The Company's goal is to help its customers reduce costs and increase profitability through the proper selection, design, manufacture and installation of original equipment and by providing a wide variety of aftermarket products and services. Management believes that this ability to provide comprehensive solutions to its customers' needs is a competitive advantage.

      Expand DSC Network. The Company's DSCs are its platform for growth and central to its strategy of being a single source provider of original equipment and aftermarket products and services. The Company's North American DSC network covers a broad territory of geographically dispersed customers. The Company plans to continue developing this network with the goal of having a DSC in each key industrial market in North America. The Company has developed similar DSC networks in the United Kingdom and South Africa, and management plans to replicate this model in other attractive markets.

      Improve Production Efficiency to Reduce Costs. Management has implemented numerous efficiency initiatives that it believes will improve the Company's competitiveness while enhancing profit margins. The Company is completing the re-engineering of various operations to cellular manufacturing. In addition, the Company has standardized a number of its proprietary components which it manufactures at specialized facilities for global distribution. Management believes these initiatives will enable the Company to lower its overall cost structure by reducing labor, engineering, and fabrication expenses and to achieve economies of scale and permit faster deliveries. In the United States, the lead time required to deliver certain original equipment was reduced by as much as 50% in fiscal 1997.

      Increase Sales of High Volume Original Equipment Products. The Company plans to continue increasing its penetration of the higher volume and more stable market for standard cranes and hoists by: (i) capitalizing on its brand equity in engineered cranes; (ii) reducing costs; and (iii) improving delivery times. The Company has tripled the number of standard cranes it has sold in the United States during the past three years, yet its share of the United States standard crane market in fiscal 1997 was still less than 15%.

      Expand Through Selected Acquisitions. The global material handling industry is highly fragmented and is beginning to consolidate as a result of the scale economies that favor larger competitors. Management believes that the Company is well positioned to capitalize on this opportunity. Since July 1994, the Company has acquired 12 businesses which collectively generated annual revenues in excess of $170.0 million in fiscal 1997. The Company plans to continue making strategic acquisitions to penetrate new markets and to expand its range of product and service offerings.

Products and Services

      The Company operates through two distinct but interrelated business groups: (i) original equipment and (ii) aftermarket products and services.

Original Equipment

      The Company's original equipment operations design, manufacture and distribute a broad range of standard and engineered overhead and gantry cranes, hoists and related products. The Company's original equipment products have a reputation for quality, durability and technological innovation.

      Engineered Cranes. Management attributes the Company's position as a leading manufacturer of industrial cranes to its reputation for reliability and engineering sophistication. The Company's engineered cranes are used by customers with unique performance requirements that cannot be achieved with a standard overhead crane. The Company's engineered cranes are individually designed for specific applications in a wide variety of demanding environments and typically have a high load capacity. Each unit is highly engineered, incurring between 300 and 4,500 hours of engineering, and is generally priced between $60,000 and $6.0 million. The Company markets engineered cranes under the P&H (North and South America and Southeast Asia) and Morris (United Kingdom, South Africa, Scandinavia, the Middle East and Southeast Asia) brand names.

      Within the engineered crane market, performance is often the most critical purchase criterion for a customer. Given the premium placed on technological sophistication and specific product performance, customers purchasing highly engineered cranes tend to be less sensitive to the length of time between order and delivery than most standard overhead crane customers. Overall lead times for engineered cranes typically range between 20 and 40 weeks and include on-site inspection of customer needs, in-house engineering and development, manufacturing, product testing and installation. Many engineered crane projects are completed pursuant to contracts on which the Company receives progress payments and for which the Company occasionally must post performance bonds.

      Engineered cranes provide particularly valuable aftermarket opportunities since they often operate in harsh environments and require frequent replacement parts and a high degree of ongoing inspection and maintenance services. Management believes that the Company is well positioned to provide these services for its customers as a result of its product knowledge, expertise and local technical support.

      Due to the advanced design of an engineered crane, these products are generally manufactured at one of the Company's facilities located in Oak Creek, Wisconsin, Loughborough, England or Johannesburg, South Africa. Each of these facilities maintains advanced manufacturing capabilities, sophisticated engineering skills, project management and inspection capabilities.

      Standard Cranes. The Company's standard cranes, which utilize pre-engineered components, are adaptable to a wide variety of uses. While the cranes are configured to meet each customer's particular needs, the degree of specific engineering is typically limited to less than 100 hours and most often falls within the 20 to 60 hour range. These cranes typically range in price from $10,000 to $200,000. The Company markets various standard cranes under the P&H (North and South America and Southeast Asia), Morris (United Kingdom, South Africa, Scandinavia, the Middle East and Southeast Asia), Kaverit (Canada) and Hercules (Mexico) brand names.

      While engineered cranes have typically been produced by larger manufacturers, local crane builders have historically supplied significant numbers of standard cranes. Delivery time and price are key purchase criteria. The Company has successfully grown its standard crane sales by expanding local assembly operations to shorten delivery times and reduce costs.

      Hoists. The Company manufactures electric wire rope and chain hoists, manual chain hoists and ratchet lever hoists. The Company's hoists range in capacity from 1/8 of a ton to 60 tons and feature a variety of electrical control technologies. Customers select a specific type of hoist based on the number of lifts to be performed per day and the average load capacity. Hoist product prices range from $100 to $150,000, with most sold in the $1,000 to $8,000 range. The Company markets its industrial hoists under the Redi-Lift and Hevi-Lift brand names in North and South America and under the Morris brand name in the United Kingdom, South Africa, South America and Southeast Asia. Through the acquisition of Morris Ltd. in 1994, the Company significantly strengthened its position in the hoist marketplace. In 1994, a portion of the Company's Loughborough, England facility used to manufacture electric hoists was destroyed by a fire. The Company rebuilt the facility as a state-of-the-art hoist manufacturing and assembly plant.

      Other Components. Over the past several years, the Company has significantly expanded its product breadth through strategic acquisitions and the focused application of its technical expertise to complementary component products. Industrial brakes and winches represent two important component products manufactured by the Company and marketed to end-users and/or to other industrial equipment manufacturers.

Aftermarket Products and Services

      The Company's aftermarket business consists of replacement parts, repairs, inspection and maintenance services, and modernizations for products manufactured by both the Company and its competitors. The Company's network of DSCs and independent distributors located around the world is the platform for the Company's aftermarket sales activities, serving as distribution centers for its original equipment and replacement parts as well as the focal point for service activities. While aftermarket sales accounted for approximately 40% of net sales in fiscal 1997, they accounted for 65% of gross profit. While the Company's share of the aftermarket business on its United States installed base is approximately 25%, where proprietary parts or product knowledge is important, the Company has a significantly higher share of the aftermarket business.

      Parts and Components. The Company manufactures a wide range of replacement parts and components necessary to maintain cranes and hoists manufactured by both the Company and its competitors. These parts are sold through both DSCs and independent distributors and agents.

      Given the long useful life of an overhead crane, which ranges from 20 to 50 years, the Company's installed base of equipment provides a strong foundation for the Company's aftermarket business. Parts sales are generated by customer requests and through service personnel during scheduled inspections, appraisals and service calls.

      The Company markets both proprietary and commercially available parts for its equipment. Proprietary parts command premium prices because they either have unique design attributes that make them prohibitively expensive to reverse engineer or are critical parts where an inadequate substitute could have catastrophic consequences.

      Service. The Company provides installation, repair, inspection and maintenance services, primarily through its DSC network. The Company provides these services under highly recognized trade names including ProCare (United States, Canada), Crane Aid (South Africa) and UK Crane Service (United Kingdom).

      The Company has expanded its service offerings as a strategic response to customers' increased interest in outsourcing the repair, inspection and maintenance of overhead cranes and hoists. Currently, management estimates that more than 30% of the Company's total repair and maintenance net sales are from services performed upon cranes and hoists manufactured by its competitors. Management believes that there is significant opportunity to leverage its growing service operations to provide similar services on significantly more of the cranes and hoists manufactured by its competitors.

      In addition to responding to service calls from clients, the Company has expanded its portfolio of services to include inspections for regulatory compliance purposes (such as OSHA) as well as an innovative Crane Appraisal/Repair Evaluation (CARE) program. The CARE program thoroughly assesses the condition and performance of a crane and provides a concise reference document for restoring the equipment to optimal operating performance. Each of these inspection programs sends a highly-trained service technician into customers' factories to evaluate the overall condition of the crane or hoist, and allows the technician to recommend preventive maintenance and replacement components. See "--Sales, Marketing and Distribution."

      Modernizations. Crane modernizations provide an attractive opportunity for the Company to generate additional revenue from the entire installed base of equipment. By upgrading the electrical and mechanical systems on existing cranes, the Company can help its customers to optimize crane performance and improve the capacity and efficiency of their operations. The cost of modernizing an older crane typically ranges between 10% and 60% of the cost of a new product.

Sales, Marketing and Distribution

      Due to the diverse nature of its product lines and customer requests, the Company uses multiple sales approaches to serve its large customer base. A majority of sales are generated by Company employees and DSCs. In addition, the Company utilizes a number of independent agents and distributors in certain markets. In many markets, the members of the Company's sales staff specialize in either original equipment or aftermarket products and services. These employees have the ability to effectively identify and service the original equipment and aftermarket needs of the customer, thereby positioning the Company as a single source provider.

      With the exception of very sophisticated original equipment projects, the Company's selling efforts occur primarily at the regional level. For sophisticated original equipment, the Company uses dedicated worldwide product or engineering specialists to "team sell" the products. In this process, the team provides written specifications, design concept consulting, project scope development and project financial planning.

      In order to develop stronger and more knowledgeable customer relationships, the Company has developed a DSC network, bringing the Company's parts and service operations closer to the customer. The Company's DSC network provides three distinct yet integrated functions: (i) a distribution network for parts; (ii) a sales organization for original equipment; and (iii) an installation, repair, inspection and maintenance service operation. The Company has significantly expanded its DSC network in recent years through both acquisitions of previously independent distributors as well as the start-up of new DSCs.

      The Company's DSC network consists of 61 locations, including 38 in North America. In 1994, the Company opened its first DSC in the United Kingdom and, over the past three years, has built a DSC network with 12 locations that operate under the UK Crane Service trade name. The Company's DSC network in South Africa presently consists of 10 locations that operate under the Crane Aid trade name.

      The DSC network maintains an inventory of fast-moving parts and deploys fully equipped service technicians, to provide product support to local customers. Certain of the Company's DSCs also build small, standardized original equipment cranes, which has enabled the Company to increase its penetration of the standard crane market. The Company's goal is to have a DSC in each key industrial market in North America. In certain customer locations, the Company has technicians permanently on site to provide immediate technical support or routine preventive maintenance.

      The following table outlines the Company's current DSC network:

Location                     Principal Trade Names                     Number
- -----------------------------------------------------------------------------
North America                P&H Material Handling Center                38
United Kingdom               UK Crane Service                            12
South Africa                 Crane Aid                                   10
Southeast Asia               Morris Blooma                                1

      The Company's distribution and service operations are also supported by distributor and agent relationships in more than 50 countries, many of which are unwritten arrangements that may be terminated at any time.

Manufacturing

      The Company employs high-quality, technically advanced manufacturing at its core facilities. The Company utilizes specialized manufacturing facilities in combination with regional assembly to balance the different operational requirements faced by a full service participant in the overhead crane and hoist industry.

      The specialized manufacturing facilities build highly engineered cranes and utilize advanced technology throughout the manufacturing process. These facilities support the regional DSC crane assembly operations by providing high-quality, standardized components which are manufactured using processes which are not economical for smaller, regional facilities. For example, due to the specialized nature of the machining and assembly processes associated with hoists and brake systems, focused manufacturing facilities located in Loughborough (hoists) and Toronto (brakes) are used to produce the majority of these components for distribution to the Company's facilities throughout the world. This centralization allows the Company to take advantage of economies of scale and focused engineering resources while supporting the Company's objective of standardizing component design and manufacturing.

      By providing light manufacturing and assembly of standardized overhead crane products on a regional basis, the Company addresses customers' demand for cost effective products and shorter lead-times. This regional manufacturing strategy also benefits the Company's new product development efforts since the regional DSC manufacturers have a better understanding of end-users' performance needs.

Raw Materials

      The Company maintains strong relationships with a large number of suppliers both domestically and abroad. Typically, the Company will source raw materials from a local supplier in the region of the manufacturing facility, often entering into a blanket purchase order or an equivalent arrangement to reduce costs. Under certain circumstances, however, the Company will establish a long-term supply arrangement, either in an attempt to secure product consistency or to take advantage of volume discounts. Some of the materials most frequently purchased by the Company include steel, electric motors, castings and forgings, electrical controls and components, and power transmission and related components. Substantially all of the materials purchased by the Company are available from a variety of sources within the country of manufacture or abroad.

Backlog

      The Company's backlog of orders at January 31, 1998 was approximately $99.8 million compared to approximately $111.9 million at January 31, 1997. However, bookings in the quarter ended January 31, 1998 increased by $19.2 million or 32.4% as compared to the quarter ended January 31, 1997. The change in backlog is primarily attributable to reduced through-put time as the Company has improved its manufacturing operations. In the United States, the lead time required to deliver certain original equipment was reduced by as much as 50% in fiscal 1997. The Company's orders for standard hoist products are usually shipped within 3 to 12 weeks. Overall lead times for products that are manufactured to customer's specifications typically range between 12 and 40 weeks.

Warranties

      The Company generally provides a warranty on its products for periods of one to two years. At January 31, 1998, the Company had accrued warranties of approximately $3.5 million.

Trademarks and Brand Names

      The Company offers its equipment and services primarily under the P&H and Morris brand names. The P&H and Morris trademarks, which have been consistently used for over 100 years, are recognized in important markets around the world. P&H is currently used on above-ground mining equipment manufactured by HarnCo, as well as on the crane and hoist products manufactured by the Company and for related services offered by the Company. HarnCo has licensed to the Company the sole and exclusive right to use the P&H trademark on a worldwide basis in connection with "through the air" material handling original equipment from the date of the Recapitalization Closing until 15 years after the earlier to occur of a sale of Holdings to a third party or a public offering of the common stock of Holdings, the Company or their parents or successors, and for an additional seven years in connection with aftermarket products and services. The royalty fee for use of the trademark is 0.75% of the aggregate net sales of the MHE Business for the ten year period commencing 12 months after the Recapitalization Closing. See "Certain Relationships and Related Transactions."

      The Company also sells products under the Kaverit and Mondel trademarks in Canada, and the Hercules trademark in Mexico. It provides aftermarket service under the ProCare trademark in the United States, the UK Crane Service trademark in the United Kingdom, and the Crane Aid trademark in South Africa. The Company also uses a variety of other marks in different countries. There are no known conflicts or third party rights which would materially impact the Company's limited use of the P&H trademark in connection with the Company's business activities for the life of the license agreement or use of its other trademarks.

Patents

      The Company owns approximately 60 United States patents and pending patent applications and approximately 120 foreign patents and pending patent applications, primarily in Brazil, Canada, Japan, Mexico and the United Kingdom. The Company has acquired patents pertaining to improvements in stacker cranes, portal cranes, anti-sway cable reeving systems for cranes, automation and controls, and crane wheel and rail configurations to prevent skewing of rail-mounted cranes. Most of the products manufactured by the Company are proprietary in design and the Company is not aware of any subsisting patents held by others which would be infringed by the manufacture and sale of the Company's current lines of crane and hoist products.

Competition

      The industrial crane and hoist industry is highly fragmented, with three global participants and many regional and local players. Therefore, the markets in which the Company operates are highly competitive, and the Company faces competition from a number of different manufacturers in each of its product areas and geographic markets, both domestic and foreign. Globally, the Company believes it is one of the three largest manufacturers of industrial overhead cranes and one of the largest providers of related aftermarket products and services. Other global competitors include Mannesmann Dematic AG, a subsidiary of Mannesmann AG, and KCI Konecranes International Corp. Within specific geographic and product markets, the market share of the top participants often varies.

Governmental Regulation

Environmental Regulation

      The Company's operations and properties worldwide are subject to extensive and changing legal requirements and regulations pertaining to environmental matters. In 1997, expenditures in connection with the Company's compliance with federal, state, local and foreign environmental laws and regulations did not have a material adverse effect on the Company's earnings or competitive position.

      The principal environmental compliance issues that arise in connection with the Company's manufacturing facilities are hazardous/solid waste disposal and air emissions (primarily paint and welding). The Company's DSCs do not create environmental conditions that materially affect the Company's operations.

      The Resource Conservation and Recovery Act ("RCRA") requires the Company to manage and recycle or dispose properly of the wastes it generates from its manufacturing operations. Similar foreign hazardous waste laws and regulations apply to the Company's facilities outside the United States. RCRA and these other hazardous waste laws and regulations include storage, management and manifest provisions, among others. The Company also has embarked on a pollution prevention program, for example, reducing the hazardous waste generated at its Oak Creek, Wisconsin facility by 63 percent in 1996 from the prior year, while at the same time increasing production. The Company has agreements worldwide with hazardous waste management firms to recycle or dispose properly of generated hazardous wastes. Many of the Company's regional distribution centers have a "parts washer sink" on-site, and the spent solvents generated from these minor cleaning activities are managed, collected and recycled under contracts with waste management firms. The Company is not aware of any material non-compliance with applicable hazardous waste laws and regulations at its facilities or operations.

      Under the Clean Air Act, the States have adopted an array of control measures and programs to minimize certain hazardous air pollutants and particulate matter. The Company has obtained necessary permits for any affected facilities. Foreign clean air laws and regulations address many of the same pollutants and issues. Considerable regulatory activity is expected in the next ten years with the implementation of 1997 changes to the national ambient air quality standards for ozone and particulate matter. The Company has made a number of select investments in equipment at its primary manufacturing sites in anticipation of these changes. The adoption of some of these additional clean air regulations might require the Company to make further capital expenditures not currently anticipated and that may be material.

      In connection with the ownership of its properties and operation of its business, the Company may also be subject to liability under various federal, state, local and foreign laws, regulations and ordinances relating to clean-up and removal of hazardous substances on, under or in such properties. Certain laws, such as the Comprehensive Environmental Response, Compensation and Liability Act, typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous substances. Persons who arrange, or are deemed to have arranged, for the disposal or treatment of hazardous substances also may be liable for the costs of removal and remediation of such substances at the treatment or disposal site, regardless of whether such site is owned or operated by such person. Under the terms of the Recapitalization Agreement, HarnCo retained all liability for the only two, open environmental clean-up claims brought against HarnCo in the Milwaukee area. The Company and its management are not aware of any other material environmental clean-up claim which is pending or is threatened against the Company, but there can be no assurance that any such claim will not be asserted against the Company in the future.

      The Company has undergone significant expansion in recent years through acquisitions, and management has decided that it is important for the Company's operations to adopt a "proactive" compliance management approach to environmental matters. The Company hired a manager of safety, health and environmental affairs in September 1996 to oversee worldwide compliance, and staff have been designated to lead compliance activities at each facility. The Company also is developing an "Annual Compliance Calendar" matrix for all required facility reports and an audit system for all environmental, safety and health issues. A key component of the Company's environmental strategic management plan is training for managers and employees. Once fully implemented in 1998, the Company believes its compliance program will be in conformance with ISO 14000 standards.

      It is likely that situations will arise from time to time requiring the Company to incur expenditures in order to ensure continuing regulatory compliance. The Company is not aware of any environmental condition or any operation at any of its properties or facilities, either individually or in the aggregate, which would cause expenditures that would result in a material adverse effect on the Company's results of operations, financial condition, or competitive position. There could be future, unknown environmental regulatory changes that could have a material effect.

      In connection with the contemplated transaction, an environmental assessment of certain of the Company's properties and operations at which the Company may have potential environmental liabilities has been conducted. This environmental assessment has indicated that no environmental matters or compliance issues exist at the

Company's United States properties and operations that would have a material adverse effect on the Company's earnings or competitive position. At some of the Company's foreign properties and operations, however, the environmental assessment has indicated a need for the Company to conduct certain follow-up measures in order to reduce potential environmental liabilities. The Company intends to follow up on certain of the recommendations made in the environmental assessment with respect to both United States and foreign properties. There can be no assurance that unknown conditions at the Company's facilities will not result in potential liabilities that may be material.

      The Loughborough, England facility is subject to an air emissions permit, the limits of which became enforceable in April 1998. The Company has retained a consultant who has conducted tests to determine if the facility complies with such limits. However, the results of the consultant's tests have not been received to date. Further, the Company is currently evaluating the purchase of insurance to cover some or all potential environmental liabilities.

Other Regulation

      The Company's operations also are subject to many other laws and regulations, including those relating to workplace safety and worker health (principally OSHA and regulations thereunder in the United States and similar laws in most other countries). The Company believes it is in material compliance with these laws and regulations and does not believe that future compliance with such laws and regulations will have a material adverse effect on its cash flow, results of operations or financial condition.

Properties

      The Company maintains its corporate headquarters in Oak Creek, Wisconsin and conducts its principal operations at the following facilities:

                                                                              Square
Location                 Utilization                                          Footage    Owned/Leased
- -----------------------------------------------------------------------------------------------------
Loughborough, U.K.       Crane/hoist manufacturing                            420,000    Owned (a)
Oak Creek, WI            Crane/hoist/winch manufacturing                      277,000    Owned
Johannesburg, S.A.       Crane/hoist manufacturing                            124,000    Owned
Franklin, OH             Regional fabrication/remanufacturing                  75,000    Owned
Mexico City, Mexico      Crane/hoist manufacturing/distribution/service        65,000    Owned
Edmonton, Canada         Crane/hoist regional manufacturing/service            58,300    Owned
Windsor/Madison, WI      Crane/hoist remanufacturing                           55,000    Leased (b)
Mauldin/Greenville, SC   Regional crane assembly/service                       40,400    Leased (c)
Birmingham, AL           Regional crane assembly/service                       36,500    Owned/Leased (d)
Singapore, Singapore     Parts warehouse/crane assembly/hoist distribution     21,200    Land Leased (e)
Toronto, Canada          Brake systems and parts manufacturing                 17,600    Leased

- ----------
(a)   Unused portions are subleased.
(b)   Lease expires May 31, 2002.
(c)   Lease expires December 31, 2004.
(d) The Company owns the property with the exception of a portion thereof leased (with an option to purchase) from the Industrial Revenue Board of Birmingham.
(e) The building is owned while the land underneath the building is to be leased pursuant to a thirty-year lease.

      The Company also owns and leases a number of other properties as DSCs in the United States, Canada, the United Kingdom, South Africa and Mexico.

      The Company believes that its properties have been adequately maintained, are in generally good condition, and are suitable for the Company's business as presently conducted. The Company believes its existing facilities provide sufficient production capacity for its present needs and for its anticipated needs in the foreseeable future. The Company also believes that upon the expiration of its current leases, it either will be able to secure renewal terms or enter into leases for alternative locations at market terms.

Employees

      At January 31, 1998, the Company had a total of 2,072 full-time employees, of which 833 were hourly and 1,239 were salaried personnel. Approximately 74% of the Company's hourly employees are represented by unions. The Company's United States operations employ approximately 904 employees, of which 151 production and maintenance employees at the facility in Oak Creek, Wisconsin are unionized. Until the October 1997 Drop Down, the Company's unionized employees in the United States were covered by a collective bargaining agreement between HarnCo and the United Steelworkers of America, Local 1114, which expires August 31, 1998. In connection with the October 1997 Drop Down, these employees became employees of MHLLC, a newly-created wholly-owned subsidiary of the Company. The Company will honor the collective bargaining agreement as to its employees through the remainder of its term. Although negotiations with respect to a new collective bargaining agreement have not yet begun, the Company contemplates seeking changes in benefit programs. In addition, the Company is a party to several agreements with unions representing certain of its employees in Mexico, South Africa and the United Kingdom. These agreements all have a one year term. There can be no assurance that the Company will be able to successfully negotiate a new collective bargaining agreement with Local 1114 or any other collective bargaining agreements upon their expiration without work stoppages.

      None of the Company's businesses has experienced a significant strike, slowdown, or lockout within the last ten years. The Company believes that its relationship with its employees is good and that it provides working conditions, wages, and benefits that are competitive with other providers of the kinds of products and services offered by the Company.

Legal Proceedings

      From time to time, the Company is involved in routine litigation incident to its operations. The Company believes that any pending or threatened litigation will not have a material adverse effect on its consolidated results of operations and financial condition.

                                   MANAGEMENT

      The following sets forth certain information with respect to the persons who are members of the Company's Board of Directors or senior management team.


     Name                       Age   Position
     ----                       ---   --------
Michael S. Erwin.............    45   President, Chief Executive Officer and
                                      Director
David D. Smith...............    43   Vice President--Finance
Peter A. Kerrick.............    41   Vice President--Equipment
Richard J. Niespodziani......    46   Vice President--Aftermarket Products
Edward J. Doolan.............    46   Vice President--Distribution & Service
K. Bruce Norridge............    51   Vice President--Europe & Africa
Michael J. Maddock...........    55   Vice President--Pacific Rim & Middle East
Martin L. Ditkof.............    40   General Counsel and Secretary
Todd R. Berman...............    40   Chairman of the Board
Michael S. Shein.............    34   Director

      Michael S. Erwin--Michael Erwin serves as President and Chief Executive Officer of the Company which he has run since December 1994. He has served as a director since March 1998. Since joining the Company in 1974, he has held a variety of positions, including General Manager, Equipment Division; Operations Manager, Oak Creek; Marketing Manager, Hoist Division; and Material Handling Regional Manager, Chicago. Mr. Erwin holds a Bachelor of Science degree in Business Management, System/Operations Management from Milwaukee School of Engineering and an Associate's Degree in Mechanical Technology from Milwaukee Area Technical College.

      David D. Smith--David Smith serves as Vice President--Finance since March 1998. He has served as Vice President and Controller since 1993. Mr. Smith joined the Company in 1988 as a Senior Operations Auditor. Mr. Smith received his Bachelor of Science in Business Administration from Bucknell University and his M.B.A. from the University of Pittsburgh. Mr. Smith is a Certified Public Accountant.

      Peter A. Kerrick--Peter Kerrick assumed his current position as Vice President--Equipment in 1995. Since joining the Company in 1978 as a Design & Project Engineer, Mr. Kerrick has held numerous positions with the Company, primarily in the sales capacity. Mr. Kerrick obtained a Bachelor of Science degree in Mechanical Engineering from Purdue University.

      Richard J. Niespodziani--Richard Niespodziani has served as Vice President--Aftermarket Products since 1994. Prior to his current position, Mr. Niespodziani served as General Manager for five different business areas at the Company. He also has held multiple positions related to the Company's aftermarket operations since joining the Company in 1974. Mr. Niespodziani received his Bachelor of Science degree in Business Administration from the University of Wisconsin Stevens Point and his M.B.A. from the University of Wisconsin Whitewater.

      Edward J. Doolan--Edward Doolan serves as Vice President--Distribution & Service. Prior to being promoted to his current position in 1994, Mr. Doolan served in a variety of positions in the aftermarket products and service groups. He joined the Harnischfeger team in 1979 and became Director of Product Support for the Company in 1985. Mr. Doolan has a Bachelor of Science in Industrial Engineering from Georgia Tech and an M.B.A. from Marquette University.

      K. Bruce Norridge--Bruce Norridge has been Vice President--Europe & Africa since September 1997. Prior to that, he was Managing Director of Morris Ltd.'s Engineered Products Division from 1992 to 1997. Mr. Norridge has been employed with Morris Ltd. since 1979. Mr. Norridge received a National Diploma in Structural Engineering and an Advanced Diploma in Production Management and is a graduate fellow of the Production Management Institute of South Africa. Mr. Norridge is a Registered Professional Technologist in Engineering and a Registered Professional Production Manager.

      Michael J. Maddock--Michael Maddock has been Vice President--Pacific Rim & Middle East since September 1997. Previously, Mr. Maddock held a number of positions at Morris Ltd., including Director and General Manager, Hoist Division, and Managing Director, Standard Products Division. He joined Morris Ltd. in 1989. Mr. Maddock received his M.I. in Mechanical Engineering from the Institute of Mechanical Engineers, a Bachelor of Science in Metallurgy from the University of Surrey, a Higher National Diploma in Mechanical Engineering and a Higher National Certificate in Production Engineering. He received his Membership from the Institute of Mechanical Engineers.

      Martin L. Ditkof--Martin Ditkof currently serves as General Counsel. He joined the Harnischfeger team as a Corporate Attorney in 1988 and assumed his current position at the Company in November 1995. Mr. Ditkof received a Bachelors degree in Business Administration from the University of Michigan and his Juris Doctorate from Cornell Law School.

      Todd R. Berman--Todd Berman has been Chairman of the Board since March 30, 1998. Mr. Berman is the founder and President of Chartwell Investments Inc. He has served as Chairman of the Board of Griffith Consumers Company, one of the nation's largest independent distributors of heating oil and other petroleum products, since December 1994; as Chairman of Carl King, Inc., the leading operator of gas stations and convenience stores in the Delmarva peninsula (Delaware, Maryland, Virginia), since December 1994; and as a director of Petro Stopping Centers, L.P., a leading operator of large, full-service truck stops, since January 1997. Mr. Berman has been with Chartwell Investments Inc. or its predecessor since 1992. He received his A.B. from Brown University and an M.B.A. from Columbia University Graduate School of Business.

      Michael S. Shein--Michael Shein has been a director since March 30, 1998. Mr. Shein is a Managing Director and co-founder of Chartwell Investments Inc. and has been with Chartwell Investments Inc. or its predecessor since 1992. Mr. Shein has served as a director of Griffith Consumers Company, one of the nation's largest independent distributors of heating oil and other petroleum products, since December 1994; a director of Carl King, Inc., the leading operator of gas stations and convenience stores in the Delmarva peninsula (Delaware, Maryland, Virginia), since December 1994; and a director of Petro Stopping Centers, L.P., a leading operator of large, full-service truck stops, since January 1997. Mr. Shein received a B.S. summa cum laude from The Wharton School at the University of Pennsylvania.

Director Compensation

      The Company contemplates paying customary directors fees to non-management directors who are not employees of Chartwell Investments Inc., and reimbursing all directors for out-of-pocket expenses incurred in connection with attending Board meetings.

Executive Compensation

Arrangements After Consummation of the Transactions

                              Employment Agreements

      On March 30, 1998, the Company entered into new employment agreements with certain senior managers of the Company, including the Named Executive Officers. The agreements with Messrs. Erwin, Smith and Niespodziani provide for their employment in their current capacities for three years, and for additional one year periods thereafter unless canceled by either party on 60 days notice prior to such renewal date. They provide Messrs. Erwin, Smith and Niespodziani a base salary (subject to annual review by the Board of Directors) of $180,000, $111,300 and $111,540, respectively, and an annual performance-based bonus plan (based on Economic Value Added for 1998 and on EBITDA for years thereafter), the terms of which are to be agreed upon by the Compensation Committee of the Board of Directors and the Company's Chief Executive Officer. The agreements also provide for the indemnification of the executives, and include non-competition and confidentiality provisions. If the executive resigns for Good Reason (as defined therein), the executive is entitled to continuance of his then current base salary for 12 months, continuation of health and life insurance benefits for 24, a pro-rated bonus, the continuation of other perquisites for six months and payment, if requested, for all equity in Holdings or the Company held by the executive or his family. If the executive is terminated without Cause (as defined therein) by the Company, he is entitled to a lump sum payment equal to his then current annual base salary plus a lump sum payment equal to the base salary which would otherwise have been payable for the balance of the fiscal year in which termination occurs, and the same benefits as if he resigned for Good Reason (as outlined above).

      The Company also entered into new employment agreements with Messrs. Norridge and Maddock on March 30, 1998. These agreements generally continue in effect until the death of the executive, the executive's reaching normal retirement age, termination for Cause by the Company, termination for Good Reason by the Executive, or until terminated by either party upon 12 months notice. Messrs. Maddock and Norridge are entitled to (pound)80,900 and (pound)79,000 base salary, respectively, subject to review annually, a bonus calculated and paid in accordance with the provisions of the management bonus scheme, an additional payment of (pound)56,250 for each of 1998 and 1999, pension benefits at least equal in value to the benefits the executive would have been entitled to under the previous benefit plan in which such executive participated, and various other benefits. The executive may terminate the agreement at any time for Good Reason (as defined therein), in which case the executive is entitled to receive his annual base salary immediately prior to termination for an additional 12 months and a lump sum of (pound)56,250 multiplied by two minus the number of times the executive received this additional payment. The executive is also entitled to continue participating in the medical, dental and life insurance plans for one year or until he receives equivalent benefits from a new employer.

                              Equity Incentive Plan

      In connection with the Recapitalization, the Company established a new equity incentive plan to attract and retain key personnel, including senior management, and to enhance their interest in the Company's continued success. Holdings has reserved 1,186.0849 shares of Common Stock and 4,328.25 shares of Series C Junior Voting Preferred Stock with a value of $8.1 million on March 30, 1998 for this plan (such shares to be denominated in 8,100 units consisting of 0.1464 shares of Common Stock and 0.5344 shares of Series C Junior Voting Preferred Stock (the "Equity Units")). The Company made an initial option grant to each member of the Company's senior management on March 30, 1998 under such executive's employment agreement. The Company does not anticipate making additional option grants to these executives under the plan, but does anticipate making grants to other or to new members of management. Options not previously exercised or terminated expire ten years from the date of grant. Approximately one-third of the total number of Equity Units subject to the initial grant vest ratably on each of the first through fourth anniversaries of the date of grant provided the executive is in the employ of the Company. Approximately one third of the Equity Units vest 25% a year at the end of each of 1999, 2000, 2001 and 2002, subject to satisfaction of the applicable EBITDA-based Performance Hurdle (as defined therein) for such year ("B Options"), and approximately one third of the Equity Units (plus any B Options that did not vest and have been carried forward) vest if the Internal Rate of Return (as defined therein) earned by the Company exceeds 40% on the closing date of a Change of Control (as defined therein) and the executive is in the employ of the Company on such date. The executives will be permitted to exercise their vested options and sell their Equity Units after an initial public offering (subject to approval of the Compensation Committee).

Arrangements Prior to Consummation of the Transactions

      The following describes certain compensation and benefit arrangements applicable to employees of the Company for periods prior to March 30, 1998. Such employees' participation in such plans and programs, except as otherwise noted, terminated on March 30,1998, except with respect to vested benefits.

                         1997 Summary Compensation Table

      The following table presents information concerning compensation paid for services to the Company during fiscal year 1997 to the Chief Executive Officer of the Company and the four other most highly paid executive officers employed by the Company at the end of fiscal year 1997, collectively, the "Named Executive Officers."

                                                                                 Long-Term Compensation
                                                                                 ----------------------
                                                       Annual Compensation         Awards       Payouts
                                                 ------------------------------  ----------   ----------
                                                                      Other                   Securities               All
                                                                      Annual     Restricted   Underlying              Other
                                                                     Compen-       Stock       Options/     LTIP     Compen-
        Name and                                 Salary     Bonus     sation      Award(s)       SARs     Payouts    sation
   Principal Position                             ($)      ($)(a)      ($)          ($)          (#)      ($)(b)    ($)(a)(c)
                                                 -------   -------   ----------   --------    ---------   -------   ---------
Michael S. Erwin............................     155,850   109,192   12,358 (a)     --           --       12,220      30,146
   President and Chief Executive Officer
David D. Smith..............................     104,980    47,644    5,705 (a)     --           --        6,863      14,705
   Vice President--Finance
Richard J. Niespodziani.....................     106,250    61,926    1,967 (a)     --           --        1,755       9,052
   Vice President--Aftermarket
   Products
Michael J. Maddock..........................     125,300    55,196       --         --           --           --      95,605(d)
   Vice President--Pacific Rim &
   Middle East
K. Bruce Norridge...........................     125,042    55,112   71,932 (e)     --           --           --      95,605(d)
   Vice President--Europe & Africa

- ----------
(a) Certain participants in HII's Executive Incentive Plan may elect to defer up to 100% of their cash bonuses by converting such bonuses into HII common stock at a 25% discount from the average closing price of the HII common stock for the last month of the HII fiscal year. All such stock is held in the HII Deferred Compensation Trust and may not be withdrawn by a participant as long as the participant remains an employee of HII. Mr. Erwin, Mr. Smith and Mr. Niespodziani elected to defer 25%, 25% and 10% of their respective fiscal 1997 cash bonuses into HII common stock under this plan. The HII Executive Incentive Plan also provides that dividends on shares held in participants' accounts are reinvested in HII common stock at a 25% discount from market prices. The dollar values of the differences between (i) the bonus amount converted and the market value of the shares purchased and (ii) the dollar amounts attributable to the discount upon the reinvestment of dividends are included in the "Other Annual Compensation" column. The dollar value of the bonus amounts that have been converted into stock and deferred are reported in the "LTIP Payouts" and "All Other Compensation" columns. The "banked" portion of any bonus is not reported in the Summary Compensation Table but is reported in the Long-Term Incentive Plans--Awards Table.
(b) Represents the portion of the bonus earned in 1997 that resulted from bonuses that were "banked" in prior years under the EVA Bonus Program described in connection with the Long-Term Incentive Plans--Awards Table. Mr. Erwin, Mr. Smith and Mr. Niespodziani elected to defer 25%, 25% and 10% of their respective 1997 cash bonuses into HII common stock under the HII Executive Incentive Plan.
(c) Includes the following amounts which represent bonuses earned in 1997 (net of amounts reported under LTIP Payouts) and deferred and converted into HII common stock by the Named Executive Officers under the HII Executive Incentive Plan as described in footnote (a) above: Mr. Erwin $24,611; Mr. Smith $10,131; and Mr. Niespodziani $4,123. Also includes $4,080 for Mr. Erwin, Mr. Smith and Mr. Niespodziani which represents cash payments under the HII Profit Sharing Plan and the following amounts paid by HII during fiscal 1997 for group term life insurance premiums for the benefit of the executives: Mr. Erwin, $1,455; Mr. Smith, $494; and Mr. Niespodziani, $849.
(d) Represents an annual earn-out paid to Messrs. Maddock and Norridge pursuant to the terms of their employment agreements.
(e) Includes $13,750 in car allowance and $51,063 for various expatriate expenses incurred by Mr. Norridge, paid by the Company pursuant to the terms of his employment agreement.

                 Aggregate Option Exercises in Last Fiscal Year
                      and Fiscal Year-End Option Values (a)

      The following table sets forth information with respect to the Named Executive Officers concerning the number of shares of HII common stock acquired on exercise of options by the Named Executive Officers during fiscal 1997, the value realized and the number and value of options outstanding at October 31, 1997.

                                                                     Number of Securities        Value of Unexercised
                                                                    Underlying Unexercised       in-the-Money Options
                                            Shares                     Options at Fiscal          at Fiscal Year-End
                                           Acquired     Value             Year-End (#)                  ($)(c)
                                         on Exercise   Realized   --------------------------  ---------------------------
  Name                                       (#)        ($)(b)    Exercisable  Unexercisable  Exercisable   Unexercisable
  ----                                   -----------   --------   -----------  -------------  -----------   -------------
Michael S. Erwin......................       1,625      21,865       5,250        6,000          52,459        27,013
David D. Smith........................       2,875      31,150           0        2,375               0        15,551
Richard J. Niespodziani...............       1,750      17,453           0        2,250               0        13,166
Michael J. Maddock....................       1,500      29,250       1,875        2,625          17,436        18,557
K. Bruce Norridge.....................       1,875      24,561           0        2,625               0        18,557

- ----------
(a)   No Stock Appreciation Rights (SARs) are outstanding.
(b) Based on the market value of the stock on the date of exercise less the exercise price and withholding tax paid by the recipient, if any.
(c) Based on the closing price of HII common stock on the New York Stock Exchange on October 31, 1997 of $39.375.

      Until the Recapitalization Closing, a portion of the incentive compensation for senior executives was paid in cash and a portion was deferred based on future results.

      For those executives who have elected to defer their cash bonuses by converting such bonuses into HII common stock under the terms of the HII Executive Incentive Plan, the "banked" portion of any bonus is converted into HII common stock on the same terms as the "unbanked" portion of the bonus.

              Long Term Incentive Plans--Awards in Last Fiscal Year

                                          Number of Shares,   Estimated Future
                                           Units of Other      Payouts Under
                                               Rights         Non-Stock Price
Name                                           (#)(a)        Based Plans ($)(b)
----                                      -----------------  -------------------
Michael S. Erwin......................           17                1,558
David D. Smith........................           18                1,732
Richard J. Niespodziani...............            9                2,486
Michael J. Maddock....................           --                   --
K. Bruce Norridge.....................           --                   --

- ----------
(a) Reflects HII common stock purchased through conversion of each executive's banked bonus at a 25% discount on the purchase price of $41.78 in accordance with the provisions of the HII Executive Incentive Plan. The amount so converted by each of the executive officers is as follows:
      Michael Erwin $693; David Smith $770; and Richard Niespodziani $368.
(b)   Reflects cash portion of "banked bonus."

                               Pension Plan Table

      The following table sets forth the estimated annual benefits payable upon retirement at normal retirement age for the years of service indicated under HII's defined benefit pension plan (and excess benefit arrangements defined below) at the indicated remuneration levels.

      Remuneration covered by the plan includes the following amounts reported in the 1997 Summary Compensation Table: salary and bonus (including the cash value of bonuses foregone for stock under the Executive Incentive Plan). "Banked" bonuses are not included.

      The years of service credited for each of the Named Executive Officers are: Michael Erwin 24 years, David Smith 15 years, and Richard Niespodziani 23 years.

      Benefits are based upon years of service and the highest consecutive five year average annual salary and incentive compensation during the last ten calendar years of service. Estimated benefits under the retirement plan are subject to the provisions of the Code which limit the annual benefits which may be paid from a tax qualified retirement plan. Amounts in excess of such limitations will either be paid from the general funds of HII or funded with HII common stock under the terms of the HII Supplemental Retirement and Stock Funding Plan. The estimated benefits in the table above do not reflect offsets under the plan of 1.25% per year of service (up to a maximum of 50%) of the Social Security benefit.

                                          Years of Service
                   -------------------------------------------------------------
Remuneration         5         10        15         20        25           30
------------       ------     ------    ------    ------     ------      ------
$ 140,000          10,500     21,000    31,500    42,000     52,500      63,000
  180,000          13,500     27,000    40,500    54,000     67,500      81,000
  220,000          16,500     33,000    49,500    66,000     82,500      99,000
  260,000          19,500     39,000    58,500    78,000     97,500     117,000
  300,000          22,500     45,000    67,500    90,000    112,500     135,000
  340,000          25,500     51,000    76,500   102,000    127,500     153,000
  380,000          28,500     57,000    85,500   114,000    142,500     171,000

      Until March 30, 1998, executive officers of the Company located in the United Kingdom were eligible to participate in an executive section of the Harnischfeger Industries Pension Scheme (the "UK Scheme"), which provides defined benefits. Pension income in the UK Scheme at normal retirement age is based on the employee's years of service and his last twelve months' taxable earnings (excluding certain benefits in kind and fluctuating payments), or on an average of those taxable earnings over the last 24 months, if greater. There is no offset for United Kingdom social security benefits.

      In addition to United Kingdom social security benefits to which such a person may be entitled, the following table illustrates the amount of annual pension benefits (in pounds sterling) payable from the UK Scheme to an individual with the indicated earnings and years of service at the individual's normal retirement age of 65.

                                          Years of Service
                   -------------------------------------------------------------
Remuneration         10         15         20       25         30          35
------------       ------     ------    ------    ------     ------      ------
(pounds)50,000     16,667     25,000     33,333   33,333     33,333      33,333
        75,000     25,000     37,500     50,000   50,000     50,000      50,000
       100,000     33,333     50,000     66,667   66,667     66,667      66,667
       125,000     41,667     62,500     83,333   83,333     83,333      83,333
       150,000     50,000     75,000    100,000  100,000    100,000     100,000

      Mr. Maddock and Mr. Norridge were members of the UK Scheme until March 30, 1998. At December 31, 1997, Mr. Maddock had 8.75 years of service and Mr. Norridge had 3.42 years of service for purposes of this plan.

Because Mr. Norridge joined the plan after June 1, 1989, as a matter of United Kingdom law, his benefits after 20 or more years of service would be capped at (pound)56,000.

                          Divestiture Bonus Agreements

      In September and October 1997, Michael S. Erwin, David D. Smith, Richard
J. Niespodziani, Michael J. Maddock, K. Bruce Norridge and certain other employees of the Company entered into divestiture bonus agreements with HarnCo (the "Divestiture Bonuses"). These agreements provide for bonuses to be paid to such employees in the event of a purchase by a third party not affiliated with HarnCo of substantially all of the assets and liabilities of the MHE Business which occurs within one year of the date of the agreement. The Divestiture Bonuses for Messrs. Erwin, Smith, Niespodziani, Maddock and Norridge are to be $375,000, $125,000, $125,000, $125,000 and $125,000, respectively. Under these agreements, each employee agreed to release HarnCo and its affiliates from certain claims and agreed not to voluntarily terminate his employment with the MHE Business within the first six months following any such divestiture unless there is a substantial change in the employee's duties, functions and responsibilities or the employee is required to perform the principal portion of his duties outside his current locale.

                              Employment Agreements

      In September and October 1997, HarnCo entered into employment agreements with Michael Erwin, David Smith, Richard Niespodziani and certain other employees of the Company which were to be effective upon closing of the sale of the MHE Business to a third-party buyer. These agreements, which HarnCo assigned to the Company, were terminated on March 30, 1998 and replaced by new employment agreements. Morris entered into employment agreements with K. Bruce Norridge, Vice President--Europe & Africa, and Michael J. Maddock, Vice President--Pacific Rim & Middle East in connection with the sale of Morris to the Company in 1994. These agreements also were terminated and replaced by new employment agreements on March 30, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Holdings owns 100.0% of the issued and outstanding capital stock of Morris Material Handling, Inc.

      The following table sets forth the number and percentage of outstanding shares of voting stock of Holdings beneficially owned by: (i) each executive officer and director of the Company; (ii) all directors and executive officers of the Company as a group; and (iii) each person known by the Company to own beneficially more than five percent of Holdings voting stock, respectively. The Company believes that each individual or entity named will have sole investment and voting power with respect to shares of voting stock of Holdings indicated as beneficially owned by them, except as otherwise noted.

                                                                 Voting      Percent       Series C       Percent
Name and Address of Beneficial Owner                          Common Stock   of Class  Preferred Stock   of Class
- ------------------------------------                          ------------   --------  ---------------   --------
5% Owners:
Chartwell L.P. (a)..........................................      7,907        77.8%        28,855         100.0%
    c/o KPMG
    Genesis Building
    448 GT
    Grand Cayman
    Cayman Islands
Harnischfeger Corporation...................................      2,261        22.2%         --             --
    3600 South Lake Drive
    St. Francis, Wisconsin 53235

Executive Officers and Directors:
Todd R. Berman (b)..........................................      7,907        77.8%        28,855         100.0%
Michael S. Shein (b)........................................      7,907        77.8%        28,855         100.0%
All directors and officers as a group (14 persons) (c)......      7,907        77.8%        28,855         100.0%

- ----------
(a) Chartwell L.P., a Cayman Islands limited partnership, is the managing member of Frasier L.L.C., a Delaware limited liability company, and of Niles L.L.C., a Delaware limited liability company, which together own 100.0% of the shares of common stock of MHE Investments, a Delaware corporation. MHE Investments, in turn, owns 77.8% of the shares of voting common stock of Holdings and 100.0% of the Series C Junior Voting Preferred Stock. The general partner of Chartwell L.P. is Chartwell G.P. Corp., a Cayman Islands company. Chartwell G.P. Corp. may be deemed to beneficially own all of the shares of Holdings beneficially owned by Chartwell L.P. Mr. Donald Gales owns all of the issued and outstanding capital stock of Chartwell G.P. Corp. and, consequently, may be deemed to beneficially own all of the shares of Holdings beneficially owned by Chartwell G.P. Corp. However, Holdings has been advised by each of Chartwell L.P., Chartwell G.P. Corp. and Mr. Gales that each disclaims beneficial ownership of such Holdings shares. Todd R. Berman, who is Chairman of the Board of the Company, is a limited partner of Chartwell L.P. Michael S. Shein, who is a director of the Company, is also a limited partner of Chartwell L.P. Mr. Berman and Mr. Shein are the managers of Frasier L.L.C. and Niles L.L.C. Concurrent with the Recapitalization Closing, affiliates of CIBC Oppenheimer Corp. and Credit Agricole Indosuez, an Initial Purchaser and the Financial Advisor in the Offering, respectively, became minority interest holders of Frasier L.L.C. and Niles L.L.C. Jay R. Bloom, who is a director of the Company, is a Managing Director of CIBC Oppenheimer Corp.
(b) Chartwell L.P., a Cayman Islands limited partnership, is the managing member of Frasier L.L.C., a Delaware limited liability company, and of Niles L.L.C., a Delaware limited liability company, which together own 100.0% of the shares of common stock of MHE Investments, a Delaware corporation. MHE Investments, in turn, owns 77.8% of the shares of voting common stock of Holdings and 100.0% of the Series C Junior Voting Preferred Stock. Todd R. Berman, who is Chairman of the Board of the Company, is a limited partner of Chartwell L.P. Michael S. Shein, who is a director of the Company, is also a limited partner of Chartwell L.P. Mr. Berman and Mr. Shein are the managers of Frasier L.L.C. and Niles L.L.C. The address of each of Mr. Berman and Mr. Shein is c/o Chartwell Investments Inc., 717 Fifth Avenue, 23rd Floor, New York, New York 10022.
(c) Members of the Company's senior management purchased $900,000 of equity interests of Niles L.L.C. concurrent with the Recapitalization Closing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Harnischfeger

      Historically, the Company operated as one of several operating units of HII. Until the reorganization of the Company in October 1997, the core United States operations of the Company (including all centralized operations and the Oak Creek manufacturing facility) were conducted directly by HarnCo, which is a wholly-owned subsidiary of HII, while the rest of the Company's operations (including Morris Ltd. since its acquisition in 1994) were conducted through a number of entities, all of which were wholly-owned, directly or indirectly, by HII and its affiliates, with the exception of the Company's Singapore operations, which are conducted through an entity in which the Company has an 85% interest. HarnCo continues to own approximately 20.8% of the Holdings Common Stock. HII's two other current operating units consist of mining equipment operations ("Mining"), which are conducted through HarnCo and through another subsidiary of HII, and paper production equipment operations ("Paper"), which are conducted through a separate subsidiary of HII.

      Previously (and until the Recapitalization Closing), HII and/or HarnCo performed centrally a number of functions necessary for the operations of the Company. Under a management services arrangement with HII, the Company was provided with certain services, including, but not limited to, matters of organization and administration, cash management, labor relations, employee benefits, public relations, financial policies and practices, taxation and legal affairs (intellectual property, environmental, labor, securities and ERISA compliance, as well as assistance with product liability cases). The annual fee charged the Company for these services was based upon a pro rata share of corporate administration costs using an allocation methodology based on consolidated worldwide sales. Such fees totaled approximately $2.9 million, $2.3 million and $1.9 million in fiscal 1997, 1996 and 1995, respectively.

      HarnCo provided information systems services to the Company for which the Company was charged approximately $1.9 million, $1.0 million and $1.1 million in fiscal 1997, 1996 and 1995, respectively. HarnCo provided support to the Company for accounting, credit, traffic, vendor identification numbers and human resource services for which it charged the Company approximately $756,000, $784,000 and $776,000 in fiscal 1997, 1996 and 1995, respectively. The Company also shared a parts warehouse with HarnCo, for which the Company was charged approximately $1.4 million, $1.3 million and $1.2 million in fiscal 1997, 1996 and 1995, respectively, and leased office space from HarnCo at a cost of approximately $120,000 per year in fiscal 1997, 1996 and 1995.

      In addition, computer hardware, software licenses and other technology necessary to operate the Company were owned and/or held by HII and/or HarnCo and were used by HarnCo. Virtually all information systems necessary to the United States operations of the Company were shared with HarnCo. Furthermore, the Company (including all of its foreign operations) was insured pursuant to HII's insurance program. The Company had a number of other arrangements with HII, HarnCo and/or their affiliates, including tax allocation agreements and inter-company notes, all of which will terminate at the Recapitalization Closing.

      The Company also sold certain products and services to Paper and Mining at negotiated rates and has performed certain administrative functions for HarnCo in Mexico. Sales to Mining and Paper amounted to $4.9 million in fiscal 1997, and to $0.9 million and $0.7 million in fiscal 1996 and 1995, respectively. In addition, Mining and Paper provided certain products and services to the Company which management estimates amounted to approximately $10.0 million per year, in fiscal 1997, 1996 and 1995. HarnCo manufactured electric motors, fabricated larger steel girders and did machining on certain cranes for the Company at cost or at cost plus a percentage. In addition, Mining and Paper have acted as motor rewind subcontractors for the Company. Paper is negotiating a preferred supplier contract with the Company which provides for the Company to act as a subcontractor for Paper's service unit. It is contemplated that these transactions, none of which individually or in the aggregate are significant to the Company, will continue in the future.

      The Company obtained volume discounts by entering into joint purchase agreements in the United States with HII, Mining and Paper for items such as bearings, motors, steel, maintenance, repair and operational supplies, domestic telephone service and rates and fleet and equipment leases (including master capital leases for vehicles and other equipment). In the United Kingdom, the Company, Mining and Paper entered into joint purchase agreements for energy, steel and automobile leases. The Company also had a joint banking program with the other HII affiliates and participated in a consolidated pension plan in the United Kingdom. The Company's hourly employees at its Oak Creek, Wisconsin facility are covered by a collective bargaining agreement between HarnCo and the United Steelworkers of America, Local 1114 that also covers certain employees of Mining.

      In a number of instances, HII and/or HarnCo provided contracting credit support in connection with the Company's business. Certain customers for large crane supply contracts require the supplier to provide contracting credit support and/or parent guarantees of performance. In addition, HII and/or HarnCo guaranteed Company debt and the Company's performance under certain real estate, vehicle and equipment leases. At March 30, 1998, there was approximately $38.4 million outstanding under the letters of credit and bonds provided by HarnCo and the Non-MHE HarnCo Affiliates. See "The Transactions--Credit Support."

      Management believes that in the aggregate these products and services can be obtained on comparable terms from third parties.

Harnischfeger Separation Agreement

      The organizational structure of the Company and its subsidiaries was substantially reorganized in connection with the anticipated sale of the Company. In connection therewith, in October 1997 HarnCo transferred the assets of its Material Handling Equipment Division to MHLLC, a newly-created wholly-owned subsidiary of the Company. All non-cash assets held by HarnCo and used exclusively by the MHE Division were transferred or, in the case of leased personal property, subleased to MHLLC or to one of its affiliates. In return, MHLLC assumed substantially all of the liabilities of HarnCo and the Non-MHE HarnCo Affiliates relating to the MHE Business (other than as described below).

      HarnCo has retained certain income and other tax liabilities relating to the MHE Business, all environmental liabilities relating to the ownership or operation of any shared facilities and of HarnCo's Orchard Street facility, any liabilities for which HarnCo or its affiliates have been named as potentially responsible parties with respect to two Superfund sites, and any liabilities arising in connection with claims alleging exposure to asbestos (to the extent there is insurance coverage therefor) in connection with the MHE Business prior to the Recapitalization Closing. In addition, among other matters, the HarnCo Parties have retained all liability for medical and disability benefit claims for current United States employees made prior to the Recapitalization Closing, all claims by United States employees who are on short-term or long-term disability as of the Recapitalization Closing and all claims with respect to any of the HII benefit plans for former United States employees of the Company.

Trademark License Agreement

      The Company has entered into a trademark licensing agreement with Harnischfeger Technologies, Inc. ("HTI"), a subsidiary of HarnCo, pursuant to which it was granted a sole and exclusive worldwide license to use the "P&H" trade name, trademark and service mark on or in connection with the MHE Business. The term of the license for original equipment is 15 years after the earlier to occur of (i) the sale of Holdings to an unaffiliated third party or
(ii) the consummation of a public offering of the common stock of Holdings, the Company or their parents or successors. The term of the license for aftermarket parts and services is for an additional seven years. The license agreement provides for a royalty payment to HTI during the ten year period commencing 12 months after the Recapitalization Closing equal to 0.75% of the total net sales of the MHE Business. There will be no royalty fee for the remainder of the term.

Component and Manufactured Products Supply Agreement

      The Company has entered into a two year agreement with HarnCo pursuant to which HarnCo is to sell, or have its affiliates sell, to the Company and to its subsidiaries located in the United States, at cost, certain products, repair parts and rebuilds as have been previously manufactured by HarnCo for the Company. The price for these products is the fully absorbed standard cost for normal production products and repair parts, and the fully absorbed job cost for rebuilds and repairs.

Transition Services Agreement

      On March 30, 1998, the Company entered into a Transition Services Agreement with HarnCo pursuant to which HarnCo and/or its affiliates will provide the Company and the Company's subsidiaries located in the United States certain specified transition services for a set monthly price per service, plus cost sharing in certain instances, for periods ranging up to three years. These services include financial support (including payroll, accounts payable and some accounting), MIS support (including mainframe applications, PC support, engineering applications, maintenance, shared products and telephone system support), human resources support (including assistance in union negotiations, processing support for workers' compensation, screening and hiring of hourly employees and benefits administration), shared space, warehouse services for repair parts at one of HarnCo's facilities, order processing, office space and lobby services at HarnCo's offices, employee communications, use of corporate aircraft owned by HarnCo or its affiliates, and all traffic functions and transportation of materials between Milwaukee area operations. The Company estimates it will be charged $2.6 million for such services in the seven remaining months of fiscal 1998 and $1.6 million in fiscal 1999.

Health and Welfare Arrangements

      Under the terms of the Recapitalization Agreement, the current United States employees of the Company continue to participate, from the Recapitalization Closing until the earlier of the Company's notice of termination or December 31, 1998, in the medical, dental, life and long-term disability insurance benefit plans that are sponsored by HarnCo for the benefit of these employees as of the Recapitalization Closing. The Company pays HarnCo the cost of all benefits provided under these plans.

Stockholders Agreement

      Holdings has entered into a stockholders' agreement with HarnCo and MHE Investments (the "Stockholders' Agreement") pursuant to which HarnCo has the right to appoint a representative to the board of directors of Holdings, so long as HarnCo owns at least 5% of the outstanding common stock of Holdings. Certain actions by Holdings require HarnCo's approval, including non-pro rata redemptions, certain post-closing affiliate and insider transactions, granting of conflicting rights or entering into conflicting agreements, and dividends or distributions on, or redemptions or purchases of, any junior equity stock at any time when dividends are in arrears on the Series B Junior Preferred Stock owned by HarnCo. The Stockholders' Agreement also provides that HarnCo has the right to purchase its pro rata share of future issuances of common stock of Holdings except for issuances of management stock and options and common stock sold in an underwritten public offering. HarnCo's shares are subject to a right of first refusal in favor of Holdings and its designees and certain other rights.

Credit Indemnification Agreement

      On March 30, 1998, HII and the Company entered into a Credit Indemnification Agreement pursuant to which HII will maintain in place the Credit Support Obligations in existence on March 30, 1998 but have no further duty to extend, renew or enter into any new Credit Support Obligations, other than with respect to the MHE Business obligations existing at the Recapitalization Closing. The Company has agreed to pay in advance an annual fee equal to 1% of the amounts outstanding under each letter of credit and bond provided by HarnCo and the Non-MHE HarnCo Affiliates (approximately $38.4 million as of March 30, 1998). The Company paid a pro-rated fee of $290,106 for calendar year 1998 at the Recapitalization Closing. HII will refund the Company on a quarterly basis a pro-rata portion of the annual fee for any reductions in the outstanding amount of credit that occurred during such quarter. In addition, the Company will pay HII the full amount of future fees and other expenses that may be paid by HII or its affiliates to third parties in connection with maintaining the Credit Support Obligations. The Credit Indemnification Agreement provides that the Company is to reimburse HII on demand for any payment made by HII or its affiliates under any of the Credit Support Obligations.

Confidentiality and Non-Competition Agreement

      At the Recapitalization Closing, Holdings and HII entered into a Confidentiality and Non-Competition Agreement, pursuant to which HII agreed, on behalf of itself and of its subsidiaries, not to, directly or indirectly, participate or engage in, or assist any person that is engaged in, any business or enterprise that is competitive with the MHE Business as conducted at the Recapitalization Closing. In addition, the agreement provides for HII and its affiliates to maintain in confidence and not use any confidential information of the MHE Business. The non-compete covenants, which apply worldwide, will be in effect until the later of (i) the fourth anniversary of the Recapitalization Closing or (ii) the third anniversary of the date on which a director designated by HII or its affiliates ceases to serve on the board of directors of Holdings. HII and its affiliates also agreed not to induce or encourage any current employee of the Company or any of its affiliates to leave the Company or its affiliates, and not to employ certain specified officers and employees of the MHE Business for 18 months after the Recapitalization Closing.

Tax Sharing Agreement

      Holdings, its subsidiaries and MHE Investments have entered into a tax sharing agreement (the "Tax Sharing Agreement") which provides for, among other things, the allocation of federal, state and local tax liabilities between Holdings, its subsidiaries and MHE Investments. In general, under the Tax Sharing Agreement, Holdings and its subsidiaries are responsible for paying their allocable share of all income taxes shown to be due on the consolidated federal (and any comparable state or local) income tax return filed by MHE Investments.

Loans to Management

      At the Recapitalization Closing, the Company made short-term loans in an aggregate principal amount of $900,000 to members of the Company's senior management to purchase equity interests in Niles L.L.C., an indirect minority shareholder of Holdings, in accordance with the terms of certain promissory notes, with proceeds from the debt portion of the Financings. The principal amounts of the loans to Messrs. Erwin, Smith, Kerrick, Niespodiziani, Doolan, Maddock, Norridge and Ditkof are $250,000, $110,000, $70,000, $70,000, $100,000,
$125,000, $125,000 and $50,000, respectively. In the case of Messrs. Erwin, Smith and Doolan, the principal amount of the notes will be payable in part upon their receipt of their respective Divestiture Bonuses (which is expected to occur within six months of the Recapitalization Closing) and in part upon payment of previously deferred amounts from the Harnischfeger Rabbi Trust or on March 30, 1999 (whichever is earlier). In the case of Messrs. Kerrick, Niespodziani, Maddock, Norridge and Ditkof, the principal amount of the notes will be payable as a lump sum upon their receipt of their respective Divestiture Bonuses (which is expected to occur within six months of the Recapitalization Closing). Interest on each of the notes, at a rate per annum equal at all times to the Federal Short-Term Rate in effect from time to time, from the date of issuance until such note is repaid in full will be payable in arrears as a lump sum on the date the remaining unpaid principal amount of such note is due in full. The principal amounts of the loans and interest thereon will be payable in full in the event the executive ceases to be employed by the Company as a result of termination for Cause (as defined therein), or by reason of the executive's death or resignation for other than Good Reason (as defined therein), or upon an Event of Default (as defined therein). As collateral for the notes, each of the executives granted to the Company a security interest in the equity interests in Niles L.L.C. each of them acquired with the proceeds of the loans, in their respective Divestiture Bonuses and in any proceeds therefrom.

Chartwell Financial Advisory Agreement

      The Company entered into an agreement with Chartwell Investments Inc., providing for the payment of fees and reimbursement of expenses to Chartwell Investments Inc. for acting as financial advisor with respect to the Transactions, including soliciting, structuring and arranging the financing of the Transactions. The fees, totaling $5.0 million, equal to 1% of the consolidated capitalization of Holdings and the reimbursement of expenses, were paid at the Recapitalization Closing. Mr. Berman and Mr. Shein are, respectively, Chairman of the Board and a director of the Company and both are officers and directors of Chartwell Investments Inc.

Chartwell Management Consulting Agreement

      The Company has entered into a management consulting agreement with Chartwell Investments Inc. pursuant to which Chartwell Investments Inc. provides the Company with certain management, advisory and consulting services for a fee of $1.0 million for each fiscal year of the Company during the term of the agreement, plus reimbursement of expenses. The term of the management consulting agreement is 10 years commencing at the Recapitalization Closing and is renewable for additional one year periods unless the Board of Directors of the Company gives prior written notice of non-renewal to Chartwell Investments Inc. Mr. Berman and Mr. Shein are, respectively, Chairman of the Board and a director of the Company and both are officers and directors of Chartwell Investments Inc.

                     DESCRIPTION OF THE NEW CREDIT FACILITY

Commitment

      The Company has entered into the New Credit Facility dated March 30, 1998 with Credit Agricole Indosuez and Canadian Imperial Bank of Commerce (the "Agents") individually and as agents for a group of lenders (the "Lenders"), pursuant to which the Company has a $70.0 million Revolving Credit Facility, a $30.0 million Acquisition Facility, a $20.0 million Term Loan A and a $35.0 million Term Loan B.

      The New Credit Facility contains representations and warranties, funding and yield protection provisions, conditions precedent, financial and other covenants and restrictions, events of default and other provisions customary for bank credit agreements of this type. The following summaries of the material provisions of the New Credit Facility do not purport to be complete, and such provisions, including definitions of certain terms, are qualified in their entirety by reference to the New Credit Facility.

General

      The Revolving Credit Facility permits the Company to borrow, repay and reborrow, subject to compliance with certain conditions, including a borrowing base test, up to $70.0 million (of which $15.0 million is required under the Indenture to be reserved for issuance of letters of credit) at any time until the fifth anniversary of the Recapitalization Closing, the proceeds of which may be used for working capital, acquisitions and other corporate purposes. Up to $20.0 million of the Revolving Credit Facility (of which $15.0 million would not be subject to a borrowing base) is available for the issuance of standby and documentary letters of credit. The Acquisition Facility, the proceeds of which will be used for acquisitions, permits the Company to borrow, subject to compliance with certain conditions, up to $30.0 million at any time until the third anniversary, and to repay the same in installments on or prior to the seventh anniversary of the Recapitalization Closing. Term Loan A will be repayable in 20 quarterly installments, commencing on June 30, 1998 and Term Loan B will be repayable in 28 quarterly installments commencing on June 30, 1998.

Mandatory Prepayments

      The Company is required to make mandatory prepayments in an amount equal to 50% of excess cash flow after permitted capital expenditures for the first fiscal year after the Recapitalization Closing and 75% thereafter, subject to reduction thereafter based on the ratio of total debt to EBITDA. In addition, the Company is required to make mandatory prepayments in the amount of 100% of net proceeds from certain assets sales, equity issuances, certain permitted new debt issuances and insurance claims not reinvested. The Company is permitted to make voluntary prepayments at any time.

Interest Rate and Fees

      Borrowings under the Revolving Credit Facility and Term Loan A bear interest at floating rates equal to: (i) 0.75% per annum over the higher of the Agents' base rate or the Federal Fund Rate plus 0.50%; or (ii) 2.25% per annum over the Eurodollar Rate. Borrowings under Term Loan B and the Acquisition Facility bear interest at rates equal to: (i) 1.25% per annum over the higher of the Agents' base rate or the Federal Fund Rate plus 0.50%; or (ii) 2.75% per annum over the Eurodollar Rate. Eurodollar Rates will be calculated for interest periods of one, two, three or six months, as applicable.

      The New Credit Facility provides that the Company is to pay certain fees and commissions to the Agents and Lenders, including an annual administrative fee, a Revolving Credit Facility and Acquisition Facility unused commitment fee and letter of credit fee.

Amortization

      Aggregate yearly term loan principal payments under the New Credit Facility are as follows: (i) $675,000 in fiscal 1998; (ii) $2,100,000 in fiscal 1999; (iii) $3,600,000 in fiscal 2000 (iv) $5,100,000 in fiscal 2001; (v)
$6,600,000 in fiscal 2002; (vi) $11,988,000 in fiscal 2003; (vii) $16,625,000 in fiscal 2004 and (viii) $8,313,000 in fiscal 2005.

Guarantees and Security

      Borrowings under the New Credit Facility are (i) secured by substantially all of the present and future assets of the Company and its subsidiaries located in the United States and the United Kingdom, certain of the Company's subsidiaries' present and future assets located in Canada and by a pledge of substantially all of the issued and outstanding shares of capital stock of the Company and its current and future subsidiaries and (ii) guaranteed by Holdings and substantially all of the Company's subsidiaries.

Covenants; Events of Default

      The New Credit Facility contains a number of customary covenants, including, among other things (i) prohibitions and/or limitations on the incurrence of debt, liens, payment of dividends, redemption of securities, investments, transactions with affiliates, mergers, acquisitions and asset dispositions and (ii) financial covenants, including interest coverage, leverage and capital expenditures. The New Credit Facility also contains customary events of default, including a change of control (which is defined to include the definition of Change of Control in the Indenture).

Conditions

      The New Credit Facility contains a number of conditions to any subsequent funding by the Lenders, including, among other things, satisfactory appraisals and environmental reports and the Company's entry into interest rate protection agreements satisfactory to the Agents.

                      DESCRIPTION OF THE SURETY ARRANGEMENT

      The Company has entered into the Surety Arrangement dated March 30, 1998 with Reliance Insurance Company and certain of its affiliates (collectively, "Reliance") pursuant to which Reliance will provide up to $60.0 million of bid bond, completion bond, warranty and other bonds on behalf of the Company, which bonds will guarantee the obligations of the Company under bid and contract arrangements with potential and existing customers of the Company. The Surety Arrangement provides that the Company will reimburse Reliance for any payments made by Reliance with respect to bonds issued by it.

      Collateral for the surety lien will be a letter of credit issued pursuant to the New Credit Facility and by a pledge of certain assets of the Company. Obligations under the Surety Arrangement rank pari passu with the Notes.

                                THE UNIT OFFERING

      Concurrent with the Offering, Holdings sold, on March 30, 1998, $60.0 million of its Series A Units consisting of approximately (i) an aggregate of 57,710 shares of Series A Senior Preferred Stock and (ii) an aggregate of 720 shares of non-voting Holdings Common Stock (the "Unit Common Stock"). Each Series A Unit consists of one share of Series A Senior Preferred Stock and
0.012476 shares of Unit Common Stock. The Series A Senior Preferred Stock and the Unit Common Stock are separately transferable, subject to compliance with applicable federal and state securities laws. The net proceeds from the sale of the Series A Units were used by Holdings to finance a portion of the Transactions. See "Use of Proceeds."

      Series A Senior Preferred Stock. Each share of Series A Senior Preferred Stock has a liquidation preference of $1,000 per share plus accumulated and unpaid dividends. Dividends on the Series A Senior Preferred Stock are cumulative from March 30, 1998, the date of issuance of the Series A Units (the "Issue Date"), at an annual rate of 12%, and payable semi-annually in arrears on each April 1 and October 1, commencing October 1, 1998. Dividends are payable at the option of Holdings, on any dividend date occurring on or prior to April 1, 2003, either in cash or in additional shares of Series A Senior Preferred Stock. Thereafter, dividends will be payable in cash.

      The Series A Senior Preferred Stock rank senior in right of payment to the Series B Junior Preferred Stock, the Series C Junior Voting Preferred Stock and any other preferred stock, and senior to any class of common stock of Holdings with respect to dividend rights and rights upon liquidation, dissolution or winding-up of Holdings.

      Holdings will be required to redeem in cash all of the Series A Senior Preferred Stock outstanding on April 1, 2009, at a redemption price equal to 100% of the liquidation preference thereof plus accumulated and unpaid dividends to the redemption date.

      The Series A Senior Preferred Stock are redeemable at the option of Holdings, in whole or in part, at any time on or after April 1, 2003, at the redemption prices set forth in the Second Amended and Restated Certificate of Incorporation of Holdings and the Certificate of Designations establishing the powers, preferences and relative, participating, optional and other special rights of the Series A Senior Preferred Stock (collectively, the "Holdings Restated Certificate"), together with accrued and unpaid dividends thereon, if any, to the redemption date. In addition, Holdings, at its option, may redeem all, but not less than all, of the Series A Senior Preferred Stock outstanding at any time on or prior to April 1, 2001, at a redemption price equal to 112% of the liquidation preference thereof together with accrued and unpaid dividends thereon, if any, to the redemption date, out of the net proceeds of one or more public equity offerings, provided, however; that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

      Upon the occurrence of a Change of Control, each holder of the Series A Senior Preferred Stock will be entitled to require Holdings to make an offer to purchase such holder's Series A Senior Preferred Stock at a purchase price equal to 101% of the liquidation preference, together with accrued and unpaid dividends thereon, if any, to the repurchase date.

      Holders of Series A Senior Preferred Stock do not have voting rights, except under certain limited circumstances or as required by law.

      The Holdings Restated Certificate contains covenants for the benefit of the holders of the Series A Senior Preferred Stock that, among other things, restrict the ability of Holdings and any of its Restricted Subsidiaries (including the Company) to: (i) incur additional indebtedness; (ii) pay dividends and make certain other restricted payments; (iii) enter into transactions with affiliates; (iv) issue preferred stock of subsidiaries; or (v) merge or consolidate Holdings or sell all or substantially all of Holdings' assets (determined on a consolidated basis for Holdings and its Restricted Subsidiaries). These covenants are subject to a number of important exceptions.

      The Holdings Restated Certificate provides that if Holdings fails to make or consummate a Change of Control Offer (as defined in the Holdings Restated Certificate), the dividend rate on the Series A Preferred Stock will increase by 400 basis points per annum until such time as Holdings makes or consummates a Change of Control.

      Subject to certain provisions, the Series A Senior Preferred Stock are exchangeable in whole, but not in part, at the option of Holdings into subordinated debentures (the "Exchange Debentures") with substantially the same terms as the Series A Preferred Stock and providing certain additional covenants. The Exchange Debentures, if issued, will be issued pursuant to an indenture which will contain covenants for the benefit of the holders of the Exchange Debentures that, among other things, restrict the ability of Holdings and any of its Restricted Subsidiaries (including the Company) to: (i) incur additional indebtedness; (ii) pay dividends and make certain other restricted payments; (iii) enter into transactions with affiliates; (iv) transfer or sell assets; (v) issue stock (including preferred stock) of subsidiaries; (vi) create dividend or other payment restrictions affecting Restricted Subsidiaries; (vii) merge or consolidate in a transaction involving all or substantially all of the assets of Holdings and its Restricted Subsidiaries, taken as a whole. These covenants will be subject to a number of important exceptions.

      Pursuant to a registration rights agreement among Holdings and CIBC Oppenheimer Corp., Holdings must use its best efforts to file within 60 days, and cause to become effective within 135 days, of the Issue Date, a Preferred Stock Exchange Offer Registration Statement (as defined in such agreement) with respect to an offer to exchange the Series A Senior Preferred Stock (the "Preferred Stock Exchange Offer") for preferred stock of Holdings with terms substantially identical to the Series A Senior Preferred Stock. In addition, under certain circumstances, Holdings may be required to file a Shelf Registration Statement (as defined in such agreement). Among other provisions, in the event that (i) the Preferred Stock Exchange Offer Registration Statement or Shelf Registration Statement has not been filed with the Commission within 60 days after the Issue Date, or (ii) the Preferred Stock Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 135 days after the Issue Date, or (iii) (a) the Preferred Stock Exchange Offer is not consummated within 45 days after the date on which the Preferred Stock Exchange Offer Registration Statement was declared effective, or (b) the Preferred Stock Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Preferred Stock Exchange Offer is consummated as to all Series A Senior Preferred Stock validly tendered, or (c) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date (each such event referred to in clauses (i) through (iii) above is a "Preferred Stock Registration Default"), the sole remedy available to holders of the Series A Senior Preferred Stock is the immediate assessment of additional dividends (the "Additional Dividends") as follows: the per annum dividend rate on the Series A Senior Preferred Stock will increase by 50 basis points during the first 90 days when any such default exists and increased by an additional 25 basis points per annum for each subsequent 90-day period during which the Preferred Stock Registration Default remains uncured, up to a maximum rate of 200 basis points per annum. All Additional Dividends will be payable to holders of the Preferred Stock on each April 1 and October 1, commencing with the first such date occurring after any such Additional Dividends commence to accrue, and continuing until such Preferred Stock Registration Default is cured. Additional Dividends will be payable at the option of Holdings on any dividend date occurring on or prior to April 1, 2003, either in cash or in additional shares of Series A Senior Preferred Stock. After the date on which such Preferred Stock Registration Default is cured, additional dividends will cease to accrue.

      Unit Common Stock. The shares of Unit Common Stock sold in the Unit Offering represent approximately 6.6% of all classes of Holdings Common Stock outstanding. Prior to an initial public offering of Holdings Common Stock, holders of the Unit Common Stock are not entitled to vote except as otherwise required by law. After a public offering of Holdings Common Stock, holders of Unit Common Stock will be entitled to one vote per share on all matters on which the holders of Holdings Common Stock are entitled to vote. Holdings does not anticipate paying dividends on the Holdings Common Stock. Holders of Unit Common Stock are entitled, when and if declared by the Board of Directors of Holdings out of funds legally available therefor, to receive dividends on each outstanding share of Unit Common Stock. Pursuant to an agreement with Holdings and MHE Investments, the holders of the Unit Common Stock are entitled to certain registration rights and other rights.

                          DESCRIPTION OF THE NEW NOTES

      The Old Notes were issued, and the New Notes will be issued, under an indenture, dated as of March 30, 1998 (the "Indenture"), among the Company, the Guarantors and United States Trust Company of New York, as trustee (the "Trustee"). The New Notes will be issued solely in exchange for an equal principal amount of the outstanding Old Notes pursuant to the Exchange Offer. The terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes except that: (i) the New Notes will have been registered under the Securities Act (and will generally be freely transferable by holders thereof who are not a Restricted Holder); and (ii) the registration rights and contingent interest rate provisions applicable to the Old Notes are not applicable to the New Notes. The Old Notes and the New Notes are collectively referred to herein as the "Notes."

      The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement of the provisions of the Notes. The following is a summary of the material terms and provisions of the Indenture, the Notes and the Guarantees. This summary does not purport to be a complete description thereof and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes and the Indenture (including the definitions contained therein). The form of the Indenture is filed as an Exhibit to the Registration Statement of which this Prospectus is a part and a copy may be obtained from the Company by a holder or prospective investor upon request. Definitions relating to certain capitalized terms are set forth under "--Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated by reference herein. For purposes of this section, references to the "Company" mean Morris Material Handling, Inc., excluding its Subsidiaries, and references to Surety Arrangements refer to all such arrangements as defined in this section including those described in "Description of the Surety Arrangement."

General

      The Notes are limited in aggregate principal amount to $200.0 million. The Notes are senior unsecured obligations of the Company and rank pari passu in right of payment with all existing and future unsubordinated obligations of the Company and senior in right of payment to all existing and future Subordinated Indebtedness of the Company. Indebtedness incurred under the Credit Facilities, including the New Credit Facility, is secured by certain of the Company's and its Subsidiaries' assets, including substantially all of their assets located in the United States and the United Kingdom and certain assets in Canada as well as a pledge of all of the issued and outstanding shares of capital stock of the Company and its current and future subsidiaries. In addition, obligations incurred under certain of the Surety Arrangements will be secured by certain of the Company's assets. Accordingly, while the Notes rank pari passu in right of payment with the Indebtedness under the Credit Facilities and the Surety Arrangements and all other liabilities not expressly subordinated by their terms to the Notes, the Notes are effectively subordinated to the Indebtedness outstanding under the Credit Facilities, certain of the Surety Arrangements and other secured Indebtedness to the extent of the value of the assets securing such Indebtedness. See "Description of the New Credit Facility," "Certain Relationships and Related Transactions--Credit Indemnification Agreement" and "Description of the Surety Arrangement."

      All of the operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. Substantially all of the Subsidiaries of the Company are Guarantors of the Notes. The Notes are effectively subordinated to all Indebtedness and other liabilities (including trade payables, tort claims and tax claims) of the Company's present and future Subsidiaries which are not Guarantors, including present and future Unrestricted Subsidiaries. Any right of the Company to receive assets of any of its Non-Guarantor Restricted Subsidiaries upon such Subsidiary's liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) is effectively subordinated to the claims of that Subsidiary's third-party creditors, except for any Indebtedness validly owed to the Company or to Guarantors.

      The Notes are unconditionally guaranteed, on a senior unsecured basis, as to payment of principal, premium, if any, and interest, jointly and severally, by the Guarantors. Each Guarantee ranks pari passu in right of payment with all existing and future unsubordinated obligations of the respective Guarantors and senior to all existing and future Subordinated Indebtedness of such Guarantors.

      As of January 31, 1998, after giving pro forma effect to the Offering, the application of the net proceeds therefrom and the Transactions, the Company and its Subsidiaries would have had an aggregate of $259.3 million of Indebtedness outstanding, of which $55.0 million would have been borrowings under the New Credit Facility, and $0.7 million would have been Indebtedness of the Company's Subsidiaries other than the Guarantors, in respect of which the Notes are effectively subordinated.

Maturity, Interest and Principal

      The Notes will mature on April 1, 2008. The Notes bear interest at a rate of 9 1/2% per annum from the date of original issuance until maturity. Interest is payable semi-annually in arrears on each April 1 and October 1 commencing October 1, 1998, to holders of record of the Notes at the close of business on the immediately preceding March 15 and September 15, respectively. Interest on the Notes is computed on the basis of a 360-day year of twelve 30-day months. The interest rate on the Old Notes is subject to increase, and such Additional Interest (as defined below under "Exchange Offer; Registration Rights") will be payable on the payment dates set forth above, in certain circumstances, if, among other matters, the Old Notes (or other securities substantially similar to the Old Notes) are not registered with the Commission within the prescribed time periods. See "Exchange Offer; Registration Rights." All references herein to "interest" shall be deemed to include any such Additional Interest.

Optional Redemption

      The Notes are redeemable at the option of the Company, in whole or in part, at any time or from time to time on or after April 1, 2003 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on April 1 of each year listed below:

            Year                                                    Percentage
            ----                                                    ----------
            2003................................................     104.750%
            2004................................................     103.167%
            2005................................................     101.583%
            2006 and thereafter.................................     100.000%

      Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to April 1, 2001 at a redemption price equal to 109.500% of the aggregate principal amount so redeemed, plus accrued interest to the redemption date out of the Net Proceeds of one or more Public Equity Offerings; provided, that at least $130.0 million of the principal amount of Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

      In the event of redemption of fewer than all of the Notes, the Trustee shall select by lot or on a pro rata basis or in such other manner as it shall deem appropriate the Notes to be redeemed. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

Certain Covenants

      The Indenture contains, among others, the following covenants.

   Limitation on Additional Indebtedness

      The Company will not, and will not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly, incur (as defined) any Indebtedness (including any Acquired Indebtedness); provided, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or any Restricted Subsidiary may incur Indebtedness (including any Acquired Indebtedness) if the Company's Consolidated Interest Coverage Ratio is greater than 2.0 to 1.

      Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness.

   Limitation on Restricted Payments

      The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment after the Issue Date, unless:

            (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

            (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the "--Limitation on Additional Indebtedness" covenant above; and

            (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum (without duplication) of (1) 50% of the cumulative Consolidated Net Income of the Company (or minus 100% of any cumulative deficit in Consolidated Net Income) for the period (treated as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs through the last day of the fiscal quarter immediately preceding such Restricted Payment, (2) 100% of the aggregate Net Proceeds in cash received by the Company from the issuance or sale, after the Issue Date (other than to a Restricted Subsidiary), of (A) Capital Stock (other than Disqualified Capital Stock) of the Company or (B) any Indebtedness or other securities of the Company that are convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which have been so converted or exercised or exchanged (other than by a Restricted Subsidiary of the Company), excluding, in the case of clause (c)(2), any Net Proceeds from a Public Equity Offering to the extent used to redeem the Notes in accordance with the second paragraph of "--Optional Redemption" above and (3) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers or distributions of Property or return of capital (but only to the extent such interest, dividends or repayments or other transfers or distributions of Property or return of capital are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including Unrestricted Subsidiaries) or from redesignations (the designation of which did not constitute a Permitted Investment) of Unrestricted Subsidiaries as Restricted Subsidiaries in accordance with the Indenture, not to exceed in the case of any Person the amount of Investments (other than Permitted Investments) previously made by the Company or any Restricted Subsidiary in such Person. For purposes of determining the amount expended for Restricted Payments under this clause (c), Property other than cash (including a distribution of assets) shall be valued at its Fair Market Value.

      The provisions of this covenant shall not prohibit:

      (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture;

      (ii) the retirement of any shares of Capital Stock of the Company or Subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock) of the Company, or out of, the Net Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock) provided, that any such Net Proceeds are excluded from clause (c)(2) of the immediately preceding paragraph for the purposes of this calculation (and were not included therein at any time);

      (iii) the redemption, repayment or retirement of Subordinated Indebtedness in exchange for, by conversion into, or out of the Net Proceeds of, (x) a substantially concurrent sale or incurrence of Subordinated Indebtedness (other than any Indebtedness owed to a Restricted Subsidiary) or (y) a substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of shares of Capital Stock of the Company provided, that any such Net Proceeds are excluded from clause (c)(2) of the immediately preceding paragraph (and were not included therein at any time);

      (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock of the Company, or out of the Net Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other shares of Disqualified Capital Stock of the Company;

      (v) payments to Holdings or any other Person in respect of which Holdings or such other Person is a member of the consolidated tax group of the Company, for so long as Holdings or such other Person owns such amount of the Capital Stock of the Company as will permit it or a member of the consolidated tax group of Holdings or such other Person to be entitled to file consolidated federal tax returns with the Company, for income taxes pursuant to the Tax Allocation Agreement or for the purpose of enabling Holdings or such other Person or any such members to pay taxes other than income taxes, to the extent actually owed and attributable to the operations of the Company and its Subsidiaries or to Holdings' or such other Person's ownership thereof;

      (vi) payments to Holdings, for so long as it owns not less than a majority of the outstanding Common Stock of the Company, in amounts sufficient to pay the ordinary operating and administrative expenses of Holdings (including all reasonable professional fees and expenses), including in connection with its complying with its reporting obligations (including filings with the Commission and any exchange on which Holdings' securities are traded) and obligations to prepare and distribute business records in the ordinary course of business and Holdings' costs and expenses relating to taxes, other than those referred to in clause (v) (which taxes are attributable to the operations of the Company and its Restricted Subsidiaries or to Holdings' ownership thereof); i provided, that the aggregate payments paid in each fiscal year pursuant to this clause (vi) will not exceed 0.20% of the consolidated net sales of the Company and its Restricted Subsidiaries for such fiscal year;

      (vii) the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company, Holdings or of any Person that directly or indirectly controls (as defined in the definition of Affiliate) Holdings held by employees or former employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement, termination of employment and pursuant to the terms of any agreement under which such Capital Stock was issued, provided, that the aggregate Fair Market Value of the consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Stock does not exceed $500,000 in any fiscal year;

      (viii) payments due under the Permitted Affiliate Agreements (other than payments pursuant to clause (v) above) that would otherwise constitute Restricted Payments; and

      (ix) payments that would otherwise constitute Restricted Payments, not to exceed $750,000 in the aggregate;

provided, that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to clause (i) (but only if the declaration thereof has not been counted in a prior period), (vi) (other than to the extent otherwise reducing Consolidated Net Income), (vii) and (ix) shall be included, without duplication, in such calculation and (ii), (iii), (iv), (v) and (viii) shall not be included in such calculation. Nothing in the immediately preceding proviso is meant to affect whether any amount expended pursuant to clause (v) should be reflected in Consolidated Net Income.

      If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Board of Directors of the Company, would be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustment made in good faith to the Company's financial statements affecting Consolidated Net Income.

   Limitations on Liens

      The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) on or with respect to any Property or assets of the Company or any of its Restricted Subsidiaries owned on the Issue Date or thereafter acquired or designated, or on the income or profits thereof, unless (i) if such Lien secures Indebtedness which is ranked pari passu with the Notes or any Guarantee, then the Notes or such Guarantee, as the case may be, is secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien or (ii) if such Lien secures Subordinated Indebtedness, then the Notes or such Guarantee, as the case may be, is secured and the Lien securing such other Indebtedness shall be subordinated to the Lien granted to the holders of the Notes or such Guarantee, as the case may be, at least to the same extent as such Indebtedness is subordinated to the Notes or such Guarantee, as the case may be.

   Limitation on Transactions with Affiliates

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, Property or services) with any Affiliate (each, an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date, unless (i) such Affiliate Transaction is between or among the Company and the Restricted Subsidiaries or between or among Restricted Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction (or any series of related Affiliate Transactions) involving an amount or having a Fair Market Value in excess of $2 million which is not permitted under clause (i) of the immediately preceding sentence, the Company shall deliver to the Trustee a resolution of a majority of the disinterested members of the Board of Directors of the Company which reflects the approval of such Affiliate Transaction and a determination that such Affiliate Transaction complies with clause (ii) of the immediately preceding sentence. In any Affiliate Transaction (or series of related Affiliate Transactions) which includes the payment of fees of $1 million or more to Chartwell, the Company shall deliver to the Trustee a resolution of a majority of the disinterested members of its Board of Directors which reflects the approval of such Affiliate Transaction. In addition, in any Affiliate Transaction (or any series of related Affiliate Transactions) involving an amount or having a Fair Market Value in excess of $10 million which is not permitted under clause (i) of the immediately preceding sentence, the Company must deliver to the Trustee, prior to the consummation of the transaction or transactions, a written opinion from a nationally recognized investment banking firm or other expert stating that such transaction or transactions are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view; provided, that no such opinion shall be required in respect of the provision of services or sales of inventory or products by the Company or any of its Restricted Subsidiaries to a Joint Venture in the ordinary course of business.

      The foregoing provisions will not apply to: (i) any transaction or series of related transactions pursuant to the terms of the Permitted Affiliate Agreements; (ii) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors or employees of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (iii) any payment that would be permitted under the first paragraph or clauses (v) or (vi) of the second paragraph of the Limitations on Restricted Payments covenant; (iv) any Permitted Investment (other than Permitted Investments made pursuant to clause (xi) of the definition of Permitted Investments); or (v) loans or advances to employees and officers of the Company or any of its Subsidiaries in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the Company or such Subsidiary or in connection with any relocation. The aggregate management, consulting and similar fees paid by the Company or its Subsidiaries (excluding expenses and amounts paid pursuant to the last sentence of this covenant or pursuant to clause (iii) of this paragraph) to Chartwell shall not exceed $1 million during any fiscal year; provided, that any such fees may accrue but shall not be paid by the Company at any time after the occurrence and during the continuance of a Default or Event of Default until such Default or Event of Default is cured, whereupon such accrued and unpaid fees may be paid in addition to other permitted fees. In addition, the Company may pay advisory fees to an Affiliate of the Company (including Chartwell) with respect to specific transactions, provided, that such payments would be permitted under the first paragraph of the covenant under "--Limitation on Restricted Payments." In addition, for purposes of this "--Limitation on Transactions with Affiliates" covenant, any transaction or series of related transactions between the Company or any Restricted Subsidiary and an Affiliate of the Company that is approved by a majority of the disinterested members of the Board of Directors shall be deemed to comply with clause (ii) of the first sentence of the preceding paragraph. Notwithstanding the provisions of this covenant, the Company may pay fees and expenses to Affiliates of the Company on the Issue Date in connection with the consummation of the Transactions as described in this Offering Memorandum.

   Limitation on Creation of Subsidiaries

      The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of the Indenture, (ii) a Restricted Subsidiary that is acquired or created after the date of the Indenture, or (iii) an Unrestricted Subsidiary; provided, that each Restricted Subsidiary that is required to be a Guarantor pursuant to the covenant "--Guarantees" and is acquired or created pursuant to clause (ii) shall have executed a Guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such Guarantee), pursuant to which such Restricted Subsidiary shall become a Guarantor.

   Limitation on Certain Asset Sales

      The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value thereof; (ii) not less than 85% of the consideration received by the Company or any of its Restricted Subsidiaries, as the case may be, is in the form of (a) cash or Cash Equivalents; provided, that the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities (including Subordinated Indebtedness) subordinated to the Notes or the Guarantees or Indebtedness without general recourse to the obligor thereof) that are assumed or forgiven by the transferee of any such assets will be deemed to be cash for the purposes of this clause (ii) if the Company or such Restricted Subsidiary is released from any liability for such liabilities and
(b) Replacement Assets; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiaries are applied (a) either (x) to the extent the Company elects, or is required, to the prepayment, repayment or purchase of Indebtedness outstanding under the Credit Facility or any other secured Indebtedness of the Company or any Restricted Subsidiary within 360 days following the receipt of the Asset Sale Proceeds from any Asset Sale, provided, that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; or (y) to the extent the Company elects, to acquisitions of assets (and Investments otherwise permitted to be made in accordance with the terms of the Indenture) used or useful in businesses similar or reasonably related to the business of the Company or its Restricted Subsidiaries as conducted at the time of such Asset Sale, provided, that such acquisitions or Investments occur on or prior to the 365th day following receipt of such Asset Sale Proceeds (the "Reinvestment Date"); and (b) if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes (and at its option, to an offer to repurchase other pari passu Indebtedness; provided, that the stated maturity date of such Indebtedness is no later than the stated maturity date of the Notes), at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"). To the extent that any amount of Available Asset Sale Proceeds remains after the completion of such Excess Proceeds Offer, the Company may use such remaining amount in any manner permitted by the Indenture and the amount of Available Asset Sale Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero.

      If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the holders stating, among other things: (1) that such holders have the right to require the Company to apply the Available Asset Sale Proceeds to purchase such Notes (and stating whether the Company has elected to offer to repurchase other pari passu Indebtedness described in clause (iii) (b) of the immediately preceding paragraph) at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date;
(2) the purchase date, which shall be not earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each holder must follow in order to have such Notes purchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Notes.

      In the event that the Company makes an Excess Proceeds Offer, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

   Limitation on Preferred Stock of Restricted Subsidiaries

      The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Subsidiary), other than Permitted Foreign Restricted Subsidiary Preferred Stock, or permit any Person (other than the Company or a Wholly-Owned Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under the covenant described under "--Limitation on Additional Indebtedness" in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued or so held.

   Limitation on Capital Stock of Restricted Subsidiaries

      The Company will not (i) sell, pledge or hypothecate (other than Permitted Liens) or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary other than to a Wholly-Owned Subsidiary, (ii) permit any of its Restricted Subsidiaries to sell, pledge or hypothecate (other than Permitted Liens) or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Company other than to the Company or a Wholly-Owned Subsidiary or (iii) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly-Owned Subsidiary of the Company. The foregoing restrictions shall not apply to (a) an Asset Sale consisting of not less than 85% of the Capital Stock of a Restricted Subsidiary owned by the Company made in compliance with "--Limitation on Certain Asset Sales," (b) the issuance of Preferred Stock in compliance with the covenant described under "--Limitation on Preferred Stock of Restricted Subsidiaries," (c) the issuance of director's qualifying shares if required by applicable law or (d) the issuance of Capital Stock of a Foreign Restricted Subsidiary to third parties; provided, that, immediately after such transaction such Foreign Restricted Subsidiary remains a Foreign Restricted Subsidiary.

   Limitation on Sale and Lease-Back Transactions

      The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the Fair Market Value of the property sold and (ii) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with the covenant described under "--Certain Covenants--Limitation on Additional Indebtedness." The foregoing restrictions shall not apply to the Exempt Sale and Lease-Back Transaction.

   Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or
(B) with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (iii) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries that is a stockholder of such Person or (iv) transfer any of its Properties or assets to the Company or any of its Restricted Subsidiaries that is a stockholder of such Person, except for such encumbrances or restrictions existing under or by reason of:

      (i) encumbrances or restrictions as in effect on the Issue Date;

      (ii) any Credit Facility (existing on the Issue Date), the Indenture, the Notes, the Guarantees and any Surety Arrangement (existing on the Issue date) or any Surety Arrangement arising after the Issue Date which, in the good faith judgment of the Board of Directors of the Company, contains substantially the same or less restrictive encumbrances or restrictions than those contained in any Surety Arrangements existing on the Issue Date and any permitted amendment, modification or supplement thereto and any permitted renewal, refinancing, replacement or refunding thereof provided, that, in the good faith judgment of the Board of Directors of the Company, such encumbrances or restrictions are in the aggregate no more restrictive than those contained in the agreements governing the Indebtedness being amended, modified, supplemented, extended, refinanced, renewed, replaced, defeased or refunded;

      (iii) applicable law;

      (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries or of any Person that becomes a Restricted Subsidiary as in effect at the time of such acquisition or such Person becoming a Restricted Subsidiary (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition of such Person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any Person, or the Properties or assets of any Person, other than the Person, or the Property or assets of the Person (including any Subsidiary of the Person), so acquired;

      (v) customary non-assignment provisions in leases, licenses or other agreements entered into in the ordinary course of business and consistent with past practices;

      (vi) Refinancing Indebtedness; provided, that, in the good faith judgment of the Board of Directors of the Company, such encumbrances or restrictions are in the aggregate no more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

      (vii) Indebtedness having restrictions and encumbrances no more restrictive than those contained in the Indenture, the Notes and the Guarantees; provided, that the Company is the primary obligor under such Indebtedness;

      (viii) customary restrictions in security agreements or mortgages or Permitted Liens securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages or Permitted Liens;

      (ix) customary restrictions in stock or asset purchase agreements to the extent such restrictions apply to the Person selling stock or assets (and/or such Person's Subsidiaries) solely during the period prior to the closing under such agreements; or

      (x) any encumbrance or restriction pursuant to an agreement relating to an acquisition of Property, so long as the encumbrances or restrictions in any such agreement relate solely to the Property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof).

      Nothing contained in this covenant shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "--Limitation on Liens" covenant or
(ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries incurred in accordance with the Indenture.

   Payments for Consent

      Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Change of Control Offer

      Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) in accordance with the procedures set forth in this covenant.

      Within 30 days of the occurrence of a Change of Control, the Company shall
(i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

            (a) that a Change of Control Offer is being made pursuant to this covenant and that all Notes validly tendered will be accepted for payment;

            (b) the Change of Control Purchase Price and the purchase date (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

            (c) that any Note not validly tendered will continue to accrue interest;

            (d) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (e) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

            (f) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

            (g) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided, that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

            (h) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

            (i) the name and address of the Paying Agent.

      On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided, that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

      The Indenture requires that if any of the Credit Facilities are in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the second preceding paragraph, but in any event within 30 days following any Change of Control, the Company shall be required to (i) repay in full all obligations under or in respect of such Credit Facility or offer to repay in full all obligations under or in respect of such Credit Facility and repay within such 30-day period the obligations under or in respect of such Credit Facility of each lender who has then irrevocably accepted such offer or
(ii) obtain the requisite consent under such Credit Facility to permit the purchase of the Notes as described above. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (iii) under "Events of Default" below. There can be no assurance that the Company will have adequate resources to refinance or fund the repurchase of the Notes in the event of a Change of Control. The failure of the Company, following a Change of Control, to make a Change of Control Offer or to pay when due the Change of Control Purchase Price of Notes tendered in conformity with any such Change of Control Offer will give the Trustee and the holders of the Notes the rights described under "--Events of Default." As a result of the foregoing, a holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all of the obligations under or in respect of such Credit Facility or other Indebtedness or obtain requisite consent thereunder.

      The Indenture further provides that, (A) if the Company or any Restricted Subsidiary thereof has issued any outstanding (i) Subordinated Indebtedness or
(ii) Preferred Stock, and the Company or such Restricted Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such Subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company or such Restricted Subsidiary shall not consummate any such offer or distribution with respect to such Subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Notes that have validly accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes and (B) the Company will not issue Subordinated Indebtedness or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under the Indenture.

      The Company will comply with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

      The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Merger, Consolidation or Sale of Assets

      The Company will not consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any of its Restricted Subsidiaries to sell, assign, lease, convey or otherwise dispose of (however effected, including, without limitation, by merger or consolidation)) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case: (i)(x) the Company shall be the continuing Person, or (y) the Person (if other than the Company) formed by such consolidation or into which the Company or the Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or any Restricted Subsidiary, as the case may be, are transferred (such Person, the "Surviving Entity") (1) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and
(2) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes, the Indenture, the Guarantees and the Registration Rights Agreement, as the case may be (upon which assumption the Company and such Guarantor shall be discharged of any and all obligations on the Notes, the Guarantees, the Indenture and the Registration Rights Agreement), and the obligations under the Indenture and the Guarantees of the Guarantors (other than such Guarantors) shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) the Company (or the Surviving Entity if the Company is not continuing) (A) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (B) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "--Certain Covenants--Limitation on Additional Indebtedness" above; provided, that a Restricted Subsidiary may merge with and into the Company without complying with this clause (iii)(B).

      In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

      For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the Properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the Properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the assets of the Company. In addition, the phrase "all or substantially all" of the assets of the Company will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company or any Restricted Subsidiary has occurred.

      For all purposes of the Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Guarantors, Restricted Subsidiaries or Unrestricted Subsidiaries, to the extent and as provided pursuant to the Indenture, and all Liens on Property or assets, of the Surviving Entity and its Subsidiaries that were not Liens on Property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

      Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Guarantees

      The Notes are fully and unconditionally guaranteed, on a senior unsecured basis, jointly and severally, by each of the Guarantors. The Guarantors guarantee all of the obligations of the Company under the Indenture, including its obligation to pay principal, premium, if any, and interest with respect to the Notes. Each Guarantee ranks pari passu in right of payment with any other senior Indebtedness and certain other liabilities (including trade payables, tort claims and tax claims) of the Guarantor thereof and senior to any future Subordinated Indebtedness of such Guarantor.

      The Company will not permit any of its Restricted Subsidiaries to guarantee or otherwise become contingently liable for any Indebtedness of the Company or any Guarantor without causing such Restricted Subsidiary to issue a Guarantee that ranks in right of payment in relation to the guarantee of such other Indebtedness, the same as the ranking in right of payment of the Notes or the Guarantees, as the case may be, in relation to such other Indebtedness.

      Each Person becoming a Guarantor after the Issue Date shall issue a Guarantee, satisfactory in form and substance to the Trustee (and with such other documentation relating thereto as the Trustee shall require, including, without limitation, a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such Guarantee).

      The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee not constitute a fraudulent conveyance or fraudulent transfer under federal, state or applicable foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

      A Guarantor shall be released from all of its obligations under its Guarantee if (a) all of its Capital Stock is sold in a transaction in compliance with the covenant described under "--Certain Covenants--Limitation on Certain Asset Sales," (b) all or substantially all of its assets are sold in a transaction in compliance with the covenant described under "--Certain Covenants--Limitation on Certain Asset Sales"; provided, that such Guarantor merges with and into or is liquidated into another Guarantor or the Company or
(c) in the case of a Guarantee by a Restricted Subsidiary (other than a Five Percent Subsidiary), the guarantee which resulted in the creation of such Restricted Subsidiary's Guarantee is released or discharged, except a discharge or release by, or as a result of, payment under such guarantee; and, in the case of clauses (a), (b) or (c), such Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

      Separate financial statements and other disclosures concerning the Guarantors are not included herein because the Guarantors are jointly and severally liable with respect to the Company's obligations under the Notes and the Indenture, and because management has determined that such financial statements and other disclosures are not material to investors.

Events of Default

      The following events are defined in the Indenture as "Events of Default":

            (i) default in payment of any principal of, or premium, if any, on any Note when due;

            (ii) default in the payment of any interest, including any Additional Interest, on any Notes when due, which default continues for 30 days or more;

            (iii) default by the Company or any Guarantor in the observance or performance of any other covenant in the Notes or the Indenture for 60 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to the "--Certain Covenants--Limitation on Certain Asset Sales," "--Change of Control Offer" or "--Merger, Consolidation or Sale of Assets" covenants, which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

            (iv) failure to pay when due (within any applicable grace period) principal, interest or premium with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof in an aggregate principal amount of $5 million or more, or the acceleration of any such Indebtedness in an aggregate principal amount of $5 million or more which default shall not be cured or waived;

            (v) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $5 million shall be rendered against the Company or any Restricted Subsidiary thereof (in excess of amounts covered by insurance and as to which the insurance company has acknowledged coverage) by a court of competent jurisdiction, and shall not be bonded (such that a judgment creditor cannot proceed against assets of the Company or any Subsidiary), vacated, discharged or satisfied for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

            (vi) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary thereof; or

            (vii) any of the Guarantees of a Five Percent Subsidiary ceases to be in force and effect or any of the Guarantees of a Five Percent Subsidiary is declared to be null and void and unenforceable or any of the Guarantees of a Five Percent Subsidiary is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

      For purposes of clause (vi) above, any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (vi) above has occurred, would constitute a Significant Subsidiary. For purposes of clause (vii) above, any Guarantor which, when aggregated with all other Guarantors that are not otherwise Five Percent Subsidiaries and as to which any event described in clause (vii) above has occurred, would constitute a Five Percent Subsidiary.

      The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal or premium, if any, or interest on the Notes or a default in the observance or performance of the "Merger, Consolidation or Sale of Assets" covenant) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

      The Indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the Notes to be immediately due and payable. The entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration, and such amounts shall become immediately due and payable; provided, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if (i) all Events of Default, other than nonpayment of principal, premium or interest, that has become due solely because of acceleration, have been cured or waived as provided in the Indenture, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the first paragraph above, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes. If, after the delivery of any such notice of acceleration with respect to an Event of Default under clause (iv) of the first paragraph above, any such payment default or acceleration relating to such other Indebtedness shall have been cured or rescinded or such Indebtedness shall have been discharged within 30 days of such default or acceleration in respect of such Indebtedness, then such Event of Default specified in clause (iv) shall be deemed cured for all purposes of the Indenture.

      The holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations provided for in the Indenture and under the Trust Indenture Act.

      No holder of any Note has any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder has previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and unless the Trustee has not received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and has failed to institute such proceeding within 60 days. Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

Satisfaction and Discharge of the Indenture; Defeasance

      The Company and the Guarantors may terminate their obligations under the Indenture, when (1) either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable within 60 days or are to be called for redemption within 60 days (a "Discharge") under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, on and interest to the date of deposit or stated maturity or date of redemption, whichever is later; (2) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company; and (3) the Company has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

      The Company may elect, at its option, to have its obligations discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and its obligations under the Indenture and the Guarantors will be discharged from their obligations under the Guarantees and the Indenture, except for (1) the rights of holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due, (2) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (3) the rights, powers, trusts, duties and immunities of the Trustee, (4) the Company's right of optional redemption, and (5) the defeasance provisions of the Indenture. In addition, the Company may elect, at its option, to have its obligations released with respect to certain covenants, including without limitation their obligation to make Excess Proceeds Offers in connection with Available Asset Sale Proceeds and Change of Control Offers in connection with any Change of Control, in the Indenture ("covenant defeasance") and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

      In order to exercise either defeasance or covenant defeasance with respect to outstanding Notes: (1) the Company must irrevocably have deposited or caused to be deposited with the Trustee (or other qualifying trustee) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of such Notes:
(A) money in an amount, or (B) U.S. government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the entire indebtedness in respect of the principal of, and premium, if any, and interest on, such Notes on the stated maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes; (2) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur; (3) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of such outstanding Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur; (4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto or, in the case of defeasance, either: (A) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, based upon existing precedents, if the matter were properly briefed, a court should hold that the deposit of moneys and/or U.S. government obligations as provided in clause (1) would not constitute a preference voidable under Section 547 or 548 of the federal bankruptcy laws; or (B) no Default or Event of Default relating to bankruptcy or insolvency shall have occurred and be continuing at any time on or prior to the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day); (5) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of the Trust Indenture Act); (6) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound, (7) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and
(8) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

      In the event of a defeasance or a Discharge, a holder whose taxable year straddles the deposit of funds and the distribution in redemption to such holder would be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the bankruptcy code and monies disbursed to holders of the Notes may be subject to disgorgement in favor of the estate of the Company. Similar results may apply upon the insolvency of the

Company during the applicable preference period following the deposit of monies in connection with covenant defeasance.

Amendment, Supplement and Waiver

      Without the consent of any holders of the Notes, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for any of the following purposes: (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes; or (2) to add to the covenants of the Company for the benefit of the holders of the Notes, or to surrender any right or power herein conferred upon the Company; or (3) to add additional Events of Default; or (4) to provide for uncertificated Notes in addition to or in place of certificated Notes; or (5) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee; or (6) to secure the Notes; or (7) to add a Guarantor or to release a Guarantor in accordance with the Indenture; or (8) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided, that such actions pursuant to this clause shall not adversely affect the interests of the holders of the Notes in any material respect; or (9) to comply with any requirements of the Commission in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act.

      With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying, in any manner the rights of the holders of the Notes under the Indenture including the definitions therein; provided that no such supplemental indenture shall, without the consent of the holder of each outstanding Note affected thereby, (1) change the stated maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, or (2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or (3) modify in any material respect the obligations of the Company to make Change of Control Offers upon a Change of Control or Excess Proceeds Offers from the Available Asset Sale Proceeds, or (4) subordinate the Notes or the Guarantees, as appropriate, in right of payment to any other Indebtedness of the Company or the applicable Guarantor, or (5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby, or (6) release any Guarantees required to be maintained under the Indenture.

      The holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the holders of all the Notes waive any past default under the Indenture and its consequences, except a default (1) in any payment in respect of the principal of (or premium, if any, on) or interest on any Notes (including any Note which is required to have been purchased pursuant to a Change of Control Offer or an Excess Proceeds Offer which has been made by the Company), or (2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note affected.

Reports to Holders

      The Indenture provides that whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Trustee and to the holders of the Notes within 10 days after it is or would have been required to file them with the Commission, (i) all annual and quarterly financial information that would be required to be contained in a filing with the Commission on Forms 10-K and 10-Q (without exhibits) if the Company were required to file such forms, including a section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K (without exhibits) if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing). In addition, the Company shall furnish to the Trustee, the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act and the exhibits omitted from the information furnished pursuant to the preceding sentence, for so long as the Notes are not freely transferable under the Securities Act. The Company will also comply with the other provisions of ss. 314(a) of the Trust Indenture Act.

Compliance Certificate

      The Company will deliver to the Trustee on or before 90 days after the end of the Company's fiscal year and on or before 45 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default, its status and the intended method of cure, if any.

The Trustee

      The Trustee under the Indenture is the Paying Agent and Registrar with regard to the Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

Transfer and Exchange

      Holders of the Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar under the Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before selection of the Notes to be redeemed.

      The registered holder of a Note may be treated as the owner of it for all purposes.

Governing Law

      The Indenture provides that the Indenture and the Notes are governed by, and will be construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws to the extent the application of the laws of another jurisdiction would be required thereby.

Certain Definitions

      Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

      "Acquired Indebtedness" means (a) Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person and (b) any Seller Note.

      "Affiliate" of any specified Person means any other Person (including, without limitation, such Person's issue, siblings and spouse) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of the Indenture, the term "Affiliate," as it relates to the Company, shall (a) include HarnCo for so long as HarnCo is entitled to designate at least one member of the Board of Directors of Holdings or any successor to Holdings and (b) not include CIBC Oppenheimer Corp. or Indosuez Capital or their respective Affiliates.

      "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Company, or is merged with or into the Company or any Restricted Subsidiary of the Company or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

      "Asset Sale" means the sale, transfer or other disposition (including, without limitation, by merger or consolidation) (other than to the Company or any of its Guarantors) in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company (other than directors' qualifying shares to the extent required by applicable law), (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets, or any Property, or part thereof, owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided, that Asset Sales shall not include (i) sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Guarantor, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole as permitted under "--Merger, Consolidation or Sale of Assets," (iii) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed $500,000, (iv) any sales, leases, conveyances, transfers or other dispositions of Property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, (v) the incurrence of any Permitted Liens, (vi) the making of any Restricted Payment permitted by the covenant "--Certain Covenants--Limitation on Restricted Payments," (vii) transfers of cash and sales of Cash Equivalents and (viii) sales, leases, conveyances, transfers or other dispositions of Property or equipment in the ordinary course of business.

      "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash or Cash Equivalents received by the Company or any Restricted Subsidiary from such Asset Sale, after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, provided, that at such time as such amounts are no longer reserved or such reserve is no longer necessary, any remaining amounts shall become Asset Sale Proceeds to be allocated in accordance with the covenant "--Certain Covenants--Limitation on Certain Asset Sales," and (ii) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

      "Attributable Indebtedness" under the Indenture in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted in accordance with GAAP at the cost of indebtedness implied in the Sale and Lease-Back Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

      "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sales that have not been applied in accordance with clauses (iii) (a), and which has not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii) (b) of the first paragraph of "--Certain Covenants--Limitation on Certain Asset Sales."

      "Average Life" means, as of any date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of
(x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

      "Blooma" means Morris Blooma Engineering Pte Ltd., a corporation organized under the laws of Singapore.

      "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated and whether or not voting) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

      "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

      "Cash Equivalents" means any of the following Investments: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any foreign country recognized by the United States or any political subdivision of any such state or foreign country, as the case may be, or any public instrumentality thereof (including any taxing authority) maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit, time deposit accounts, operating accounts or bankers' acceptances maturing within one year from the date of acquisition thereof issued or guaranteed by any commercial banking institution organized under the laws of any jurisdiction recognized by the United States of America and in which the Company or its Subsidiaries actively conduct business, having at the date of acquisition thereof combined capital and surplus of not less than U.S.$250,000,000 or the foreign currency equivalent thereof; (v) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(i) through (v) above; and (vii) foreign bank deposits and cash equivalents in jurisdictions where the Company or its Subsidiaries are then actively conducting business, provided, that (a) all such deposits are required to be made in the ordinary course of business, (b) such deposits do not exceed $1,000,000 in the aggregate and (c) the funds so deposited do not remain in such bank for more than 10 days.

      A "Change of Control" of the Company will be deemed to have occurred at such time as (i) prior to any Public Equity Offering by the Company or Holdings of its Common Stock, Holdings ceases to be, directly or indirectly, the beneficial owner of 100% of the Voting Stock of the Company, (ii) any Person (including a Person's Affiliates) or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the

Exchange Act, or any successor provision thereto) (a "Group"), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule l3d-3 or any successor rule or regulation promulgated under the Exchange Act) of (a) 50% or more of the total Voting Stock of the Company or Holdings or (b) 50% of all classes of Common Stock (whether voting or non-voting), taken as a whole, of the Company or Holdings, (iii) any Person (including a Person's Affiliates) or Group, other than a Permitted Holder, becomes the beneficial owner of more than 30% of the total Voting Stock of the Company or Holdings, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total Voting Stock of the Company or Holdings, as the case may be, than such other Person or Group and the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or Holdings, as the case may be, (iv) there shall be consummated any consolidation or merger of the Company or Holdings in which the Company or Holdings, as the case may be, is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company or Holdings, as the case may be, would be converted into cash, securities or other Property, other than a merger or consolidation of the Company or Holdings, as the case may be, in which the holders of the Common Stock of the Company or Holdings, as the case may be, outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Holdings, as the case may be, has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the board of directors of the Company or Holdings, as the case may be.

      "Chartwell" means Chartwell Investments Inc. and its Affiliates.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" of any Person means all Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to any other class of Capital Stock of such Person.

      "Consolidated Interest Coverage Ratio" of any Person means the ratio of
(i) EBITDA of such Person for the four most recent consecutive fiscal quarters for which financial statements are available or, if the Company is not in compliance with its obligations under "--Reports to Holders" on the date of determination, the four most recent consecutive quarters ending on or prior to the date of determination (in either such case, the "Four Quarter Period") to
(ii) Consolidated Interest Expense of such Person for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis to (i)(a) the incurrence of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and (b) any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), occurring on or after the first day of the Four Quarter Period and on or prior to the date of determination, in each case set forth in clauses (i)(a) and (b), as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period (except that Indebtedness under any revolving credit facility shall be deemed to be the average daily balance of such Indebtedness during such Four Quarter Period) and (ii) any Asset Sales or Asset Acquisitions (including (x) any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition and including any Asset Sale or Asset Acquisition during such Four Quarter Period by any such Person determined as if such Person had been a Restricted Subsidiary at the time of such transaction; provided, that all Indebtedness of such Person and any such Restricted Subsidiaries shall be deemed to have been incurred on the first day of the Four Quarter Period and (y) the increase or decrease, as the case may be, in EBITDA directly attributable to such Asset Sale or Asset Acquisition, as the case may
be) occurring on or after the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition, as the case may be, (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith shall be determined in good faith by a responsible financial or accounting officer of the Company.

      "Consolidated Interest Expense" means, with respect to any Person, for any period, without duplication, (i) the aggregate amount of interest charges (excluding fees and expenses incurred in connection with the Transactions), whether expensed or capitalized, incurred or accrued by such Person and its Restricted Subsidiaries, determined on a consolidated basis in conformity with GAAP for such period, plus (ii) to the extent not included in clause (i) above, an amount equal to the sum of: (A) imputed interest included in Capitalized Lease Obligations, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (C) the net costs associated with Interest Rate Agreements, Currency Agreements and other hedging obligations, (D) the interest portion of any deferred payment obligations, (E) amortization of discount or premium on Indebtedness, if any,
(F) all capitalized interest and all accrued interest, (G) all other non-cash interest expense, (H) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, and (I) all dividends or distributions on Disqualified Capital Stock if payable to a Person other than the Company or a Restricted Subsidiary (other than dividends paid or payable in shares of Capital Stock (other than Disqualified Capital Stock) of the Company) declared and payable in cash, minus (iii) to the extent included in clause (i) or (ii) above, amortization or write-off of deferred financing costs (and original issue discount to the extent it arises from the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company) during such period and, without duplication, any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of the Company or its Restricted Subsidiaries prior to the stated maturity thereof. If any Indebtedness outstanding or to be incurred (x) bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire Four Quarter Period (taking into account on a pro forma basis any Interest Rate Agreement that has a remaining term as of the date of determination in excess of 12 months) and/or (y) was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. If any Indebtedness to be incurred bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, such fixed or floating rate.

      "Consolidated Net Income" means with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that (a) the Net Income of any Person that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or other distributions representing the Company's proportionate share of such Person's Net Income for such period actually paid in cash to the Company or a Restricted Subsidiary (subject to clause (b) below) by such Person during such period, (b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes, the Indenture, the New Credit Facility or any other Indebtedness of the Company or any Restricted Subsidiary of the Company containing, in the good faith judgment of the Board of Directors of the Company, substantially the same or less restrictive limitations on the payment of dividends or the making of other distributions than those contained in the Notes, the Indenture or the New Credit Facility) shall be excluded to the extent of such restriction or limitation (regardless of any waiver thereof), (c) (i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net after tax gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, (d) non-cash gains and losses due solely to fluctuations in currency values shall be excluded, (e) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded, and (f) all items classified as extraordinary, unusual or nonrecurring, including all items relating to the Transactions and the pre-closing events relating thereto shall be excluded (including the fees and expenses incurred in connection with the Transactions and write-offs or other costs associated or arising in connection with the Transactions). In computing Consolidated Net Income under clause (c) under the "--Certain Covenants--Limitations on Restricted Payments" covenant, the Company or such Restricted Subsidiary (i) shall use audited financial statements for the portion of the relevant period for which such statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and
(ii) shall be permitted to rely in good faith for the balance of the relevant period for which audited financial statements are not available on the financial statements and other financial data derived from the books and records of the Company or such Restricted Subsidiary that are available on the date of determination.

      "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, less (to the extent included) amounts attributable to Disqualified Capital Stock of such Person.

      "Consolidated Tangible Assets" of any Person means the consolidated tangible assets of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter for which financial statements are available or, if the Company is not in compliance with its obligations under "--Reports to Holders" on the date of determination, the end of the most recent quarter ending on or prior to the date of determination.

      "Credit Facilities" means one or more senior secured or unsecured credit facilities providing, inter alia, for revolving credit loans, term loans, bankers' acceptances and/or letters of credit between the Company or its Restricted Subsidiaries and one or more lenders, including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated or refinanced in whole or in part from time to time.

      "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

      "Disqualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for any consideration other than Capital Stock of the Company which is not Disqualified Capital Stock; provided, that Preferred Stock of the Company that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company, which provisions have substantially the same effect as the provisions of the Indenture described under "--Change of Control Offer" shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Restricted Subsidiary of the Company except for Permitted Foreign Restricted Subsidiary Preferred Stock.

      "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income (minus any provision for taxes utilized in computing net loss under clause (i) hereof to the extent such provision reduced the net loss), plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis to the extent reducing Consolidated Net Income, plus (v) amortization of intangibles for such period on a consolidated basis to the extent reducing Consolidated Net Income, plus (vi) amortization of original issue discount to the extent it arises from the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company, to the extent reducing Consolidated Net Income, plus (vii) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity to the extent reducing Consolidated Net Income, plus (viii) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, minus (c) all cash payments during such period relating to non-cash charges that were added back in determining EBITDA in any prior period (provided that payment of such cash amounts did not reduce Consolidated Net Income), all for such Person and its Restricted Subsidiaries determined in accordance with GAAP.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exempt Sale and Lease-Back Transaction" means the sale for less than $500,000 of approximately five acres of undeveloped real property at the Oak Creek, Wisconsin facility and the leasing back of such real property and a building to be constructed thereon.

      "Fair Market Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and, in the case of determination involving assets or property in excess of $2 million, shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

      "Five Percent Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 5.0% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and its Restricted Subsidiaries for such year prepared in conformity with GAAP.

      "Foreign Restricted Subsidiary" of any specified Person means any Restricted Subsidiary the jurisdiction of incorporation, organization or formation of which is outside of the United States, Canada, the United Kingdom and South Africa.

      "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

      "Guarantee" means a guarantee of the Notes by a Guarantor under the Indenture, as in effect from time to time.

      "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to preserve or maintain any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

      "Guarantors" means (i) each Restricted Subsidiary of the Company existing on the Issue Date other than Blooma, Morris Mechanical Handling (Pty) Limited and those Non-Guarantor Restricted Subsidiaries identified in clause (b)(y) of the definition of Non-Guarantor Restricted Subsidiaries (to the extent therein provided), (ii) each other One Percent Subsidiary of the Company formed, created or acquired after the Issue Date other than Non-Guarantor Restricted Subsidiaries, and (iii) each other Subsidiary required to become a Guarantor pursuant to the covenant contained under "--Guarantees."

      "Hercules" means Morris Material Handling Mexico, S.A. de C.V, a corporation organized under the laws of the Republic of Mexico.

      "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

      "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any Property (excluding, without limitation, any balances that constitute accounts payable or trade payables or liabilities arising from advance payments or customer deposits for goods and services sold by such Person or its Restricted Subsidiaries in the ordinary course of business, and other accrued liabilities, in each case, arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), including, without limitation, guarantees of dividends for which such Person may be liable directly or indirectly, (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (provided that in the case of any such letters of credit, the items for which such letters of credit provide credit support are those of other Persons which would be included within this definition for such other Persons), (iv) Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof, including, without limitation, any liquidation preference and mandatory redemption payment obligations in respect thereof and (v) obligations of any such Person under any Interest Rate Agreement or Currency Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement or Currency Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations included within the definition of Indebtedness, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided, that, (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP but such Indebtedness shall only be deemed to have been incurred on the date of original issuance thereof and, in the case of any securities constituting Indebtedness, the payment of interest upon which is in such securities, such Indebtedness shall only be deemed to have been incurred on the date of issuance of the original securities constituting such Indebtedness,
(ii) Indebtedness shall not include any liability for federal, state, local, foreign or other taxes and (iii) contingent obligations of the Company or any of its Restricted Subsidiaries under any Surety Obligation will be deemed to be Indebtedness only upon the earlier of (a) the Company's or any Restricted Subsidiary's obtaining knowledge of any payment by or in respect of any provider in respect of any Surety Obligation, (b) the demand by any provider for any reimbursement by the Company or any of its Restricted Subsidiaries of any Surety Obligation or (c) the time at which the Company or any of its Restricted Subsidiaries becomes obligated to make payment in respect of any Surety Obligation as a result of the provider having made a payment in respect of such Surety Obligation or as a result of such payment being required to be made by such provider. Notwithstanding any other provision of the foregoing definition, any trade or accounts payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

      "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

      "Investments" means, directly or indirectly, any advance (or other extension of credit), loan or capital contribution to (by means of transfers of Property to others, payments for Property or services for the account or use of others or otherwise), any guarantee of any obligations or Indebtedness of any other Person, the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of any evidence of beneficial ownership of, or interest in, any Person. Upon the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or the acquisition by the Company or a Restricted Subsidiary of an interest in any Person that, as a result thereof, becomes a Restricted Subsidiary, the Company shall be deemed to have made an Investment equal to the Fair Market Value of all Investments owned by such new Restricted Subsidiary. Investments shall exclude
(i) accounts receivable and other extensions of trade credit, in each case, on commercially reasonable terms in accordance with normal trade practices, (ii) prepaid expenses and workers' compensation, utility, lease and similar deposits, in the ordinary course of business and (iii) acquisitions of Property or assets paid for solely by the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company.

      "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under the Indenture.

      "Joint Venture" of any specified Person means any corporation, partnership, joint venture, limited liability company, association or other business entity, whether now existing or hereafter organized or acquired, and
(a) which is engaged in a similar line of business as the Company or any Restricted Subsidiary at the date of determination and (b)(i) in the case of a corporation, of which not more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by the Company or any of its Restricted Subsidiaries, or (ii) in the case of a partnership, joint venture, limited liability company, association or other business entity, with respect to which the Company or any of its Restricted Subsidiaries has not more than 50% of the ownership and voting power relating to the policies, management and affairs thereof.

      "Lien" means with respect to any Property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

      "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP, plus the amount of any decrease in the deferred tax asset for such period relating to the actual cash tax benefit realized by such Person or the consolidated tax group of which such Person is a member resulting from the election under Section 338(h) (10) of the Code in respect of the Transactions.

      "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in Property (valued at the Fair Market Value thereof at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender) less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith.

      "Non-Guarantor Restricted Subsidiary" means (a) any newly acquired or created Foreign Restricted Subsidiary after the Issue Date for so long as the issuance of a guarantee by such Foreign Restricted Subsidiary would (i) result in a material increase in the aggregate amount of income tax in respect of the Foreign Restricted Subsidiary and its Subsidiaries on a consolidated basis or
(ii) be illegal under the laws of the jurisdiction in which such Foreign Restricted Subsidiary is organized, provided, that, in either case, the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel so stating on the date of such acquisition or creation, (b) (x) any other Foreign Restricted Subsidiary, which is not a One Percent Subsidiary, but only for so long as it is not a One Percent Subsidiary, provided, that the Company shall have delivered to the Trustee an Officers' Certificate to such effect on the date of such acquisition or creation and (y) Linear Motors Limited, U.K. Crane Services Limited, Vaughan Crane Company Ltd., Royce Ltd. and P&H Middle East, Ltd. but only for so long as they are not, individually or collectively, a One Percent Subsidiary, and (c) Hercules and its Subsidiaries, at such time as the Board of Directors of the Company shall determine; provided, that (i) all Investments in Hercules or its Restricted Subsidiaries made by the Company or any of its Restricted Subsidiaries after the Issue Date in excess of the amount thereof outstanding on the Issue Date and all Investments owned by Hercules or its Restricted Subsidiaries and acquired after the Issue Date in excess of the amount thereof outstanding on the Issue Date shall be deemed made as of such determination, (ii) all Indebtedness of Hercules or its Restricted Subsidiaries that has been guaranteed by the Company or any Guarantor after the Issue Date shall be deemed incurred as of such determination, and (iii) the Company shall have delivered to the Trustee an Officer's Certificate to such effect on the date of such determination. Notwithstanding the foregoing, no Restricted Subsidiary shall be permitted to be a Non-Guarantor Restricted Subsidiary if any of its Subsidiaries are Guarantors.

      "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board, Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the Indenture.

      "One Percent Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 1.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 1.0% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and its Restricted Subsidiaries for such year prepared in conformity with GAAP. For purposes of this definition, any Subsidiary which, when aggregated with all other Subsidiaries that are not otherwise One Percent Subsidiaries, would constitute a One Percent Subsidiary, shall be deemed to be a One Percent Subsidiary.

      "Permitted Affiliate Agreements" means the agreements between or among the Company and each of MHE Investments, Inc., Holdings, HarnCo, Chartwell and their respective Affiliates, listed in the Indenture in effect immediately after the initial issuance of the Old Notes on the Issue Date, and as the same may be amended from time to time subject to the provisions of the covenant described under "--Certain Covenants--Limitations on Transactions with Affiliates," provided, that notwithstanding such covenant, such agreements may be extended from time to time or otherwise amended, to the extent that a majority of the disinterested members of the Board of Directors of the Company has determined in good faith that no material adverse effect on the creditworthiness of the Company and its Restricted Subsidiaries, taken as a whole, shall result as a consequence thereby. See "Certain Relationships and Related Transactions" above.

      "Permitted Foreign Restricted Subsidiary Preferred Stock" means securities of Foreign Restricted Subsidiaries of the Company denominated in Preferred Stock that (a) otherwise have substantially the same characteristics of voting or non-voting Common Stock of a Delaware corporation, (b) do not obligate the issuer to pay current dividends or distributions in cash or otherwise and (c) are not subject to any requirement of redemption or repurchase.

      "Permitted Holders" means Chartwell.

      "Permitted Indebtedness" means:

            (i) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Credit Facilities or Acquired Indebtedness in an aggregate principal amount at any one time outstanding not to exceed the sum of (a) $55 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount of such Indebtedness, and (b) the greater of (1) $75 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount of such Indebtedness or (2) the sum of (x) 80% of the book value of accounts receivable of the Company and its Restricted Subsidiaries and (y) 45% of the book value of consolidated inventory of the Company and its Restricted Subsidiaries, in each case, determined at the time of such incurrence, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount of such Indebtedness; provided, that $15 million of the Indebtedness incurred under this clause (b) may be incurred solely to obtain letters of credit and to fund draws thereunder to provide credit support for the Surety Arrangement or other Surety Obligations or other letters of credit reasonably necessary in the ordinary course of business;

            (ii) Indebtedness under Surety Obligations and under the Surety Arrangement, in either case, that are due no later than 10 days after the earlier of (a) the Company's or any Restricted Subsidiary's obtaining knowledge of any payment by or in respect of any provider in respect of any Surety Obligation, (b) the demand by any provider for any reimbursement by the Company or any of its Restricted Subsidiaries of any Surety Obligation or (c) the time at which the Company or any of its Restricted Subsidiaries becomes obligated to make payment in respect of any Surety Obligation as a result of the provider having made a payment in respect of such Surety Obligation or as a result of such payment being required to be made by such provider;

            (iii) Indebtedness under the Notes, the Indenture and the Guarantees;

            (iv) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date other than under the South African Credit Facility;

            (v) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary, provided, that Indebtedness of the Company or any Guarantor that is a Wholly-Owned Subsidiary to any Restricted Subsidiary (other than a Guarantor that is a Wholly-Owned Subsidiary) is unsecured Subordinated Indebtedness (or Disqualified Capital Stock) and is incurred for borrowed money; provided, further, that (a) any Indebtedness referred to in the immediately preceding proviso that is no longer held by a Wholly-Owned Subsidiary that is a Guarantor (whether (i) as a result of a sale or transfer of such Indebtedness, (ii) as a result of such Person no longer being a Guarantor that is a Wholly-Owned Subsidiary or (iii) otherwise) or (b) any Indebtedness otherwise referred to in this clause
      (v) that is no longer held by a Restricted Subsidiary or the Company (whether (i) as a result of a sale or transfer of such Indebtedness, (ii) as a result of such Person no longer being the Company or a Restricted Subsidiary or (iii) otherwise), shall, in each case, be deemed incurred at such time;

            (vi) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire Property in the ordinary course of business, which Indebtedness and Capitalized Lease Obligations, in the aggregate, outstanding on any date of incurrence (and any Refinancing Indebtedness in respect thereof), do not exceed 4% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries;

            (vii) Interest Rate Agreements and Currency Agreements;

            (viii) guarantees of obligations of the Company or its Restricted Subsidiaries;

            (ix) additional Indebtedness of the Company and its Restricted Subsidiaries not to exceed an aggregate of $10 million in principal amount outstanding at any time; and

            (x) Refinancing Indebtedness in respect of Indebtedness incurred under clauses (iii), (iv), (v) or (vii) above or incurred under the first paragraph of the covenant under "--Certain Covenants--Limitation on Additional Indebtedness."

      "Permitted Investments" means, for any Person, Investments made on or after the Issue Date consisting of:

            (i) Investments by the Company, or by a Restricted Subsidiary, in the Company or a Guarantor;

            (ii) Investments by the Company or by any Restricted Subsidiary in Non-Guarantor Restricted Subsidiaries not to exceed, in the aggregate, on the date of the making of any Investment pursuant to this clause (ii), 10% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries;

            (iii) Cash Equivalents;

            (iv) Investments by the Company, or by a Guarantor, in a Person, if as a result of such Investment (a) such Person becomes a Guarantor of the Company or (b) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets (including the proceeds of such Investment) to, or is liquidated into, the Company or a Guarantor thereof;

            (v) non-cash consideration received in conjunction with the consummation of an Asset Sale that is otherwise permitted under the covenant described under "--Certain Covenants--Limitation on Certain Asset Sales";

            (vi) Interest Rate Agreements and Currency Agreements;

            (vii) any Investment existing on the Issue Date;

            (viii) Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

            (ix) Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary to make such Investments in effect on the Issue Date, as described in the Indenture;

            (x) Investments required to be made pursuant to the Transactions, as described in the Indenture; and

            (xi) Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $15 million at any one time outstanding.

      For purposes of clauses (ii) and (xi) above, the amount of any Investment outstanding, in respect of any Investment and the issuer thereof (and its Subsidiaries), shall be equal to the excess of (a) the aggregate amount of all Investments made therein by the Company or any Restricted Subsidiary on or after the Issue Date (including the Fair Market Value of all such Investments not made in cash or Cash Equivalents, valued at the time of such Investment) over (b) the aggregate amount returned in cash or Cash Equivalents on or with respect to Investments in such Person (whenever such Investment was made) whether through the sale or other disposition of the Investment in such Person (or portion thereof) or through interest payments, principal payments, dividends or other distributions or payments; provided, that such payments or distributions shall not be (and have not been) included in clause (c)(3) of the first paragraph of the covenant "--Certain Covenants--Limitation on Restricted Payments" or otherwise included in Consolidated Net Income.

      "Permitted Liens" means (i) Liens on any Property, Capital Stock or assets of any Person existing at the time such assets are acquired by the Company or any of its Restricted Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise; provided, (a) that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or its Restricted Subsidiaries and (b) that any such Lien does not extend to or cover any Property, Capital Stock or assets other than the Property, Capital Stock or assets being acquired and the proceeds thereof and accessions and additions thereto, (ii) Liens securing Refinancing Indebtedness, provided, that any such Lien does not extend to or cover any Property, Capital Stock or assets other than the Property, Capital Stock or assets securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any of the Guarantors, (iv) Liens to secure Purchase Money Indebtedness or Capitalized Lease Obligations that is (or are) otherwise permitted under the Indenture, provided,0 that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs and expenses, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item and the proceeds thereof, (v) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialsmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (vi) other liens securing obligations incurred in the ordinary course of business which obligations do not exceed $1,000,000 in the aggregate at any one time outstanding, (vii) Liens for taxes, assessments or governmental charges that are not yet due and payable (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP), (viii) zoning restrictions, easements or minor defects or irregularities in title and other similar charges or encumbrances on Property not interfering in any material respect with the use of such Property by the Company or any Restricted Subsidiary, (ix) customary deposit arrangements entered into in connection with acquisitions, (x) Liens securing Indebtedness permitted to be incurred under clauses (i) (other than Acquired Indebtedness), and (ix) of the definition of "Permitted Indebtedness" and Liens securing additional Indebtedness under the Credit Facilities or Liens to secure a Guarantor's guarantee of additional Indebtedness under the Credit Facilities, in an aggregate principal amount, with respect to all such additional Indebtedness under such Credit Facilities or under such guarantees, at any one time outstanding not to exceed $45 million,
(xi) Liens securing only the Notes, the Indenture or the Guarantees, (xii) Liens in favor of the Trustee as provided for in the Indenture on money or property held or collected by the Trustee in its capacity as Trustee, (xiii) Liens existing on the Issue Date securing Indebtedness as in effect on the Issue Date (other than the South African Credit Facility), (xiv) Liens securing obligations under any Interest Rate Agreement or Currency Agreement, and (xv) Liens on Property or other assets (a) in connection with workers' compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or (b) to secure the performance of Surety Obligations incurred in the ordinary course of business consistent with industry practice, including under the Surety Arrangement, or (c) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a) and (b) above, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property or services or imposed by ERISA or the Internal Revenue Code in connection with a "plan" (as defined in ERISA) (other than any Lien imposed in connection with the Company's 401(k) Plan), or (d) arising in connection with any attachment or judgment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay, or (e) Liens securing performance of leases, construction, sales or servicing contracts and similar obligations incurred in the ordinary course of business.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

      "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

      "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

      "Public Equity Offering" means any underwritten public offering of shares of Common Stock of the Company or Holdings (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8) filed with the Commission in accordance with the Securities Act, provided, that in the event of a Public Equity Offering by Holdings, Holdings contributes the Net Proceeds of such Public Equity Offering to the common equity of the Company.

      "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of an item of Property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

      "Refinancing Indebtedness" means Indebtedness that refunds or refinances any Indebtedness of the Company or its Restricted Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the

Company or its Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that (i) if the Indebtedness being refunded or refinanced is Subordinated Indebtedness, the Refinancing Indebtedness is subordinated to the Notes and/or the Guarantees, as the case may be, to at least the same extent as the Indebtedness being refunded or refinanced, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded or refinanced, or (b) at least 91 days after the final stated maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the final stated maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded or refinanced that is scheduled to mature on or prior to the final stated maturity date of the Notes, and, in the case of clause (ii) above and this clause (iii), such Refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or a Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or a Restricted Subsidiary) which is conditioned on a change of control of the Company pursuant to provisions substantially similar to those contained in the Indenture described under "--Change of Control" or "--Asset Sales" or otherwise on terms substantially similar to those in such Indebtedness being refinanced, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded or refinanced, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of pre-existing prepayment provisions on such Indebtedness being refunded or refinanced and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded or refinanced, except that the Company may incur Refinancing Indebtedness to refund or refinance Indebtedness of any Guarantor of the Company and any Guarantor may incur Refinancing Indebtedness to refund or refinance Indebtedness of any other Guarantor.

      "Replacement Assets" means (x) Properties or assets (other than cash or Cash Equivalents or any Capital Stock or other security) that will be used in a business of the Company and the Restricted Subsidiaries conducted on the Issue Date or in a business reasonably related thereto or (y) Capital Stock of any Person that will become on the date of acquisition thereof a Guarantor as a result of such acquisition.

      "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment of any kind or character (whether in cash, Property or securities) on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) of the Company and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company and (z) dividends or distributions from a Non-Guarantor Restricted Subsidiary that are paid ratably to all Persons holding the Capital Stock of such Non-Guarantor Restricted Subsidiary in proportion to the Capital Stock held by such Persons), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries or any options, warrants or rights to purchase or acquire such shares or any securities convertible or exchangeable into such shares (other than any such shares, options, warrants, rights or securities (a) that are owned by the Company or a Restricted Subsidiary of the Company; provided, that such options, warrants, rights or securities are purchased, redeemed or otherwise acquired for value by the issuer thereof, or (b) the issuer of which is a Non-Guarantor Restricted Subsidiary that remains such immediately after such purchase, redemption or other acquisition; provided, that for purposes of this clause (b), such purchase, redemption or other acquisition or retirement for value is permitted under clauses (ii), (ix) or (xi) of the definition of Permitted Investments), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Indebtedness (other than Subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment other than a Permitted Investment, (v) any designation (other than pursuant to clause

(xi) of the definition of Permitted Investments) of a Restricted Subsidiary as an Unrestricted Subsidiary (a "Designation"), provided, that the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary that were Restricted Subsidiaries, (vi) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary and (vii) any advisory fee paid to an Affiliate with respect to a specific transaction (other than fees payable on the Issue Date upon consummation of the Transactions). For purposes of determining the amount expended for Restricted Payments, (a) cash distributed or invested shall be valued at the face amount thereof and Property other than cash shall be valued at its Fair Market Value, except that in determining the amount of any Restricted Payment made under clause (v) above, the amount of such Restricted Payment shall be equal to the greater of (i) the book value or (ii) the Fair Market Value of the Company's direct and indirect proportionate interest in such Subsidiary on such date and (b) upon the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, or the acquisition by the Company or a Restricted Subsidiary of an interest in any Person that, as a result thereof, becomes a Restricted Subsidiary, the Company shall be deemed to have made a Restricted Payment equal to the Fair Market Value of the Capital Stock or Subordinated Indebtedness of the Company or its Subsidiaries owned by such new Restricted Subsidiaries.

      "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), (i) no Default or Event of Default shall have occurred and be continuing, (ii) Indebtedness of such Person and its Subsidiaries and all Liens on any asset of such Person and its Subsidiaries outstanding immediately following such redesignation would, if incurred at such time, be permitted to be incurred under the Indenture and (iii) the provisions referred to in clause (b) of the last sentence of the definition of Restricted Payment is complied with and any Investments pursuant to the second sentence of the definition of Investments are permitted to be made pursuant to the Indenture.

      "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

      "Seller Note" means any Indebtedness of the Company or any Restricted Subsidiary issued to a seller as a portion of the purchase price in any Asset Acquisition by the Company or such Restricted Subsidiary from such seller.

      "Significant Subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act, but shall not include any Unrestricted Subsidiary.

      "South African Credit Facility" means a Credit Facility in an aggregate principal amount or with aggregate commitments not to exceed $5 million to be entered into by Morris Mechanical Handling (Pty) Limited.

      "Subordinated Indebtedness" of the Company or any Guarantor means any Indebtedness (whether outstanding on the date hereof or hereafter incurred) which is by its terms expressly subordinate or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

      "Subsidiary" of any specified Person means any corporation, partnership, joint venture, limited liability company, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total Voting Stock is held by such first-named Person or any of its Subsidiaries, or (ii) in the case of a partnership, joint venture, limited liability company, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

      "Surety Arrangement" means one or more surety arrangements providing, inter alia, for the issuance of Surety Obligations, between the Company or any of its Restricted Subsidiaries and one or more providers, provided to the Company or its Restricted Subsidiaries including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time.

      "Surety Obligations" means any bonds, including bid bonds, advance bonds, or performance bonds, letters of credit, warranties, and similar arrangements between the Company or any of its Restricted Subsidiaries and one or more surety providers, for the benefit of the Company's or any Restricted Subsidiary's suppliers, vendors, insurers, or customers including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time.

      "Tax Allocation Agreement" means a tax allocation agreement among the Company, Holdings and MHE Investments, Inc., as in effect on the Issue Date and as the same may be amended from time to time subject to the provisions of the covenant described under "--Certain Covenants--Limitation on Transactions with Affiliates" and provided, that no material adverse effect on the Company or on the holders of the Notes shall result as a consequence thereby.

      "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified (whether on or after the Issue Date) as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided, that a Subsidiary may be so classified as an Unrestricted Subsidiary only if (i) such classification in compliance with the covenant set forth under "--Certain Covenants--Limitation on Restricted Payments," (ii) such Subsidiary does not own beneficially any Capital Stock of the Company or any Restricted Subsidiary (other than any Restricted Subsidiary of such Subsidiary that is being designated as an Unrestricted Subsidiary at the time of such classification) and (iii) all Indebtedness of the Company or any Restricted Subsidiary to such Subsidiary is deemed incurred at the time of such classification or at the time such Capital Stock is no longer so owned. The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted. The Indenture provides that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, at any time, (a) be liable for any Indebtedness of any Unrestricted Subsidiary or (b) be liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary.

      "Voting Stock" of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

      "Wholly-Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding Voting Stock (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

                       EXCHANGE OFFER; REGISTRATION RIGHTS

      In connection with the issuance of the Old Notes, the Company and the Guarantors entered into the Registration Rights Agreement pursuant to which they agreed, for the benefit of the holders of the Old Notes, that they would, at their cost (i) within 60 days after the date of original issue of the Old Notes, file a registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange the Old Notes for the New Notes, with terms substantially identical in all material respects to the Old Notes except (a) that the New Notes have been registered under the Securities Act, (b) that the New Notes are not entitled to certain registration rights which are applicable to the Old Notes under the Registration Rights Agreement and (c) certain contingent interest rate provisions applicable to the Old Notes are not applicable to the New Notes, and (ii) within 135 days after the Issue Date, use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the New Notes in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note. Interest on the New Notes will accrue from March 30, 1998. The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Guarantors under the Registration Rights Agreement.

      Under existing Commission interpretations, the New Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act; provided, that in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act be delivered as required. The Company and the Guarantors have agreed for a period of 180 days after consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such New Notes acquired as described below. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

      Each holder of Old Notes that wishes to exchange such Old Notes for New Notes in the Exchange Offer will be required to make certain representations including representations that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the New Notes, (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or any of the Guarantors, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (iv) it is not acting on behalf of any person who could not truthfully make the foregoing representations.

      If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

      In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the date of the Registration Rights Agreement, the Company and the Guarantors will, at their own expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Old Notes (the "Shelf Registration Statement"), (b) use their respective best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use their respective best efforts to keep effective the Shelf Registration Statement until two years after its effective date. The Company will, in the event of the Shelf Registration Statement, provide to each holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder of Old Notes that sells such

Old Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification rights and obligations).

      Although the Company and the Guarantors intend to file one of the registration statements described above, there can be no assurance that such registration statement will be filed or, if filed, that it will become effective. If the Company and the Guarantors fail to comply with the above provisions or if such registration statement fails to become effective, then, as liquidated damages, additional interest shall become payable in respect of the Old Notes as follows:

            If (i) the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 60 days after the Issue Date;

            (ii) an Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 135 days after the Issue Date; and

            (iii) either (A) the Company has not exchanged the New Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 45 days after the date on which the Exchange Offer Registration Statement was declared effective or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated as to all Old Notes validly tendered or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date;

(each of such events referred to in clauses (i) through (iii) above is a "Registration Default"), the sole remedy available to holders of the Old Notes will be the immediate assessment of additional interest ("Additional Interest") as follows: the per annum interest rate on the Old Notes will increase by 50 basis points during the first 90-day period following the Registration Default and the per annum interest rate will increase by an additional 25 basis points for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 200 basis points per annum in excess of the interest rate originally borne by the Old Notes. All Additional Interest will be payable to holders of the Old Notes in cash on the same original interest payment dates as the Old Notes, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the Old Notes will revert to the interest rate originally borne by the Old Notes.

      If the Exchange Offer is made and the Initial Purchasers continue to hold Old Notes, the Initial Purchasers may exchange Old Notes for other notes identical to the New Notes except for transfer restrictions ("Private Exchange Notes"). If they receive Private Exchange Notes, the Initial Purchasers thereafter will have the right for a period after consummation of the Exchange Offer to request the Company and the Guarantors to file a shelf registration statement covering the Private Exchange Notes. If such requested shelf registration is not filed or does not become effective by the times provided in the Exchange Offer Registration Right Agreement, the interest rate on the Private Exchange Notes will increase as provided above until such time as it does become effective.

      The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.

                          BOOK-ENTRY, DELIVERY AND FORM

      The Old Notes were initially sold to QIBs (as defined) in reliance on Rule 144A under the Securities Act ("Rule 144A Notes"). Old Notes also were offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes"). In addition, Old Notes may have subsequently been transferred to institutional "accredited investors" within the meaning of subparagraph (a)(1),
(2), (3) or (7) of Rule 501 under the Securities Act ("Institutional Accredited Investors") in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S under the Securities Act ("Other Old Notes").

      Rule 144A Notes initially were represented by one note in registered, global form without interest coupons (the "Rule 144A Global Note"). The Rule 144A Global Note was deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of a nominee of DTC, in each case for credit to an account of a direct or indirect participant as described below. Other Old Notes held by Institutional Accredited Investors are represented by one or more certificated Old Notes. Regulation S Notes initially were represented by one note in registered, global form without interest coupons (the "Regulation S Global Note," and, together with the Rule 144A Global Note, the "Old Global Notes"). The Regulation S Global Note was deposited upon issuance with the Trustee as custodian for DTC, and registered in the name of a nominee of DTC, in each case for credit to the accounts of Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL").

      The Old Global Notes, to the extent directed by holders thereof in their Letters of Transmittal, will be exchanged through book-entry electronic transfer for one or more New Notes in registered, global form without coupons representing the New Notes (collectively, the "New Global Note") registered in the name of DTC or its nominee. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      New Notes issued to non-qualified institutional buyers in exchange for Old Notes held by such investors, if any, will be issued only in certificated, fully registered, definitive form. The New Global Note will, upon request, be exchangeable for other New Notes in definitive, fully registered form without coupons in denominations of $1,000 and integral multiples thereof, but only in accordance with DTC's customary procedures. The New Global Note will also be exchangeable in certain other limited circumstances. The Company, the Trustee and any other agent thereof will be entitled to treat DTC's nominee as the sole owner and holder of the unexchanged portion of the New Global Note for all purposes.

Depositary Procedures

      DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

      DTC has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the New Global Note, DTC will credit the accounts of Participants designated by the Participants with portions of the principal amount of the Old Global Notes and (ii) ownership of such interests in the New Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the New Global Note).

      Investors in the New Global Note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are Participants in such system. Euroclear and CEDEL will hold interests in the New Global Note on behalf of their participants through their respective depositories, which in turn will hold such interests in the New Global Note customers' securities accounts in their respective names on the books of DTC. The Chase Manhattan Bank, Brussels office, will initially act as depository for Euroclear, and Citibank, N.A., will initially act as depository for CEDEL. All interests in the New Global Note, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such system.

      The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Old Global Notes or the New Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants and certain banks, the ability of a person having beneficial interests in the New Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see "--Exchange of Book-Entry Notes for Certificated Notes."

      Except as described below, owners of interests in the New Global Note will not have New Notes registered in their names, will not receive physical delivery of New Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

      Payments in respect of the principal of (and premium, if any) and interest on the New Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the New Notes, including the New Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee or any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect or accuracy of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the New Global Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the New Global Note, or (ii) any other matter relating to the actions and practices of DTC or any of the Participants or the Indirect Participants.

      DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the New Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the New Global Note for all purposes.

      Except for trades involving only Euroclear and CEDEL participants, interests in the New Global Note will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the Participants.

      Transfers between Participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between accountholders in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

      Cross-market transfers between the accountholders in DTC, on the one hand, and directly or indirectly through Euroclear or CEDEL accountholders, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the New Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and CEDEL accountholders may not deliver instructions directly to the depositories for Euroclear or CEDEL.

      Because of time zone differences, the securities account of a Euroclear or CEDEL accountholder purchasing an interest in the New Global Note from an accountholder in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear or CEDEL) immediately following the settlement date of DTC. Cash received in Euroclear or CEDEL as a result of sales of interests in the New Global Note by or through a Euroclear or CEDEL accountholder to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

      DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account with DTC interests in the Old Global Notes or the New Global Note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if any of the events described under "--Exchange of Book Entry Notes for Certificated Notes" occurs, DTC reserves the right to exchange the New Global Note for New Notes in certificate form and to distribute such New Notes to its Participants.

      The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

      Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Old Global Notes and the New Global Note among accountholders in DTC and accountholders of Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company or the Trustee nor any agent of the Company or the Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

      The New Global Note is exchangeable for definitive New Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depository for the New Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the New Notes in certificated form or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the New Notes. In all cases, certificated New Notes delivered in exchange for the New Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures). In addition, subject to certain restrictions on the transferability of the New Notes, New Notes in definitive form will be issued upon the resale, pledge or other transfer of any New Notes or interest therein to any person or entity that is not a qualified institutional buyer or that does not participate in DTC.

                   CERTAIN U.S FEDERAL INCOME TAX CONSEQUENCES

      Subject to the qualifications set forth below, in the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., tax counsel to the Company, the following accurately sets forth the anticipated material U.S. federal income tax consequences applicable to the exchange of Old Notes for New Notes and the ownership and disposition of the New Notes by holders who acquire the New Notes pursuant to the Exchange Offer. It is limited solely to U.S. federal income tax matters and is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (including proposed regulations), administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), and judicial decisions, all as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect.

      The following is limited to holders who hold the Notes as "capital assets" for U.S. federal income tax purposes and does not cover all aspects of federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, particular holders. The following does not address U.S. federal income tax consequences that may be applicable to particular categories of shareholders, including insurance companies, tax-exempt persons, financial institutions, dealers in securities, persons with significant holdings of Company stock, and non-United States persons, including foreign corporations and nonresident alien individuals. The following does not address any tax considerations under the laws of any state, locality, or foreign country.

      The Company has not sought, nor does it intend to seek, a ruling from the IRS as to any of the matters covered by this discussion, and there can be no assurance that the IRS will not successfully challenge the conclusions reached in this discussion. BECAUSE THE U.S. FEDERAL INCOME TAX CONSEQUENCES DISCUSSED BELOW DEPEND UPON EACH HOLDER'S PARTICULAR TAX STATUS, AND DEPEND FURTHER UPON U.S. FEDERAL INCOME TAX LAWS, REGULATIONS, RULINGS AND DECISIONS WHICH ARE SUBJECT TO CHANGE (WHICH CHANGES MAY BE RETROACTIVE IN EFFECT), HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES.

Exchange

      The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an exchange or other tax event for federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. A holder will have the same adjusted tax basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

Interest

      A holder of New Notes will be required to report interest income for federal income tax purposes for any interest earned on the Notes in accordance with such holder's method of tax accounting.

Market Discount

      Under the market discount rules of the Code, an exchanging holder (other than a holder who made the election described below) who purchased an Old Note with "market discount" (generally defined as the amount by which the stated redemption price of the Old Note on the holder's date of purchase exceeded the holder's purchase price) will be required to treat any gain recognized on the redemption, sale or other disposition of the New Note received in the exchange as ordinary income to the extent of the market discount that accrued during the holder's holding period for such New Note (which period will include such holder's holding period for the Old Note). In addition, a holder of a Note acquired at market discount may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note. A holder who has elected under applicable Code provisions to include market discount in income annually as such discount accrues will not be required to treat any gain recognized as ordinary income (or defer interest deductions) under the market discount rules described above. Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under these provisions.

Amortizable Bond Premium

      In general, if a holder's initial tax basis in the Old Notes at acquisition exceeded the amount payable at maturity, the excess will be treated as "amortizable bond premium" (including after the exchange of such Old Notes for New Notes). In such case, the holder may elect under section 171 of the Code to amortize the bond premium annually under a constant yield method. The holder's adjusted tax basis in the Note is decreased by the amount of the allowable amortization. Because the Notes have early call provisions, holders must take such call provisions into account to determine the amount of amortizable bond premium. Amortizable bond premium is treated as an offset to interest received on the obligation rather than as an interest deduction, except as may be provided in Treasury regulations. An election to amortize bond premium would apply to amortizable bond premium on all taxable bonds held on or acquired after the beginning of the holder's taxable year for which the election is made, and may be revoked only with the consent of the IRS. Holders who acquire their Notes with amortizable bond premium should consult their own tax advisors.

Sale, Exchange, Redemption or Other Disposition of Notes

      On sale, exchange, redemption or other disposition of the Notes, and except to the extent that the cash received is attributable to accrued interest (which generally represents ordinary interest income) or market discount (the tax consequences of which are described above), a holder generally will recognize capital gain or loss measured by the difference between the amount realized and such holder's adjusted tax basis in the Notes redeemed.

Backup Withholding

      Federal income tax backup withholding at a rate of 31 percent on dividends, interest payments, and proceeds from a sale, exchange, or redemption of New Notes will apply unless the holder (i) is a corporation or comes within certain other exempt categories (and, when required, demonstrates this fact) or
(ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. A holder of Notes who does not provide the Company with his correct taxpayer identification number may be subject to penalties imposed by the IRS. The Company will report to the holders of the Notes and the IRS the amount of any "reportable payments" and any amount withheld with respect to the Notes during the calendar year.

                              ERISA CONSIDERATIONS

      Sections 406 and 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit certain employee benefit plans, individual retirement accounts, individual retirement annuities, and employee annuity plans ("Plans") from engaging in certain transactions with persons who, with respect to such Plan, are "parties in interest" under ERISA or "disqualified persons" under the Code. A violation of these "prohibited transactions" rules may generate excise taxes under the Code and other liabilities under ERISA for such persons. Possible violations of the prohibited transaction rules occur if the Notes are purchased with the assets of any Plan if the Company or any of its affiliates is a party in interest or disqualified person with respect to such Plan, unless such acquisition is subject to a statutory or administrative exemption.

      The foregoing discussion is general in nature and is not intended to be all-inclusive. Any fiduciary of a Plan considering the purchase of the Notes should consult its legal advisors regarding the consequences of such purchases under ERISA and the Code. If the Plan is not subject to ERISA, the fiduciary should consult its legal advisors regarding the consequences of any state law or Code considerations.

                              PLAN OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Securities Purchase Agreement (the "Purchase Agreement") dated March 23, 1998, the Company sold to CIBC Oppenheimer Corp. and Goldman, Sachs & Co. ("the Initial Purchasers"), and the Initial Purchasers purchased from the Company, severally, the respective principal amounts of the Old Notes set forth opposite their respective names below:

                                                                 Principal
                                                                  Amount
            Initial Purchaser                                  of the Notes
            -----------------                                  ------------
            CIBC Oppenheimer Corp.......................       $170,000,000
            Goldman, Sachs & Co.........................         30,000,000
                                                               ------------
                                                               $200,000,000
                                                               ============

      The purchase price for the Old Notes was $1,000 per $1,000 principal amount (the "Old Notes Offering Price") less the Initial Purchasers' discount of 3.0%. The Initial Purchasers sold the Old Notes at the Old Notes Offering Price to "Qualified Institutional Buyers" within the meaning of Rule 144A of the Securities Act.

      The Company reimbursed the Initial Purchasers for certain expenses and agreed to indemnify the several Initial Purchasers against certain liabilities, including liabilities under the Securities Act.

      CIBC Oppenheimer Corp. acted as initial purchaser in the Series A Unit Offering for which it received customary fees.

      Indosuez Capital, a division of Credit Agricole Indosuez (the "Financial Advisor"), acted as a financial advisor to the Company in connection with the offering and received a fee of 20% of the Initial Purchasers' discount, as compensation for such services.

      CIBC Oppenheimer Corp. and the Financial Advisor acted as co-agents under the New Credit Facility and received customary fees and had expenses reimbursed in connection with such services.

      An affiliate of CIBC Oppenheimer Corp. and affiliates of the Financial Advisor invested an aggregate of approximately $13.5 million and $10.0 million, respectively, in Frasier L.L.C. and Niles L.L.C., to acquire indirect equity interests in the Company, on arm's length terms concurrent with the Offering.

      Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes only where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period until 180 days after the Registration Statement has been declared effective, or such shorter period as will terminate when all Old Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for New Notes and such New Notes have been resold by such broker-dealers.

      The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period until 180 days after the Registration Statement has been declared effective, or such shorter period as will terminate when all Old Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for New Notes and such New Notes have been resold by such broker-dealers, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and the fees of any counsel or other advisors or experts retained by the holders of the Notes, except as expressly set forth in the Registration Rights Agreement, and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                     EXPERTS

      The combined financial statements of the Material Handling Equipment Business of Harnischfeger Industries, Inc. as of October 31, 1997 and 1996 and for each of the three fiscal years in the period ended October 31, 1997, included in this Prospectus, have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

      The validity of the New Notes will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Washington, D.C., counsel to the Company.

                          INDEX TO FINANCIAL STATEMENTS

                                                                         Page
                                                                       Reference
                                                                       ---------

MORRIS MATERIAL HANDLING, INC.

     Condensed Balance Sheets as of October 31, 1997 and April 30,
       1998 (unaudited)...............................................    F-2
     Unaudited Condensed Statements of Income for the Three Months
       Ended April 30, 1998 and April 30, 1997 and for the Six Months
       Ended April 30, 1998 and April 30, 1997........................    F-3
     Unaudited Condensed Statements of Cash Flows for the Six
       Months Ended April 30, 1998 and April 30, 1997.................    F-4
     Statement of Shareholder's Equity for the Six Months Ended
       April 30, 1998 ................................................    F-5
     Notes to Financial Statements....................................    F-6

MATERIAL HANDLING EQUIPMENT BUSINESS OF HARNISCHFEGER INDUSTRIES, INC.

     Report of Independent Accountants................................   F-17
     Combined Balance Sheets as of October 31, 1997 and October
       31, 1996.......................................................   F-18
     Combined Statements of Income for the Years Ended October 31,
       1997, October 31, 1996 and October 31, 1995....................   F-19
     Combined Statements of Cash Flows for the Years Ended October
       31, 1997, October 31, 1996 and October 31, 1995................   F-20
     Notes to Combined Financial Statements...........................   F-21

                         MORRIS MATERIAL HANDLING, INC.
                            CONDENSED BALANCE SHEETS
                             (Dollars in Thousands)


                                                    April 30,    October 31,
                                                       1998         1997
                                                    ---------    ---------

                                                   (Unaudited)
ASSETS
Current Assets
      Cash                                          $   2,825    $   1,532
      Accounts receivable--net                         78,791       82,209
      Inventories                                      35,338       33,497
      Other current assets                              4,093        4,765
                                                    ---------    ---------
           Total current assets                       121,047      122,003

Property, Plant and Equipment
      Cost                                             64,437       60,763
      Less accumulated depreciation                   (24,993)     (21,396)
                                                    ---------    ---------
                                                       39,444       39,367
                                                    ---------    ---------
Other Assets
      Goodwill                                         32,158       32,229
      Debt financing costs                             18,098           --
      Deferred income taxes                            73,242           --
      Other                                             5,856        6,001
                                                    ---------    ---------
                                                      129,354       38,230
                                                    ---------    ---------

           Total assets                             $ 289,845    $ 199,600
                                                    =========    =========

LIABILITIES AND SHAREHOLDER'S EQUITY/ PARENT INVESTMENT
Current Liabilities
      Short-term notes payable and current
        portion of long-term obligations            $   5,124    $     752
      Bank overdrafts                                   1,249        4,293
      Trade accounts payable                           24,438       32,656
      Advance payments and progress billings            8,035        7,685
      Accrued warranties                                2,781        3,998
      Other current liabilities                        22,281       21,376
                                                    ---------    ---------
           Total current liabilities                   63,908       70,760

Senior Notes                                          200,000           --
Term Loans                                             53,650           --
Other Long-Term Debt                                    1,046        1,043
Deferred Income Taxes                                   2,597        3,088
                                                    ---------    ---------
           Total liabilities                          321,201       74,891
Minority Interest                                         353          391


Shareholder's Equity/Parent Investment                (31,709)     124,318
                                                    ---------    ---------


           Total liabilities and shareholder's
             equity/parent investment               $ 289,845    $ 199,600
                                                    =========    =========

The accompanying notes are an integral part of the financial statements.

                         MORRIS MATERIAL HANDLING, INC.
                         CONDENSED STATEMENTS OF INCOME
                                   (UNAUDITED)
                             (Dollars in Thousands)

                                                     For the Three Months      For the Six Months
                                                       Ended April 30,          Ended April 30,
                                                  ----------------------    ----------------------
                                                       1998         1997         1998         1997
                                                   --------    ---------    ---------    ---------
Revenues
         Net sales                                 $ 80,766    $  97,072    $ 157,249    $ 177,054
         Other income - net                             442          247          726        1,501
                                                   --------    ---------    ---------    ---------
                                                     81,208       97,319      157,975      178,555

Cost of Sales                                        58,519       72,840      115,172      133,632
Product development, selling and administrative
      expenses                                       15,154       14,024       29,514       27,272
HII management fee                                      478          786        1,155        1,434
Non-recurring employee benefit costs                  1,786           --        1,906           --

                                                   --------    ---------    ---------    ---------
                Operating income                      5,271        9,669       10,228       16,217

Interest expense - net
         HII Affiliates                                (761)        (259)      (1,448)         (69)
         Third party                                 (2,545)        (111)      (2,703)        (159)

                                                   --------    ---------    ---------    ---------
Income before Income Taxes and Minority Interest      1,965        9,299        6,077       15,989

Provision for Income Taxes                             (459)      (3,713)      (2,446)      (6,384)
Minority Interest                                        24            5           38           (3)

                                                   --------    ---------    ---------    ---------
                Net income                         $  1,530    $   5,591    $   3,669    $   9,602
                                                   ========    =========    =========    =========

The accompanying notes are an integral part of the financial statements.

                         MORRIS MATERIAL HANDLING, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                             (Dollars in Thousands)

                                                               For the Six Months
                                                                 Ended April 30,
                                                            ----------------------
                                                                 1998         1997
                                                            ---------    ---------
Operating Activities
    Net Income                                              $   3,669    $   9,602
    Add (deduct) - items not affecting cash provided by
     operating activities:
       Depreciation and amortization                            3,408        3,085
       Minority interest                                          (38)           3
       Deferred income taxes - net                                 57         (171)
       Divestiture bonus                                        1,216           --
       Gain on fire insurance claim                                --       (1,100)
       Other                                                       --         (400)
    Changes in working capital, excluding the
      effects of acquisition opening balance sheets:
       Accounts receivable                                      3,646        6,309
       Inventories                                             (1,968)      (1,960)
       Other current assets                                    (1,903)         187
       Trade accounts payable and bank overdrafts             (11,579)         426
       Advance payments and progress billings                     542      (10,901)
       Accrued warranties                                      (1,246)          96
       Other current liabilities                                  929       (3,717)
       Activity with parent and other affiliates                1,213       11,064
                                                            ---------    ---------
Net cash provided by (used for) operating activites            (2,054)      12,523
                                                            ---------    ---------
Investment and Other Transactions
    Fixed asset additions - net                                (2,446)      (2,486)
    Acquisition of businesses - net of cash acquired             (319)     (11,787)
    Fire insurance claim activity - net                            --        1,100
    Issuance of loans to senior management                       (900)          --
    Other - net                                                    72         (314)
                                                            ---------    ---------
Net cash used for investment and other transactions            (3,593)     (13,487)
                                                            ---------    ---------
Financing Activities
    Changes in short-term notes payable                         3,065         (667)
    Proceeds from Senior Note Offering                        200,000           --
    Proceeds from New Credit Facility                          55,000           --
    Dividends to and redemption of shares held by
     Holdings                                                (232,845)          --
    Debt financing costs                                      (18,179)          --
    Repayments of debt                                             --          (46)
                                                            ---------    ---------
Net cash provided by (used for) financing activities            7,041         (713)
                                                            ---------    ---------
Effect of Exchange Rate Changes on
    Cash and Cash Equivalents                                    (101)           2
                                                            ---------    ---------
Increase (Decrease) in Cash and Cash Equivalents                1,293       (1,675)

Cash and Cash Equivalents
    Beginning of Period                                         1,532        3,821
                                                            ---------    ---------
    End of Period                                           $   2,825    $   2,146
                                                            =========    =========

The accompanying notes are an integral part of the financial statements.

                         MORRIS MATERIAL HANDLING, INC.
                        STATEMENT OF SHAREHOLDER'S EQUITY
                     FOR THE SIX MONTHS ENDED APRIL 30, 1998
                               (Dollars In '000's)


                                                     Common Stock           Parent
                                               -----------------------     Investment/      Cumulative
                                               # of Shares                 Additional      Translation     Retained
                                               Outstanding   Par Value   Paid-In Capital    Adjustment     Earnings       Total
                                               -----------  ----------   ---------------   ------------   -----------   ----------
                                                                                                              (A)
Balance at October 31, 1997                       --          $   --       $ 124,618         $    (300)    $      --     $ 124,318

Net Income                                        --              --              --                --         3,669         3,669

Change in Foreign Currency Translation            --              --              --            (1,520)           --        (1,520)

Stock issued to Holdings in exchange for
certain operating assets and ownership
interests of the MHE business                    200              --              --                --            --            --

Divedend to and redemption of shares
from Holdings                                   (100)             --        (232,845)               --            --      (232,845)

Issuance of loans to senior management            --              --            (900)               --            --          (900)

Deferred taxes arising from change
in U.S. federal income tax basis                  --              --          71,129                --            --        71,129

Capital contribution from HII                     --              --           1,216                --            --         1,216

Activity with HII and other affiliates,
October 31, 1997 - March 30, 1998                 --              --           3,224                --            --         3,224


                                           =========          ======       =========         =========     =========     =========
Balance at April 30, 1998                        100          $   --       $ (33,558)        $  (1,820)    $   3,669     $ (31,709)
                                           =========          ======       =========         =========     =========     =========

(A) Due to the MHE Business having historically been operated as a division of HII, a historical retained earnings balance cannot be determined.


The accompanying notes are an integral part of the financial statements.

                         MORRIS MATERIAL HANDLING, INC.

                          NOTES TO FINANCIAL STATEMENTS
                     (dollars in thousands unless indicated)
                                   (Unaudited)

Note 1 - Basis of Presentation

On January 28, 1998, Harnischfeger Industries, Inc. ("HII") reached an agreement with MHE Investments, Inc. ("MHE Investments") an affiliate of Chartwell Investments Inc. ("Chartwell") for the sale of an approximately 80 percent common ownership interest in HII's Material Handling Equipment Business (the "MHE Business" or the "Company"). The transaction (the "Recapitalization") resulted in a significant change in the Company's capital structure. In connection with the resulting March 30, 1998 Recapitalization (see Note 2), MMH Holdings, Inc. ("Holdings") acquired all of the equity interests of the entities engaged in the MHE Business that were previously owned by HII. All of the Company's business operations are conducted through subsidiaries of Morris Material Handling, Inc. ("MMH"), a wholly-owned subsidiary of Holdings. For purposes hereof, it is assumed that, on a historical basis, all of the assets of the Company were wholly-owned by subsidiaries of MMH. Accordingly, the historical combined financial statements of MMH and Holdings for periods prior to the Recapitalization are identical following completion of the transaction and are included in the accompanying unaudited financial statements for all periods presented. These financial statements should be read in conjunction with the audited combined financial statements and the notes thereto of the Material Handling Equipment Business of Harnischfeger Industries, Inc. for each of the three years in the period ended October 31, 1997.

In the opinion of management, all adjustments necessary for the fair presentation of the results of operations for the three and six months ended April 30, 1998 and 1997, cash flows for the six months ended April 30, 1998 and 1997, and financial position at April 30, 1998 have been made. All adjustments made are of a normal recurring nature. The results of operations for any interim period are not necessarily indicative of the results to be expected for the full year.

Note 2 - Recapitalization Transaction

The Recapitalization was effectuated pursuant to the January 28, 1998 Recapitalization Agreement among MHE Investments, Harnischfeger Corporation ("Harnco") and certain of Harnco's affiliates. In the Recapitalization, (i) MHE Investments acquired 7,907 shares of Holdings' common stock and $28.9 million of 12 1/2% Series C Junior Voting Exchangeable Preferred Stock from Harnco, (ii) MMH, a newly-formed subsidiary of Holdings, acquired, directly or indirectly, all of the equity interests of the entities engaged in the MHE Business that were previously owned by HII and its affiliates, including Harnco, and (iii) Harnco received the cash Recapitalization consideration from Holdings. The transaction closed on March 30, 1998 (the "Recapitalization Closing").

Prior to the Recapitalization Closing, Harnco and other HII affiliates effected a number of transactions which resulted in Holdings owning indirectly through MMH the equity interests of all of the entities engaged in the MHE Business.

To consummate the Recapitalization, MMH issued $200 million of 9 1/2% Senior Notes due 2008 and obtained $55 million of aggregate borrowings under a senior secured credit facility (see Note 5). Holdings offered 57,710 Units consisting of 57,710 shares of its 12% Series A Senior Exchangeable Preferred Stock and 720 shares of non-voting common stock for $60 million. These proceeds were used (i) to finance the cash Recapitalization consideration paid by Holdings, (ii) to make loans to senior management to acquire indirect equity interests in Holdings and (iii) to pay approximately $24.0 million of fees and expenses. In connection with the Recapitalization, Holdings paid to Harnco cash consideration of $287 million, including a $5 million prepayment for a potential post-closing redemption price adjustment, in exchange for the redemption of 88,319 shares of voting common stock and 1,145 shares of Series C Junior Preferred Stock. In addition, Holdings exchanged 1,512 shares of voting common stock for $4.8 million of 12 1/4% Series B Junior Exchangeable Preferred Stock.

                         MORRIS MATERIAL HANDLING, INC.

                     (dollars in thousands unless indicated)
                                   (Unaudited)

The cash paid by MMH to Holdings in connection with such transactions was primarily obtained from the issuance of $200 million of 9 1/2% Senior Notes and $55 million of bank term loans under a senior secured credit facility.

MHE Investments owns approximately 72.6% of the common stock of Holdings and $28.9 million of the 12 1/2% Series C Junior Voting Exchangeable Preferred Stock of Holdings and Harnco owns approximately 20.8% of the common stock of Holdings and $4.8 million of the 12 1/4% Series B Junior Exchangeable Preferred Stock of Holdings. The remaining equity interests were issued to institutional investors and consist of non-voting stock representing approximately 6.6% of common shares outstanding and $57.7 million of the 12% Series A Senior Exchangeable Preferred Stock of Holdings.

In connection with the Recapitalization, MMH entered into a Trademark License Agreement with an affiliate of Harnco pursuant to which MMH has the right to use the P&H trademark with respect to all MHE Business products on a worldwide exclusive basis from March 30, 1998 until 15 years after the earlier to occur of a sale of Holdings to a third party or a public offering of the common stock of Holdings, MMH or their parents or successors (and for an additional seven years thereafter for aftermarket products and services). The royalty fee for use of the trademark is a percentage of the aggregate net sales of the MHE Business for the ten year period commencing March 30, 1999. There will be no royalty fee for the remainder of the term following such ten year period. MMH also entered into a number of agreements pursuant to which HII will continue to provide, on an interim basis, certain supplies, products and services to MMH and its subsidiaries located in the United States on substantially similar terms and conditions to those historically provided.

Note 3 - Acquisitions

During the six months ended April 30, 1997, the Company completed the acquisition of a large distribution and service center in Ohio for an aggregate purchase price of $11.8 million, net of cash acquired. This acquisition was related to the Company's aftermarket business and was accounted for as a purchase transaction with the purchase price allocated to the fair value of specific assets acquired and liabilities assumed. Resultant goodwill is being amortized over 40 years.

Note 4 - Inventories

Inventories consisted of the following:

                                                   April 30,    October 31,
                                                     1998          1997
                                                   ----------------------
      Raw materials                                $ 16,092      $ 17,391
      Work-in-process                                12,737        13,654
      Finished parts                                 14,107        10,704
                                                   ----------------------
                                                     42,936        41,749
      Less excess of current cost over
         stated LIFO value                           (7,598)       (8,252)
                                                   ----------------------
                                                   $ 35,338      $ 33,497
                                                   ======================

                         MORRIS MATERIAL HANDLING, INC.

                     (dollars in thousands unless indicated)
                                   (Unaudited)

Note 5 - Indebtedness

On March 23, 1998, MMH issued $200 million aggregate principal amount of 9 1/2% Senior Notes due April 1, 2008 (the "Notes") in connection with the Recapitalization as discussed in Note 2. Interest on the Notes is payable semiannually on each April 1 and October 1, commencing October 1, 1998. The Notes will be redeemable at the option of MMH, in whole or in part, at any time on or after April 1, 2003, at the appropriate redemption price, plus accrued and unpaid interest thereon to the redemption date. In addition, MMH may redeem in the aggregate up to 35% of the original principal amount of the Notes at any time and from time to time prior to April 1, 2001 at a redemption price equal to 109.5% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, subject to certain provisions. The Notes are senior unsecured obligations and are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by substantially all of MMH's subsidiaries. See further discussion in Note 11. The Notes are subject to various covenants that, among other things, limit the ability of MMH and its subsidiaries to incur additional indebtedness, incur liens, pay dividends and make certain other restricted payments, make investments, repurchase stock, consummate certain asset sales, enter into certain transactions with affiliates, issue capital stock of their subsidiaries, create dividend or other payment restrictions affecting their subsidiaries, consolidate or merge with any person in a transaction involving all or substantially all of the consolidated assets of MMH or transfer or sell all or substantially all of the consolidated assets of MMH.

At the Recapitalization Closing, MMH entered into a New Credit Facility which consists of a $70 million revolving credit facility (the "Revolving Credit Facility"), a $30 million acquisition facility (the "Acquisition Facility"), a $20 million term loan ("Term Loan A") and a $35 million term loan ("Term Loan B").

The Revolving Credit Facility will permit, subject to compliance with certain conditions, MMH to borrow, repay and reborrow up to $70 million (of which $15 million is reserved for issuance of letters of credit under the note indenture) at any time until the fifth anniversary of the Recapitalization Closing, the proceeds of which may be used for working capital and other corporate purposes. The Acquisition Facility, the proceeds of which may be used for acquisitions, will permit, subject to compliance with certain conditions, MMH to borrow up to $30 million at any time until the third anniversary, and to repay the same in installments on or prior to the seventh anniversary of the Recapitalization Closing. Term Loan A and Term Loan B are repayable in 20 and 28 quarterly installments, respectively, commencing June 1998.

Borrowings under the New Credit Facility bear interest at various interest rates based on certain floating reference rates. Borrowings under the New Credit Facility are secured by certain of MMH's and its subsidiaries' assets, including substantially all of their assets and are guaranteed by Holdings and substantially all of MMH's subsidiaries.

To limit the effect of increases in the interest rates of the New Credit Facility, the Company has entered into an interest rate swap arrangement. The effect of this agreement, which expires on March 31, 2001, is to limit the interest rate exposure on specified amounts up to the $55.0 million borrowed under the New Credit Facility to a fixed LIBOR rate of 5.875% plus 2.25% or 2.75%, as applicable. The differential is accrued as interest rates change and is recorded as interest expense. Payments under the swap will be made quarterly. The impact of this agreement was not material for the three and six months ended April 30, 1998.

                         MORRIS MATERIAL HANDLING, INC.

                     (dollars in thousands unless indicated)
                                   (Unaudited)

Note 6 - Contingent Liabilities

At April 30, 1998, MMH was contingently liable to financial institutions and others for approximately $2.1 million under the New Credit Facility and $34.7 million under the HII Credit Support Obligations for outstanding letters of credit and surety bonds securing performance of sales contracts related to MMH operations.

As of the Recapitalization Closing, Harnco retained certain income and other tax liabilities relating to the MHE Business, all environmental liabilities relating to previously shared facilities, any liabilities for which Harnco or its affiliates have been named as potentially responsible parties with respect to Superfund sites, and any liabilities arising in connection with claims alleging exposure to asbestos in connection with the MHE Business prior to the Recapitalization Closing. Additionally, Harnco retained all liability for medical and disability benefit claims for current United States employees made prior to the Recapitalization Closing and all claims with respect to any of the HII benefit plans for former United States employees.

MMH is a party to various litigation matters, including product liability and other claims, which are normal in the course of its operations. Also, as a normal part of its operations, MMH undertakes certain contractual obligations and warranties in connection with the sale of products or services. Although the outcome of these matters cannot be predicted with certainty, management believes that such matters will not have a material adverse effect on the MMH combined results of operations, financial position or cash flows.

MMH is also involved in a number of proceedings and potential proceedings relating to environmental matters. Although it is difficult to estimate the potential exposure to MMH related to these environmental matters, management believes these matters will not have a material adverse effect on its combined results of operations, financial position or cash flows.

Note 7 - Income Taxes


The deferred income tax accounts reflect the impact of temporary differences between the basis of assets and liabilities for financial reporting purposes and their related basis as measured by income tax regulations. For income tax purposes, MMH and Holdings will be deemed to have acquired the assets of the MHE Business pursuant to Internal Revenue Code Section 338(h)(10). Accordingly, this transaction increased the tax basis of certain assets and created tax-deductible goodwill, and resulted in significant book/tax basis differences. A valuation allowance was recorded to reflect the estimated amount of deferred tax assets which may not be realized due primarily to the possible limitation on the future use of certain foreign credits. The resulting net adjustment to deferred income taxes has been recorded as an adjustment to shareholders' equity.


Note 8 - Gain on Fire Insurance Claim

During the first quarter of fiscal 1997, the Company recognized a gain of approximately $1.1 million based upon the status of the property loss and business interruption insurance claim related to the fiscal 1995 fire at its facility in the United Kingdom.

                         MORRIS MATERIAL HANDLING, INC.

                     (dollars in thousands unless indicated)
                                   (Unaudited)


Note 9 - Sale of Facility

During the first quarter of fiscal 1998, the Company completed the sale of its Dayton, Ohio land and building which it had acquired in connection with the acquisition of an aftermarket operation during the prior year. The operation's former owners reacquired these assets in exchange for a note receivable of $427 and settlement of the remaining amount of $300 due to the former owners related to the Company's acquisition. The balance of the note was collected in full by the Company during the quarter ended April 30, 1998. No significant gain or loss was recognized in connection with this transaction.

Note 10 - Non-recurring Employee Benefit Costs


As a result of the Recapitalization, the Company recognized certain non-recurring employee benefit costs. These costs included severance costs associated with restructuring the Company's United Kingdom manufacturing operation and incentives to certain members of management. The Company's former parent, not the Company, is responsible for making these incentive payments and accordingly, this amount has been reported as a capital contribution in the accompanying financial statements. The severance costs were approximately $0.7 million and the incentives to management were approximately $1.2 million.


Note 11 - Supplemental Condensed Combining Financial Information

In connection with the Recapitalization, MMH, a direct wholly-owned subsidiary of Holdings, issued debt securities that are guaranteed by certain of the Company's affiliates (the "Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries is a wholly-owned subsidiary, directly or indirectly, of MMH and the guarantees are full, unconditional and joint and several. Both Holdings and MMH are holding companies with no material operating assets. All of the Company's business operations are conducted through subsidiaries of MMH.

Separate financial statements of the Guarantor Subsidiaries are not presented because company management has determined that they would not be material to investors. The following supplemental financial information sets forth the balance sheet, statement of operations and cash flow information for the Guarantor Subsidiaries and for the Company's other affiliates (the "Non-Guarantor Subsidiaries"). The supplemental financial information reflects the investments of the Guarantor Subsidiaries in the Non-Guarantor Subsidiaries using the equity method of accounting. For purposes of this presentation, it is assumed that all of the assets of the Company were wholly-owned by subsidiaries of MMH, which is an entity that was formed by Holdings in connection with the Recapitalization and that the historical combined financial statements of MMH and Holdings prior to the Recapitalization Closing are identical following completion of the transaction.

                         MORRIS MATERIAL HANDLING, INC.

                      SUPPLEMENTAL CONDENSED CONSOLIDATING
                          BALANCE SHEET APRIL 30, 1998
                                  (UNAUDITED)
                             (Dollars in Thousands)

                                                                     Non-          Morris                       Consolidated
                                                 Guarantor        Guarantor       Material                    Morris Material
                                                Subsidiaries     Subsidiaries  Handling, Inc.  Eliminations    Handling, Inc.
                                               -------------     ------------  --------------  ------------   ----------------
ASSETS
Current Assets
       Cash and cash equivalents                     $  2,404     $    421     $      --         $      --      $   2,825
       Accounts receivable - net                       71,852        6,939            --                --         78,791
       Intercompany accounts receivable                 6,260           --           714            (6,974)            --
       Inventories                                     31,799        3,539            --                --         35,338
       Other current assets                             3,123          263           707                --          4,093
                                                     --------     --------     ---------         ---------      ---------
                                                      115,438       11,162         1,421            (6,974)       121,047
                                                     --------     --------     ---------         ---------      ---------
Property, Plant and Equipment - net                    36,462        2,982            --                --         39,444
                                                     --------     --------     ---------         ---------      ---------

Other Assets
       Goodwill                                        30,176        1,982            --                --         32,158
       Debt financing costs                                --           --        18,098                --         18,098
       Noncurrent intercompany receivables              3,377           --        80,070           (83,447)            --
       Investment in affiliates                           678           --        53,027           (53,705)            --
       Deferred income taxes                               --           --        73,242                --         73,242
       Other                                            5,856           --            --                --          5,856
                                                     --------     --------     ---------         ---------      ---------
                                                       40,087        1,982       224,437          (137,152)       129,354
                                                     ========     ========     =========         =========      =========
                                                     $191,987     $ 16,126     $ 225,858         $(144,126)     $ 289,845
                                                     ========     ========     =========         =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
       Short-term notes payable and
        current portion of long-term obligations     $  3,737     $     37     $   1,350         $      --      $   5,124
       Bank overdrafts                                     --        1,249            --                --          1,249
       Trade accounts payable                          22,486        1,952            --                --         24,438
       Intercompany accounts payable                      714        5,360           900            (6,974)            --
       Advance payments and progress billings           7,906          129            --                --          8,035
       Accrued warranties                               2,656          125            --                --          2,781
       Other current liabilities                       18,442        2,172         1,667                --         22,281
                                                     --------     --------     ---------         ---------      ---------
                                                       55,941       11,024         3,917            (6,974)        63,908
                                                     --------     --------     ---------         ---------      ---------
Senior Notes                                               --           --       200,000                --        200,000
Term Loans                                                 --           --        53,650                --         53,650
Other Term Debt                                           352          694            --                --          1,046
Noncurrent intercompany payables                       80,070        3,377            --           (83,447)            --
Deferred Income Taxes                                   2,597           --            --                --          2,597
                                                     --------     --------     ---------         ---------      ---------
                                                      138,960       15,095       257,567           (90,421)       321,201
Minority Interest                                          --           --            --               353            353
Mandatorily Redeemable Preferred Stock                     --           --            --                --             --
Shareholders' Equity                                   53,027        1,031       (31,709)          (54,058)       (31,709)

                                                     ========     ========     =========         =========      =========
                                                     $191,987     $ 16,126     $ 225,858         $(144,126)     $ 289,845
                                                     ========     ========     =========         =========      =========

                         MORRIS MATERIAL HANDLING, INC.

                 SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEET
                                October 31, 1997
                             (Dollars in Thousands)

                                                                      Non-
                                                    Guarantor      Guarantor
                                                  Subsidiaries    Subsidiaries     Eliminations      Combined
                                                  ------------    ------------     ------------     ----------
ASSETS
Current Assets
       Cash and cash equivalents                     $  1,393        $    139         $      --       $  1,532
       Accounts receivable - net                       73,220           8,989                --         82,209
       Intercompany accounts receivable                 5,250           1,539            (6,789)            --
       Inventories                                     30,855           2,642                --         33,497
       Other current assets                             4,486             279                --          4,765
                                                     --------        --------         ---------       --------
                                                      115,204          13,588            (6,789)       122,003
                                                     --------        --------         ---------       --------
Property, Plant and Equipment - net                    36,192           3,175                --         39,367
                                                     --------        --------         ---------       --------
Other Assets
       Goodwill                                        30,368           1,861                --         32,229
       Noncurrent intercompany receivables              3,136              --            (3,136)            --
       Investment in affiliates                         1,174              --            (1,174)            --
       Other                                            6,001              --                --          6,001
                                                     --------        --------         ---------       --------
                                                       40,679           1,861            (4,310)        38,230
                                                     --------        --------         ---------       --------
                                                     $192,075        $ 18,624         $ (11,099)      $199,600
                                                     ========        ========         =========       ========

LIABILITIES AND SHAREHOLDER'S INVESTMENT
Current Liabilities
       Short-term notes payable and
        current portion of long-term obligations     $    692        $     60         $      --       $    752
       Bank overdrafts                                  2,076           2,217                --          4,293
       Trade accounts payable                          27,824           4,832                --         32,656
       Intercompany accounts payable                    1,539           5,250            (6,789)            --
       Advance payments and progress billings           7,626              59                --          7,685
       Accrued warranties                               3,913              85                --          3,998
       Other current liabilities                       20,644             732                --         21,376
                                                     --------        --------         ---------       --------
                                                       64,314          13,235            (6,789)        70,760
                                                     --------        --------         ---------       --------
Long-Term Obligations                                     355             688                --          1,043
Noncurrent intercompany payables                           --           3,136            (3,136)            --
Deferred Income Taxes                                   3,088              --                --          3,088
Minority Interest                                          --              --               391            391
Shareholder's Investment                              124,318           1,565            (1,565)       124,318
                                                     --------        --------         ---------       --------
                                                     $192,075        $ 18,624         $ (11,099)      $199,600
                                                     ========        ========         =========       ========

                         MORRIS MATERIAL HANDLING, INC.

       SUPPLEMENTAL CONDENSED COMBINING/CONSOLIDATING STATEMENTS OF INCOME
                                   (UNAUDITED)
                             (Dollars in Thousands)

                                                              FOR THE SIX MONTHS ENDED APRIL 30, 1998
                                           --------------------------------------------------------------------------------
                                                                                                               Combined/
                                                                 Non-            Morris                      Consolidated
                                             Guarantor        Guarantor         Material                    Morris Material
                                            Subsidiaries     Subsidiaries    Handling, Inc.  Eliminations   Handling, Inc.
                                           ---------------   ------------    --------------  ------------   ---------------
Revenues
       Net Sales                                $ 149,211        $ 11,314        $    --        $  (3,276)       $ 157,249
       Other Income - net                             726              --             --               --              726
                                                ---------        --------        -------        ---------        ---------

                                                  149,937          11,314             --           (3,276)         157,975
Cost of Sales                                     109,576           8,872             --           (3,276)         115,172
Product Development, Selling
 and Administrative expenses                       27,107           2,324             83               --           29,514
HII management fee                                  1,155              --             --               --            1,155
Non-recurring employee benefit costs                  690              --          1,216               --            1,906
                                                ---------        --------        -------        ---------        ---------

Operating Income                                   11,409             118         (1,299)              --           10,228
Interest Income (Expense) - Net
       Affiliates                                  (2,075)            (87)           714               --           (1,448)
       Third party                                   (198)           (282)        (2,223)              --           (2,703)
                                                ---------        --------        -------        ---------        ---------

Income (Loss) Before Income Taxes,
 Equity in Earnings (Loss) of
 Subsidiaries and Minority Interest                 9,136            (251)        (2,808)              --            6,077
Provision for Income Taxes                         (2,446)             --             --               --           (2,446)
Equity in Earnings (Loss) of Subsidiaries            (213)             --          6,477           (6,264)              --
Minority Interest                                      --              --             --               38               38

                                                ---------        --------        -------        ---------        ---------
Net Income (Loss)                               $   6,477        $   (251)       $ 3,669        $  (6,226)       $   3,669
                                                =========        ========        =======        =========        =========

                                                             FOR THE THREE MONTHS ENDED APRIL 30, 1998
                                           --------------------------------------------------------------------------------
                                                                                                               Combined/
                                                                 Non-            Morris                      Consolidated
                                             Guarantor        Guarantor         Material                    Morris Material
                                            Subsidiaries     Subsidiaries    Handling, Inc.  Eliminations   Handling, Inc.
                                           ---------------   ------------    --------------  ------------   ---------------
Revenues
       Net Sales                                $  76,075        $  6,104        $    --        $  (1,413)       $  80,766
       Other Income - net                             442              --             --               --              442
                                                ---------        --------        -------        ---------        ---------

                                                   76,517           6,104             --           (1,413)          81,208
Cost of Sales                                      55,014           4,918             --           (1,413)          58,519
Product Development, Selling
 and Administrative Expenses                       13,950           1,121             83               --           15,154
HII management fee                                    478              --             --               --              478
Non-recurring employee benefit costs                  570              --          1,216               --            1,786
                                                ---------        --------        -------        ---------        ---------

Operating Income                                    6,505              65         (1,299)              --            5,271
Interest Income (Expense) - Net
       Affiliates                                  (1,433)            (42)           714               --             (761)
       Third party                                   (186)           (136)        (2,223)              --           (2,545)
                                                ---------        --------        -------        ---------        ---------
Income (Loss) Before Income Taxes,
 Equity in Earnings (Loss) of
 Subsidiaries and Minority Interest                 4,886            (113)        (2,808)              --            1,965
Provision for Income Taxes                           (470)             11             --               --             (459)
Equity in Earnings (Loss) of Subsidiaries             (78)             --          4,338           (4,260)              --
Minority Interest                                      --              --             --               24               24
                                                ---------        --------        -------        ---------        ---------
Net Income (Loss)                               $   4,338        $   (102)       $ 1,530        $  (4,236)       $   1,530
                                                =========        ========        =======        =========        =========

                         MORRIS MATERIAL HANDLING, INC.

              SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF INCOME
                                   (UNAUDITED)
                             (Dollars in Thousands)

                                                               FOR THE SIX MONTHS ENDED APRIL 30, 1997
                                                    -----------------------------------------------------------
                                                                        Non-
                                                    Guarantor        Guarantor
                                                  Subsidiaries      Subsidiaries     Eliminations      Combined
                                                  ------------      ------------     ------------     ----------
Revenues
       Net Sales                                    $ 167,335        $ 11,060        $  (1,341)       $ 177,054
       Other Income - Net                               1,501              --               --            1,501
                                                    ---------        --------        ---------        ---------
                                                      168,836          11,060           (1,341)         178,555
Cost of Sales                                         126,189           8,784           (1,341)         133,632
Product Development, Selling
 and Administrative Expenses                           25,207           2,065               --           27,272
HII management fee                                      1,434              --               --            1,434
                                                    ---------        --------        ---------        ---------
Operating Income                                       16,006             211               --           16,217
Interest (Expense) Income - Net
       Affiliates                                          32            (101)              --              (69)
       Third party                                          8            (167)              --             (159)
                                                    ---------        --------        ---------        ---------
Income Before Income Taxes, Equity in Loss of
 Combined Affiliates and Minority Interest             16,046             (57)              --           15,989
Provision for Income Taxes                             (6,301)            (83)              --           (6,384)
Equity in Loss of Combined Affiliates                    (143)             --              143               --
Minority Interest                                          --              --               (3)              (3)
                                                    ---------        --------        ---------        ---------
Net Income (Loss)                                   $   9,602        $   (140)       $     140        $   9,602
                                                    =========        ========        =========        =========

                                                                FOR THE THREE MONTHS ENDED APRIL 30, 1997
                                                    -----------------------------------------------------------
                                                                        Non-
                                                    Guarantor        Guarantor
                                                  Subsidiaries      Subsidiaries     Eliminations      Combined
                                                  ------------      ------------     ------------     ----------
Revenues
       Net Sales                                    $  91,791        $  5,761        $    (480)       $  97,072
       Other Income - Net                                 247              --               --              247
                                                    ---------        --------        ---------        ---------
                                                       92,038           5,761             (480)          97,319
Cost of Sales                                          68,587           4,733             (480)          72,840
Product Development, Selling
 and Administrative Expenses                           13,020           1,004               --           14,024
HII management fee                                        786              --               --              786
                                                    ---------        --------        ---------        ---------
Operating Income                                        9,645              24               --            9,669
Interest Expense - Net
       Affiliates                                        (208)            (51)              --             (259)
       Third party                                        (20)            (91)              --             (111)
                                                    ---------        --------        ---------        ---------
Income Before Income Taxes, Equity in Loss of
 Combined Affiliates and Minority Interest              9,417            (118)              --            9,299
Provision for Income Taxes                             (3,646)            (67)              --           (3,713)
Equity in Loss of Combined Affiliates                    (180)             --              180               --
Minority Interest                                          --              --                5                5
                                                    ---------        --------        ---------        ---------
Net Income (Loss)                                   $   5,591        $   (185)       $     185        $   5,591
                                                    =========        ========        =========        =========

                         MORRIS MATERIAL HANDLING, INC.

     SUPPLEMENTAL CONDENSED COMBINING/CONSOLIDATING STATEMENTS OF CASH FLOW
                     FOR THE SIX MONTHS ENDED APRIL 30, 1998
                                   (UNAUDITED)
                             (Dollars in Thousands)

                                                                                                                  Combined/
                                                                       Non-           Morris                    Consolidated
                                                       Guarantor    Guarantor        Material                   Morris Material
                                                     Subsidiaries  Subsidiaries   Handling, Inc. Eliminations    Handling, Inc.
                                                    -------------  ------------   -------------- ------------   ---------------
Operating Activities
       Net income (loss)                               $ 6,477       $  (251)      $   3,669       $(6,226)      $   3,669
       Add/(deduct)-items not affecting cash
         provided by operating activities:
            Depreciation and amortization                3,101           226              81            --           3,408
            Equity in (earnings) loss
              of subsidiaries                              213            --          (6,477)        6,264              --
            Minority interest                               --            --              --           (38)            (38)
            Deferred income taxes - net                     57            --              --            --              57
            Divestiture bonus                               --            --           1,216            --           1,216
       Changes in working capital, excluding the
         effects of acquisition opening
         balance sheets:
            Accounts receivable                          2,121         1,525              --            --           3,646
            Inventories                                 (3,507)        1,539              --            --          (1,968)
            Other current assets                           (14)       (1,182)           (707)           --          (1,903)
            Trade accounts payable and
              bank overdrafts                           (8,012)       (3,567)             --            --         (11,579)
            Other current liabilities                   (3,669)        1,752           2,142            --             225
            Activity with parent and
              other affiliates - net                     1,479           448            (714)           --           1,213
                                                       -------       -------       ---------       -------       ---------
       Net cash provided by (used for)
         operating activities                           (1,754)          490            (790)           --          (2,054)
                                                       -------       -------       ---------       -------       ---------

Investment and Other Transactions
       Fixed asset additions - net                      (2,238)         (208)             --            --          (2,446)
       Acquisition of business
          - net of cash received                          (319)           --              --            --            (319)
       Issuance of loans to senior management               --            --            (900)           --            (900)
       Other - net                                          72            --              --            --              72
                                                       -------       -------       ---------       -------       ---------
       Net cash used for investment and other
         transactions                                   (2,485)         (208)           (900)           --          (3,593)
                                                       -------       -------       ---------       -------       ---------

Financing Activities
       Change in short-term notes payable                3,065            --              --            --           3,065
       Proceeds from Senior Note Offering                   --            --         200,000            --         200,000
       Proceeds from New Credit Facility                    --            --          55,000            --          55,000
       Redemption of shares held by Holdings                --            --        (232,845)           --        (232,845)
       Redemption of common stock and
            preferred stock                                 --            --              --            --              --
       Net proceeds from issuance of Series A
        preferred stock and related common shares           --            --              --            --              --
       Stock redemption transaction costs                   --            --              --            --              --
       Debt financing costs                                 --            --         (18,179)           --         (18,179)
       Capital contributions                             2,286            --          (2,286)           --              --
       Proceeds from issuance of debt                      (23)           23              --            --              --
                                                       -------       -------       ---------       -------       ---------
       Net cash provided by financing activities         5,328            23           1,690            --           7,041
                                                       -------       -------       ---------       -------       ---------
Effect of Exchange Rate Changes on Cash
       and cash equivalents                                (78)          (23)             --            --            (101)
                                                       -------       -------       ---------       -------       ---------
Increase in Cash and Cash Equivalents                    1,011           282              --            --           1,293
Cash and Cash Equivalents
       Beginning of Period                               1,393           139              --            --           1,532

                                                       -------       -------       ---------       -------       ---------
       End of Period                                   $ 2,404       $   421       $      --       $    --       $   2,825
                                                       =======       =======       =========       =======       =========

                         MORRIS MATERIAL HANDLING, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (Concluded)


            SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF CASH FLOW
                     FOR THE SIX MONTHS ENDED APRIL 30, 1997
                                   (UNAUDITED)
                             (Dollars in Thousands)

                                                                                     Non-
                                                                   Guarantor      Guarantor
                                                                 Subsidiaries    Subsidiaries     Eliminations      Combined
                                                                 ------------    ------------     ------------     ----------
Operating Activities
       Net income (Loss)                                          $  9,602          $(140)            $ 140          $  9,602
       Add/(deduct)-items not affecting cash provided by
         operating activities:
             Depreciation and amortization                           2,917            168                --             3,085
             Equity in loss of combined affiliates                     143             --              (143)               --
             Minority interest                                          --             --                 3                 3
             Deferred income taxes - net                              (171)            --                --              (171)
             Gain on fire insurance claim                           (1,100)            --                --            (1,100)
             Other                                                    (400)            --                --              (400)
       Changes in working capital, excluding the
         effects of acquisition opening
         balance sheets:
             Accounts receivable                                     5,412            897                --             6,309
             Inventories                                            (1,896)           (64)               --            (1,960)
             Other current assets                                      509           (322)               --               187
             Trade accounts payable and bank overdrafts                110            316                --               426
             Other current liabilities                             (14,254)          (268)               --           (14,522)
             Activity with parent and other affiliates - net        11,409           (345)               --            11,064
                                                                  --------          -----             -----          --------

       Net cash provided by operating activities                    12,281            242                --            12,523
                                                                  --------          -----             -----          --------


Investment and Other Transactions
       Fixed asset additions - net                                  (2,261)          (225)               --            (2,486)
       Acquisition of businesses - net of cash acquired            (11,787)            --                --           (11,787)
       Fire insurance claim activity - net                           1,100             --                --             1,100
       Other - net                                                    (349)            35                --              (314)
                                                                  --------          -----             -----          --------
       Net cash used for investment and other transactions         (13,297)          (190)               --           (13,487)
                                                                  --------          -----             -----          --------

Financing Activities
       Repayments of notes payable                                    (667)                              --              (667)
       Repayments of debt                                              (18)           (28)               --               (46)
                                                                  --------          -----             -----          --------
       Net cash used for financing activities                         (685)           (28)               --              (713)
                                                                  --------          -----             -----          --------

Effect of Exchange Rate Changes on Cash and Cash Equivalents             4             (2)               --                 2
                                                                  --------          -----             -----          --------

(Decrease)/Increase in Cash and Cash Equivalents                    (1,697)            22                --            (1,675)

Cash and Cash Equivalents
       Beginning of period                                           3,582            239                --             3,821
                                                                  --------          -----             -----          --------
       End of period                                              $  1,885          $ 261             $  --          $  2,146
                                                                  ========          =====             =====          ========

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
   Harnischfeger Industries, Inc.

      In our opinion, the accompanying combined balance sheets and the related combined statements of income and of cash flows present fairly, in all material respects, the financial position of the Material Handling Equipment Business (the "Company") of Harnischfeger Industries, Inc. at October 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended October 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
December 30, 1997, except as to Note 13 which is as of March 30, 1998

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

                             COMBINED BALANCE SHEETS

                                                                                   October 31,
                                                                             ----------------------
                                                                                1997         1996
                                                                             ---------    ---------
                                                                             (dollars in thousands)
                                     ASSETS
Current Assets
     Cash and cash equivalents ...........................................   $   1,532    $   3,821
     Accounts receivable--net ............................................      82,209       75,261
     Inventories .........................................................      33,497       37,239
     Other current assets ................................................       4,765        8,044
                                                                             ---------    ---------
          Total current assets ...........................................     122,003      124,365
                                                                             ---------    ---------
Property, Plant and Equipment
     Land and improvements ...............................................       3,466        2,490
     Buildings ...........................................................      21,379       17,473
     Machinery and equipment .............................................      35,918       28,564
                                                                             ---------    ---------
                                                                                60,763       48,527
     Less accumulated depreciation .......................................     (21,396)     (18,340)
                                                                             ---------    ---------
                                                                                39,367       30,187
                                                                             ---------    ---------
Other Assets
     Goodwill ............................................................      32,229       28,410
     Other ...............................................................       6,001        6,096
                                                                             ---------    ---------
                                                                                38,230       34,506
                                                                             ---------    ---------
          Total assets ...................................................   $ 199,600    $ 189,058
                                                                             =========    =========

                    LIABILITIES AND SHAREHOLDER'S INVESTMENT
 Current Liabilities
     Short-term notes payable and current portion of long-term obligations   $     752    $     863
     Bank overdrafts .....................................................       4,293           --
     Trade accounts payable ..............................................      32,656       36,921
     Employee compensation and benefits ..................................       8,113        9,265
     Advance payments and progress billings ..............................       7,685       22,586
     Accrued warranties ..................................................       3,998        3,787
     Income taxes payable ................................................       2,393        1,703
     Other current liabilities ...........................................      10,870       14,717
                                                                             ---------    ---------
          Total current liabilities ......................................      70,760       89,842
                                                                             ---------    ---------
Long-Term Obligations ....................................................       1,043        1,181
Deferred Income Taxes ....................................................       3,088        3,440
Minority Interest ........................................................         391          394
Shareholder's Investment .................................................     124,318       94,201
                                                                             ---------    ---------
          Total liabilities and shareholder's investment .................   $ 199,600    $ 189,058
                                                                             =========    =========


    The accompanying notes are an integral part of the financial statements.

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

                          COMBINED STATEMENTS OF INCOME

                                                                 Year Ended October 31,
                                                           -----------------------------------
                                                              1997         1996         1995
                                                           ---------    ---------    ---------
                                                                 (dollars in thousands)
Revenues
     Net sales .........................................   $ 353,350    $ 323,735    $ 243,169
     Other income--net .................................       2,649        1,149        3,766
                                                           ---------    ---------    ---------
                                                             355,999      324,884      246,935
Cost of Sales ..........................................     260,794      247,559      186,404
Product Development, Selling and Administrative Expenses      56,806       44,968       36,931
Parent Management Fee ..................................       2,862        2,341        1,878
                                                           ---------    ---------    ---------
     Operating income ..................................      35,537       30,016       21,722
Interest (Expense)/Income--Net
     Affiliates ........................................        (394)         163          379
     Third party .......................................        (398)        (245)        (200)
                                                           ---------    ---------    ---------
Income Before Income Taxes and Minority Interest .......      34,745       29,934       21,901
Provision for Income Taxes .............................     (13,874)     (11,488)      (8,425)
Minority Interest ......................................         (18)          --           --
                                                           ---------    ---------    ---------
     Net income ........................................   $  20,853    $  18,446    $  13,476
                                                           =========    =========    =========

    The accompanying notes are an integral part of the financial statements.

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

                        COMBINED STATEMENTS OF CASH FLOWS

                                                                                      Year Ended October 31,
                                                                                ---------------------------------
                                                                                  1997        1996        1995
                                                                                --------    --------    --------
                                                                                        (dollars in thousands)
Operating Activities
     Net income .............................................................   $ 20,853    $ 18,446    $ 13,476
     Add/(deduct)--items not affecting cash provided by operating activities:
          Depreciation and amortization .....................................      6,736       5,292       3,800
          Minority interest .................................................        (18)         --          --
          Deferred income taxes--net ........................................         89       1,347       1,083
          Gain on fire insurance claim ......................................     (2,011)         --      (2,343)
          Other .............................................................       (800)       (750)       (750)
     Changes in working capital, excluding the effects of acquisition opening balance sheets:
          Accounts receivable ...............................................     (3,656)     (7,217)    (19,363)
          Inventories .......................................................      6,044      (8,651)      1,962
          Other current assets ..............................................      2,077        (530)     (1,939)
          Trade accounts payable and bank overdrafts ........................     (2,852)        130       9,100
          Employee compensation and benefits ................................     (1,293)      1,399       2,487
          Advance payments and progress billings ............................    (16,056)      3,460       2,760
          Accrued warranties ................................................        178        (305)        592
          Other current liabilities .........................................     (5,116)      4,047        (236)
          Activity with parent and other affiliates--net ....................      8,724       6,788      (6,876)
                                                                                --------    --------    --------
Net cash provided by operating activities ...................................     12,899      23,456       3,753
                                                                                --------    --------    --------
Investment and Other Transactions
     Fixed asset additions--net .............................................     (6,498)     (6,752)     (3,725)
     Acquisition of businesses, net of cash acquired ........................    (11,787)    (15,272)     (3,862)
     Fire insurance claim activity--net .....................................      3,441       1,613        (700)
     Proceeds from sale of facility .........................................         --          --       5,288
     Other--net .............................................................       (103)       (747)        503
                                                                                --------    --------    --------
Net cash used for investment and other transactions .........................    (14,947)    (21,158)     (2,496)
                                                                                --------    --------    --------
Financing Activities
     Repayments of notes payable ............................................        (99)         --          --
     Repayments of debt .....................................................       (155)         --          --
                                                                                --------    --------    --------
Net cash applied to financing activities ....................................       (254)         --          --
                                                                                --------    --------    --------
Effect of Exchange Rate Changes on Cash and Cash Equivalents ................         13          39        (201)
                                                                                --------    --------    --------
(Decrease)/Increase in Cash and Cash Equivalents ............................     (2,289)      2,337       1,056
Cash and Cash Equivalents
     Beginning of year ......................................................      3,821       1,484         428
                                                                                --------    --------    --------
     End of year ............................................................   $  1,532    $  3,821    $  1,484
                                                                                ========    ========    ========

    The accompanying notes are an integral part of the financial statements.

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     (dollars in thousands unless indicated)

Note 1--Significant Accounting Policies

      Description of Business--The Material Handling Equipment Business (the "Company") of Harnischfeger Industries, Inc. designs, manufactures, services and markets overhead cranes, electric wire rope and chain hoists, engineered products, and container cranes and crane modernizations for use worldwide in a variety of industries and applications. In September 1997, Harnischfeger Industries, Inc., the Company's parent, announced that it was exploring the possible sale of the Company.

      Basis of Presentation--The combined financial statements of the Company include the Material Handling Equipment business in the United States and its affiliates in the United Kingdom, South Africa, Singapore, Canada and Mexico. All significant intercompany balances and transactions have been eliminated. Payables/receivables with the Company's parent or its affiliates are recorded as a component of shareholder's investment.

      Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Ultimate realization of assets and settlement of liabilities in the future could differ from those estimates.

      Inventories--Inventories are stated at the lower of cost or market value. Cost is determined by the last-in, first-out (LIFO) method for certain domestic inventories and by the first-in, first-out (FIFO) method for certain domestic inventories and inventories of foreign subsidiaries.

      Revenue Recognition--The majority of the Company's sales of products or services are recorded as products are shipped or services are rendered. Revenue on certain long-term contracts is recorded using the percentage-of-completion method. Losses, if any, are recognized in full as soon as identified.

      Property, Plant and Equipment--Property, plant and equipment is stated at historical cost. Expenditures for major renewals and improvements are capitalized, while maintenance and repairs which do not significantly improve the related asset or extend its useful life are charged to expense as incurred. For financial reporting purposes, plant and equipment is depreciated primarily by the straight-line method over the estimated useful lives of the assets. Depreciation claimed for income tax purposes is computed by accelerated methods.

      Cash Equivalents--The Company considers all highly liquid debt instruments with an initial maturity of three months or less at the date of purchase to be cash equivalents.

      Foreign Exchange Contracts--Any gain or loss on forward contracts designated as hedges of commitments is deferred and included in the measurement of the related foreign currency transaction. Foreign exchange contract activity in 1995 through 1997 was not significant.

      Foreign Currency Translation--The assets and liabilities of the Company's international operations are translated at year-end exchange rates; income and expenses are translated at average exchange rates prevailing during the year.

      For operations whose functional currency is the local currency, translation adjustments are accumulated within shareholder's investment. Transaction gains and losses are reflected in income. Pre-tax foreign exchange gains/(losses) included in operating income were $110, $(167) and $(390) in 1997, 1996 and 1995, respectively.

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                     (dollars in thousands unless indicated)

      Goodwill and Intangible Assets--Goodwill represents the excess of the purchase price over the fair value of identifiable net assets of acquired companies and is amortized on a straight-line basis over periods ranging from 30 to 40 years. The Company assesses the carrying value of goodwill at each balance sheet date. Consistent with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", such assessments include, as appropriate, a comparison of (a) the estimated future nondiscounted cash flows anticipated to be generated during the remaining amortization period of the goodwill to (b) the net carrying value of goodwill. The Company recognizes diminution in value of goodwill, if any, on a current basis. Accumulated amortization was $2,268 and $1,199 at October 31, 1997 and 1996, respectively.

      Income Taxes--The Company's domestic income tax provision reflects an intercompany tax allocation arrangement with its parent such that the domestic income taxes payable is recorded as if the Company filed separate income tax returns. The Company records its domestic income taxes payable as an intercompany payable within shareholder's investment. The Company's foreign income tax provision and related income taxes payable are recorded based upon the income tax returns as filed by its foreign affiliates in their respective jurisdictions.

      Domestic and foreign deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, and for tax basis carryforwards. A valuation allowance is provided for deferred tax assets where it is considered more likely than not that the Company will not realize the benefit of such assets.

      Fair Value of Financial Instruments--Cash and cash equivalents, accounts receivable and accounts payable recorded in the balance sheets approximate fair value based on the short maturity of these instruments. Amounts recorded for long-term debt are estimated to approximate fair value based on market conditions and interest rates available to the Company for similar financial instruments.

      Research and Development Expenses--Research and development costs are expensed as incurred. Such costs incurred in the development of new products or significant improvements to existing products amounted to $1,369, $319 and $493 in 1997, 1996 and 1995, respectively.

      Other Income--Net--Other income--net consists of the following for the years ended October 31:

                                                  1997        1996        1995
                                                  ----        ----        ----
            Gain on fire insurance claim.....    $2,011      $   --      $2,343
            Licensee income..................       524         830         679
            Other............................       114         319         744
                                                 ------      ------      ------
                                                 $2,649      $1,149      $3,766
                                                 ======      ======      ======

      During 1995, one of the Company's facilities in the United Kingdom experienced a fire which resulted in an insurance claim for property loss and business interruption. A gain on the property loss portion of the claim amounted to $2,343 and was recorded in 1995. The remaining $2,011 gain was recorded in 1997 upon finalization of the property loss and business interruption claims.

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                     (dollars in thousands unless indicated)


Note 2--Acquisitions

      During 1997, 1996 and 1995, the Company completed several acquisitions for an aggregate purchase price of $11,787, $15,272 and $3,862, respectively, net of cash acquired. These acquisitions were primarily related to the Company's aftermarket business and were accounted for as purchase transactions with the purchase prices allocated to the fair value of specific assets acquired and liabilities assumed. Resultant goodwill is being amortized over 30 to 40 years. With respect to a 1995 acquisition, the Company was required to make contingent consideration payments of $632 and $691 related to 1996 and 1997, respectively; a final contingent consideration payment related to 1998 may be required.

Note 3--Accounts Receivable

     Accounts receivable at October 31 consisted of the following:

                                                               1997       1996
                                                               ----       ----
            Trade receivables.........................       $77,356    $67,818
            Unbilled receivables......................         6,183      8,851
            Allowance for doubtful accounts...........        (1,330)    (1,408)
                                                             -------    -------
                                                             $82,209    $75,261
                                                             =======    =======

     The amount of accounts receivable due beyond one year is not significant.

Note 4--Inventories

     Inventories at October 31 consisted of the following:

                                                               1997       1996
                                                               ----       ----
            Raw material..............................       $17,391    $22,858
            Work-in-process...........................        13,654     13,213
            Finished parts............................        10,704     11,087
                                                             -------    -------
                                                              41,749     47,158
            Less excess of current cost over stated
              LIFO value..............................        (8,252)    (9,919)
                                                             -------    -------
                                                             $33,497    $37,239
                                                             =======    =======

      Inventories valued using the LIFO method represented approximately 43% and 56% of combined inventories at October 31, 1997 and 1996, respectively. During 1997 and 1995, inventory quantities were reduced, resulting in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years as compared with the cost of 1997 and 1995 purchases. The effect of this liquidation decreased cost of sales by $1,998 and $698 in 1997 and 1995, respectively.

Note 5--Income Taxes

      The components of income for the Company's domestic and foreign operations for the years ended October 31 were as follows:

                                            1997           1996         1995
                                            ----           ----         ----
            Domestic..................    $28,097        $23,381      $16,017
            Foreign...................      6,648          6,553        5,884
                                          -------        -------      -------
                                          $34,745        $29,934      $21,901
                                          =======        =======      =======

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                     (dollars in thousands unless indicated)

      The provision for income taxes included in the Combined Statements of Income for years ended October 31 consisted of the following:

                                                1997         1996         1995
                                                ----         ----         ----
            Current provision
                 Federal and state........    $11,028      $ 9,094       $6,799
                 Foreign..................      2,757        1,047          543
                                              -------      -------       ------
            Total current.................     13,785       10,141        7,342
                                              -------      -------       ------
            Deferred provision
                 Federal and state........       (137)         (91)        (611)
                 Foreign..................        226        1,438        1,694
                                              -------      -------       ------
            Total deferred................         89        1,347        1,083
                                              -------      -------       ------
            Provision for income taxes....    $13,874      $11,488       $8,425
                                              =======      =======       ======

      The difference between the U.S. federal statutory tax rate and the effective tax rate for the years ended October 31 are as follows:

                                                     1997      1996      1995
                                                     ----      ----      ----
            Federal statutory rate................   35.0%     35.0%     35.0%
            State taxes, net of federal benefit...    3.0       3.0       3.0
            Goodwill amortization.................    2.6       3.0       2.3
            Other.................................    (.7)     (2.6)     (1.8)
                                                     ----      ----      ----
                                                     39.9%     38.4%     38.5%
                                                     ====      ====      ====

      Foreign income taxes paid were $322, $1,252 and $724 in 1997, 1996 and 1995, respectively.

      U.S. income taxes have not been provided on the undistributed profits of foreign subsidiaries where such profits are expected to be permanently reinvested. Such unremitted earnings of affiliates which are intended to be permanently reinvested were $14,100 at October 31, 1997.

      Temporary differences and carryforwards which gave rise to the net deferred tax asset (liability) at October 31 are as follows:

                                                              1997       1996
                                                              ----       ----
            Reserves not currently deductible..........     $ 2,766     $ 3,280
            Depreciation and amortization..............      (1,897)     (2,479)
            Prepaid pension asset......................      (1,191)       (961)
            Other--net.................................         (54)       (127)
                                                            -------     -------
                                                            $  (376)    $  (287)
                                                            =======     =======

      At October 31, 1997, the Company's Mexican affiliate has a net operating loss carryforward approximating $2,550 which expires in 2004 and 2005. A valuation allowance has been recorded against this carryforward for which utilization is uncertain.

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                     (dollars in thousands unless indicated)

      This net deferred tax asset (liability) is included in the Combined Balance Sheets at October 31 in the following captions:

                                                         1997       1996
                                                         ----       ----
            Other current assets...................    $ 2,712     $ 3,153
            Deferred income taxes..................     (3,088)     (3,440)
                                                       -------     -------
                                                       $  (376)    $  (287)
                                                       =======     =======

Note 6--Long-Term Obligations and Bank Credit Facilities

      Long-term obligations at October 31 consisted of the following:

                                                                  1997    1996
                                                                  ----    ----
            Bank debt, at 7.5% due in installments through 2009. $ 748 $ 876 Industrial Revenue Bonds, at 5.25% due in
              installments through 2007.........................    380      405
                                                                  1,128    1,281
            Less: amounts payable within one year...............     85      100
                                                                 ------   ------
                                                                 $1,043   $1,181
                                                                 ======   ======

      Installments payable related to the Company's long-term obligations are as follows:

            1998..........................................  $85
            1999..........................................   70
            2000..........................................   73
            2001..........................................   82
            2002..........................................   85

      At October 31, 1997, short-term bank credit lines of foreign subsidiaries were approximately $2,828. The outstanding borrowings were $667 with a weighted average interest rate of 5.25%. There were no compensating balance requirements under these lines of credit.

Note 7--Employee Benefit Plans

   Pensions and Other Employee Benefits

      The Company is a participant in its parent's domestic defined benefit pension plans. Benefits from these plans are based on factors which include various combinations of service, employee compensation during the last years of employment and the recipient's social security benefit. Pension expense is allocated annually by its parent based upon headcount. The Company's pension expense for these domestic defined benefit plans was $1,275, $1,169 and $1,066 in 1997, 1996 and 1995, respectively.

      The Company is also a participant in its parent's qualified profit sharing plan which covers substantially all domestic employees, except employees covered by collective bargaining agreements and employees of affiliates with separate defined contribution plans. Contributions to this plan are based on the Company's "economic value added" performance. The Company's profit sharing expense for this plan and other defined contribution plans was $1,584, $1,226 and $1,516 in 1997, 1996 and 1995, respectively.

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                     (dollars in thousands unless indicated)

      Pension expense, as determined by the Company's actuaries, for its employee benefit plan in the United Kingdom for years ended October 31 included the components shown below. Pension expense for the Company's other foreign employee benefit plans is not significant.

                                                        1997       1996       1995
                                                      -------    -------    -------
      Service cost--benefits earned during the year   $   782    $   627    $   888
      Interest cost on projected benefit obligation     1,359      1,102      1,080
      Actual gain on plan assets ..................    (2,988)    (1,241)    (1,552)
      Net amortization and deferral ...............     1,186       (259)       223
                                                      -------    -------    -------
                                                      $   339    $   229    $   639
                                                      =======    =======    =======

      The discount rate used for this foreign plan was 7.5% in 1997 and 9.0% in 1996 and 1995. The assumed rate of increase in future compensation of employees was 4.5% in 1997 and 6% in 1996 and 1995. The expected long-term rate of return on assets was 10.25% in 1997 and 10.0% in 1996 and 1995.

      The following table sets forth this foreign plan's funded status at October 31:

                                                           1997      1996
                                                         -------   -------
      Actuarial present value of:
           Vested benefits ...........................   $19,268   $13,481
                                                         -------   -------
           Accumulated benefits ......................    19,268    13,481
                                                         -------   -------
           Projected benefits ........................    20,665    16,101
      Net assets available for benefits ..............    21,101    17,168
                                                         -------   -------
      Plan assets greater than projected benefits ....       436     1,067
      Unrecognized net loss ..........................     3,332     2,225
                                                         -------   -------
      Prepaid pension asset ..........................   $ 3,768   $ 3,292
                                                         =======   =======

   Postretirement Benefits Other Than Pensions

      The Company's parent generally provides certain health care and life insurance benefits under various plans for U.S. employees who retire after attaining early retirement eligibility, subject to plan amendments. In 1993, the Board of Directors of its parent approved a general approach that would culminate in the elimination of contributions towards postretirement health care benefits. Increases in costs were capped for certain plans beginning in 1994 extending through 1998 and contributions will be eliminated on January 1, 1999 for most employee groups. As such, negative plan amendments made subsequent to November 1, 1993 are being amortized from the date of the amendment to January 1, 1999. Postretirement benefit expense (income) is allocated annually by its parent based upon headcount. The Company's postretirement benefit (income) was $(1,658), $(1,126) and $(1,253) in 1997, 1996 and 1995, respectively.

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                     (dollars in thousands unless indicated)

Note 8--Shareholder's Investment

      The changes within shareholder's investment for the each of the three years in the period ended October 31, 1997 are as follows:

            Balance at October 31, 1994 .......................   $  63,155
                 Net income ...................................      13,476
                 Cumulative translation adjustments ...........      (1,229)
                 Activity with parent and other affiliates--net      (6,876)
                                                                  ---------
            Balance at October 31, 1995 .......................      68,526
                 Net income ...................................      18,446
                 Cumulative translation adjustments ...........         441
                 Activity with parent and other affiliates--net       6,788
                                                                  ---------
            Balance at October 31, 1996 .......................      94,201
                 Net income ...................................      20,853
                 Cumulative translation adjustments ...........         540
                 Activity with parent and other affiliates--net       8,724
                                                                  ---------
            Balance at October 31, 1997 .......................   $ 124,318
                                                                  =========

Note 9--Operating Leases

      The Company leases certain plant, office and warehouse space as well as machinery, vehicles, data processing and other equipment. Certain of these leases have renewal options at reduced rates and provisions requiring the Company to pay maintenance, property taxes and insurance. Generally, all rental payments are fixed.

      Total rental expense under operating leases, excluding maintenance, taxes and insurance, was $4,369, $3,328 and $2,359 in 1997, 1996 and 1995,
respectively.

      At October 31, 1997, the future payments for all operating leases with remaining lease terms in excess of one year, and excluding maintenance, taxes and insurance, were as follows:

            1998......................................   $4,054
            1999......................................    2,684
            2000......................................    1,632
            2001......................................      877
            2002......................................      523

Note 10--Commitments and Contingencies

      At October 31, 1997, the Company and/or its parent were contingently liable to financial institutions and others for approximately $54,500 for outstanding letters of credit and surety bonds securing performance of sales contracts related to the Company's operations.

      The Company is party to various litigation matters, including product liability and other claims, which are normal in the course of its operations. Also, as a normal part of its operations, the Company undertakes certain contractual obligations and warranties in connection with the sale of products or services. Although the outcome of these matters cannot be predicted with certainty, management believes that the resolution of such matters will not have a material adverse effect on the Company's combined results of operations, financial position or cash flows.

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                       OF HARNISCHFEGER INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                     (dollars in thousands unless indicated)

      The Company is also involved in proceedings and potential proceedings relating to environmental matters. Although it is difficult to estimate the potential exposure to the Company related to these environmental matters, management believes that these matters will not have a material adverse effect on the Company's combined results of operations, financial position or cash flows.

Note 11--Geographical Information

                                           Total                         Sales to
                                            Net         Interarea      Unaffiliated      Operating      Identifiable
                                           Sales          Sales          Customers        Income           Assets
                                          --------      ---------      ------------      ---------      ------------
1997
     United States..................      $205,815      $     --          $205,815        $26,585         $101,159
     Europe.........................        99,593        (4,667)           94,926          6,662           62,159
     Other Foreign..................        52,609            --            52,609          2,290           36,282
     Interarea Eliminations........         (4,667)        4,667                --             --               --
                                          --------      --------          --------        -------         --------
                                          $353,350      $     --          $353,350        $35,537         $199,600
                                          ========      ========          ========        =======         ========
1996
     United States..................      $206,896      $     --          $206,896        $21,978        $  96,803
     Europe.........................        79,280        (3,619)           75,661          5,247           59,766
     Other Foreign..................        41,178            --            41,178          2,791           32,489
     Interarea Eliminations........         (3,619)        3,619                --             --               --
                                          --------      --------          --------        -------         --------
                                          $323,735      $     --          $323,735        $30,016         $189,058
                                          ========      ========          ========        =======         ========
1995
     United States..................      $147,492      $     --          $147,492        $15,493        $  80,219
     Europe.........................        87,437            --            87,437          6,285           55,682
     Other Foreign.................          8,240            --             8,240            (56)          15,267
                                          --------      --------          --------        -------         --------
                                          $243,169      $     --          $243,169        $21,722         $151,168
                                          ========      ========          ========        =======         ========

Note 12--Transactions With Parent and Affiliated Companies

      The Company and its parent have entered into a management arrangement whereby the Company is provided with certain services, including, but not limited to, matters of organization and administration, cash management, labor relations, employee benefits, public relations, financial policies and practices, taxation and legal affairs. The annual fee charged the Company for these services reflects its pro rata share of corporate administration costs using an allocation methodology based on consolidated worldwide sales. Company management and its parent believe that the fees charged above are reasonable in light of the level of services provided and such fees totaled $2,862, $2,341 and $1,878 in 1997, 1996 and 1995, respectively.

      Interest income/(expense) on receivables/(payables) with affiliates is charged by/(to) the Company using interest rates tied to LIBOR, the 13-week treasury bill rate or prime rate.

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                     (dollars in thousands unless indicated)


      In addition, the Company has the following arrangements with its parent or other affiliates for shared facilities and services:

            1. The Company and an affiliate share a parts warehouse for which the Company was charged approximately $1,400, $1,272 and $1,215 in 1997, 1996 and 1995, respectively.

            2. An affiliate provides support to the Company for accounting, credit, traffic and human resource services and charged approximately $756, $784 and $776 to the Company in 1997, 1996 and 1995, respectively. In addition, the Company leases office space from this affiliate at a cost of approximately $120 per year for 1997, 1996 and 1995.

            3. An affiliate manufactures electric motors and performs fabrication and machining on certain cranes for the Company at cost. Company purchases of approximately $10 million per year were made under this arrangement during fiscal 1995 through 1997.

            4. An affiliate provides information systems services to the Company and charged approximately $1,861, $1,022 and $1,070 to the Company in 1997, 1996 and 1995, respectively.

Note 13--Supplemental Condensed Combining Financial Information

      The sale by Harnischfeger Industries, Inc. of a majority interest in the Company to MHE Investments, Inc. was completed on March 30, 1998. The transaction was accounted for as a recapitalization of MMH Holdings, Inc. ("Holdings"), the owner, directly or indirectly, of all of the equity interests of the entities engaged in the Material Handling Equipment Business that were previously owned by Harnischfeger Industries, Inc. In connection with the transaction, Morris Material Handling, Inc. ("MMH"), a direct wholly-owned subsidiary of Holdings, issued debt securities that are guaranteed by certain of the Company's affiliates (the "Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries is a wholly-owned subsidiary, directly or indirectly, of MMH and the guarantees are full, unconditional and joint and several. Both Holdings and MMH are holding companies, with no material operating assets. All of the Company's business operations are conducted through subsidiaries of MMH.

      Separate financial statements of the Guarantor Subsidiaries are not presented because Company management has determined that they would not be material to investors. The following supplemental financial information sets forth, on an uncombined basis, balance sheet, statement of operations and cash flow information for the Guarantor Subsidiaries and for the Company's other affiliates (the "Non-Guarantor Subsidiaries"). The supplemental financial information reflects the investments of the Guarantor Subsidiaries in the Non-Guarantor Subsidiaries using the equity method of accounting. For purposes of this presentation, it is assumed that all of the assets of the Company were historically owned by subsidiaries of MMH, which is an entity that was formed by Holdings in connection with the transaction. Accordingly, the historical combined financial statements of MMH and Holdings are identical following completion of the recapitalization.

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                     (dollars in thousands unless indicated)


                 SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEET
                                October 31, 1997

                                                                     Non-
                                                   Guarantor      Guarantor
                                                  Subsidiaries   Subsidiaries   Eliminations     Combined
                                                  ------------   ------------   ------------     --------
                                     ASSETS
Current Assets
     Cash and cash equivalents                      $   1,393     $     139      $              $   1,532
     Accounts receivable - net                         73,220         8,989                        82,209
     Intercompany accounts receivable                   5,250         1,539         (6,789)            --
     Inventories                                       30,855         2,642                        33,497
     Other current assets                               4,486           279                         4,765
                                                    ---------     ---------      ---------      ---------
                                                      115,204        13,588         (6,789)       122,003
                                                    ---------     ---------      ---------      ---------

Property, Plant and Equipment - net                    36,192         3,175             --         39,367
                                                    ---------     ---------      ---------      ---------

Other Assets
     Goodwill                                          30,368         1,861                        32,229
     Noncurrent intercompany receivables                3,136            --         (3,136)            --
     Investment in affiliates                           1,174            --         (1,174)            --
     Other                                              6,001            --                         6,001
                                                    ---------     ---------      ---------      ---------
                                                       40,679         1,861         (4,310)        38,230
                                                    ---------     ---------      ---------      ---------

                                                    $ 192,075     $  18,624      $ (11,099)     $ 199,600
                                                    =========     =========      =========      =========

                    LIABILITIES AND SHAREHOLDER'S INVESTMENT
Current Liabilities
     Short-term notes payable and
      current portion of long-term obligations      $     692     $      60      $              $     752
     Bank overdrafts                                    2,076         2,217                         4,293
     Trade accounts payable                            27,824         4,832                        32,656
     Intercompany accounts payable                      1,539         5,250         (6,789)            --
     Employee compensation and benefits                 8,053            60                         8,113
     Advance payments and progress
      billings                                          7,626            59                         7,685
     Accrued warranties                                 3,913            85                         3,998
     Income taxes payable                               1,935           458                         2,393
     Other current liabilities                         10,656           214                        10,870
                                                    ---------     ---------      ---------      ---------
                                                       64,314        13,235         (6,789)        70,760
                                                    ---------     ---------      ---------      ---------

Long-Term Obligations                                     355           688                         1,043
Noncurrent intercompany payables                           --         3,136         (3,136)            --
Deferred Income Taxes                                   3,088            --                         3,088
Minority Interest                                          --            --            391            391
Shareholder's Investment                              124,318         1,565         (1,565)       124,318
                                                    ---------     ---------      ---------      ---------

                                                    $ 192,075     $  18,624      $ (11,099)     $ 199,600
                                                    =========     =========      =========      =========

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                     (dollars in thousands unless indicated)


                 SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEET
                                October 31, 1996

                                                                     Non-
                                                   Guarantor      Guarantor
                                                  Subsidiaries   Subsidiaries   Eliminations     Combined
                                                  ------------   ------------   ------------     --------
                                     ASSETS
Current Assets
     Cash and cash equivalents                      $   3,582     $     239      $              $   3,821
     Accounts receivable - net                         67,331         7,930                        75,261
     Intercompany accounts receivable                   1,030                       (1,030)            --
     Inventories                                       34,396         2,843                        37,239
     Other current assets                               7,781           263                         8,044
                                                    ---------     ---------      ---------      ---------
                                                      114,120        11,275         (1,030)       124,365
                                                    ---------     ---------      ---------      ---------

Property, Plant and Equipment - net                    26,832         3,355             --         30,187
                                                    ---------     ---------      ---------      ---------

Other Assets
     Goodwill                                          26,433         1,977                        28,410
     Noncurrent intercompany receivables                2,840            --         (2,840)            --
     Investment in affiliates                           3,078            --         (3,078)            --
     Other                                              6,096            --                         6,096
                                                    ---------     ---------      ---------      ---------
                                                       38,447         1,977         (5,918)        34,506
                                                    ---------     ---------      ---------      ---------

                                                    $ 179,399     $  16,607      $  (6,948)     $ 189,058
                                                    =========     =========      =========      =========

                    LIABILITIES AND SHAREHOLDER'S INVESTMENT
Current Liabilities
     Short-term notes payable and
      current portion of long-term obligations      $     788     $      75      $              $     863
     Trade accounts payable                            29,738         7,183                        36,921
     Intercompany accounts payable                                    1,030         (1,030)            --
     Employee compensation and benefits                 9,218            47                         9,265
     Advance payments and progress
      billings                                         22,385           201                        22,586
     Accrued warranties                                 3,671           116                         3,787
     Income taxes payable                               1,204           499                         1,703
     Other current liabilities                         14,374           343                        14,717
                                                    ---------     ---------      ---------      ---------
                                                       81,378         9,494         (1,030)        89,842
                                                    ---------     ---------      ---------      ---------

Long-Term Obligations                                     380           801                         1,181
Noncurrent intercompany payables                                      2,840         (2,840)            --
Deferred Income Taxes                                   3,440            --                         3,440
Minority Interest                                          --            --            394            394
Shareholder's Investment                               94,201         3,472         (3,472)        94,201
                                                    ---------     ---------      ---------      ---------

                                                    $ 179,399     $  16,607      $  (6,948)     $ 189,058
                                                    =========     =========      =========      =========

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                     (dollars in thousands unless indicated)


              SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF INCOME
                           Year Ended October 31, 1997

                                                                  Non-
                                               Guarantor       Guarantor
                                              Subsidiaries    Subsidiaries   Eliminations     Combined
                                              ------------    ------------   ------------     --------
Revenues
    Net Sales                                   $ 332,244      $  24,065      $  (2,959)     $ 353,350
    Other Income - Net                              2,563             86                         2,649
                                                ---------      ---------      ---------      ---------

                                                  334,807         24,151         (2,959)       355,999

Cost of Sales                                     243,776         19,977         (2,959)       260,794

Product Development, Selling
 and Administrative Expenses                       51,954          4,852                        56,806

Parent Management Fee                               2,862             --                         2,862
                                                ---------      ---------      ---------      ---------

Operating Income                                   36,215           (678)            --         35,537

Interest (Expense) Income - Net
    Affiliates                                       (198)          (196)                         (394)
    Third Party                                         8           (406)                         (398)
                                                ---------      ---------      ---------      ---------

Income Before Income Taxes, Equity in Loss of
 Combined Affiliates and Minority Interest         36,025         (1,280)            --         34,745

Provision for Income Taxes                        (13,838)           (36)                      (13,874)

Equity in Loss of Combined Affiliates              (1,334)            --          1,334             --

Minority Interest                                      --             --            (18)           (18)
                                                ---------      ---------      ---------      ---------

Net Income                                      $  20,853      $  (1,316)     $   1,316      $  20,853
                                                =========      =========      =========      =========

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                     (dollars in thousands unless indicated)


              SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF INCOME
                           Year Ended October 31, 1996

                                                                  Non-
                                               Guarantor       Guarantor
                                              Subsidiaries    Subsidiaries   Eliminations     Combined
                                              ------------    ------------   ------------     --------
Revenues
     Net Sales                                  $ 303,449      $  23,755      $  (3,469)     $ 323,735
     Other Income - Net                             1,149             --                         1,149
                                                ---------      ---------      ---------      ---------

                                                  304,598         23,755         (3,469)       324,884

Cost of Sales                                     232,952         18,076         (3,469)       247,559

Product Development, Selling
 and Administrative Expenses                       40,727          4,241                        44,968

Parent Management Fee                               2,341             --                         2,341
                                                ---------      ---------      ---------      ---------

Operating Income                                   28,578          1,438             --         30,016

Interest (Expense) Income - Net
     Affiliates                                       369           (206)                          163
     Third Party                                      (25)          (220)                         (245)
                                                ---------      ---------      ---------      ---------

Income Before Income Taxes, Equity in Income of
 Combined Affiliates and Minority Interest         28,922          1,012             --         29,934

Provision for Income Taxes                        (11,150)          (338)                      (11,488)

Equity in Income of Combined Affiliates               674             --           (674)            --
                                                ---------      ---------      ---------      ---------

Net Income                                      $  18,446      $     674      $    (674)     $  18,446
                                                =========      =========      =========      =========

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                     (dollars in thousands unless indicated)


              SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF INCOME
                           Year Ended October 31, 1995

                                                                  Non-
                                               Guarantor       Guarantor
                                              Subsidiaries    Subsidiaries   Eliminations     Combined
                                              ------------    ------------   ------------     --------
Revenues
     Net Sales                                  $ 227,038      $  17,291      $  (1,160)     $ 243,169
     Other Income - Net                             3,766             --                         3,766
                                                ---------      ---------      ---------      ---------

                                                  230,804         17,291         (1,160)       246,935

Cost of Sales                                     174,558         13,006         (1,160)       186,404

Product Development, Selling
 and Administrative Expenses                       33,776          3,155                        36,931

Parent Management Fee                               1,878             --                         1,878
                                                ---------      ---------      ---------      ---------

Operating Income                                   20,592          1,130             --         21,722

Interest (Expense) Income - Net
     Affiliates                                       600           (221)                          379
     Third Party                                     (191)            (9)                         (200)
                                                ---------      ---------      ---------      ---------

Income Before Income Taxes, Equity in Income of
 Combined Affiliates and Minority Interest         21,001            900             --         21,901

Provision for Income Taxes                         (8,095)          (330)                       (8,425)

Equity in Income of Combined Affiliates               570             --           (570)            --
                                                ---------      ---------      ---------      ---------

Net Income                                      $  13,476      $     570      $    (570)     $  13,476
                                                =========      =========      =========      =========

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                     (dollars in thousands unless indicated)


            SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF CASH FLOWS
                           Year Ended October 31, 1997

                                                                               Non-
                                                              Guarantor      Guarantor
                                                             Subsidiaries   Subsidiaries   Eliminations     Combined
                                                             ------------   ------------   ------------     --------
                                                                              (Dollars in thousands)
Operating Activities
     Net income                                                $ 20,853       $ (1,316)      $  1,316       $ 20,853
     Add/(deduct)-items not affecting cash provided by
       operating activities:
         Depreciation and amortization                            6,400            336                         6,736
         Equity in loss of combined affiliates                    1,334                        (1,334)            --
         Minority interest                                           --                           (18)           (18)
         Deferred income taxes - net                                 89                                           89
         Gain on fire insurance claim                            (2,011)                                      (2,011)
         Other                                                     (800)                                        (800)
     Changes in working capital, excluding the effects of
       acquisition opening balance sheets:
         Accounts receivable                                     (2,318)        (1,338)                       (3,656)
         Inventories                                              5,984             60                         6,044
         Other current assets                                     2,113            (36)                        2,077
         Trade accounts payable and bank overdrafts              (3,026)           174                        (2,852)
         Other current liabilities                              (22,071)          (252)            36        (22,287)
         Activity with parent and other affiliates - net          5,976          2,748                         8,724
                                                               --------       --------       --------       --------
Net cash provided by operating activities                        12,523            376             --         12,899
                                                               --------       --------       --------       --------

Investment and Other Transactions
     Fixed asset additions - net                                 (6,117)          (381)                       (6,498)
     Acquisition of businesses, net of cash acquired            (11,787)                                     (11,787)
     Fire insurance claim activity - net                          3,441                                        3,441
     Other - net                                                    (70)           (33)                         (103)
                                                               --------       --------       --------       --------
Net cash used for investment and other transactions             (14,533)          (414)            --        (14,947)
                                                               --------       --------       --------       --------

Financing Activities
     Repayments of notes payable                                    (99)                                         (99)
     Repayments of debt                                            (101)           (54)                         (155)
                                                               --------       --------       --------       --------
Net cash applied to financing activities                           (200)           (54)            --           (254)
                                                               --------       --------       --------       --------

Effect of Exchange Rate Changes on Cash and Cash Equivalents         21             (8)                           13
                                                               --------       --------       --------       --------

Decrease in Cash and Cash Equivalents                            (2,189)          (100)            --         (2,289)

Cash and Cash Equivalents
     Beginning of year                                            3,582            239                         3,821
                                                               --------       --------       --------       --------
     End of year                                               $  1,393       $    139       $     --       $  1,532
                                                               ========       ========       ========       ========

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                     (dollars in thousands unless indicated)


            SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF CASH FLOWS
                           Year Ended October 31, 1996

                                                                               Non-
                                                              Guarantor      Guarantor
                                                             Subsidiaries   Subsidiaries   Eliminations     Combined
                                                             ------------   ------------   ------------     --------
                                                                              (Dollars in thousands)
Operating Activities
  Net income                                                   $ 18,446       $    674       $   (674)      $ 18,446
  Add/(deduct)-items not affecting cash provided by
    operating activities:
       Depreciation and amortization                              4,944            348                         5,292
       Equity in income of combined affiliates                     (674)                          674             --
       Deferred income taxes - net                                1,347                                        1,347
       Other                                                       (750)                                        (750)
  Changes in working capital, excluding the effects of
    acquisition opening balance sheets:
       Accounts receivable                                       (4,252)        (2,965)                       (7,217)
       Inventories                                               (7,281)        (1,370)                       (8,651)
       Other current assets                                        (410)          (120)                         (530)
       Trade accounts payable and bank overdrafts                (2,825)         2,955                           130
       Other current liabilities                                  8,482            119                         8,601
       Activity with parent and other affiliates - net            6,230            558                         6,788
                                                               --------       --------       --------       --------
Net cash provided by operating activities                        23,257            199             --         23,456
                                                               --------       --------       --------       --------

Investment and Other Transactions
  Fixed asset additions - net                                    (6,373)          (379)                       (6,752)
  Acquisition of businesses, net of cash acquired               (15,272)                                     (15,272)
  Fire insurance claim activity - net                             1,613                                        1,613
  Other - net                                                      (629)          (118)                         (747)
                                                               --------       --------       --------       --------
Net cash used for investment and other transactions             (20,661)          (497)            --        (21,158)
                                                               --------       --------       --------       --------

Effect of Exchange Rate Changes on Cash and Cash Equivalents        168           (129)                           39
                                                               --------       --------       --------       --------

Increase/(Decrease) in Cash and Cash Equivalents                  2,764           (427)            --          2,337

Cash and Cash Equivalents
  Beginning of year                                                 818            666                         1,484
                                                               --------       --------       --------       --------
  End of year                                                  $  3,582       $    239       $     --       $  3,821
                                                               ========       ========       ========       ========

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS--(Concluded)
                     (dollars in thousands unless indicated)


            SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF CASH FLOWS
                           Year Ended October 31, 1995

                                                                               Non-
                                                              Guarantor      Guarantor
                                                             Subsidiaries   Subsidiaries   Eliminations     Combined
                                                             ------------   ------------   ------------     --------
                                                                              (Dollars in thousands)
Operating Activities
      Net income                                               $ 13,476       $    570       $   (570)      $ 13,476
      Add/(deduct)-items not affecting cash provided by
        operating activities:
          Depreciation and amortization                           3,643            157                         3,800
          Equity in income of combined affiliates                  (570)                          570             --
          Deferred income taxes - net                             1,083                                        1,083
          Gain on fire insurance claim                           (2,343)                                      (2,343)
          Other                                                    (750)                                        (750)
      Changes in working capital, excluding the effects of
        acquisition opening balance sheets:
          Accounts receivable                                   (17,767)        (1,596)                      (19,363)
          Inventories                                             2,386           (424)                        1,962
          Other current assets                                   (1,904)           (35)                       (1,939)
          Trade accounts payable and bank overdrafts              7,680          1,420                         9,100
          Other current liabilities                               5,147            456                         5,603
          Activity with parent and other affiliates - net        (6,733)          (143)                       (6,876)
                                                               --------       --------       --------       --------
Net cash provided by operating activities                         3,348            405             --          3,753
                                                               --------       --------       --------       --------

Investment and Other Transactions
      Fixed asset additions - net                                (3,625)          (100)                       (3,725)
      Acquisition of businesses, net of cash acquired            (3,862)                                      (3,862)
      Fire insurance claim activity - net                          (700)                                        (700)
      Proceeds from sale of facility                              5,288                                        5,288
      Other - net                                                   551            (48)                          503
                                                               --------       --------       --------       --------
Net cash used for investment and other transactions              (2,348)          (148)            --         (2,496)
                                                               --------       --------       --------       --------

Effect of Exchange Rate Changes on Cash and Cash Equivalents       (182)           (19)                         (201)
                                                               --------       --------       --------       --------

Increase in Cash and Cash Equivalents                               818            238             --          1,056

Cash and Cash Equivalents
      Beginning of year                                              --            428                           428
                                                               --------       --------       --------       --------
      End of year                                              $    818       $    666       $     --       $  1,484
                                                               ========       ========       ========       ========

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Section 20. Indemnification of Directors and Officers

      Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article Ninth of the Company's Certificate of Incorporation (the "Certificate of Incorporation") (incorporated by reference as Exhibit 3.1 to this Registration Statement), eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

      Section 145 of the DGCL provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The DGCL also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent.

      Article Tenth of the Certificate of Incorporation provides that the Company shall indemnify any current or former director or officer to the fullest extent permitted by the DGCL. Article VIII of the Company's Bylaws provides that the Company shall indemnify to the fullest extent permitted by DGCL its current and former directors and officers and persons serving as directors and officers of any corporation at the request of the Company. The Company also maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities.

      Reference is made to the Registration Rights Agreement filed as Exhibit
4.1 to this Registration Statement which provides for indemnification for the officers and directors of the Company signing a Registration Statement and certain control persons of the Company against certain liabilities, including those arising under the Securities Act in certain circumstances by selling holders.

Item 21. Exhibits and Financial Statement Schedules

      Exhibit
      Number                                Exhibit
      ------                                -------

        1.1 Securities Purchase Agreement, dated March 23, 1998 by and among Morris Material Handling, Inc., the Guarantors named therein, CIBC Oppenheimer Corp and Goldman, Sachs & Co., and Indosuez Capital.

        2.1 Recapitalization Agreement, dated January 28, 1998, among Harnischfeger Corporation, the sellers named therein and MHE Investments, Inc., as amended.

        3.1       Certificate of Incorporation of Morris Material Handling, Inc.

        3.2       Bylaws of Morris Material Handling, Inc.

        4.1 Registration Rights Agreement, dated as of March 30, 1998, by and among Morris Material Handling, Inc, the Guarantors named therein and CIBC Oppenheimer Corp., Goldman, Sachs & Co. and Indosuez Capital.

        4.2 Indenture dated as of March 30, 1998 between Morris Material Handling, Inc. and United States Trust Company of New York, as Trustee, relating to Morris Material Handling, Inc.'s 9 1/2% Senior Notes due 2008.

        4.3       Form of 9 1/2% Senior Note due 2008.

        4.4 Credit Agreement, dated March 30, 1998 among MMH Holdings, Inc., Morris Material Handling, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, Credit Agricole Indosuez, as Syndication Agent, BankBoston, N.A., as Documentation Agent, and the Lending Institutions listed therein.

        4.5 U.S. Security Agreement, dated as of March 30, 1998, made by Morris Material Handling, Inc., the Guarantors listed therein, in favor of Canadian Imperial Bank of Commerce.

        4.6 Guarantee, dated as of March 30, 1998, by MMH Holdings, Inc., in favor and for the benefit of Canadian Imperial Bank of Commerce.

        4.7 Guarantee, dated as of March 30, 1998, by each of the subsidiary Guarantors named therein, in favor and for the benefit of Canadian Imperial Bank of Commerce.

        5.1 Legal Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. concerning the legality of the Notes (to be filed by amendment).

        8.1 Legal Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. concerning certain tax matters (to be filed by amendment).

       10.1 Surety Arrangement, dated March 30, 1998, among Reliance Insurance Companies, MMH Holdings, Inc., Morris Material Handling, Inc. and certain of their subsidiaries.

       10.2 Credit Indemnification Agreement between Harnischfeger Industries, Inc. and Morris Material Handling, Inc., dated as of March 30, 1998.

      Exhibit
      Number                                Exhibit
      ------                                -------

       10.3 Tax Sharing Agreement between MHE Investments, Inc., MMH Holdings, Inc. and certain of MMH Holdings, Inc.'s subsidiaries, dated as of March 30, 1998.

       10.4 Component and Manufactured Products Supply Agreement between Harnischfeger Corporation and Morris Material Handling, Inc., dated as of March 30, 1998.

       10.5 Transition Services Agreement between Harnischfeger Corporation and Morris Material Handling, Inc., dated as of March 30, 1998.

       10.6 Trademark License Agreement between Harnischfeger Technologies, Inc. and Morris Material Handling Inc., dated as of March 30, 1998.

       10.7 Management Consulting Agreement between Morris Material Handling, Inc. and Chartwell Investments Inc., dated March 30, 1998.

       10.8 Financial Advisory Agreement between Morris Material Handling, Inc. and Chartwell Investments Inc., dated March 30, 1998.

       10.9 Separation Agreement, dated October 26, 1997, between Harnischfeger Corporation and Material Handling, LLC.

      10.10 Share and Asset Purchase Agreement between PHMH Holding Company, James Gann, Sr., James Gann, Jr. and Gail Gann, dated February 14, 1997.

      10.11 Employment Agreement, dated March 30, 1998, between Morris Material Handling, Inc. and Michael S. Erwin.

      10.12 Employment Agreement, dated March 30, 1998, between Morris Material Handling, Inc. and David D. Smith.

      10.13 Employment Agreement, dated March 30, 1998, between Morris Material Handling, Inc. and Martin L. Ditkof.

      10.14 Employment Agreement, dated March 30, 1998, between Morris Material Handling, Inc. and Richard J. Niespodziani.

      10.15 Employment Agreement, dated March 30, 1998, between Morris Material Handling, Inc. and Peter A. Kerrick.

      10.16 Employment Agreement, dated March 30, 1998, between Morris Material Handling, Inc. and Edward J. Doolan.

      10.17 Service Agreement, dated March 30, 1998, between Morris Mechanical Handling Limited and Michael J. Maddock.

      10.18 Service Agreement, dated March 30, 1998, between Morris Mechanical Handling Limited and K. Bruce Norridge.

      Exhibit
      Number                                Exhibit
      ------                                -------

      12.         Statement of Computation of Financial Ratios.

      21.         Subsidiaries of Morris Material Handling, Inc.

      23.1        Consent of Independent Accountants.

      23.2 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

      25.         Statement of Eligibility of Trustee.

      27.         Financial Data Schedule.

      99.1        Letter of Transmittal (to be filed by amendment).

      99.2        Notice of Guaranteed Delivery (to be filed by amendment).

                      MATERIAL HANDLING EQUIPMENT BUSINESS
                        OF HARNISCHFEGER INDUSTRIES, INC.
                                   SCHEDULE II

                        VALUATION AND QUALIFYING ACCOUNTS
                             (Thousands of Dollars)

                                     Balance at   Additions                  Currency       Balance
                                     Beginning    Charged                   Translation     at End
        Classification                of Year    to Expense  Deductions(1)    Effects       of Year
- -----------------------------------  ----------  ----------  -------------  -----------     -------
Allowance Deducted in Balance Sheet
  from Accounts Receivable:

For the year ended October 31, 1997
     Doubtful accounts                $1,408      $  439        $ (537)        $   20       $1,330
                                      ======      ======        ======         ======       ======


For the year ended October 31, 1996
     Doubtful accounts                $1,520      $  354        $ (515)        $   49       $1,408
                                      ======      ======        ======         ======       ======


For the year ended October 31, 1995
     Doubtful accounts                $1,077      $  706        $ (238)        $  (25)      $1,520
                                      ======      ======        ======         ======       ======


(1)   Represents write-off of bad debts, net of recoveries.

Item 22. Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Certificate of Incorporation and Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

      The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this Offering.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of June, 1998.


                                       MORRIS MATERIAL HANDLING, INC.

                                       By: /s/ TODD R. BERMAN
                                           -------------------------------------
                                           Todd R. Berman
                                           Chairman

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ TODD R. BERMAN      Chairman of the Board of Directors        June 26, 1998
----------------------
Todd R. Berman

/s/ MICHAEL S. ERWIN *  President, Chief Executive Officer        June 26, 1998
----------------------  and Director (Principal Executive
Michael S. Erwin        Officer)

/s/ DAVID D. SMITH*     Vice President                            June 26, 1998
----------------------  (Principal Financial and Accounting
David D. Smith          Officer)

/s/ MICHAEL S. SHEIN    Director                                  June 26, 1998
----------------------
Michael S. Shein


/s/ MICHAEL S. SHEIN
----------------------
* By Michael S. Shein, by power of attorney

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       3016117 NOVA SCOTIA ULC

                                       By: /s/ DAVID D. SMITH
                                           -------------------------------------
                                           David D. Smith
                                           President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ DAVID D. SMITH      President                                 June 26, 1998
----------------------  (Principal Executive Officer and
David D. Smith          Principal Financial and Accounting
                        Officer)

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof



                            AUTHORIZED REPRESENTATIVE


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the undersigned as the duly authorized representative of the Co-Registrant in the United States on the 26th day of June, 1998.


                                       /s/ MARTIN L. DITKOF
                                       -----------------------------------------
                                       Martin L. Ditkof

Milwaukee, Wisconsin

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       BIRMINGHAM CRANE & HOIST, INC.

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           President


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ MICHAEL S. ERWIN    President and Director
----------------------  (Principal Executive Officer)             June 26, 1998
Michael S. Erwin

/s/ DAVID D. SMITH      Vice President and Director               June 26, 1998
----------------------  (Principal Financial and Accounting
David D. Smith          Officer)

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       BUTTERS ENGINEERING SERVICES LIMITED

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           Director


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ K. BRUCE NORRIDGE*  Director                                  June 26, 1998
----------------------  (Principal Executive Officer)
K. Bruce Norridge

/s/ STEVEN DAVIS*       Director                                  June 26, 1998
----------------------  (Principal Financial and Accounting
Steven Davis            Officer)


----------------------  Director                                  June 26, 1998
Harnish Sutherland

/s/ MICHAEL S. ERWIN    Director                                  June 26, 1998
----------------------
Michael S. Erwin

/s/ DAVID D. SMITH      Director                                  June 26, 1998
----------------------
David D. Smith

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof


/s/ MICHAEL S. ERWIN
----------------------
* By Michael S. Erwin, by power of attorney

                            AUTHORIZED REPRESENTATIVE


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the undersigned as the duly authorized representative of the Co-Registrant in the United States on the 26th day of June, 1998.


                                       /s/ MARTIN L. DITKOF
                                       ----------------------------
                                       Martin L. Ditkof
Milwaukee, Wisconsin

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       CMH MATERIAL HANDLING, LLC

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           Manager


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ EDWARD J. DOOLAN*   Manager                                   June 26, 1998
----------------------  (Principal Executive Officer)
Edward J. Doolan

/s/ DAVID D. SMITH      Manager                                   June 26, 1998
----------------------  (Principal Financial and Accounting
David D. Smith          Officer)

/s/ MARTIN L. DITKOF    Manager                                   June 26, 1998
----------------------
Martin L. Ditkof


----------------------  Manager                                   June 26, 1998
Jimmy Rogers


/s/ MICHAEL S. ERWIN
------------------------
* By Michael S. Erwin, by power of attorney

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       EPH MATERIAL HANDLING, LLC

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           Manager


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ EDWARD J. DOOLAN*   Manager                                   June 26, 1998
----------------------  (Principal Executive Officer)
Edward J. Doolan

/s/ DAVID D. SMITH      Manager                                   June 26, 1998
----------------------  (Principal Financial and Accounting
David D. Smith          Officer)

/s/ MARTIN L. DITKOF    Manager                                   June 26, 1998
----------------------
Martin L. Ditkof


----------------------  Manager                                   June 26, 1998
David Sinkhorn


/s/ MICHAEL S. ERWIN
----------------------
* By Michael S. Erwin, by power of attorney

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       HARNISCHFEGER DISTRIBUTION & SERVICE, LLC

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           Manager


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ EDWARD J. DOOLAN*   Manager                                   June 26, 1998
----------------------  (Principal Executive Officer)
Edward J. Doolan

/s/ DAVID D. SMITH      Manager                                   June 26, 1998
----------------------  (Principal Financial and Accounting
David D. Smith          Officer)

/s/ MARTIN L. DITKOF    Manager                                   June 26, 1998
----------------------
Martin L. Ditkof


/s/ MICHAEL S. ERWIN
----------------------
* By Michael S. Erwin, by power of attorney

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                  MORRIS MATERIAL HANDLING MEXICO, S.A. DE C.V.

                                  By: /s/ MICHAEL S. ERWIN
                                      -------------------------------------
                                      Michael S. Erwin
                                      Director


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ CARLOS VERAZA RODRIGUEZ*  General Manager and Director        June 26, 1998
---------------------------   (Principal Executive Officer)
Carlos Veraza Rodriguez

/s/ SALVADOR AGUILAR*         Controller                          June 26, 1998
----------------------        (Principal Financial and
Salvador Aguilar              Accounting Officer)

/s/ MICHAEL S. ERWIN          Director                            June 26, 1998
----------------------
Michael S. Erwin

/s/ DAVID D. SMITH            Director                            June 26, 1998
----------------------
David D. Smith


/s/ MICHAEL S. ERWIN
----------------------
* By Michael S. Erwin, by power of attorney

                            AUTHORIZED REPRESENTATIVE


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the undersigned as the duly authorized representative of the Co-Registrant in the United States on the 26th day of June, 1998.


                                       /s/ MARTIN L. DITKOF
                                       -----------------------------------------
                                       Martin L. Ditkof

Milwaukee, Wisconsin

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       HPH MATERIAL HANDLING, LLC

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           Manager


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ EDWARD J. DOOLAN*   Manager                                   June 26, 1998
---------------------   (Principal Executive Officer)
Edward J. Doolan

/s/ DAVID D. SMITH      Manager                                   June 26, 1998
---------------------   (Principal Financial and Accounting
David D. Smith          Officer)

/s/ MARTIN L. DITKOF    Manager                                   June 26, 1998
---------------------
Martin L. Ditkof

---------------------   Manager                                   June 26, 1998
Michael James


/s/ MICHAEL S. ERWIN
----------------------
* By Michael S. Erwin, by power of attorney

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       HYDRAMACH ULC

                                       By: /s/ DAVID D. SMITH
                                           -------------------------------------
                                           David D. Smith
                                           President


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ DAVID D. SMITH      President and Director                    June 26, 1998
----------------------  (Principal Executive Officer and
David D. Smith          Principal Financial and
                        Accounting Officer)

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof



                            AUTHORIZED REPRESENTATIVE


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the undersigned as the duly authorized representative of the Co-Registrant in the United States on the 26th day of June, 1998.


                                       /s/ MARTIN L. DITKOF
                                       ---------------------------
                                       Martin L. Ditkof

Milwaukee, Wisconsin

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       INVERCOE ENGINEERING LIMITED

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           Director


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ K. BRUCE NORRIDGE*  Director                                  June 26, 1998
----------------------  (Principal Executive Officer)
K. Bruce Norridge

/s/ STEVEN DAVIS*       Director                                  June 26, 1998
----------------------  (Principal Financial and Accounting
Steven Davis            Officer)


----------------------  Director                                  June 26, 1998
Harnish Sutherland

/s/ MICHAEL S. ERWIN
----------------------
Michael S. Erwin        Director                                  June 26, 1998

/s/ DAVID D. SMITH
----------------------
David D. Smith          Director                                  June 26, 1998

/s/ MARTIN L. DITKOF
----------------------
Martin L. Ditkof        Director                                  June 26, 1998


/s/ MICHAEL S. ERWIN
----------------------
* By Michael S. Erwin, by power of attorney

                            AUTHORIZED REPRESENTATIVE


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the undersigned as the duly authorized representative of the Co-Registrant in the United States on the 26th day of June, 1998.


                                       /s/ MARTIN L. DITKOF
                                       --------------------------------
                                       Martin L. Ditkof

Milwaukee, Wisconsin

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       KAVERIT STEEL AND CRANE ULC

                                       By: /s/ DAVID D. SMITH
                                           -------------------------------------
                                           David D. Smith
                                           President


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ DAVID D. SMITH      President and Director                    June 26, 1998
----------------------  (Principal Executive Officer and
David D. Smith          Principal Financial and
                        Accounting Officer)

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof



                            AUTHORIZED REPRESENTATIVE


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the undersigned as the duly authorized representative of the Co-Registrant in the United States on the 26th day of June, 1998.


                                       /s/ MARTIN L. DITKOF
                                       ---------------------------------
                                       Martin L. Dikof
Milwaukee, Wisconsin

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       LOWFILE LIMITED

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           Director


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ K. BRUCE NORRIDGE*  Secretary
----------------------  (Principal Executive Officer)             June 26, 1998
K. Bruce Norridge

/s/ STEVEN DAVIS*       Director
----------------------  (Principal Financial and Accounting       June 26, 1998
Steven Davis            Officer)

/s/ MICHAEL S. ERWIN    Director                                  June 26, 1998
----------------------
Michael S. Erwin

/s/ DAVID D. SMITH      Director                                  June 26, 1998
----------------------
David D. Smith

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof


/s/ MICHAEL S. ERWIN
----------------------
* By Michael S. Erwin, by power of attorney


                            AUTHORIZED REPRESENTATIVE


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the undersigned as the duly authorized representative of the Co-Registrant in the United States on the 26th day of June, 1998.


                                       /s/ MARTIN L. DITKOF
                                       ---------------------------------
                                       Martin L. Dikof

Milwaukee, Wisconsin

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 26th day of June, 1998.


                                       MATERIAL HANDLING EQUIPMENT
                                       NEVADA CORPORATION

                                       By: /s/ PATRICK DORN
                                           -------------------------------------
                                           Patrick Dorn
                                           President


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ PATRICK DORN        President
----------------------  (Principal Executive Officer)             June 26, 1998
Patrick Dorn

/s/ IVAN FARRIS*        Vice President, Secretary and
----------------------  Treasurer (Principal Financial            June 26, 1998
Ivan Farris             and Accounting Officer)

/s/ DAVID D. SMITH      Director                                  June 26, 1998
----------------------
David D. Smith

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof


/s/ MICHAEL S. ERWIN
----------------------
* By Michael S. Erwin, by power of attorney

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       MERWIN, LLC

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           Manager


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ MICHAEL S. ERWIN    Manager                                   June 26, 1998
----------------------  (Principal Executive Officer)
Michael S. Erwin

/s/ DAVID D. SMITH      Manager                                   June 26, 1998
----------------------  (Principal Financial and Accounting
David D. Smith          Officer)

/s/ MARTIN L. DITKOF    Manager                                   June 26, 1998
----------------------
Martin L. Ditkof

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       MHE CANADA ULC

                                       By: /s/ MARTIN L. DITKOF
                                           -------------------------------------
                                           Martin L. Ditkof
                                           President


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ DAVID D. SMITH      President                                 June 26, 1998
----------------------  (Principal Executive Officer and
David D. Smith          Principal Financial and Accounting
                        Officer)

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof



                            AUTHORIZED REPRESENTATIVE


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the undersigned as the duly authorized representative of the Co-Registrant in the United States on the 26th day of June, 1998.


                                       /s/ MARTIN L. DITKOF
                                       ---------------------------
                                       Martin L. Dikof

Milwaukee, Wisconsin

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on the 26th day of June, 1998.


                                        MHE TECHNOLOGIES, INC.

                                        By: /s/ DAVID W. DUPERT
                                           -------------------------------------
                                           David W. Dupert
                                           President


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ DAVID W. DUPERT     President                                 June 26, 1998
----------------------  (Principal Executive Officer)
David W. Dupert

/s/ RICHARD F. KLUMPP*  Vice President, Secretary and
----------------------  Treasurer (Principal Financial            June 26, 1998
Richard F. Klumpp       and Accounting Officer)

/s/ DAVID D. SMITH      Director                                  June 26, 1998
----------------------
David D. Smith

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof


/s/ MICHAEL S. ERWIN
----------------------
* By Michael S. Erwin, by power of attorney

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       MMH (HOLDINGS) LIMITED

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           Director


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ K. BRUCE NORRIDGE*  Director                                  June 26, 1998
----------------------  (Principal Executive Officer)
K. Bruce Norridge

/s/ STEVEN DAVIS*       Director                                  June 26, 1998
----------------------  (Principal Financial and Accounting
Steven Davis            Officer)


----------------------  Director                                  June 26, 1998
Michael J. Maddock


----------------------  Director                                  June 26, 1998
Edward Bavister

/s/ MICHAEL S. ERWIN    Director                                  June 26, 1998
----------------------
Michael S. Erwin

/s/ DAVID D. SMITH      Director                                  June 26, 1998
----------------------
David D. Smith

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof


/s/ MICHAEL S. ERWIN
----------------------
* By Michael S. Erwin, by power of attorney


                            AUTHORIZED REPRESENTATIVE


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the undersigned as the duly authorized representative of the Co-Registrant in the United States on the 26th day of June, 1998.


                                       /s/ MARTIN L. DITKOF
                                       -----------------------------
                                       Martin L. Dikof
Milwaukee, Wisconsin

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       MMH INTERNATIONAL LIMITED

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           Director


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ K. BRUCE NORRIDGE*  Director                                  June 26, 1998
----------------------
K. Bruce Norridge

/s/ STEVEN DAVIS*       Director                                  June 26, 1998
----------------------
Steven Davis


----------------------  Director                                  June 26, 1998
Michael J. Maddock


----------------------  Director                                  June 26, 1998
Edward Bavister

/s/ MICHAEL S. ERWIN    Director                                  June 26, 1998
----------------------
Michael S. Erwin

/s/ DAVID D. SMITH      Director                                  June 26, 1998
----------------------
David D. Smith

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof


/s/ MICHAEL S. ERWIN
----------------------
* By Michael S. Erwin, by power of attorney

                            AUTHORIZED REPRESENTATIVE


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the undersigned as the duly authorized representative of the Co-Registrant in the United States on the 26th day of June, 1998.


                                       /s/ MARTIN L. DITKOF
                                       -----------------------------
                                       Martin L. Dikof
Milwaukee, Wisconsin

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       MONDEL ULC

                                       By: /s/ DAVID D. SMITH
                                           -------------------------------------
                                           David D. Smith
                                           President


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ DAVID D. SMITH      President and Director                    June 26, 1998
----------------------  (Principal Executive Officer
David D. Smith          and Principal

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof



                            AUTHORIZED REPRESENTATIVE


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the undersigned as the duly authorized representative of the Co-Registrant in the United States on the 26th day of June, 1998.


                                       /s/ MARTIN L. DITKOF
                                       --------------------------------
                                       Martin L. Dikof

Milwaukee, Wisconsin

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       MORRIS MATERIAL HANDLING, LLC

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           Manager


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ MICHAEL S. ERWIN    Manager                                   June 26, 1998
----------------------  (Principal Executive Officer)
Michael S. Erwin

/s/ DAVID D. SMITH      Manager                                   June 26, 1998
----------------------  (Principal Financial and Accounting
David D. Smith          Officer)

/s/ MARTIN L. DITKOF    Manager                                   June 26, 1998
----------------------
Martin L. Ditkof

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       MORRIS MATERIAL HANDLING LIMITED

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           Director


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ K. BRUCE NORRIDGE*  Director                                  June 26, 1998
----------------------  (Principal Executive Officer)
K. Bruce Norridge

/s/ STEVEN DAVIS*       Director                                  June 26, 1998
----------------------  (Principal Financial and Accounting
Steven Davis            Officer)

/s/ MICHAEL S. ERWIN    Director                                  June 26, 1998
----------------------
Michael S. Erwin

/s/ DAVID D. SMITH      Director                                  June 26, 1998
----------------------
David D. Smith

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof


/s/ MICHAEL S. ERWIN
----------------------
* By Michael S. Erwin, by power of attorney

                            AUTHORIZED REPRESENTATIVE


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the undersigned as the duly authorized representative of the Co-Registrant in the United States on the 26th day of June, 1998.


                                       /s/ MARTIN L. DITKOF
                                       ----------------------------
                                       Martin L. Dikof

Milwaukee, Wisconsin

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       MORRIS MECHANICAL HANDLING, INC.

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           President


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ MICHAEL S. ERWIN    President                                 June 26, 1998
----------------------  (Principal Executive Officer)
Michael S. Erwin

/s/ DAVID D. SMITH      Vice President, Treasurer and Director    June 26, 1998
----------------------  (Principal Financial and Accounting
David D. Smith          Officer)

/s/ EDWARD J. DOOLAN*   Director                                  June 26, 1998
----------------------
Edward J. Doolan


----------------------  Director                                June 26, 1998
Joe Stern


/s/ MICHAEL S. ERWIN
----------------------
* By Michael S. Erwin, by power of attorney

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       MORRIS MECHANICAL HANDLING LIMITED

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           Director


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ K. BRUCE NORRIDGE*  Director                                  June 26, 1998
----------------------  (Principal Executive Officer)
K. Bruce Norridge

/s/ STEVEN DAVIS*       Director                                  June 26, 1998
----------------------  (Principal Financial and Accounting
Steven Davis            Officer)


----------------------  Director                                  June 26, 1998
Michael J. Maddock


----------------------  Director                                  June 26, 1998
Edward Bavister

/s/ MICHAEL S. ERWIN    Director                                  June 26, 1998
----------------------
 Michael S. Erwin

/s/ DAVID D. SMITH      Director                                  June 26, 1998
----------------------
David D. Smith

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof


/s/ MICHAEL S. ERWIN
----------------------
* By Michael S. Erwin, by power of attorney

                            AUTHORIZED REPRESENTATIVE


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the undersigned as the duly authorized representative of the Co-Registrant in the United States on the 26th day of June, 1998.


                                       /s/ MARTIN L. DITKOF
                                       -------------------------------
                                       Martin L. Dikof

Milwaukee, Wisconsin

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       MPH CRANE, INC.

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           President


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ MICHAEL S. ERWIN    President and Director                    June 26, 1998
----------------------  (Principal Executive Officer)
Michael S. Erwin

/s/ DAVID D. SMITH      Vice President, Treasurer and Director    June 26, 1998
----------------------  (Principal Financial and Accounting
David D. Smith          Officer)

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       NPH MATERIAL HANDLING, INC.

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           President


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ MICHAEL S. ERWIN    President                                 June 26, 1998
----------------------  (Principal Executive Officer)
Michael S. Erwin

/s/ DAVID D. SMITH      Vice President, Treasurer and Director    June 26, 1998
----------------------  (Principal Financial and Accounting
David D. Smith          Officer)

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       PHME SERVICE, INC.

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           President


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ MICHAEL S. ERWIN    President                                 June 26, 1998
----------------------  (Principal Executive Officer)
Michael S. Erwin

/s/ DAVID D. SMITH      Vice President, Treasurer and Director    June 26, 1998
----------------------  (Principal Financial and Accounting
David D. Smith          Officer)

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on the 26th day of June, 1998.


                                       PHMH HOLDING COMPANY

                                       By: /s/ David W. Dupert
                                           -------------------------------------
                                           President


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ DAVID W. DUPERT     President                                 June 26, 1998
----------------------  (Principal Executive Officer)
David W. Dupert

/s/ RICHARD F. KLUMPP*  Vice President, Secretary and Treasurer   June 26, 1998
----------------------  (Principal Financial and Accounting
Richard F. Klumpp       Officer)

/s/ DAVID D. SMITH      Director                                  June 26, 1998
----------------------
David D. Smith

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof


/s/ MICHAEL S. ERWIN
----------------------
* By Michael S. Erwin, by power of attorney

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       REDCROWN, ULC

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           Director


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ BRUCE NORRIDGE*     Secretary                                 June 26, 1998
----------------------  (Principal Executive Officer)
Bruce Norridge

/s/ STEVEN DAVIS*       Director                                  June 26, 1998
----------------------  (Principal Financial and Accounting
Steven David            Officer)

/s/ MICHAEL S. ERWIN    Director                                  June 26, 1998
----------------------
Michael S. Erwin

/s/ DAVID D. SMITH      Director                                  June 26, 1998
----------------------
David D. Smith

/s/ MARTIN L. DITKOF    Director                                  June 26, 1998
----------------------
Martin L. Ditkof


/s/ MICHAEL S. ERWIN
----------------------
* By Michael S. Erwin, by power of attorney

                            AUTHORIZED REPRESENTATIVE


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the undersigned as the duly authorized representative of the Co-Registrant in the United States on the 26th day of June, 1998.


                                       /s/ MARTIN L. DITKOF
                                       ----------------------------------
                                       Martin L. Dikof

Milwaukee, Wisconsin

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 26th day of June, 1998.


                                       SPH CRANE & HOIST, INC.

                                       By: /s/ MICHAEL S. ERWIN
                                           -------------------------------------
                                           Michael S. Erwin
                                           President


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date
     ---------                     -----                             ----


/s/ MICHAEL S. ERWIN    President and Director                    June 26, 1998
----------------------  (Principal Executive Officer)
Michael S. Erwin

/s/ DAVID D. SMITH      Vice President, Treasurer and Director    June 26, 1998
----------------------  (Principal Financial and Accounting
David D. Smith          Officer)

                               INDEX TO EXHIBITS

      Exhibit
      Number                                Exhibit
      ------                                -------

        1.1 Securities Purchase Agreement, dated March 23, 1998 by and among Morris Material Handling, Inc., the Guarantors named therein, CIBC Oppenheimer Corp and Goldman, Sachs & Co., and Indosuez Capital.

        2.1 Recapitalization Agreement, dated January 28, 1998, among Harnischfeger Corporation, the sellers named therein and MHE Investments, Inc., as amended.

        3.1       Certificate of Incorporation of Morris Material Handling, Inc.

        3.2       Bylaws of Morris Material Handling, Inc.

        4.1 Registration Rights Agreement, dated as of March 30, 1998, by and among Morris Material Handling, Inc, the Guarantors named therein and CIBC Oppenheimer Corp., Goldman, Sachs & Co. and Indosuez Capital.

        4.2 Indenture dated as of March 30, 1998 between Morris Material Handling, Inc. and United States Trust Company of New York, as Trustee, relating to Morris Material Handling, Inc.'s 9 1/2% Senior Notes due 2008.

        4.3       Form of 9 1/2% Senior Note due 2008.

        4.4 Credit Agreement, dated March 30, 1998 among MMH Holdings, Inc., Morris Material Handling, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, Credit Agricole Indosuez, as Syndication Agent, BankBoston, N.A., as Documentation Agent, and the Lending Institutions listed therein.

        4.5 U.S. Security Agreement, dated as of March 30, 1998, made by Morris Material Handling, Inc., the Guarantors listed therein, in favor of Canadian Imperial Bank of Commerce.

        4.6 Guarantee, dated as of March 30, 1998, by MMH Holdings, Inc., in favor and for the benefit of Canadian Imperial Bank of Commerce.

        4.7 Guarantee, dated as of March 30, 1998, by each of the subsidiary Guarantors named therein, in favor and for the benefit of Canadian Imperial Bank of Commerce.

        5.1 Legal Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. concerning the legality of the Notes (to be filed by amendment).

        8.1 Legal Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. concerning certain tax matters (to be filed by amendment).

       10.1 Surety Arrangement, dated March 30, 1998, among Reliance Insurance Companies, MMH Holdings, Inc., Morris Material Handling, Inc. and certain of their subsidiaries.

       10.2 Credit Indemnification Agreement between Harnischfeger Industries, Inc. and Morris Material Handling, Inc., dated as of March 30, 1998.

      Exhibit
      Number                                Exhibit
      ------                                -------

       10.3 Tax Sharing Agreement between MHE Investments, Inc., MMH Holdings, Inc. and certain of MMH Holdings, Inc.'s subsidiaries, dated as of March 30, 1998.

       10.4 Component and Manufactured Products Supply Agreement between Harnischfeger Corporation and Morris Material Handling, Inc., dated as of March 30, 1998.

       10.5 Transition Services Agreement between Harnischfeger Corporation and Morris Material Handling, Inc., dated as of March 30, 1998.

       10.6 Trademark License Agreement between Harnischfeger Technologies, Inc. and Morris Material Handling Inc., dated as of March 30, 1998.

       10.7 Management Consulting Agreement between Morris Material Handling, Inc. and Chartwell Investments Inc., dated March 30, 1998.

       10.8 Financial Advisory Agreement between Morris Material Handling, Inc. and Chartwell Investments Inc., dated March 30, 1998.

       10.9 Separation Agreement, dated October 26, 1997, between Harnischfeger Corporation and Material Handling, LLC.

      10.10 Share and Asset Purchase Agreement between PHMH Holding Company, James Gann, Sr., James Gann, Jr. and Gail Gann, dated February 14, 1997.

      10.11 Employment Agreement, dated March 30, 1998, between Morris Material Handling, Inc. and Michael S. Erwin.

      10.12 Employment Agreement, dated March 30, 1998, between Morris Material Handling, Inc. and David D. Smith.

      Exhibit
      Number                                Exhibit
      ------                                -------

      10.13 Employment Agreement, dated March 30, 1998, between Morris Material Handling, Inc. and Martin L. Ditkof.

      10.14 Employment Agreement, dated March 30, 1998, between Morris Material Handling, Inc. and Richard J. Niespodziani.

      10.15 Employment Agreement, dated March 30, 1998, between Morris Material Handling, Inc. and Peter A. Kerrick.

      10.16 Employment Agreement, dated March 30, 1998, between Morris Material Handling, Inc. and Edward J. Doolan.

      10.17 Service Agreement, dated March 30, 1998, between Morris Mechanical Handling Limited and Michael J. Maddock.

      10.18 Service Agreement, dated March 30, 1998, between Morris Mechanical Handling Limited and K. Bruce Norridge.

      12.         Statement of Computation of Financial Ratios.

      21.         Subsidiaries of Morris Material Handling, Inc.

      23.1        Consent of Independent Accountants.

      23.2 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

      25.         Statement of Eligibility of Trustee.

      27.         Financial Data Schedule.

      99.1        Letter of Transmittal (to be filed by amendment).

      99.2        Notice of Guaranteed Delivery (to be filed by amendment).